                                                    Filed Pursuant to Rule 424B5
                                                Registration File No: 333-115888

     The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2005

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MAY 31, 2005.

                                $3,733,015,000
                                 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                                 AS DEPOSITOR

                         GOLDMAN SACHS MORTGAGE COMPANY
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                        COMMERZBANK AG, NEW YORK BRANCH
                                AS LOAN SELLERS
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-GG4

     The Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 will include 10 classes of certificates that we are offering pursuant to this prospectus supplement. The Series 2005-GG4 certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 186 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.



                                                                               EXPECTED
                INITIAL CERTIFICATE     PASS-THROUGH                           RATINGS              RATED FINAL
                PRINCIPAL AMOUNT(1)         RATE         DESCRIPTION     (S&P/FITCH/MOODY'S)     DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------

Class A-1          $  200,000,000              %           Fixed(2)          AAA/AAA/Aaa          July 10, 2039
Class A-2          $  485,183,000              %           Fixed(2)          AAA/AAA/Aaa          July 10, 2039
Class A-3          $  320,238,000              %           Fixed(2)          AAA/AAA/Aaa          July 10, 2039
Class A-AB         $  247,434,000              %           Fixed(2)          AAA/AAA/Aaa          July 10, 2039
Class A-4          $1,962,662,000              %           Fixed(2)          AAA/AAA/Aaa          July 10, 2039
Class A-J          $  301,455,000              %           Fixed(2)          AAA/AAA/Aaa          July 10, 2039
Class B            $   65,316,000              %           Fixed(2)            AA/AA/Aa2          July 10, 2039
Class C            $   35,169,000              %           Fixed(2)          AA-/AA-/Aa3          July 10, 2039
Class D            $   75,364,000              %           Fixed(2)             A/A/A2            July 10, 2039
Class E            $   40,194,000              %           Fixed(2)            A-/A-/A3           July 10, 2039


----------
(Footnotes to table on page S-6)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-23 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE
SECURITIES CORPORATION II WILL NOT LIST THE OFFERED CERTIFICATES ON ANY
SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, GREENWICH CAPITAL MARKETS, INC., GOLDMAN, SACHS & CO.,
BEAR, STEARNS & CO. INC., CREDIT SUISSE FIRST BOSTON LLC, MORGAN STANLEY & CO.
INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE THE OFFERED
CERTIFICATES FROM GS MORTGAGE SECURITIES CORPORATION II AND WILL OFFER THEM TO
THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST,
DETERMINED AT THE TIME OF SALE. GREENWICH CAPITAL MARKETS, INC. AND GOLDMAN,
SACHS & CO. ARE ACTING AS CO-LEAD BOOKRUNNING MANAGERS AND BEAR, STEARNS & CO.
INC., CREDIT SUISSE FIRST BOSTON LLC, MORGAN STANLEY & CO. INCORPORATED AND
WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS OFFERING.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear
Bank, as operator of the Euroclear System in Europe against payment in New
York, New York on or about June 23, 2005. We expect to receive from this
offering approximately $           , plus accrued interest from June 1, 2005,
before deducting expenses payable by us.

RBS GREENWICH CAPITAL                                       GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.                              CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                               WACHOVIA SECURITIES

June    , 2005

                      GS MORTGAGE SECURITIES CORPORATION II

         Commercial Mortgage Pass-Through Certificates, Series 2005-GG4
                      Geographic Overview of Mortgage Pool

                  [MAP OF THE UNITED STATES OF AMERICA OMITTED]

IDAHO                                NEBRASKA                     ILLINOIS
1 property                           1 property                   1 property
$21,000,000                          $5,200,000                   $17,416,165
0.5% of total                        0.1% of total                0.4% of total

INDIANA                              MICHIGAN                     OHIO
5 properties                         2 properties                 7 properties
$18,213,002                          $10,650,000                  $39,128,076
0.5% of total                        0.3% of total                1.0% of total

PENNSYLVANIA                         NEW YORK                     MAINE
14 properties                        7 properties                 1 property
$238,866,666                         $157,003,446                 $8,467,850
5.9% of total                        3.9% of total                0.2% of total

MASSACHUSETTS                        CONNECTICUT                  NEW JERSEY
3 properties                         6 properties                 4 properties
$105,050,000                         $53,109,809                  $72,100,000
2.6% of total                        1.3% of total                1.8% of total

DELAWARE                             MARYLAND                     VIRGINIA
3 properties                         9 properties                 10 properties
$33,746,012                          $163,043,439                 $79,172,214
0.8% of total                        4.1% of total                2.0% of total

NORTH CAROLINA                       SOUTH CAROLINA               GEORGIA
12 properties                        1 property                   5 properties
$332,783,742                         $11,527,471                  $103,962,203
8.3% of total                        0.3% of total                2.6% of total

FLORIDA                              KENTUCKY                     TENNESSEE
15 properties                        1 property                   2 properties
$367,416,098                         $7,993,006                   $22,000,000
9.1% of total                        0.2% of total                0.5% of total

ALABAMA                              MISSISSIPPI                  LOUISIANA
1 property                           3 properties                 3 properties
$6,585,000                           $12,590,754                  $106,128,705
0.2% of total                        0.3% of total                2.6% of total

TEXAS                                NEW MEXICO                   COLORADO
20 properties                        1 property                   4 properties
$357,392,023                         $31,000,000                  $223,516,230
8.9% of total                        0.8% of total                5.6% of total

ARIZONA                              CALIFORNIA                   NEVADA
4 properties                         42 properties                7 properties
$92,945,000                          $962,269,077                 $127,094,622
2.3% of total                        23.9% of total               3.2% of total

OREGON                               WASHINGTON                   HAWAII
1 property                           1 property                   4 properties
$7,900,000                           $40,908,877                  $120,200,000
0.2% of total                        1.0% of total                3.0% of total

GUAM
2 properties
$63,000,000
1.6% of total

          [PIE CHART OF MORTGAGED PROPERTIES BY PROPERTY TYPE OMITTED]

                    Self Storage                        0.3%
                    Manufactured Housing Community      0.3%
                    Retail                             43.8%
                    Office                             39.8%
                    Hospitality                        11.2%
                    Multifamily                         4.1%
                    Industrial                          0.5%

                                         ---------------------------------------
                                         >10.0% of Initial Pool Balance
                                         >5.0 - 10.0% of Initial Pool Balance
                                         >1.0 - 5.0% of Initial Pool Balance
                                         <=1.0 of Initial Pool Balance
                                         ---------------------------------------



[2 PHOTOS OF MALL AT WELLINGTON GREEN OMITTED] Wellington, Florida

                                                               [1 PHOTO OF THE STREETS AT SOUTHPOINT OMITTED] Durham, North Carolina

[1 PHOTO OF WELLS FARGO CENTER OMITTED] Denver, Colorado

                                                               [1 PHOTO OF CENTURY CENTRE OFFICE OMITTED] Irvine, California

[1 PHOTO OF NORTH HILLS OMITTED] Raleigh, North Carolina       [1 PHOTO OF LANTANA CAMPUS OMITTED] Santa Monica, California




[1 PHOTO OF HYATT REGENCY DALLAS OMITTED] Dallas, Texas        [1 PHOTO OF ASTOR CROWNE PLAZA OMITTED] New Orleans, Louisiana

[1 PHOTO OF ONE HSBC CENTER OMITTED] Buffalo, New York         [1 PHOTO OF FESTIVAL AT BEL AIR OMITTED] Bel Air, Maryland



 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED
CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-GG4 certificates and the trust in abbreviated form:

         Certificate Summary, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2005-GG4 certificates;

         Summary of Prospectus Supplement, commencing on page S-7 which gives a brief introduction to the key features of the Series 2005-GG4 certificates and a description of the underlying mortgage loans; and

         Risk Factors, commencing on page S-23 of this prospectus supplement, which describes risks that apply to the Series 2005-GG4 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Significant Definitions" commencing on page S-158 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 81 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GS Mortgage Securities Corporation II.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and
"Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     o   economic conditions and industry competition,

     o   political and/or social conditions, and

     o   the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                      S-2

                             IRS CIRCULAR 230 NOTICE

     The information contained in this prospectus supplement as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties.
Such information is provided to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.

                                      S-3



                                                                                                         Page
                                                                                                         ----

     Risks Relating to Enforceability of Yield Maintenance Charges,
          Prepayment Premiums or Defeasance Provisions ..................................................S-24
     Commercial, Multifamily and Manufactured Housing Community

     Conflicts of Interest May Occur as a Result of the Rights of Third Parties to
         Terminate the Special Servicer of The Whole Loans ..............................................S-58
     Special Servicer May Be Directed to Take Actions ...................................................S-58
     Your Lack of Control Over Trust Fund Can Create Risks ..............................................S-58

                                      S-4

ANNEX C-1--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ...............................................C-1-1
ANNEX C-2-- CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE ..............................................C-2-1
ANNEX C-3--HOMEWOOD SUITES-LANSDALE AMORTIZATION SCHEDULE ..............................................C-3-1
ANNEX C-4--HAMPTON INN-PLYMOUTH MEETING AMORTIZATION SCHEDULE ..........................................C-4-1
ANNEX C-5--HAMPTON INN-PHILADELPHIA AIRPORT AMORTIZATION SCHEDULE ......................................C-5-1
ANNEX C-6--PULTE BUILDING AMORTIZATION SCHEDULE.........................................................C-6-1
ANNEX D--STRUCTURAL AND COLLATERAL TERM SHEET.............................................................D-1


                                      S-5

                               CERTIFICATE SUMMARY



                                    INITIAL
                                  CERTIFICATE
                                 PRINCIPAL OR     APPROXIMATE                     PASS-THROUGH     WEIGHTED
           RATINGS S&P/FITCH/      NOTIONAL          CREDIT       PASS-THROUGH     RATE AS OF        AVG.       PRINCIPAL
  CLASS         MOODY'S            AMOUNT(1)       SUPPORT(3)   RATE DESCRIPTION  CLOSING DATE  LIFE(4) (YRS.)  WINDOW(4)
---------- ------------------   ---------------  -------------  ----------------  ------------  -------------- -----------

Offered Certificates
   A-1        AAA/AAA/Aaa       $  200,000,000      20.000%            (2)              %            3.186     07/05-01/10
   A-2        AAA/AAA/Aaa       $  485,183,000      20.000%            (2)              %            4.727     01/10-07/10
   A-3        AAA/AAA/Aaa       $  320,238,000      20.000%            (2)              %            6.778     01/12-06/12
  A-AB        AAA/AAA/Aaa       $  247,434,000      20.000%            (2)              %            7.333     02/10-12/14
   A-4        AAA/AAA/Aaa       $1,962,662,000      20.000%            (2)              %            9.724     12/14-05/15
   A-J        AAA/AAA/Aaa       $  301,455,000      12.500%            (2)              %            9.881     05/15-05/15
    B           AA/AA/Aa2       $   65,316,000      10.875%            (2)              %            9.881     05/15-05/15
    C         AA-/AA-/Aa3       $   35,169,000      10.000%            (2)              %            9.881     05/15-05/15
    D            A/A/A2         $   75,364,000       8.125%            (2)              %            9.881     05/15-05/15
    E           A-/A-/A3        $   40,194,000       7.125%            (2)              %            9.952     05/15-06/15

Non-Offered Certificates
   X-P        AAA/AAA/Aaa       $             (5)      NA            WAC/IO(6)          %             NA           NA
   X-C        AAA/AAA/Aaa       $4,019,397,486(5)      NA            WAC/IO(6)          %             NA           NA
    F        BBB+/BBB+/Baa1     $   55,267,000       5.750%            (2)              %            9.964     06/15-06/15
    G         BBB/BBB/Baa2      $   45,218,000       4.625%            (2)              %            9.964     06/15-06/15
    H        BBB-/BBB-/Baa3     $   40,194,000       3.625%            (2)              %            9.964     06/15-06/15
    J         BB+/BB+/Ba1       $   20,097,000       3.125%            (2)              %            9.964     06/15-06/15
    K          BB/BB/Ba2        $   20,097,000       2.625%            (2)              %            9.964     06/15-06/15
    L         BB-/BB-/Ba3       $   20,097,000       2.125%            (2)              %            9.964     06/15-06/15
    M           B+/B+/B1        $   10,048,000       1.875%            (2)              %            9.964     06/15-06/15
    N            B/B/B2         $   10,049,000       1.625%            (2)              %            9.964     06/15-06/15
    O           B-/B-/B3        $   10,048,000       1.375%            (2)              %            9.964     06/15-06/15
    P           NR/NR/NR        $   55,267,486       0.000%            (2)              %           10.662     06/15-03/17


------------------------------------
(1)  Approximate, subject to a variance of plus or minus 5%.

(2)  For any distribution date, the pass-through rates on the Class A-1, Class
     A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O, and Class P certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs,
     (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii)
     less a specified percentage.

(3)  The credit support percentages set forth for the Class A-1, Class A-2,
     Class A-3, Class A-AB and Class A-4 certificates are represented in the aggregate.

(4)  Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(5)  The Class X certificates collectively consist of the Class X-P and Class
     X-C certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their respective pass-through rates based upon their notional amounts. The notional amount of the Class X certificates in the aggregate will be initially $4,019,397,486, which will be equal to the aggregate initial principal amounts of the Class A-1, Class
     A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O and Class P certificates.

(6)  The pass-through rate on the Class X certificates in the aggregate will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii)
     the weighted average of the pass-through rates of the certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement.

     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-6

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

     The certificates to be issued are known as the GS Mortgage Securities
Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4.
The offered certificates will be issued in book-entry form through The
Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking,
societe anonyme or Euroclear Bank, as operator of the Euroclear System in
Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear
Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the
Offered Certificates--Book-Entry Registration" in this prospectus supplement and
"Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.



                                            PARTIES AND DATES

Depositor.................................  GS Mortgage Securities Corporation II, a Delaware corporation. The depositor's address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000.
                                            See "The Seller" in the prospectus. All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Loan Sellers..............................  The mortgage loans will be sold to the depositor by:

                                            o    Greenwich Capital Financial Products, Inc., a Delaware corporation (61.5%);

                                            o    Goldman Sachs Mortgage Company, a New York limited partnership (34.9%); and

                                            o    Commerzbank AG, New York Branch (3.6%) (representing its portion of (a) the mortgage loan it originated, (b) the mortgage loan jointly originated with Archon
                                                 Financial, L.P. and Teachers Insurance and Annuity Association of America as
                                                 described under "--Originators" below and (c) the mortgage loan that will be purchased from Goldman Sachs Mortgage Company prior to the closing date and in each case will be jointly held with Goldman Sachs Mortgage Company).

                                            Goldman Sachs Mortgage Company is an affiliate of the depositor and one of the underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the underwriters. See "Description of the Mortgage Pool--The Loan Sellers and Originators"
                                            in this prospectus supplement.

                                                                S-7

Originators...............................  The mortgage loans were originated by:

                                            o    Greenwich Capital Financial Products, Inc., a Delaware corporation (61.1%);

                                            o    Archon Financial, L.P., a Delaware limited partnership (32.2%);

                                            o    Commerzbank AG, New York Branch (1.0%);

                                            o    With respect to 1 mortgage loan, Archon Financial, L.P. and Commerzbank AG, New
                                                 York Branch, on a joint basis (4.2%);

                                            o    With respect to 1 mortgage loan, Archon Financial, L.P. and Morgan Stanley Mortgage
                                                 Capital Inc., on a joint basis (1.1%); and

                                            o    With respect to 1 mortgage loan, Gramercy Warehouse Funding II LLC, a Delaware limited liability company (0.4%), which mortgage loan was acquired by Greenwich
                                                 Capital Financial Products, Inc..

Master Servicer...........................  GMAC Commercial Mortgage Corporation, a California corporation. The master servicer will initially service all of the mortgage loans either directly or through a subservicer.
                                            See "The Pooling Agreement--Servicing of the Mortgage Loans" and "--The Master Servicer;
                                            Master Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Special Servicer..........................  LNR Partners, Inc., a Florida corporation. See "The Pooling Agreement--The Special
                                            Servicer; Special Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Trustee...................................  Wells Fargo Bank, N.A., a national banking association. See "The Pooling Agreement--The
                                            Trustee" in this prospectus supplement.

Cut-Off Date..............................  With respect to each mortgage loan, the later of the due date in June 2005 for that mortgage loan and the date of origination for that mortgage loan.

Closing Date..............................  On or about June 23, 2005.

Distribution Date.........................  trustee will make distributions on the certificates, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, on the next business day, provided that the distribution date will be at least 4 business days following the determination date beginning in July 2005, to the holders of record at the end of the previous month.

Determination Date........................  The sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day.

                                                                S-8

Collection Period.........................  For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

                                            THE MORTGAGE LOANS

The Mortgage Pool.........................  The trust's primary assets will be 186 fixed rate mortgage loans secured by first liens on 203 commercial, multifamily and manufactured housing community properties located in
                                            33 states and the Territory of Guam. See "Risk Factors--Commercial, Multifamily and
                                            Manufactured Housing Community Lending is Dependent Upon Net Operating Income" in this prospectus supplement.

                                            Fourteen (14) of the mortgage loans included in the mortgage pool will be comprised of 1 of 2 or more loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. All of these split-structure mortgage loans will be serviced under the series 2005-GG4 pooling and servicing agreement. With respect to 11 of the mortgage loans in a split loan structure, each of the subordinate loans that is part of the split loan structure but not included in the trust is generally pari passu in right of payment prior to certain defaults
                                            (i.e., the pooled mortgage loans and their respective subordinate companion loans are entitled to their respective pro rata share of all payments of principal and/or interest) and subordinate in right of payment after these defaults. With respect to 3 of these mortgage loans in a split loan structure, each other subordinate loan that is part of the split loan structure but not included in the trust is evidenced by an interest-only note that is entitled to payments of interest at a specified rate based on a notional amount equal to the principal balance of the related mortgage loan in the trust. With respect to 1 of the mortgage loans in a split loan structure, the other subordinate loan that is part of the split loan structure but not included in the trust is generally pari passu in right of payment prior to certain defaults with respect to interest, however all scheduled amortization on the whole loan will be applied to pay the subordinate loan until paid to zero before any scheduled principal payments are applied to the mortgage loan included in the mortgage pool. With respect to 2 of the mortgage loans in a split loan structure, the other loan that is part of the split loan structure but not included in the trust is pari passu in right of payment with the related pooled mortgage loan in the trust. The mortgage loans that are part of a split loan structure are described in the chart below.


                                      S-9



                                                                                       LOAN GROUPS

                                                                                            TRUST
                                                                                           MORTGAGE
                                                                                          LOAN AS A
                                                                                             % OF
                                                                               TRUST       INITIAL      NON-TRUST       NON-TRUST
                                                                              MORTGAGE     MORTGAGE       B NOTE        PARI PASSU
                                                                            CUT-OFF DATE     POOL        ORIGINAL     ORIGINAL LOAN
                                                   MORTGAGE LOAN            LOAN BALANCE    BALANCE      BALANCE         BALANCE
                                         --------------------------------- -------------- ----------   -----------    -------------

                                         Wells Fargo Center...............   $200,000,000     5.0%          NA         $76,000,000
                                         The Streets at Southpoint........   $169,622,411     4.2%     $85,000,000(1)       NA
                                         Hyatt Regency Dallas                $90,000,000      2.2%     $20,000,000          NA
                                         One HSBC Center..................   $78,000,000      1.9%     $ 5,000,000          NA
                                         Glendale Portfolio
                                           - 801 North Brand..............   $70,540,000      1.8%     $ 5,000,000          NA
                                         200 Madison Avenue...............   $45,000,000      1.1%          NA         $45,000,000
                                         Four Falls.......................   $42,200,000      1.0%     $10,500,000(2)       NA
                                         Oak Hill/Walnut Hill.............   $35,300,000      0.9%     $13,400,000(3)       NA
                                         Rockaway 80
                                           Corporate Center...............   $23,000,000      0.6%     $ 3,500,000          NA
                                         Homewood Suites -
                                           Lansdale.......................   $17,215,499      0.4%         (4)              NA
                                         Airport Center...................   $15,400,000      0.4%     $ 3,850,000          NA
                                         Hampton Inn -
                                           Plymouth Meeting...............   $15,044,899      0.4%         (4)              NA
                                         Hampton Inn -
                                           Philadelphia
                                           Airport........................   $13,482,061      0.3%         (4)              NA
                                         Innovation Park at
                                           Penn State.....................   $ 8,991,691      0.2%     $   562,500          NA

                                            ---------------

                                            (1)  Under the terms of the loan agreement, the balance of the subordinate companion loan may be increased provided that (a) the aggregate loan-to-value ratio of the pooled mortgage loan and the related subordinate companion loan after the additional advance would not exceed 75%, (b) the aggregate debt-service coverage ratio of the pooled mortgage loan and the related subordinate companion loan after the additional advance would not be less than 1.20x (based on the actual loan constant) or 0.90x (based on an assumed loan constant of 9.0%) and (c) each rating agency has confirmed that the advance would not result in the downgrade, withdrawal or qualification of any rating then assigned to any class of certificates.

                                            (2)  The related mortgage loan seller has provided the borrower with a floating rate subordinate companion loan in an amount up to $10,500,000, to be funded by the related mortgage loan seller within three years of the mortgage loan's date of origination. The subordinate companion loan bears interest at a floating rate equal to 1-month LIBOR plus 3.25% and is subject to a LIBOR floor of 2.25%. As of the cut-off date, $1,600,000 of that subordinate companion loan has been funded. See
                                                 "Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

                                            (3)  The related mortgage loan seller has provided the borrower with a floating rate subordinate companion loan in an amount up to $13,400,000, to be funded by the related mortgage loan seller within three years of the mortgage loan's date of origination. The subordinate companion loan bears interest at a floating rate equal to 1-month LIBOR plus 3.25% and is subject to a LIBOR floor of 2.25%. As of the cut-off date, $2,200,000 of that subordinate companion loan has been funded. See
                                                 "Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

                                            (4)  The subordinate companion loan is an interest-only note that provides for payments of interest (0.55% Homewood Suites-Lansdale, 0.55% Hampton Inn-Plymouth Meeting,
                                                 0.55% Hampton Inn-Philadelphia Airport) based on a notional amount equal to the principal balance of the related pooled mortgage loan that is included in the trust.

                                                      For more information regarding the split loan structure mortgage loans, see
                                                      "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

                                                      Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

                                                                S-10

                                            --------------------------------------------------------------------------
                                                                                                             % OF
                                                                                                           INITIAL
                                                                                           NUMBER OF       MORTGAGE
                                                    DUE DATE             GRACE PERIOD    MORTGAGE LOANS  POOL BALANCE
                                            --------------------------------------------------------------------------
                                                     1st                     0                3                 4.7%
                                            --------------------------------------------------------------------------
                                                     1st                     1                1                 2.2%
                                            --------------------------------------------------------------------------
                                                     1st                     5                41               14.3%
                                            --------------------------------------------------------------------------
                                                     1st                     15               8                 1.2%
                                            --------------------------------------------------------------------------
                                                     6th                     0               123               74.1%
                                            --------------------------------------------------------------------------
                                                     6th                     5                7                 3.1%
                                            --------------------------------------------------------------------------
                                                     6th                     15               3                 0.3%
                                            --------------------------------------------------------------------------

                                            As used in this prospectus supplement, "grace period" is the number of days before late payment charges are due under the mortgage loan. See Annex C-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

                                            All but 29 of the mortgage loans (which are interest-only until maturity) provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Ninety-seven (97) of these mortgage loans provide for an interest-only period ranging from 4 months to 60 months. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

                                            With respect to 1 mortgage loan identified on Annex C-1 to this prospectus supplement as loan no. 7, representing approximately 2.2% of the aggregate principal balance of the mortgage loans as of the cut-off date, in the absence of a default, all scheduled amortization will be applied to the subordinate companion loan that is not part of the trust until the subordinate companion loan is paid to zero.

                                            With respect to 4 mortgage loans, identified on Annex C-1 to this prospectus supplement as loan nos. 76, 83, 90 and 95, representing approximately 0.4%, 0.4%, 0.3% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan amortizes based on a changing amortization schedule as set forth on Annex C-3, C-4, C-5 and C-6 to this prospectus supplement.

                                                                S-11

                                            General characteristics of the mortgage loans as of the cut-off date:

                                                                                                     ALL
                                                                                                MORTGAGE LOANS
                                                                                              -----------------
                                            Initial Pool Balance(1)........................     $4,019,397,487
                                            Number of Mortgage Loans.......................                186
                                            Number of Mortgaged Properties.................                203
                                            Average Cut-off Date Mortgage Loan Balance.....        $21,609,664
                                            Weighted Average Mortgage Rate(2)..............             5.519%
                                            Range of Mortgage Rates........................    4.622% - 7.055%
                                            Weighted Average Cut-off Date Loan-to-Value
                                               Ratio(3)....................................              71.9%
                                            Weighted Average Cut-off Date Remaining Term to
                                               Maturity (months)...........................                106
                                            Weighted Average Cut-off Date DSCR(3)..........              1.54x
                                            Balloon Mortgage Loans(4)......................              20.1%
                                            Interest-Only Mortgage Loans...................              30.7%
                                            Partial Interest-Only Mortgage Loans...........              49.2%

                                            -------------------

                                            (1)  Subject to a permitted variance of plus or minus 5%.

                                            (2)  The interest rate under the mortgage loan identified as loan no. 48 on Annex C-1 increases throughout the term of the mortgage loan. The interest rate is 4.622%
                                                 through the April 2006 payment date and increases annually thereafter to a maximum rate of 5.372% for all payment dates after the April 2010 payment date. The debt service coverage ratio as of the cut-off date, assuming the highest interest rate payable under the mortgage loan of 5.372%, is 1.65x.

                                            (3)  The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loans. The subordinate companion loans, if any, are not included in these calculations unless otherwise indicated. Additional adjustments for the cross-collateralized mortgage loan group, certain of the mortgage loans with escrows and the mortgage loans with earnout provisions are described on Annex A to this prospectus supplement. See "Description of the Mortgage Pool--Certain
                                                 Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the calculation of the debt service coverage ratio and loan-to-value ratio.

                                            (4)  Excludes the mortgage loans that pay interest-only until maturity or for a partial interest-only period.

                                            All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

                                            The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. One hundred and seventy-three (173) mortgage loans, representing approximately 93.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan.

                                            The remaining 13 mortgage loans, representing 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit prepayment after a lockout period with

                                                                S-12

                                            the payment of a yield maintenance charge or a prepayment premium. See "Description of the Mortgage Pool--Additional Indebtedness--Defeasance; Collateral Substitution" and
                                            Annex C-1 to this prospectus supplement.

                                            All of the mortgage loans are freely prepayable within a limited period prior to their stated maturity date. For 175 of the mortgage loans, representing approximately 83.3% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months or less prior to the stated maturity date. For 5 of the mortgage loans, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 4 months prior to the stated maturity date. For 6 of the mortgage loans, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the stated maturity date.

                                            The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated
                                            total due to rounding. Unless otherwise indicated, all figures presented in this
                                            "Summary of Prospectus Supplement" are calculated as described under "Description of the
                                            Mortgage Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans, as of the cut-off date.

                                            When information presented in the prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.

                                            All information presented in this prospectus supplement with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each mortgage loan with a pari passu companion loan is the aggregate principal balance of the mortgage loans and the related pari passu companion loans, unless otherwise indicated. Subordinate companion loans, if any, are not included in these calculations. See "Description of the Mortgage Pool--The Whole

                                                                S-13

                                            Loans" in this prospectus supplement for more information regarding the aggregate debt service coverage ratio for mortgage loans with subordinate companion loans.

                                            THE SECURITIES

The Certificates..........................  We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2005-GG4:

                                            o    Class A-1

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-AB

                                            o    Class A-4

                                            o    Class A-J

                                            o    Class B

                                            o    Class C

                                            o    Class D

                                            o    Class E

                                            Series 2005-GG4 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the prospectus: Class X, Class F,
                                            Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R
                                            and Class LR. The Class X certificates will consist of the XP certificates and the XC certificates.

Certificate Principal Amounts.............  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

                                            o    Class A-1              $  200,000,000

                                            o    Class A-2              $  485,183,000

                                            o    Class A-3              $  320,238,000

                                            o    Class A-AB             $  247,434,000

                                            o    Class A-4              $1,962,662,000

                                            o    Class A-J              $  301,455,000

                                            o    Class B                $   65,316,000

                                            o    Class C                $   35,169,000

                                            o    Class D                $   75,364,000

                                                                S-14

                                            o    Class E                $   40,194,000

                                            See "Description of the Offered Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES

A.   Offered Certificates.................  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class or a rate equal to, based on, or limited by, the weighted average of the net interest rates on the mortgage loans (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).

                                            o    Class A-1%

                                            o    Class A-2%

                                            o    Class A-3%

                                            o    Class A-AB                    %

                                            o    Class A-4%

                                            o    Class A-J                     %

                                            o    Class B                       %

                                            o    Class C                       %

                                            o    Class D                       %

                                            o    Class E                       %

B.   Interest Rate Calculation
     Convention...........................  Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. For purposes of calculating the pass-through rates on the Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                            In addition, the interest rate for each mortgage loan for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under "The Pooling Agreement--Accounts" in this prospectus supplement.

                                            See "Description of the Offered Certificates--Distributions--Payment Priorities" in this prospectus supplement.

                                                                S-15

DISTRIBUTIONS

A.   Amount and Order of
     Distributions........................  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                            First: Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X certificates:
                                            To interest on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
                                            certificates, pro rata, in accordance with their interest entitlements.

                                            Second: Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates: To the extent of funds allocated to principal and available for distribution, (a) first, to the
                                            Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to the planned principal balance for the relevant distribution date set forth in
                                            Annex C-2 to this prospectus supplement and (b) then to principal on the Class A-1,
                                            Class A-2, Class A-3, Class A-AB and Class A-4 certificates, in that order, in an amount equal to the funds remaining after the payments specified in clause (a) above have been made, until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates have been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class
                                            A-AB and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB and
                                            Class A-4 certificates, pro rata, rather than sequentially, without regard to the planned principal balance of the Class A-AB certificates.

                                            Third: Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

                                            Fourth: Class A-J certificates: To Class A-J certificates as follows: (a) to interest on
                                            Class A-J certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3,
                                            Class A-AB and Class A-4 certificates), to principal on Class A-J certificates until reduced to zero; and (c) to reimburse Class A-J certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                            Fifth: Class B certificates: To the Class B certificates in a manner analogous to the
                                            Class A-J certificates allocations of priority Fourth above.

                                                                S-16

                                            Sixth: Class C certificates: To the Class C certificates in a manner analogous to the
                                            Class A-J certificates allocations of priority Fourth above.

                                            Seventh: Class D certificates: To the Class D certificates in a manner analogous to the
                                            Class A-J certificates allocations of priority Fourth above.

                                            Eighth: Class E certificates: To the Class E certificates in a manner analogous to the
                                            Class A-J certificates allocations of priority Fourth above.

                                            Ninth: Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Offered
                                            Certificates--Distributions--Payment Priorities" in this prospectus supplement.

                                            See "Description of the Offered Certificates--Distributions--Payment Priorities" in this prospectus supplement.

B.   Interest and Principal
     Entitlements.........................  A description of each class's interest entitlement can be found in "Description of the
                                            Offered Certificates--Distributions--Method, Timing and Amount" and "--Payment
                                            Priorities" in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                            A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
                                            "Description of the Offered Certificates--Distributions--Method, Timing and Amount" and
                                            "--Payment Priorities" in this prospectus supplement.

C.   Prepayment Premiums..................  The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                            Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.

ADVANCES

A.   Principal and Interest Advances......  The master servicer is required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan if it determines that the advance will be recoverable. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan's regular interest rate
                                            (without considering any default rate) or (c) delinquent monthly payments on companion loans. The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that

                                                                S-17

                                            advance. See "The Pooling Agreement--Advances" in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.   Property Protection Advances.........  The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable. In addition, the special servicer may elect to make certain property protection advances on an emergency basis. See "The Pooling Agreement--Advances" in this prospectus supplement.

C.   Interest on Advances.................  The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on these advances.
                                            Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

                                            See "Description of the Offered Certificates--Distributions--Realized Losses" and "The
                                            Pooling Agreement--Advances" in this prospectus supplement.

Subordination.............................  The amount available for distribution will be applied in the order described in
                                            "--Distributions--Amount and Order of Distributions" above.

                                            The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.
                                            The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other Series 2005-GG4 certificates that are not being offered by this prospectus supplement). (However, no principal payments or loan losses will be allocated to the
                                            Class X certificates, although loan losses will reduce the notional amount of the Class
                                            X certificates and, therefore, the amount of interest they accrue.)

                                                                S-18

                                                  --------------------------------
                                                  Class A-1, Class A-2, Class A-3,
                                                   Class A-AB, Class A-4, Class X*
                                                  --------------------------------
                                                                 |
                                                                 |
                                                  --------------------------------
                                                             Class A-J
                                                  --------------------------------
                                                                 |
                                                                 |
                                                  --------------------------------
                                                              Class B
                                                  --------------------------------
                                                                 |
                                                                 |
                                                  --------------------------------
                                                              Class C
                                                  --------------------------------
                                                                 |
                                                                 |
                                                  --------------------------------
                                                              Class D
                                                  --------------------------------
                                                                 |
                                                                 |
                                                  --------------------------------
                                                              Class E
                                                  --------------------------------
                                                                 |
                                                                 |
                                                  --------------------------------
                                                            Non-Offered
                                                           Certificates**
                                                  --------------------------------

                                            ------------------------------------
                                            *  Class X certificates are interest only.
                                            ** Other than the Class X certificates.

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                            THE OFFERED CERTIFICATES.

                                            See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

                                            Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.

                                            In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's, special servicer's and trustee's right to receive payments of interest on unreimbursed advances
                                            (to the extent not covered by default interest or late charges paid by the related borrower), the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan's interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

                                                                S-19

Information Available to
   Certificateholders.....................  Please see "The Pooling Agreement--Reports to Certificateholders; Available Information"
                                            in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination......................  On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                            If the aggregate principal balances of the Class A, Class A-J, Class B, Class C, Class D
                                            and Class E certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the
                                            Class X certificates, for the mortgage loans remaining in the trust, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange and the master servicer would have to consent.

                                            OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax Consequences...........  Elections will be made to treat parts of the trust as two separate REMICs (the
                                            "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The offered certificates will represent ownership of "regular interests" in the Upper-Tier REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    Each class of offered certificates will constitute REMIC "regular interests."

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o    You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                            o    It is anticipated that the class      certificates will be issued at a premium,
                                                 that the class       certificates will be issued with a de minimis amount of
                                                 original issue discount, and that the class certificates will be issued with more than a de minimis amount of original issue discount.

                                            For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield Considerations......................  You should carefully consider the matters described under "Risk Factors--Special Yield
                                            Considerations" and "--Risks Relating to

                                                                S-20

                                            Prepayments and Repurchases" in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations......................  Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Ratings...................................  On the closing date, the offered certificates must have the minimum ratings from
                                            Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., Fitch,
                                            Inc., and Moody's Investors Service, Inc. set forth below:

                                                                                      S&P       FITCH     MOODY'S
                                                                                      ---       -----     -------
                                           Class A-1...........................       AAA        AAA        Aaa
                                           Class A-2...........................       AAA        AAA        Aaa
                                           Class A-3...........................       AAA        AAA        Aaa
                                           Class A-AB..........................       AAA        AAA        Aaa
                                           Class A-4...........................       AAA        AAA        Aaa
                                           Class A-J...........................       AAA        AAA        Aaa
                                           Class B.............................       AA         AA         Aa2
                                           Class C.............................       AA-        AA-        Aa3
                                           Class D.............................        A          A         A2
                                           Class E.............................        A-         A-        A3

                                            A rating agency may downgrade, qualify or withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                                            The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

                                            See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, "Risk
                                            Factors" in this prospectus supplement and in the prospectus, and "Description of the
                                            Certificates" and "Yield Considerations" in the prospectus.

Legal Investment..........................  The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B and
                                            Class C certificates will constitute "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as
                                            SMMEA, so long as they are rated in one of the two highest rating categories by S&P,
                                            Fitch, Moody's or another nationally recognized statistical rating organization. The
                                            Class D and Class E certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of, and

                                                                S-21

                                            consequences to you of the purchase, ownership and sale of the offered certificates. See
                                            "Legal Investment" in this prospectus supplement and in the prospectus.

                                                                S-22


                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

     o   the purchase price for the certificates;

     o   the rate and timing of principal payments on the mortgage loans;

     o   the receipt and allocation of prepayment premiums and/or yield maintenance charges;

     o   the allocation of principal payments to pay down classes of certificates;

     o   interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

     o   the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations"
in this prospectus supplement and "Yield Considerations" in the prospectus.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

                                      S-23

     In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See "--Risks Relating to Borrower Default" below.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Loans" in this prospectus supplement.

     In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in
this prospectus supplement.

     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in
this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT
UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the

                                      S-24

capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o   the age, design and construction quality of the properties;

     o   perceptions regarding the safety, convenience and attractiveness of the properties;

     o   the proximity and attractiveness of competing properties;

     o   the adequacy of the property's management and maintenance;

     o   increases in operating expenses at the mortgaged property and in relation to competing properties;

     o   an increase in the capital expenditures needed to maintain the properties or make improvements;

     o   dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

     o   a decline in the financial condition of a major tenant;

     o   an increase in vacancy rates; and o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o   local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or manufactured housing communities or hotel capacity;

     o   demographic factors;

     o   consumer confidence;

     o   changes or continued weakness in specific industry segments;

     o   the public perception of safety for customers and clients;

     o   consumer tastes and preferences; and

     o   retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o   the length of tenant leases (including that in certain cases, all of the tenants at a particular mortgaged property may have leases that expire or permit the tenant to terminate its lease during the term of the loan);

     o   the creditworthiness of tenants;

     o   tenant defaults;

                                      S-25

     o   in the case of rental properties, the rate at which new rentals occur;
         and

     o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

INCREASES IN REAL ESTATE TAXES MAY REDUCE AVAILABLE FUNDS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. For example, the mortgage loan identified on Annex C-1 to this prospectus supplement as loan no. 9 has the benefit of a "payment in lieu of taxes" program. See "Top Ten Loan Summaries--One HSBC Center" on Annex B
to this prospectus supplement for more information. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex
C-1 to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios)
presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.
Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o   changes in governmental regulations, zoning or tax laws;

     o   potential environmental or other legal liabilities;

     o   the availability of refinancing; and

     o   changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.

                                      S-26

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

     o   the financial effect of the absence of rental income may be severe;

     o   more time may be required to re-lease the space; and

     o   substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Sixteen (16) of the mortgaged properties securing mortgage loans, representing in the aggregate approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by a mortgaged property leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 0.4%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the related mortgaged properties may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. For example, with respect to 1 mortgage loan identified as loan
no. 95 on Annex C-1 to this prospectus supplement, representing approximately
0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the single tenant has the right to terminate the lease in 2011 with the payment of a termination fee of approximately $1,900,000. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant
Bankruptcy Entails Risk" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.

     Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties. In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space. See, for example, "Top
Ten Loan Summaries--North Hills" on Annex B to this prospectus supplement. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property. In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed. If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.

                                      S-27

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties identified on Annex C-1 as loan nos. 2, 5 and 6. See "Annex B--Top Ten Loan Summaries--Wells Fargo Center," "--Century
Centre Office" and "--Lantana Campus" in this prospectus supplement.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy.

     For example, in the case of 1 mortgage loan identified as loan no. 10 on
Annex C-1 to this prospectus supplement, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Heilig Meyers, the parent company of the fourth largest tenant, The
Roomstore, is in Chapter 11 bankruptcy. On May 19, 2005, the Dow Jones Newswires reported that the bankruptcy court has approved a turnaround plan that calls for
Heilig Meyers to reorganize around its HYM RoomStore Inc., retail unit. We cannot assure you that this plan will be confirmed or that HYM RoomStore Inc.
will emerge from bankruptcy. See "Annex B--Top Ten Loan Summaries--Festival at
Bel Air" in this prospectus supplement for more information.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o   space in the mortgaged properties could not be leased or re-leased;

     o   leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o   tenants were unwilling or unable to meet their lease obligations;

     o   a significant tenant were to become a debtor in a bankruptcy case; or

     o   rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants that sublet a portion of their space

                                      S-28

or may intend to sublet out a portion of their space in the future.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property
Insurance" below.

     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

                                      S-29

     Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             POOL OF MORTGAGE LOANS



                                                           AGGREGATE CUT-OFF     % OF INITIAL
                                                              DATE BALANCE       POOL BALANCE
                                                           -----------------     ------------

Largest Single Mortgage Loan(1).......................     $     200,000,000         5.0%
Largest 5 Mortgage Loans..............................     $     774,622,411        19.3%
Largest 10 Mortgage Loans.............................     $   1,201,622,411        29.9%
Largest Related-Borrower Concentration(2).............     $     396,000,000         9.9%
Next Largest Related-Borrower Concentration(2)........     $     180,880,000         4.5%


------------------
(1) Two mortgage loans each have an aggregate principal balance as of the cut-off date of $200,000,000.

(2) Excluding single mortgage loans.

     Other than with respect to the largest 10 mortgage loans, each of the other mortgage loans or group of cross-collateralized mortgage loans represents no more than 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Top Ten Loan Summaries" on Annex B to this prospectus supplement for more information on the largest 10 mortgage loans.

     Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     One (1) group of mortgage loans, comprised of 3 mortgage loans, identified as loan nos. 42, 43 and 44 on Annex C-1 to this prospectus supplement, representing approximately 0.3%, 0.2% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date, are cross-collateralized and cross-defaulted.

     A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property.
The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

     The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under

                                      S-30

standard rating agency criteria as "special purpose entities." See "Certain
Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy
Laws" in the prospectus.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                             POOL OF MORTGAGE LOANS



                                                                       NUMBER OF
                                                                       MORTGAGED   AGGREGATE CUT-OFF    % OF INITIAL
                          PROPERTY TYPE                               PROPERTIES     DATE BALANCE       POOL BALANCE
--------------------------------------------------------------        ----------   -----------------    ------------

Retail........................................................             85      $   1,760,749,444        43.8%
Office........................................................             70          1,599,820,859        39.8
Hospitality...................................................             23            449,951,238        11.2
                                                                      ----------   -----------------    ------------
Total.........................................................            178      $   3,810,521,541        94.8%
                                                                      ==========   =================    ============


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex C-1 to this prospectus supplement, 1 group comprised of 3 mortgage loans, identified as loan nos. 42, 43 and 44 on Annex
C-1 to this prospectus supplement, representing approximately 0.3%, 0.2% and
0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted.
Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A   lien granted by such a borrower entity could be avoided if a court were to determine that:

         (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted; and

         (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

         (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

         (ii) recover payments made under that mortgage loan; or

         (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

                                      S-31

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o   operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o   individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Twenty-seven (27) mortgage loans, collectively representing approximately
11.8% of the aggregate principal balance of the pool of mortgage loans (as identified on Annex C-1 to this prospectus supplement), have borrowers that own the related mortgaged properties as tenants-in-common. In addition, the borrower under 1 mortgage loan, identified as loan no. 60 on Annex C-1 to this prospectus supplement, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans, is currently a limited partnership; however, on or before August 6, 2005 upon the satisfaction of certain conditions specified in the related loan documents, the borrower may transfer its interest in the borrower to up to 35 tenant-in-common borrowers (one of which must represent at least a 5% interest and be controlled by the current borrower/sponsor), and each of which must be a special purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in

                                      S-32

recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
Not all tenants-in-common for the mortgage loans are special purpose entities.
Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     Twelve (12) of the Mortgage Loans, identified as loan nos. 4, 8, 13, 33,
58, 76, 83, 100, 125, 170, 174 and 182 on Annex C-1 to this prospectus supplement, representing approximately 2.6%, 2.1%, 1.7%, 0.8% 0.5%, 0.4%, 0.4%,
0.3%, 0.2%, 0.1%, 0.1% and 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium. With respect to all such mortgage loans, except for the mortgage loans identified as loan nos. 8, 58, 76, 174 and 182 on Annex C-1 to this prospectus supplement, the borrower generally controls the appointment and voting of the condominium board.

     One (1) mortgage loan, identified as loan no. 8 on Annex C-1 to this prospectus supplement, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured, in part, by the borrower's interest in one unit (Unit H) in a two unit condominium. The other unit, not collateral for the mortgage loan, is currently operated as a McDonald's restaurant. The condominium association leases the land beneath both units from McDonald's Corporation pursuant to a lease that expires
December 31, 2100. The condominium association is governed by a condominium declaration that provides each unit owner with a 50% voting interest and 50%
payment obligation for common charges; however, other than ground lease payments due under the lease ($100 per year, to be shared equally by the unit owners), the condominium association does not have common charges due. Pursuant to the condominium declaration, the owner of Unit H (the borrower) is obligated to pay
100% of insurance costs and has no restrictions with respect to building modifications and alterations. However, there are certain restrictions related to the use of the unit. Upon expiration or termination of the ground lease, the condominium units will become the property of McDonald's

                                      S-33

Corporation without compensation to the original condominium declarant or any unit owner(s) unless the ground lease is renewed or extended by McDonald's
Corporation at that time. However, the ground lease contains standard lender protections, including notice and cure rights in the event of an early termination caused by a default.

     One (1) mortgage loan, identified as loan no. 58 on Annex C-1 to this prospectus supplement, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured, in part, by the borrower's interest in the hotel portion of a two unit hotel and office condominium. The condominium board consists of two members, one representing each of the units. Governance of the condominium is by mutual agreement of the two members of the board.

     One (1) mortgage loan, identified as loan no. 76 on Annex C-1 to this prospectus supplement, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by the borrower's interest in one unit in a ten unit commercial condominium and an undivided 5.006% interest in the common elements. With respect to voting, each unit has the number of votes equal to its undivided ownership interest in the common elements; however, although the borrower does not have a controlling number of votes, the lender has approval over certain actions and notice rights.

     One (1) mortgage loan, identified as loan no. 174 on Annex C-1 to this prospectus supplement, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by the related borrower's interest in a portion of Unit 1 in a two-unit condominium (Unit A and Unit 1). Unit A is currently unimproved and no common charges are associated with that unit. The borrower and the owner of the other portion of Unit 1 not owned by the borrower (Unit 1 Remainder) are responsible for 50% of the common charges, respectively. Once improvements are made on Unit
A, the owner of Unit A will be liable for 50% of the common charges, and the borrower and the owner of Unit 1 Remainder will be responsible for 25% of the common charges, respectively. The owner of Unit A, the owner of Unit 1 Remainder and the borrower control 50%, 25% and 25%, respectively, of the appointment and voting rights of the condominium board. The lender has entered into a mortgagee protective agreement with the condominium association which provides, among other things, that the provisions of the mortgage shall govern adjustment and settlement of any claims or disposition of proceeds under insurance policies governing the property or condemnations of the property. Additionally the lender has the right to notice and cure of any borrower default under the condominium declaration and the association has agreed to not amend the condominium declaration in any way which would affect the rights of the lender without the prior written consent of the lender.

     One (1) mortgage loan, identified as loan no. 182 on Annex C-1 to this prospectus supplement, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by the borrower's interest in the retail portion of a two-unit condominium. The other non-pooled unit is a parking structure owned by the local municipality. The condominium board consists of 2 members, one representing each of the units. Governance of the condominium is by mutual agreement of the two members of the board.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Eighty-five (85) retail properties secure, in whole or in part, 81 mortgage loans representing approximately 43.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An
"anchor tenant" is located on the related mortgaged property, usually

                                      S-34

proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o   an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's or shadow anchor tenant's lease; or
         if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o   the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o   the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     Sixty-two (62) of the mortgaged properties, securing mortgage loans representing approximately 41.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant."
Eight (8) of the mortgaged properties, securing mortgage loans representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 8 of the mortgaged properties, securing mortgage loans representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space or have signed leases but have not commenced rent payments. Certain of the retail mortgaged properties, including the mortgage loans (identified as loan nos. 3, 4, 22, 25, 29, 54, 74, 80 and 160 on Annex C-1 to this prospectus supplement), representing approximately 11.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have theaters as part of the mortgaged property. Properties with theatre tenants are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an

                                      S-35

increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy
Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Seventy (70) office properties secure, in whole or in part, 68 of the mortgage loans representing approximately 39.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o   the quality of an office building's tenants;

     o   an economic decline in the business operated by the tenant;

     o   the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o   the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o   the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o   an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     o   the desirability of the area as a business location;

     o   the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o   in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Loan Concentrations" above.

HOSPITALITY PROPERTIES HAVE SPECIAL RISKS

     Twenty-three (23) hospitality properties secure, in whole or in part, 17 mortgage loans representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Various factors may adversely affect the economic performance of a hospitality property, including:

     o   adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o   the presence or construction of competing hotels or resorts;

                                      S-36

     o   continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o   a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property; and

     o   changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

     Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow.
Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect
Your Investment" above.

     Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Twenty-two (22) of the hospitality properties that secure mortgage loans, representing approximately 11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

     o   the continued existence and financial strength of the franchisor or hotel management company;

     o   the public perception of the franchise or hotel chain service mark; and

     o   the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                      S-37

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Eleven (11) multifamily properties secure, in whole or in part, 11 mortgage loans representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o   the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o   the location of the property, for example, a change in the neighborhood over time;

     o   the ability of management to provide adequate maintenance and insurance;

     o   the types of services or amenities that the property provides;

     o   the property's reputation;

     o   the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o   the presence of competing properties;

     o   the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o   certain of these mortgaged properties (for example, the mortgage loans identified as loan nos. 106 and 108 on Annex C-1 to this prospectus supplement) are student housing facilities or leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o   dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o   adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

     o   state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
         and

     o   government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are

                                      S-38

provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

     o   rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

     o   tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

     The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o   responding to changes in the local market;

     o   planning and implementing the rental structure;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o   assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                      S-39

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling Agreement--Servicing of the Whole Loans"
and "--Servicing of the Mortgage Loans" in this prospectus supplement.

     The yield on each of the class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 6 months) prior to the stated maturity date. See "Description of the Mortgage
Pool" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     With respect to 7 mortgage loans (identified as loan nos. 4, 15, 45, 49,
108, 130 and 170 on Annex C-1 to this prospectus supplement), representing approximately 2.6%, 1.2%, 0.6%, 0.6%, 0.3%, 0.2% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $15,000,000, $3,162,500, $12,210,000, $6,160,000, $770,000, $715,000
and $605,000, respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

     Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lock-out provision.
See "Description of the Mortgage Pool--Additional Indebtedness--Partial
Releases" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o   the terms of the mortgage loans;

                                      S-40

     o   the length of any prepayment lockout period;

     o   the level of prevailing interest rates;

     o   the availability of mortgage credit;

     o   the applicable yield maintenance charges;

     o   the master servicer's or special servicer's ability to enforce those charges or premiums;

     o   the failure to meet certain requirements for the release of escrows;

     o   the occurrence of casualties or natural disasters; and

     o   economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield
Maintenance Charges, Prepayment Premiums or Defeasance Provisions" above. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.
In addition, if the breach or defect relates to a mortgage loan jointly sold by
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to the portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, or Goldman Sachs
Mortgage Company will repurchase or otherwise comply with any repurchase obligations. In this respect, see "Description of the Mortgage
Pool--Representations and Warranties" and "The Pooling Agreement--Realization
Upon Mortgage Loans" in this prospectus supplement.

         Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

     (i)    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii)   if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

         In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal

                                      S-41

balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

     See the tables entitled "Distribution of Remaining Term to Maturity" in
Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks
Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other
Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-42

     Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.
There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

GEOGRAPHIC CONCENTRATION

     This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC DISTRIBUTION - ALL MORTGAGED PROPERTIES



                                           NUMBER OF MORTGAGED      AGGREGATE CUT-OFF DATE         % OF INITIAL
                STATE                          PROPERTIES                  BALANCE                 POOL BALANCE
------------------------------------       -------------------      ----------------------         ------------

California..........................                42                  $  962,269,077                23.9%
Florida.............................                15                  $  367,416,098                 9.1%
Texas...............................                20                  $  357,392,023                 8.9%
North Carolina......................                12                  $  332,783,742                 8.3%
Pennsylvania........................                14                  $  238,866,666                 5.9%
Colorado............................                 4                  $  223,516,230                 5.6%


     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

     o   economic conditions in regions where the borrowers and the mortgaged properties are located;

     o   conditions in the real estate market where the mortgaged properties are located;

     o   changes in local governmental rules and fiscal policies; and

     o   acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

                                      S-43

     For example, mortgaged properties located in California, Texas, Florida and other coastal areas on the eastern seaboard of the United States or the
Territory of Guam may be more susceptible to certain hazards (such as earthquakes, tornadoes or hurricanes) than mortgaged properties in other states.

ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

     o   in which the adverse conditions were remediated or abated before the closing date;

     o   in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

     o   for which an escrow for the remediation was established;

     o   for which an environmental insurance policy was obtained from a third-party insurer;

     o   for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o   for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o   as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

     o   that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

     o   involving radon; or

     o   in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills.
Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into

                                      S-44

environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

     With respect to 1 mortgage loan (identified as loan no. 4 on Annex C-1 to this prospectus supplement) representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Phase
I environmental site assessment report identified a gasoline release from underground storage tanks at the adjacent Exxon service station and some migration of the plume exists on the property. The release is currently being remediated by the parent company of the related borrower, NHM00, L.L.C.
("NHM00"), the responsible party, with the majority of the remediation costs reimbursed by the North Carolina Commercial Leaking Petroleum Underground
Storage Tank Cleanup Fund. In addition, NHM00 purchased a $2 million Pollution
Legal Liability insurance policy from AIG, Inc. and the site is eligible for a
Brownsfield agreement with the North Carolina Department of Environment and
Natural Resources pursuant to the Brownsfield Property Reuse Act of 1997 limiting NHM00's liability for environmental issues at the mortgaged property.

     With respect to 1 mortgage loan (identified as loan no. 20 on Annex C-1 to this prospectus supplement) representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Phase
I investigation detected petroleum-impacted soil and groundwater, attributed to the prior use of the mortgaged property by an oil company (vacated in 1933). A
Release Abatement Measure is currently ongoing to assess and remediate the oil-impacted soil and groundwater, which currently falls within the applicable land use, drinking water and surface water protection standards. However, groundwater testing indicated that the groundwater exceeded certain applicable indoor air quality protection standards and the Phase I recommended a vapor barrier be incorporated into the building in order to mitigate potential volatilization of those contaminants to indoor air. Upon completion, the Release
Abatement Measure will determine whether additional action should be taken.
Reserves have been established for the possibility of future measures, including a Phase II investigation. The Phase I also noted four off-site properties that contain AST and UST facilities as well as CERCLIS equivalents; however, it did not indicate that such properties have affected the mortgaged property and did not recommend any action other than annual monitoring for changes in the risk with respect to the mortgaged property.

     With respect to 1 mortgage loan (identified as loan no. 118 on Annex C-1 to this prospectus supplement) representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, chlorinated solvents were released to the soil and groundwater at the related mortgaged property from a prior dry cleaning business. Since a 1998 investigation, cleanup and monitoring activities have been ongoing. The environmental report prepared in connection with the origination of the mortgage loan noted that such activities have been effective and estimated that certain additional remedial action, and monitoring for one year after the completion of the remedial action, would be required. The environmental report estimated that the costs related to the remedial action and monitoring should be approximately
$150,000-200,000. In connection with the borrower's acquisition of the mortgaged property, the seller agreed to perform the activities necessary until a "No
Further Action Determination Letter" is obtained. In addition, the seller delivered to the borrower a letter of credit in the amount of $175,588.75, which letter of credit was assigned to the lender. If the seller fails to satisfy its obligations, the lender may draw (to the extent the borrower would be permitted to do so) on the letter of credit and perform (or cause to be performed) the additional remedial and monitoring activities itself. No other party, including the borrower is permitted to draw on this letter of credit.

     With respect to 1 mortgage loan (identified as loan no. 140 on Annex C-1 to this prospectus supplement) representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Phase
I environmental site assessment report identified soil and groundwater impact from two petroleum underground storage tanks (USTs). The North Carolina
Department of Environment and Natural Resources ("NCDENR") required investigation, delineation and remediation of the mortgaged property, including the installation of monitoring wells and groundwater analyses. The borrower installed monitoring wells, took groundwater and soil samples and installed a soil

                                      S-45

vapor extraction ("SVE") system to remove the petroleum hydrocarbons from the subsurface. No additional remedial work is required at this time; however, the
SVE system will continue to operate and NCDENR has reserved the right to direct additional activities in the future. In the event that the State of North
Carolina or the federal government require any additional remediation work at the mortgaged property, the borrower has agreed to pay the first $100,000 of any clean-up costs and the previous owner has agreed to pay any clean-up costs greater than $100,000.

     It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Risks" and
"Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the
prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. Further, if a representation or warranty has been breached with respect to a mortgage loan jointly sold by
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to its portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, or Goldman Sachs
Mortgage Company will repurchase a mortgage loan that it has jointly originated if a representation or warranty has been breached. See "Description of the
Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in
this prospectus supplement.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such

                                      S-46

litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     With respect to the mortgage loan identified as loan no. 5 on Annex C-1 to this prospectus supplement, representing approximately 2.5% of the aggregate principal balance of the aggregate pool of mortgage loans as of the cut-off date, Olen Properties Corp., an entity that owns and controls the related borrower, settled a litigation with the IRS in July 2003 for $272,000 in connection with alleged underreporting of operating revenue from 1993 through
1996. According to recent newspaper articles, another investigation involving the principals and their companies may be underway. We cannot assure you that future developments related to IRS investigations involving the principals or their companies would not have a material adverse effect on your certificates.
See "Top Ten Loan Summaries--Century Centre" on Annex B to this prospectus supplement for more information on the related borrower.

     With respect to the mortgage loan identified as loan no. 16 on Annex C-1 to this prospectus supplement, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Triple
Net Properties, LLC ("Triple Net") is the sponsor of the mortgage loan. Triple
Net Properties Realty, Inc., an affiliate of Triple Net, is the property manager at the related mortgaged property. Triple Net has advised the related mortgage loan seller that the United States Securities and Exchange Commission ("SEC")
has opened an investigation regarding certain of its activities and indicated
that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirement of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities were involved. In addition, the SEC has requested financial information regarding companies advised by Triple Net. In a recent filing with the SEC, an affiliate of Triple Net indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net contained certain errors. We cannot assure you that Triple Net will be able to adequately address these disclosure issues or that these investigations will not have an adverse effect on the performance of Triple Net. Neither the depositor nor the related mortgage loan seller are aware of any litigation currently pending. We cannot assure you that if litigation were to commence, it would not have a material adverse effect on your certificates.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur

                                      S-47

limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement. For more information see "The Pooling
Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The applicable loan sellers have informed us that with respect to 15 of the mortgage loans, representing approximately 21.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred additional debt secured by the related mortgaged property (not including any mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the pool). See "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement. Fourteen (14) of the mortgage loans, with other debt secured by the mortgaged property, representing approximately 20.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-of date, are part of a whole loan structure. With respect to 3 of these mortgage loans that are each part of a whole loan structure, the principal balance of the related subordinate companion loan may be increased. See "Description of the Mortgage Pool--The
Whole Loans" in this prospectus supplement. In addition, with respect to 4 mortgage loans, the borrower has incurred unsecured subordinate debt. For additional information, see "Description of the Mortgage Pool--Additional
Indebtedness" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

     The applicable loan sellers have informed us that as of the cut-off date 37 of the mortgage loans, representing approximately 26.4% of the aggregate principal balance of the pool of mortgage loans as of

                                      S-48

the cut-off date, either have or permit future mezzanine debt as described under
"Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

     Although the pari passu companion loans or subordinate companion loans related to the serviced loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o   the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o   the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o   the aggregate amount of distributions on the offered certificates;

     o   their yield to maturity;

     o   their rate of principal payments; and

     o   their weighted average lives.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

                                      S-49

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall
Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o   the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

     o   the prevailing interest rates;

     o   the fair market value of the related mortgaged properties;

     o   the borrower's equity in the related mortgaged properties;

     o   the borrower's financial condition;

     o   the operating history and occupancy level of the mortgaged property;

     o   reductions in government assistance/rent subsidy programs;

     o   the tax laws; and

     o   prevailing general and regional economic conditions.

     All of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes
97 mortgage loans, representing approximately 49.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 4 to 60 months of their respective terms and 29 mortgage loans, representing approximately 30.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

                                      S-50

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

     A leasehold interest under a ground lease secures 12 of the mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to 7 of those mortgage loans (identified as loan nos. 8, 33, 58, 72, 82, 110 and 113, respectively, on
Annex C-1 to this prospectus supplement), representing approximately 2.1%, 0.8%,
0.5%, 0.4%, 0.4%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.

     For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy
Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the
Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee

                                      S-51

and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not.

     For example, with respect to one of the five ground leases that comprise portions of the mortgaged properties securing the mortgage loan identified as loan no. 8 on Annex C-1 to this prospectus supplement, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the ground leases does not contain an express provision granting the lender the right to a new lease upon rejection of the ground lease by the tenant in a bankruptcy proceeding. See "Top Ten Loan
Summaries--Astor Crowne Plaza" on Annex B to this prospectus supplement for more information.

     Additionally, 1 mortgage loan (identified as loan no. 33 on Annex C-1 to this prospectus supplement), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by the borrower's interest in four condominium units in a six unit condominium. The condominium is situated on seven parcels of land, three of which are owned in fee by the owners of the condominium units and four of which are ground leased to the condominium. One-third of the fee interest in the land underlying one of the ground leases is owned by the owners of the condominium units. The borrower owns an undivided 51.125% interest in each of the fee interests, 51.125% of the one-third interest in the fee underlying one of the leasehold interests and 51.125% of the leasehold interests underlying the condominiums. Each of the four ground leases expires on November 30, 2051. The ground leases do not contain all of the standard mortgagee protections. None of the ground leases provide for a new lease upon termination of the original lease or prohibit amendment, modification or termination of the ground leases without lender approval (however, the condominium declaration prohibits any such changes to the ground leases without consent of all unit owners). One of the ground leases does not require notice to the lender upon a default by the ground lessee and two of the ground leases do not provide the lender with additional time to cure a default by a ground lessee. See "--Condominium Ownership May Limit Use and Improvements" above.

     With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
"Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC

                                      S-52

to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

TAX CONSIDERATIONS RELATING TO PROPERTY IN GUAM

     The mortgage loans identified as loan nos. 22 and 64 on Annex C-1 to this prospectus supplement, representing approximately 1.1% and 0.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by mortgaged properties located in the Territory of
Guam. With respect to any withholding or other taxes imposed by the Territory of
Guam, whether by change of law or otherwise, the loan documents require the related borrower to "gross-up" payments due under the loan so that the lender receives payments at a net rate equal to the loan rate of such loan. Any such gross-up would result in the borrower being required to make additional payments to the lender; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan, including such gross-up payments.

     If the trust fund were to acquire any mortgaged properties located in the
Territory of Guam through foreclosure or similar action, the trust fund could be treated as engaged in a trade or business in the Territory of Guam and could be subject to tax on its net income earned from sources located in the Territory of
Guam and/or withholding taxes. This would reduce any net rental income derived from that mortgaged property. In addition, taxes, if applicable and imposed by the Territory of Guam, could reduce or delay the receipt of proceeds from the sale or other disposition of that mortgaged property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of that mortgaged property available for distribution to the certificates.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.
For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Furthermore, certain properties may be subject to certain low income housing restrictions in order to remain eligible for low-income housing credits or grant subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

                                      S-53

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 23.9%, 9.1% and 8.9% of

                                      S-54

the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Florida and Texas, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions
(such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program. The
Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The
Treasury Department will establish procedures for the Terrorism Insurance
Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United
States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium.
If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26,
2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November
26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce
United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was

                                      S-55

introduced in June 2004 and reintroduced in February 2005 to extend the
Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate.
In making this determination, the special servicer, to the extent consistent with its servicing standards, is entitled to rely on the opinion of an insurance consultant.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

                                      S-56

     Four (4) of the mortgage loans (identified as loan nos. 2, 6, 12 and 40, respectively, on Annex C-1 to this prospectus supplement), representing approximately 5.0%, 2.4%, 1.8% and 0.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to affiliated borrowers. The insurance coverage for these mortgage loans is pursuant to blanket insurance policies that cover these four mortgaged properties as well as other properties owned by affiliates of such borrowers.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling Agreement--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2005-GG4 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer that holds Series 2005-GG4 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2005-GG4 non-offered certificates or the related companion loans.

     Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase a mortgage loan sold by it under the circumstances described under "Description of the Mortgage
Pool--Cures and Repurchases" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o   a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o   these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o   affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

                                      S-57

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO
TERMINATE THE SPECIAL SERVICER OF THE WHOLE LOANS

     With respect to certain of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See
"Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for a description of these rights to terminate a special servicer.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate companion loan (other than the Innovation Park at Penn State companion loan), take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage Loans--the Whole Loans". See "The
Pooling Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative and (ii) in the case of each subordinate companion loan (other than the Innovation Park at Penn State companion loan) the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of each subordinate companion loan (other than the Innovation Park at Penn State companion loan), the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents.

     With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling Agreement--General" in this prospectus supplement.

     Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best

                                      S-58

interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OF A DEFECTIVE
MORTGAGE LOAN

     Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates
(except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, if the breach or defect relates to a mortgage loan jointly sold by Commerzbank AG, New York Branch, and Goldman Sachs Mortgage
Company, each of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage
Company will be obligated to take those remedial actions only with respect to its portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will repurchase or otherwise comply with any repurchase obligations. Any mortgage loan that is not repurchased and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See
"Description of the Mortgage Pool--Representations and Warranties" and "--Cures
and Repurchases" in this prospectus supplement for a summary of certain representations and warranties.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-AB or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the
Class X certificates.

     See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Offered Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-59

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the trust created pursuant to the Pooling Agreement (the
"Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage
Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such mortgage loan in June or the date of origination of such mortgage loan (the "Cut-Off Date"), after deducting payments of principal due on such date, of approximately $4,019,397,487 (with respect to each Mortgage Loan, the "Cut-Off Date Balance" and, in the aggregate, the
"Initial Pool Balance"). Each Mortgage Loan is evidenced by one or more promissory notes (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self-storage or manufactured housing community property
(each, a "Mortgaged Property"). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) no defaults, delinquencies or prepayments on any
Mortgage Loan on or prior to the Cut-Off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional
Information" in this prospectus supplement.

     When information presented in the prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.

     All information presented in this prospectus supplement with respect to a
Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is
calculated without regard to the related Pari Passu Companion Loan or
Subordinate Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for each of the Mortgage Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion
Loan.

     Of the Mortgage Loans to be included in the Trust Fund:

     o   One hundred and twenty (120) Mortgage Loans (the "Greenwich Loans"), representing approximately 61.5% of the Initial Pool Balance, were originated or acquired by Greenwich Capital Financial Products, Inc.
         ("GCFP");

     o   Sixty-three (63) Mortgage Loans (the "Archon Loans"), representing approximately 32.2% of the Initial Pool Balance, were originated by
         Archon Financial, L.P. ("Archon") (including the mortgage loan, identified as loan no. 1 on Annex C-1 to this prospectus supplement
         (the "Mall at Wellington Green Loan") that is being sold to the
         Depositor jointly with Commerzbank but not including any other loan described below);

     o   One (1) Mortgage Loan, identified as loan no. 3 on Annex C-1 to this prospectus supplement ("The Streets at Southpoint Loan"), representing approximately 4.2% of the Initial Pool Balance,

                                      S-60

         was originated jointly by Archon, Commerzbank and Teachers Insurance and Annuity Association of America;

     o   One (1) Mortgage Loan, identified as loan no. 17 on Annex C-1 to this prospectus supplement (the "200 Madison Avenue Loan"), representing approximately 1.1% of the Initial Pool Balance, was jointly originated by Archon and Morgan Stanley Mortgage Capital Inc.; and

     o   One (1) Mortgage Loan, identified as loan no. 25 on Annex C-1 to this prospectus supplement, (the "Cascade Mall Loan") representing approximately 1.0% of the Initial Pool Balance, was originated by
         Commerzbank AG, New York Branch ("Commerzbank").

     The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The Archon Loans were originated for sale to
Goldman Sachs Mortgage Company ("GSMC"). GSMC has or will acquire prior to the
Closing Date (i) the Archon Loans, (ii) Archon's portion of each of The Streets at Southpoint Loan and the 200 Madison Avenue Loan, and (iii) a portion of the
Cascade Mall Loan. In addition, prior to the Closing Date, GSMC is expected to sell a portion of the Mall at Wellington Green Loan to Commerzbank. GS Mortgage
Securities Corporation II (the "Depositor") will acquire the Mortgage Loans from
GSMC, GCFP and Commerzbank (collectively, the "Loan Sellers") on or about June
23, 2005 (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling
Agreement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Cut-Off Date Balance(1).......................................     $4,019,397,487
Number of Mortgage Loans..............................................                186
Number of Mortgaged Properties........................................                203
Average Cut-Off Date Mortgage Loan Balance............................        $21,609,664
Weighted Average Mortgage Rate........................................             5.519%
Range of Mortgage Rates...............................................   4.622% to 7.055%
Weighted Average Cut-Off Date Remaining Term to Maturity (months).....                106
Range of Cut-Off Date Remaining Terms to Maturity (months)............          36 to 141
Weighted Average Cut-Off Date DSCR(2).................................              1.54x
Range of Cut-Off Date DSCRs(2)........................................     1.11x to 2.73x
Weighted Average Cut-Off Date LTV(3)..................................              71.9%
Range of Cut-Off Date LTVs(3).........................................     40.5% to 82.4%
Weighted Average LTV at Maturity(4)...................................              66.2%
Balloon Mortgage Loans(5).............................................              20.1%
Defeasance Loans......................................................              93.6%


--------------------

(1)  Subject to a permitted variance of plus or minus 5%.

(2)  "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related
     Mortgaged Property divided by the annual debt service for such Mortgage
     Loan. The annual debt service used for purposes of calculating the DSCR for each of the Whole Loans with a Pari Passu Companion Loan is the aggregate annual debt service of the Mortgage Loan and the related Pari Passu
     Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group, certain of the mortgage loans with escrows and the
     Mortgage Loans with earnout provisions are described on Annex A to this prospectus supplement.

(3)  "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for each of the Whole
     Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loans and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group, certain of the mortgage loans with escrows and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.

                                      S-61

(4)  "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as
     LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the
     Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal. Additional adjustments for the cross-collateralized mortgage loan group, certain of the mortgage loans with escrows and the Mortgage
     Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement. There can be no assurance that the value of any particular Mortgaged Property is now, will be at maturity equal to or greater than its original appraised value.

(5)  Excludes the Mortgage Loans that pay interest-only until maturity or for a partial interest-only period. (II) ADDITIONAL INDEBTEDNESS

     The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage
Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:



------------------------------------------------------------------------------------------------------------------
                                                         % OF          INITIAL      INTEREST
                                           AGGREGATE    INITIAL       PRINCIPAL      RATE ON
                     MORTGAGED              CUT-OFF       POOL        AMOUNT OF     MEZZANINE    MATURITY DATE OF
 LOAN NO.          PROPERTY NAME          DATE BALANCE  BALANCE    MEZZANINE DEBT      LOAN       MEZZANINE LOAN
------------------------------------------------------------------------------------------------------------------

    52     Rockaway 80 Corporate Center   $23,000,000     0.6%       $ 2,750,000     10.0%(1)  March 1, 2006
------------------------------------------------------------------------------------------------------------------
    60     Legacy Bank Plaza (2)          $21,000,000     0.5%       $ 4,436,000  Libor + 8.5% May 16, 2005
------------------------------------------------------------------------------------------------------------------
    67     105 Challenger                 $19,500,000     0.5%       $ 6,500,000  Libor + 6.0% June 6, 2010
------------------------------------------------------------------------------------------------------------------
    71     2860 Gateway Drive             $18,000,000     0.4%       $ 3,500,000  Libor + 2.5% September 6, 2005
------------------------------------------------------------------------------------------------------------------


---------------
(1)  After July 31, 2005, the interest rate on the mezzanine loan will increase to 12%.
(2)  If the mezzanine loan is not paid in full on or before August 7, 2005, the interest rate on the mezzanine loan will increase from LIBOR plus 8.5% to
     LIBOR plus 17.5%.

     In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the
Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor

                                      S-62

agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     With respect to the Mortgage Loans listed in the chart below, the direct and indirect equity owners of the borrower are permitted to incur mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed below.

     The applicable Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur mezzanine debt, as described below.



-----------------------------------------------------------------------------------------------------------------
                                                      MORTGAGE LOAN    COMBINED                      MAXIMUM
                                                      CUT-OFF DATE    MAXIMUM LTV    COMBINED       MEZZANINE
LOAN NO.           MORTGAGED PROPERTY NAME               BALANCE         RATIO     MINIMUM DSCR   DEBT PERMITTED
-----------------------------------------------------------------------------------------------------------------

   3      The Streets at Southpoint                  $  169,622,411       75%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
   7      Hyatt Regency Dallas                       $   90,000,000       85%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
   8      Astor Crowne Plaza(1)                      $   85,000,000       78%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  11      Kings' Shops                               $   72,000,000       80%         1.10x             NA
-----------------------------------------------------------------------------------------------------------------
  15      Gilbert Gateway Towne Center               $   50,200,000       90%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  24      Four Falls(2)                              $   42,200,000       80%           NA              NA
-----------------------------------------------------------------------------------------------------------------
  30      Peachtree 25th                             $   35,500,000       79%         1.00x         $2,000,000
-----------------------------------------------------------------------------------------------------------------
  31      Oak Hill/ Walnut Hill(2)                   $   35,300,000       80%           NA              NA
-----------------------------------------------------------------------------------------------------------------
  34      Marin Gateway Retail Center                $   30,000,000       70%         1.45x             NA
-----------------------------------------------------------------------------------------------------------------
  38      Whitman Square                             $   27,860,000       80%         1.25x             NA
-----------------------------------------------------------------------------------------------------------------
  41      Mart of Montebello                         $   26,700,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  56      Courts at Preston Oaks                     $   22,500,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  57      Loehmann's  Plaza                          $   22,360,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  59      Forty West Plaza                           $   21,460,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  65      Enterprise Shopping Center                 $   19,970,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  66      Fairfax Circle                             $   19,650,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  67      105 Challenger                             $   19,500,000       85%           NA              NA
-----------------------------------------------------------------------------------------------------------------
  70      Pickett Shopping Center                    $   18,170,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  75      Prairie Town Center                        $   17,416,165       80%         1.10x             NA
-----------------------------------------------------------------------------------------------------------------
  79      Silver Hill Plaza                          $   15,970,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  80      Glendale Exchange                          $   15,965,253       85%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  81      Seaview House                              $   15,500,000       80%         1.25x             NA
-----------------------------------------------------------------------------------------------------------------
  84      Hilton Garden Inn-Valencia, CA             $   15,040,000       75%         1.40x             NA
-----------------------------------------------------------------------------------------------------------------
  86      Rockaway Executive Center                  $   14,900,000       80%           NA              NA
-----------------------------------------------------------------------------------------------------------------
  87      Concordia Shopping Center                  $   14,700,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
  88      Flamingo Market Place                      $   14,620,000       85%         1.10x             NA
-----------------------------------------------------------------------------------------------------------------
  94      Best Western Carriage Inn (3)              $   13,000,000       70%         1.50x         $1,000,000
-----------------------------------------------------------------------------------------------------------------
 103      McLean Chain Bridge                        $   11,330,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
 111      Chantilly Plaza                            $    9,360,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
 114      Eastland Park Hotel                        $    8,467,850       70%         1.40x             NA
-----------------------------------------------------------------------------------------------------------------
 118      El Dorado Shopping Center-Long Beach       $    8,200,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
 128      Aspen Manor Plaza                          $    7,140,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
 155      Lee & Harison                              $    4,810,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------
 165      Bladen Plaza                               $    3,960,000       80%         1.20x             NA
-----------------------------------------------------------------------------------------------------------------


------------------------------------
(1)  Mezzanine debt is not permitted until April 6, 2010.
(2)  Mezzanine debt permitted only after the B-note is paid in full (or to pay off the B-note).
(3)  Future debt permitted only in connection with a partner buy-out or lender approved sale of the related Mortgaged Property.

     In addition, with respect to 4 Mortgage Loans to affiliated borrowers,
(identified as loan nos. 2, 6, 12 and 40, respectively, on Annex C-1 to this prospectus supplement), representing approximately 5.0%,

                                      S-63

2.4%, 1.8% and 0.7%, respectively, of the Initial Pool Balance, the related
Mortgage Loan documents permit pledges (but not the foreclosure thereon) by the related borrower's parent (or any entity holding any direct or indirect interests in such borrower's parent) of their direct or indirect ownership interest in the borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such corporate line of credit or other financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such line of credit or other financing.

     As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to borrowers under their respective Mortgage Loans:

     o   With respect to 1 Mortgage Loan, identified as loan no. 3 on Annex C-1 to this prospectus supplement, representing approximately 4.2% of the
         Initial Pool Balance, the borrower is permitted to incur additional debt by increasing the principal balance of the related Subordinate
         Companion Loan, subject to the satisfaction of certain conditions including, that after the incurrence of the debt, the loan to value ratio does not exceed 75% and the debt service coverage ratio is not less than 1.20x (calculated on the basis of the actual loan constant)
         and 0.90x (calculated on the basis of an assumed loan constant of 9%).
         The mortgage loan also permits future mezzanine debt as described above.

     o   With respect to 1 Mortgage Loan, identified as loan no. 8 on Annex C-1 to this prospectus supplement), representing approximately 2.1% of the
         Initial Pool Balance, the borrower is permitted to enter into an unsecured working capital line of credit in an amount not to exceed
         $2,500,000, provided such funds are used solely for tenant improvements, leasing costs, other capital or operating expenditures or other expenses made with respect to the Mortgaged Property and that such debt is subordinated to the Mortgage Loan and subject to a standstill agreement. In addition, this borrower was entitled to certain tax credits due to its status as a "qualified rehabilitated building." The borrower transferred these tax credits to the operating tenant at the Astor Crowne Plaza Mortgaged Property (the "Astor
         Operating Tenant"), an entity that is 99.9% owned by Chevron TCI, Inc.
         and Chrysalis of Louisiana, L.L.C. and, in consideration for such transfer, an affiliate of the borrower received an unsecured loan in the amount of $927,000 from the Astor Operating Tenant. The Astor
         Operating Tenant is the lessee under a lease with the borrower (which lease expires on December 31, 2035). An affiliate of the borrower
         (which entity holds the 0.1% managing membership interest in the Astor
         Operating Tenant) has pledged its interest in the Astor Operating
         Tenant to the senior lender as additional collateral for the Mortgage
         Loan.

     o   With respect to 1 Mortgage Loan, identified as loan no. 17 on Annex C-1 to this prospectus supplement, representing approximately 1.1% of the
         Initial Pool Balance, the loan documents permit the partners of 200
         Madison Associates, L.P. ("Madison Associates" ), the owner of the borrower's sole member, 200 Madison Tier II LLC, to lend unsecured subordinate debt to Madison Associates in an amount of up to
         $10,000,000, which amounts may only be used as a capital contribution to the borrower. The borrower is permitted to use the capital contribution solely for the payment of expenses related to the operation, maintenance, leasing and improvement of the related
         Mortgaged Property.

     o   With respect to 1 Mortgage Loan, identified as loan no. 24 on Annex C-1 to this prospectus supplement, representing approximately 1.0% of the
         Initial Pool Balance, the borrower guaranteed the payment obligations of (i) the Subordinate Companion Loan related to the Mortgage Loan identified as loan no. 31 on Annex C-1 to this prospectus supplement
         (the "Oak Hill/Walnut Hill Subordinate Companion Loan") and (ii) the
         subordinate companion loan related to a loan that is not an asset of the Trust (the "Other Subordinate Companion Loan") and delivered a subordinate mortgage with respect to the related Mortgaged Property to the holder of the Oak Hill/ Walnut Hill Subordinate Companion Loan and
         the holder of the Other Subordinate Companion Loan as security for its guaranty. The holders of the Oak Hill/Walnut Hill Subordinate

                                      S-64

         Companion Loan and the Other Subordinate Companion Loan have entered into a standstill agreement with the holder of the Four Falls Mortgage
         Loan.

     o   With respect to 1 Mortgage Loan, identified as loan no. 30 on Annex C-1 to this prospectus supplement, representing approximately 0.9% of the
         Initial Pool Balance, the borrower is permitted to incur unsecured subordinate debt in the future, provided such debt does not exceed
         $4,000,000, such debt is used for tenant improvements, leasing costs or capital improvements and that the subordinate lender enter into an acceptable standstill agreement.

     o   With respect to 1 Mortgage Loan, identified as loan no. 31 on Annex C-1 to this prospectus supplement, representing approximately 0.9% of the
         Initial Pool Balance, the borrower guaranteed the payment obligations of (i) the Subordinate Companion Loan related to the Mortgage Loan identified as loan no. 24 on Annex C-1 to this prospectus supplement
         (the "Four Falls Subordinate Companion Loan") and (ii) the Other
         Subordinate Companion Loan and delivered a subordinate mortgage with respect to the related Mortgaged Property to the holder of the Four
         Falls Subordinate Companion Loan and the holder of the Other
         Subordinate Companion Loan as security for its guaranty. The holders of the Four Falls Subordinate Companion Loan and the Other Subordinate
         Companion Loan have entered into a standstill agreement with the holder of the Oak Hill/Walnut Hill Mortgage Loan.

     o   With respect to 1 Mortgage Loan, identified as loan no. 32 on Annex C-1 to this prospectus supplement, representing approximately 0.8% of the
         Initial Pool Balance, the borrower has incurred $200,000 secured secondary financing from its sponsor, subject to a subordination and standstill agreement.

     o   With respect to 1 Mortgage Loan, identified as loan no. 84 on Annex C-1 to this prospectus supplement, representing approximately 0.4% of the
         Initial Pool Balance, the borrower is permitted to incur additional debt in connection with a partner buyout or an approved loan assumption, in each case subject to the satisfaction of certain conditions, including a combined LTV ratio that does not exceed the lesser of the LTV ratio at loan closing and 75%, a combined DSCR that is not less than the greater of 1.40x and the DSCR at loan closing and the delivery of an acceptable intercreditor agreement. If the additional debt will be secured by the related Mortgaged Property, the borrower will be required to obtain approval from the Special Servicer and a "no downgrade" confirmation from the Rating Agencies.

     o   With respect to 1 Mortgage Loan, identified as loan no. 94 on Annex C-1 to this prospectus supplement, representing approximately 0.3% of the
         Initial Pool Balance, the borrower is permitted to incur unsecured debt in connection with a partner buyout or an approved loan assumption, provided the combined DSCR is at least 1.50x, and lender has received an acceptable intercreditor agreement, and, if such debt is secured by the Mortgaged Property, borrower has obtained approval from the Special
         Servicer and a "no down-grade" confirmation from the Rating Agencies.

     o   With respect to 1 Mortgage Loan, identified as loan no. 114 on Annex
         C-1 to this prospectus supplement, representing approximately 0.2% of the Initial Pool Balance, the borrower is permitted to incur up to
         $200,000 in additional debt in connection with a partner buy-out or an approved loan assumption, in each case subject to the satisfaction of certain conditions, including a combined LTV ratio that does not exceed
         70%, a combined DSCR not less than 1.40x and the delivery of an acceptable intercreditor agreement. If the additional debt will be secured by the related Mortgaged Property, the borrower will be required to obtain approval from the Special Servicer and "no downgrade" confirmation from the Rating Agencies.

     o   With respect to 1 Mortgage Loan, identified as loan no. 122 on Annex
         C-1 to this prospectus supplement, representing approximately 0.2% of the Initial Pool Balance, the borrower is permitted to incur unsecured subordinate debt in the future from a member of the borrower,

                                      S-65

         subject to the satisfaction of certain conditions including a combined
         LTV ratio that does not exceed 85% and the delivery of a satisfactory subordination and standstill agreement.

     Furthermore, the respective Mortgaged Properties that secure each Whole
Loan also secure the related Pari Passu Companion Loans and/or the related
Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

     Certain risks relating to additional debt are described in "Risk
Factors--Other Financings" in this prospectus supplement.

     DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage
Note (each such date, a "Due Date") that occur as described in the table below with the indicated grace period.

                                                            % OF INITIAL
                                              NUMBER OF       MORTGAGE
               DUE DATE     GRACE PERIOD    MORTGAGE LOANS  POOL BALANCE
               --------     ------------    --------------  ------------
                1st             0                3               4.7%
                1st             1                1               2.2%
                1st             5                41             14.3%
                1st             15               8               1.2%
                6th             0               123             74.1%
                6th             5                7               3.1%
                6th             15               3               0.3%

     As used in this prospectus supplement, "grace period" is the number of days before late payment charges are due under the loan. See Annex C-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

     All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the
Mortgage Loans bear fixed interest rates. All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a
360-day year ("Actual/360 Basis"). Ninety-seven (97) of the Mortgage Loans, representing approximately 49.2% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 4 months to 60 months. Twenty-nine (29) of the Mortgage Loans, representing approximately 30.7% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. The remaining 60
Mortgage Loans, representing approximately 20.1% of the Mortgage Loans (of the
Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such
Mortgage Loans (each, a "Balloon Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

     With respect to 1 Mortgage Loan, identified on Annex C-1 to this prospectus supplement as loan no. 7, representing approximately 2.2% of the Initial Pool
Balance, in the absence of a default, all scheduled amortization will be applied to the related Subordinate Companion Loan that is not part of the trust until the related Subordinate Companion Loan is paid to zero.

     With respect to 4 Mortgage Loans, identified on Annex C-1 to this prospectus supplement as loan nos. 76, 83, 90 and 95, representing approximately
0.4%, 0.4%, 0.3% and 0.3%, respectively, of the Initial Pool Balance, the related Mortgage Loan amortizes based on a changing amortization schedule as set forth on Annex C-3, C-4, C-5 and C-6 to this prospectus supplement.

     With respect to 1 Mortgage Loan, identified on Annex C-1 to this prospectus supplement as loan no. 48, representing approximately 0.6% of Initial Pool
Balance, the interest rate is 4.622% through the April 2006 payment date and increases annually thereafter to a maximum rate of 5.372% for all payment

                                      S-66

dates after the April 2010 payment date, and the DSCR as of the Cut-Off Date assuming the highest interest rate payable under the Mortgage Loan of 5.372% is
1.65x.

         "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged
Property or controlling interest in the borrower without the consent of the mortgagee. Certain of the Mortgage Loans provide that such transfers are permitted if certain conditions are satisfied, which may include one or more of the following:

         (i) no event of default has occurred,

         (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the
     Mortgaged Property,

         (iii)the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

         (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

         (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage
     Loans allow the borrower to sell or otherwise transfer the related
     Mortgaged Property a limited number of times without paying an assumption fee.

     Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will result in a permitted transfer. See "Certain
Characteristics of the Mortgage Loans--Additional Indebtedness" and "--Future
Mezzanine Debt" above. In addition, with respect to the Mortgage Loan identified as loan no. 28 on Annex C-1 to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance, the borrower obtained preferred equity financing from a preferred partner of the borrower. Although payments to the preferred partner may only be from excess cash returned to the borrower, in the event the preferred equity financing is not satisfied by an outside date or upon an event of default under the partnership agreement, the preferred partner will be permitted to exercise a buy/sell option under the partnership agreement and cause the transfer of control of the borrower to the preferred partner.

     In addition, certain of the Mortgage Loans permit certain limited transfers such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.

     The Special Servicer will determine, in a manner consistent with the
Servicing Standards, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property, subject to the approval of the Controlling Class
Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability
of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of all but 13 of the
Mortgage Loans (the "Defeasance Loans"), representing approximately 6.4% of the
Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance

                                      S-67

Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). With respect to all of the
Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the
Closing Date.

     The Defeasance Option is also generally conditioned on, among other things,
(a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due
Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non-callable obligations backed by the full faith and credit of the United
States of America or, in certain cases, other U.S. government securities providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government securities and (B)
delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged
Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the
Mortgage Loan.

     In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a
Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     VOLUNTARY PREPAYMENTS. All of the mortgage loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

     A defeasance period, as described with respect to the Defeasance Loans under "-Defeasance; Collateral Substitution" above with respect to 173 of the
Mortgage Loans representing approximately 93.6% of the Initial Pool Balance;

     A prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a prepayment premium equal to 1% of the outstanding principal balance of the
Mortgage Loan and a yield maintenance premium with respect to 11 of the Mortgage
Loans representing approximately 3.1% of the Initial Pool Balance;

     A prepayment consideration period during which voluntary prepayments are permitted subject to the payment of a yield maintenance premium with respect to
1 of the Mortgage Loans representing approximately 2.2% of the Initial Pool
Balance; and

     A prepayment consideration period during which voluntary prepayments are permitted subject to the payment of a prepayment premium equal to 1% of the outstanding principal balance of the Mortgage Loan with respect to 1 of the
Mortgage Loans representing approximately 1.1% of the Initial Pool Balance.

                                      S-68

     PARTIAL RELEASES. The Mortgage Loans identified as loan nos. 26, 47, 109 and 123 on Annex C-1 to this prospectus supplement, representing approximately
1.0%, 0.6%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, are secured by more than one Mortgaged Property and permit the release of one or more of the Mortgaged Properties in connection with a partial Defeasance, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender in an amount generally equal to between 110% and 125% of the allocated loan amount for the Mortgaged Property to be released or, in certain cases, if applicable, 100% of the sale or refinancing proceeds and/or (2)
satisfy certain debt service coverage tests or LTV ratio tests with respect to the remaining Mortgaged Properties after the partial Defeasance.

     One (1) Mortgage Loan, identified as loan no. 6 on Annex C-1 to this prospectus supplement, representing approximately 2.4% of the Initial Pool
Balance, permits the free release of two parcels at the Mortgaged Property, subject to the satisfaction of certain conditions in the loan documents. The current LTV for this Mortgage Loan is 70.5%, and after the release of the parcels, the LTV will be 76.3%.

     One (1) Mortgage Loan, identified as loan no. 104 on Annex C-1 to this prospectus supplement, representing approximately 0.3% of the Initial Pool
Balance, permits the partial defeasance and release of one or more individual parcels (other than Building A, the largest building which may not be released from the lien of the mortgage (other than in connection with a full Defeasance), subject to the satisfaction of certain conditions, including that the borrower deliver a Defeasance Deposit in an amount equal to 125% of the allocated loan amount attributed to such Mortgaged Property and that after giving effect to such release, the underwritten DSCR is not less than the greater of (i) the underwritten DSCR immediately preceding such release and (ii) 0.77x.

     One (1) Mortgage Loan, identified as loan no. 121 on Annex C-1 to this prospectus supplement, representing approximately 0.2% of the Initial Pool
Balance, permits the partial defeasance and release of a certain portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including that (i) the borrower deliver to the lender a partial Defeasance
Deposit in the amount of $1,058,000 plus other amounts, which, collectively, will be sufficient to purchase the defeasance collateral, and (ii) after giving effect to such release, (A) the DSCR is not less than 1.30x and (B) the LTV ratio is not less than 75%.

     With respect to 1 Mortgage Loan (secured by three Mortgaged Properties), identified as loan no. 123 on Annex C-1 to this prospectus supplement, representing approximately 0.2% of the Initial Pool Balance, the loan documents permit the partial release of either or both portions of the individual
Mortgaged Property known as H&E Equipment Services, subject to the satisfaction of certain conditions, including (i) that the borrower deliver to lender a release price equal to the fair market value of the portion to be released, but in no event less than $133,420 (with respect to one portion) and/or $279,665
(with respect to the other portion); (ii) that after giving effect to such release, the DSCR with respect to the unreleased Mortgaged Properties is greater than or equal to the greater of (x) the original DSCR allocated to the unreleased Mortgaged Properties and (y) the combined DSCR of all of the
Mortgaged Properties prior to the release; and (iii) after giving effect to such release the LTV ratio of the Mortgage Loan will not be greater than 82.5%.

     One (1) Mortgage Loan, identified as loan no. 132 on Annex C-1 to this prospectus supplement, representing approximately 0.2% of the Initial Pool
Balance, permits the partial defeasance and release of one or more individual parcels of the Mortgaged Property, subject to the satisfaction of certain conditions, including that (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to 125% of the allocated unpaid loan amount attributable to the specific parcel of the Mortgaged Property being released plus other amounts, which, collectively, will be sufficient to purchase defeasance collateral.

     One (1) Mortgage Loan, identified as loan no. 149 on Annex C-1 to this prospectus supplement, representing approximately 0.1% of the Initial Pool
Balance, permits the partial release of the portion of the Mortgaged Property known as 478 Jumpers Hole Road, subject to the satisfaction of certain conditions, including that the borrower deliver to the lender an amount equal to
$1,058,000 plus the yield maintenance premium on such amount.

                                      S-69

     In addition, certain Mortgage Loans provide for the release of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process.

     See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

     ESCROWS. One hundred and sixty-one (161) of the Mortgage Loans, representing approximately 76.9% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

     One hundred and forty-nine (149) of the Mortgage Loans, representing approximately 73.1% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

     One hundred and fifty-three (153) of the Mortgage Loans, representing approximately 63.9% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

     One hundred and nine (109) of the Mortgage Loans, representing approximately 62.4% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

     ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in Annex
A sets forth selected characteristics of the pool of Mortgage Loans as of the
Cut-Off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an
individual basis, see Annex C-1 to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see
Annex B to this prospectus supplement.

THE WHOLE LOANS

     GENERAL. Fourteen (14) of the Mortgage Loans (each a "Whole Loan"), representing approximately 20.5% of the Initial Pool Balance, are part of a split loan structure, where the related Mortgage Loan and one or more other companion loans that are pari passu in right of payment with the related
Mortgage Loan (each a "Pari Passu Companion Loan") or are subordinate in right of payment with the related Mortgage Loan (each a "Subordinate Companion Loan", and together with the Pari Passu Companion Loans, the "Companion Loans") are
secured by the same mortgage instrument on the related Mortgaged Property. In each case, the Mortgage Loan and its related Pari Passu Companion Loan(s) have the same interest rate, maturity date and amortization term.

     All of the Whole Loans (the "Serviced Whole Loans") will be serviced pursuant to the Pooling Agreement. Any Companion Loan that is part of a Serviced
Whole Loan is referred to in this prospectus supplement as a "Serviced Companion
Loan").

                                      S-70

     The table below identifies each of the pooled mortgage loans that have corresponding Companion Loans.



                                            ORIGINAL                     SUBORDINATE     PARI PASSU      ORIGINAL      ORIGINAL
                                         PRINCIPAL LOAN   % OF INITIAL    COMPANION    COMPANION LOAN   WHOLE LOAN    WHOLE LOAN
            MORTGAGE LOAN                    BALANCE       POOL BALANCE     BALANCE         BALANCE         LTV          DSCR
---------------------------------------- --------------   ------------- -------------- --------------   ----------    ------------

Wells Fargo Center......................  $200,000,000        5.0%             NA         $76,000,000       80.0%         1.54x
The Streets at Southpoint...............  $170,000,000        4.2%      $85,000,000(1)        NA            75.0%         1.22x
Hyatt Regency Dallas....................  $ 90,000,000        2.2%      $20,000,000(2)        NA            64.7%         2.23x
One HSBC Center.........................  $ 78,000,000        1.9%      $ 5,000,000(3)        NA            81.4%         1.23x
Glendale Portfolio - 801 North Brand....  $ 70,540,000        1.8%      $ 5,000,000(4)        NA            75.9%         1.33x
200 Madison Avenue......................  $ 45,000,000        1.1%         NA             $45,000,000       45.0%         2.65x
Four Falls..............................  $ 42,200,000        1.0%      $ 1,600,000(5)        NA            80.2%         1.52x(10)
Oak Hill/Walnut Hill....................  $ 35,300,000        0.9%      $ 2,200,000(6)        NA            82.1%         1.54x(10)
Rockaway 80 Corporate Center............  $ 23,000,000        0.6%      $ 3,500,000(7)        NA            76.6%         1.00x
Homewood Suites - Lansdale..............  $ 17,225,000        0.4%        (8)                 NA            67.8%         1.93x
Airport Center..........................  $ 15,400,000        0.4%      $ 3,850,000           NA            87.5%         1.24x
Hampton Inn - Plymouth Meeting..........  $ 15,053,202        0.4%        (8)                 NA            77.2%         1.37x
Hampton Inn - Philadelphia Airport......  $ 13,489,501        0.3%        (8)                 NA            76.2%         1.37x
Innovation Park at Penn State...........  $  9,000,000        0.2%      $   562,500(9)        NA            82.7%         1.29x

-----------------
(1)  The Streets at Southpoint Subordinate Companion Loan has an interest rate
     5.865%. Under the terms of the loan agreement, the balance of the
     Subordinate Companion Loan may be increased provided that (a) the aggregate loan-to-value ratio of the Whole Loan after the additional advance would not exceed 75%, (b) the aggregate debt-service coverage ratio of the Whole
     Loan after the additional advance would not be less than 1.20x (based on the actual loan constant) or 0.90x (based on an assumed loan constant of
     9.0%) and (c) each rating agency has confirmed that the advance would not result in the downgrade, withdrawal or qualification of any rating then assigned to any class of certificates.
(2)  The Hyatt Regency Dallas Subordinate Companion Loan has an interest rate of
     5.590%. All scheduled amortization under the Hyatt Regency Dallas Whole
     Loan will be paid to the Hyatt Regency Dallas Subordinate Companion Loan unless a monetary default or non-monetary default that causes a special servicing transfer occurs.
(3)  The One HSBC Center Subordinate Companion Loan has an interest rate of
     6.200%.
(4)  The 801 North Brand Subordinate Companion Loan has an interest rate of
     5.727%.
(5)  The related Mortgage Loan Seller has provided the borrower with a floating rate Subordinate Companion Loan in an amount up to $10,500,000, to be funded by the related Mortgage Loan Seller within three years of the origination date of the Whole Loan. The Subordinate Companion Loan bears interest at a floating rate equal to 1-month LIBOR plus 3.25% and is subject to a LIBOR floor of 2.25%. As of the Cut-off Date, the borrower has received $1,600,000 under the Subordinate Companion Loan. See "--Additional
     Indebtedness".
(6)  The related Mortgage Loan Seller has provided the borrower with a floating rate Subordinate Companion Loan in an amount up to $13,400,000, to be funded by the related Mortgage Loan Seller within three years of the origination date of the Whole Loan. The Subordinate Companion Loan bears interest at a floating rate equal to 1-month LIBOR plus 3.25% and is subject to a LIBOR floor of 2.25%. As of the Cut-off Date, the borrower has received $2,200,000 under the Subordinate Companion Loan. See "--Additional
     Indebtedness".
(7)  The Rockaway 80 Corporate Center Subordinate Companion Loan has an interest rate of 7.663%.
(8)  The Subordinate Companion Loan is an interest-only note that provides for the payment of interest (0.55% Homewood Suites - Lansdale, 0.55% Hampton
     Inn - Plymouth Meeting, 0.55% Hampton Inn - Philadelphia Airport) based on a notional amount equal to the principal balance of the related mortgage loan that is in the trust.
(9)  The Innovation Park at Penn State Subordinate Companion Loan has an
     interest rate of 12.750%. (10) Based on a LIBOR assumption of 3.00%.

     THE WELLS FARGO CENTER WHOLE LOAN. The Mortgage Loan identified as loan no.
2 on Annex C-1 to this prospectus supplement (the "Wells Fargo Center Loan"), has an outstanding principal balance as of the Cut-Off Date of $200,000,000, representing approximately 5.0% of the Initial Pool Balance, and is secured by the same Mortgaged Property on a pari passu basis with one Pari Passu Companion
Loan (the "Wells Fargo Center Pari Passu Companion Loan" and, together with the
Wells Fargo Center Loan, the "Wells Fargo Center Whole Loan" ). The Wells Fargo
Center Pari Passu Companion Loan is owned by Greenwich Capital Financial
Products, Inc. The Wells Fargo Center Pari Passu Companion Loan has an original principal balance of $76,000,000 and is not an asset of the trust.

     A co-lender agreement (the "Wells Fargo Center Co-Lender Agreement" )
governs the respective rights and powers of the noteholders of the Wells Fargo
Center Whole Loan. The Wells Fargo Center Co-Lender Agreement provides, in general, that:

     o   the Wells Fargo Center Loan and the Wells Fargo Center Pari Passu
         Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;
         and

     o   the Pooling Agreement will govern the servicing and administration of the Wells Fargo Center Loan and the Wells Fargo Center Pari Passu
         Companion Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Wells Fargo Center Loan and the Wells Fargo Pari Passu
Companion Loan will be effected in accordance with the Pooling Agreement.
However, in the case of the Wells Fargo Pari Passu Companion Loan, the holder of certificates representing a majority interest in the controlling class of certificates issued by the related securitization trust (the "Wells Fargo
Majority Holder") will have the right to consult with the Special Servicer and have an opportunity to review any proposed action to be taken in respect of the following items:

                                      S-71

     o   any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the Mortgaged Property securing the Wells Fargo Whole Loan if it comes into and continues in default;

     o   any modification, extension, amendment or waiver of a monetary term
         (including a change in the timing of payments) or any material non monetary term of the Wells Fargo Whole Loan;

     o   any proposed sale of the Mortgaged Property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o   any acceptance of a discounted payoff with respect to the Wells Fargo
         Whole Loan;

     o   any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO Property;

     o   any release of collateral for the Wells Fargo Whole Loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Wells Fargo Whole Loan);

     o   any acceptance of substitute or additional collateral for the Wells
         Fargo Whole Loan (other than in accordance with the terms of the Wells
         Fargo Whole Loan);

     o   any waiver of a "due on sale" or "due on encumbrance" clause in the
         Wells Fargo Whole Loan; and

     o   any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the Wells Fargo Whole Loan.

     THE STREETS AT SOUTHPOINT WHOLE LOAN. The Mortgage Loan identified as loan
no. 3 on Annex C-1 to this prospectus supplement (the "Streets at Southpoint
Loan"), which has an outstanding principal balance as of the Cut-Off Date of
$169,622,411, representing approximately 4.2% of the Initial Pool Balance, is secured by the same Mortgaged Property securing a related subordinate companion loan (the "Streets at Southpoint Subordinate Companion Loan" and, together with the Streets at Southpoint Loan, the "Streets at Southpoint Whole Loan") that is not included in the trust and that had an original principal balance of
$85,000,000.

     The Streets at Southpoint Whole Loan will be serviced by the Master
Servicer and the Special Servicer, as applicable, according to the Servicing
Standards. An intercreditor agreement (the "Streets at Southpoint Intercreditor
Agreement") governs the respective rights and powers of the holder of the
Streets at Southpoint Loan and holder of the Streets at Southpoint Subordinate
Companion Loan. The Streets at Southpoint Intercreditor Agreement provides, in general, that:

     o   the Streets at Southpoint Subordinate Companion Loan is subordinate to the Streets at Southpoint Loan;

     o   each note provides for payments of interest based on the outstanding balance and the applicable interest rate. Payments of principal are due under the notes pursuant to separate amortization schedules calculated based on the applicable interest rate and a 360-month amortization schedule;

     o   the borrower is permitted to prepay the Streets at Southpoint
         Subordinate Companion Loan at any time after July 6, 2007 with the payment of a yield maintenance charge. The borrower is also permitted to prepay the Streets at Southpoint Subordinate Companion Loan if the
         holder of the Streets at Southpoint Subordinate Companion Loan rejects a potential transferee of direct or indirect ownership interests of the borrower that would otherwise be permitted under the mortgage loan documents. The holder of the Streets at Southpoint Subordinate
         Companion Loan

                                      S-72

         may reject a potential transferee if (i) that transferee or its affiliate has ever been an adverse party to the holder of the Streets at Southpoint Subordinate Companion Loan in any litigation or threatened litigation, and (ii) that transferee or its affiliate has ever defaulted on a loan or on any agreement with the holder of Streets at Southpoint Subordinate Companion Loan that was not cured to the satisfaction of the holder of the Streets at Southpoint Subordinate
         Companion Loan. However, if no actual or threatened litigation or default is continuing, the transferee or its affiliate cannot be rejected by the holder of the Streets at Southpoint Subordinate
         Companion Loan if the holder of the Streets at Southpoint Subordinate
         Companion Loan has made or solicited making loans to such entity or any of its affiliates subsequent to the events described in clauses (i) and
         (ii) of this paragraph;

     o   so long as neither (i) a monetary event of default with respect to the
         Streets at Southpoint Whole Loan nor (ii) a material non-monetary event of default with respect to the Streets at Southpoint Whole Loan has occurred and is continuing (subject to the right of the holder of the
         Streets at Southpoint Subordinate Companion Loan to cure such monetary and non-monetary events of default), each of the Streets at Southpoint
         Loan and the Streets at Southpoint Subordinate Companion Loan are
         generally pari passu in right of payment with the other (i.e., the holders of each of the Streets at Southpoint Loan and the Streets at
         Southpoint Subordinate Companion Loan are entitled to concurrent payments of their respective pro rata share of all payments of principal and interest due under the mortgage loan documents) and following the occurrence and during the continuance of the events of default described in clauses (i) or (ii) of this paragraph, the Streets at Southpoint Loan will be senior in right of payment to the Streets at
         Southpoint Subordinate Companion Loan, such that all amounts received in respect of the Streets at Southpoint Whole Loan will be used to pay interest on the Streets at Southpoint Loan, then to pay principal on the Streets at Southpoint Loan until its principal balance is reduced to zero (except that if no event of default has occurred and is continuing under the related mortgage loan documents, or if an event of default is continuing but is being cured by the holder of the Streets at Southpoint Subordinate Companion Loan, then principal payments are limited to the amount then due and payable), then to pay interest on the Streets at Southpoint Subordinate Companion Loan, then to pay principal on the Streets at Southpoint Subordinate Companion Loan until its principal balance is reduced to zero (except that if the Streets at
         Southpoint Loan has not been paid in full, then principal payments are limited to the amount then due and payable); and

     o   the Pooling Agreement will govern the servicing and administration of the Streets at Southpoint Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holders of the Streets at Southpoint Whole Loan will be effected in accordance with the Pooling Agreement. However, certain decisions are required to be approved by the directing holder of the Streets at Southpoint Whole Loan
(the "Streets at Southpoint Directing Holder"), which, for so long as a control appraisal event does not exist, will be the holder of the Streets at Southpoint
Subordinate Companion Loan, and, after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class. A control appraisal event with respect to the Streets at Southpoint Whole Loan will exist if and for so long as the initial principal balance of the Streets at Southpoint
Subordinate Companion Loan (including additional subordinate debt under the related note) minus principal payments, appraisal reduction amounts and realized losses allocated to the Streets at Southpoint Subordinate Companion Loan is less than or equal to 25% of the initial principal balance of the Streets at
Southpoint Subordinate Companion Loan. The Streets at Southpoint Directing
Holder will have the right to approve the following with respect to the Streets at Southpoint Whole Loan:

     o   any proposed or actual foreclosure upon or comparable conversion of the ownership of the Mortgaged Property securing the Streets at Southpoint
         Whole Loan or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

     o   any modification, extension, amendment or waiver of a monetary term
         (including a change in the timing of payments) or any material non-monetary term of the Streets at Southpoint Whole Loan;

                                      S-73

     o   any proposed or actual sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the Pooling Agreement;

     o   any acceptance of substituted or additional collateral (other than in accordance with the terms of the related intercreditor agreement);

     o   a reduction in the interest or the monthly debt service payment or a deferral or a forgiveness of interest or principal;

     o   any proposed sale of the Streets at Southpoint Whole Loan following the occurrence of a default or of the related Mortgaged Property after it becomes REO property;

     o   any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the mortgage loan documents;

     o   any determination to bring the Mortgaged Property into compliance with applicable environmental laws;

     o   any release of collateral other than in accordance with the terms of the Streets at Southpoint Whole Loan;

     o   any acceptance of substitute or additional collateral other than in accordance with the terms of the Streets at Southpoint Whole Loan;

     o   any waiver of a "due-on-sale" or "due on-encumbrance" clause;

     o   any acceptance of an assumption agreement releasing the related borrower from liability under the Streets at Southpoint Whole Loan;

     o   any replacement of the property manager, if approval is required by the mortgage loan documents;

     o   any extension of the maturity date of the Streets at Southpoint Whole
         Loan;

     o   any renewal or replacement of the then existing insurance policies for the Mortgaged Property to the extent such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance required, if such actions require the approval of the lender under the related mortgage loan documents;

     o   any modification or waiver of any provision of the Streets at
         Southpoint Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness;

     o   the adoption or approval of a plan of bankruptcy with respect to the related borrower; and

     o   approval of any material capital expenditure that requires the approval of the lender under the related mortgage loan documents.

     In addition, the Streets at Southpoint Directing Holder may direct the
Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Streets at Southpoint Whole Loan that the Streets at Southpoint Directing Holder may consider advisable.

     No advice, direction or objection from or by the Streets at Southpoint
Directing Holder may require or cause the Master Servicer or the Special
Servicer, as applicable, to violate the terms of the related mortgage loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the Streets at Southpoint Intercreditor Agreement or the Pooling
Agreement.

                                      S-74

     During the continuance of a control appraisal event, the Streets at
Southpoint Directing Holder will have non-binding rights, to consult with the
Special Servicer in connection with the items listed above.

     The transfer of more than 49% of the ownership of the Streets at Southpoint
Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of those loans, or
(iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

     The Streets at Southpoint Intercreditor Agreement provides that in the event that (a) any payment of principal or interest on the Streets at Southpoint
Whole Loan is delinquent for longer than the applicable cure period, or (b) a non-monetary default by the related borrower occurs under the mortgage loan documents, the holder of the Streets at Southpoint Subordinate Companion Loan
will have the right to purchase the Streets at Southpoint Loan at a price generally equal to the unpaid principal balance of that loan, plus (i) accrued and unpaid interest on that loan, (ii) all related unreimbursed property advances, (iii) accrued and unpaid interest on all advances, (iv) all unreimbursed fees payable to the Master Servicer and Special Servicer, including work-out and liquidation fees payable under the Pooling Agreement, and (v) any other expenses relating to the Streets at Southpoint Whole Loan. Voluntary prepayments of the Streets at Southpoint Subordinate Companion Loan are
permitted any time after the second anniversary from the Closing Date.

     The Streets at Southpoint Intercreditor Agreement also provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults on the mortgage loan, the holder of the Streets at Southpoint Subordinate Companion Loan will have the right to cure such default, (i) in the case of a monetary default, within 5 business days of a scheduled payment or within 10 business days of an unscheduled payment after the expiration of the grace period and (ii) in the case of a default other than a monetary default, within a period of up to 90 days after the expiration of the applicable grace period as long as the holder of the Streets at Southpoint
Subordinate Companion Loan is diligently proceeding with such cure. The holder of the Streets at Southpoint Subordinate Companion Loan is not permitted to cure more than 4 consecutive monetary defaults or more than 5 monetary defaults in the aggregate within any 12-month period.

     THE HYATT REGENCY DALLAS WHOLE LOAN. The Mortgage Loan identified as loan
no. 7 on Annex C-1 to this prospectus supplement (the "Hyatt Regency Dallas
Loan"), which has an outstanding principal balance as of the Cut-off Date of
$90,000,000, representing approximately 2.2% of the Initial Pool Balance, is secured by the same Mortgaged Property securing a related subordinate companion loan (the "Hyatt Regency Dallas Subordinate Companion Loan" and, together with the Hyatt Regency Dallas Loan, the "Hyatt Regency Dallas Whole Loan") that is not included in the trust and that had an original principal balance of
$110,000,000.

     The Hyatt Regency Dallas Loan and the Hyatt Regency Dallas Subordinate
Companion Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. An intercreditor agreement
(the "Hyatt Regency Dallas Intercreditor Agreement") governs the respective rights and powers of the holder of the Hyatt Regency Dallas Loan and the Hyatt
Regency Dallas Subordinate Companion Loan. The Hyatt Regency Dallas
Intercreditor Agreement provides, in general, that:

     o   the Hyatt Regency Dallas Subordinate Companion Loan is subordinate to the Hyatt Regency Dallas Loan;

     o   all payments of scheduled principal on the Hyatt Regency Whole Loan will be applied to pay the Hyatt Regency Subordinate Companion Loan until reduced to zero and then applied to pay principal to the Hyatt
         Regency Dallas Loan unless an event of default has occurred as described in clauses (i) and (ii) in the bullet point below;

     o   so long as neither (i) a monetary event of default with respect to the
         Hyatt Regency Dallas Whole Loan nor (ii) a non-monetary event of default with respect to the Hyatt Regency Dallas Whole

                                      S-75

         Loan that results in the Hyatt Regency Whole Loan becoming a Specially
         Serviced Mortgage Loan, the Hyatt Regency Dallas Subordinate Companion
         Loan are generally pari passu in right of payment of interest (i.e.
         holders of each of the Hyatt Regency Dallas Loan and the Hyatt Regency
         Dallas Subordinate Companion Loan are entitled to their respective pro rata share of all payments of interest) and following the occurrence and during the continuance of the events described in clauses (i) or
         (ii) above, the Hyatt Regency Dallas Loan will be senior in right of payment to the Hyatt Regency Dallas Subordinate Companion Loan, such that all amounts received in respect of the Hyatt Regency Dallas Whole
         Loan will be used to pay interest on the Hyatt Regency Dallas Loan, then to pay principal of the Hyatt Regency Dallas Loan until its principal balance is reduced to zero, then to pay interest on the Hyatt
         Regency Dallas Subordinate Companion Loan, then to pay principal of the
         Hyatt Regency Dallas Subordinate Companion Loan until its principal balance is reduced to zero; and

     o   the Pooling Agreement will govern the servicing and administration of the Hyatt Regency Dallas Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holders of the Hyatt Regency Dallas Whole Loan will be effected in accordance with the Pooling Agreement. However, certain decisions are to be approved by the directing holder of the Hyatt Regency Dallas Whole Loan (the
"Hyatt Regency Dallas Directing Holder"), which will be the holder of the Hyatt
Regency Dallas Subordinate Companion Loan for so long as its principal balance is greater than $12,000,000 (after taking into account any deemed reductions in respect of appraisal reductions or realized losses allocated to the Hyatt
Regency Dallas Subordinate Companion Loan), and after the principal balance of the Hyatt Regency Dallas Subordinate Companion Loan is lower than $12,000,000 the Hyatt Regency Dallas Directing Holder will be the holder of a majority interest in the controlling class; provided that if the outstanding principal balance of the Hyatt Regency Dallas Loan is at any time less than the principal balance of the Hyatt Regency Dallas Subordinate Companion Loan, the holder of the Hyatt Regency Dallas Subordinate Companion Loan will be the Hyatt Regency
Dallas Directing Holder. The Hyatt Regency Dallas Directing Holder will have the right to approve the following:

     o   any proposed or actual foreclosure upon or comparable conversion of the ownership of the Mortgaged Property securing the Hyatt Regency Dallas
         Whole Loan or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

     o   any modification, extension, amendment or waiver of a monetary term
         (including a change in the timing of payments) or any material non-monetary term of the Hyatt Regency Dallas Whole Loan;

     o   any proposed or actual sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the Pooling Agreement;

     o   any acceptance of a discounted payoff with respect to the Hyatt Regency
         Dallas Whole Loan;

     o   any determination to bring the Mortgaged Property into compliance with applicable environmental laws;

     o   any release of collateral for the Hyatt Regency Dallas Whole Loan
         (other than in accordance with the terms of the Hyatt Regency Dallas
         Whole Loan);

     o   any acceptance of substitute or additional collateral for the Hyatt
         Regency Dallas Whole Loan (other than in accordance with the terms of the Hyatt Regency Dallas Whole Loan);

     o   any waiver of a "due-on-sale" or "due on-encumbrance" clause with respect to the Hyatt Regency Dallas Whole Loan;

     o   any acceptance of an assumption agreement releasing the related borrower from liability under the Hyatt Regency Dallas Whole Loan;

                                      S-76

     o   any acceptance of a change in the property management company, if approval is required by the lender under the loan documents;

     o   any extension of the maturity date of the Hyatt Regency Dallas Whole
         Loan;

     o   any renewal or replacement of the then existing insurance policies for the Mortgaged Property to the extent such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance required, if such actions require the approval of the lender under the related loan documents;

     o   any modification or waiver of any provision of the Hyatt Regency Dallas
         Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness;

     o   the adoption or approval of a plan of bankruptcy or reorganization with respect to the related borrower; and

     o   approval of any material capital expenditure that requires the approval of the lender under the related loan documents.

     Notwithstanding the foregoing, no advice, direction or objection from or by the Hyatt Regency Dallas Directing Holder may require or cause the Master
Servicer or the Special Servicer, as applicable, to violate Servicing Standards, the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the Hyatt Regency Dallas
Intercreditor Agreement or the Pooling Agreement.

     The transfer of more than 49% of the ownership of the Hyatt Regency Dallas
Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, or
(iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

     The Hyatt Regency Dallas Intercreditor Agreement provides that in the event that (a) any payment of principal or interest on the Hyatt Regency Dallas Whole
Loan is delinquent for longer than the applicable cure period, or (b) there is a non-monetary default by the related borrower under the loan documents that causes the Hyatt Regency Dallas Whole Loan to become a Specially Serviced
Mortgage Loan, the holder of the Hyatt Regency Dallas Subordinate Companion Loan
will have the right to purchase the Hyatt Regency Dallas Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed property advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the Master
Servicer and the Special Servicer and any other expenses relating to the Hyatt
Regency Dallas Whole Loan.

     The Hyatt Regency Dallas Intercreditor Agreement also provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the Hyatt Regency Dallas
Subordinate Companion Loan will have the right to cure such default, (a) in the case of a monetary default within 5 days of notice of a payment default and (b)
in the case of a default other than a monetary default, within a period of up to
90 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure, but at no other times. The holder of the Hyatt Regency Dallas Subordinate Companion Loan is not permitted to cure more than 4 consecutive monetary defaults of scheduled payments or cure more than 9 such defaults over the life of the Hyatt Regency Dallas Whole Loan.

     THE ONE HSBC CENTER WHOLE LOAN, THE 801 NORTH BRAND WHOLE LOAN, THE FOUR
FALLS WHOLE LOAN, THE OAK HILL/WALNUT HILL WHOLE LOAN AND THE AIRPORT CENTER
WHOLE LOAN. Each of the Mortgage Loans identified as loan nos. 9, 12, 24, 31 and
82 on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-Off Date of $78,000,000, $70,540,000,
$42,200,000, 35,300,000 and $15,400,000, respectively, collectively representing approximately 6.0% of

                                      S-77

the Initial Pool Balance, is secured by a single Mortgaged Property that also secures the related Subordinate Companion Loan. These Subordinate Companion
Loans are not included in the trust.

     Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, in accordance with the Pooling Agreement and the Servicing Standards. A co-lender agreement governs the respective rights and powers of the holders of each of these Whole Loans and provides, in general, that:

     o   each Subordinate Companion Loan is subordinate to its related Mortgage
         Loan;

     o   so long as neither (i) a monetary event of default with respect to a
         Whole Loan nor (ii) a material non-monetary event of default with respect to a Whole Loan has occurred and is continuing, the respective
         Mortgage Loan and its related Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Mortgage Loan and the
         Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Mortgage Loan will be paid their share prior to holders of the related Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii)
         above, the Mortgage Loan will be senior in right of payment to the related Subordinate Companion Loan, such that all amounts received in respect of the Whole Loan will be used to pay interest on the Mortgage
         Loan, then to pay principal of such Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the related
         Subordinate Companion Loan, then to pay principal of the related
         Subordinate Companion Loan until its principal balance is reduced to zero; and

     o   the Pooling Agreement will govern the servicing and administration of each such Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of holders of each Whole Loans will be effected in accordance with the Pooling
Agreement. However, certain decisions are to be approved by the directing holder of each Whole Loan, which for so long as a control appraisal event does not exist, will be the holder of the respective Subordinate Companion Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class of each Whole Loan. A control appraisal event with respect to a Whole Loans will exist if and for so long as the initial principal balance of the related Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to such
Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of such Subordinate Companion Loan minus any principal payments allocated to the Subordinate Companion Loan. A directing holder of one of these Whole Loans will have the right to approve the following:

     o   any proposed or actual foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the
         Mortgaged Property securing the Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

     o   any modification, extension, amendment or waiver of a monetary term
         (including a change in the timing of payments) or any material non-monetary term of the Whole Loan;

     o   any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the Whole
         Loan for less than the purchase price specified in the Pooling
         Agreement;

     o   any acceptance of a discounted payoff with respect to the Whole Loan;

     o   any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO Property;

                                      S-78

     o   any release of collateral for the Whole Loan or any release of the borrower or any guarantor or indemnitor under such Whole Loan (other than as required by the terms of, or upon satisfaction of, the Whole
         Loan);

     o   any acceptance of substitute or additional collateral for the Whole
         Loan (other than as required by the terms of such Whole Loan);

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o   any acceptance of an assumption agreement releasing a borrower from liability under the Whole Loan;

     o   any approval of any replacement Special Servicer for the Whole Loan
         (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling Agreement);

     o   any acceptance of a change in the property management company (provided that the unpaid principal balance of the Whole Loan is greater than
         $5,000,000);

     o   any determination (i) that the Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

     o   any extension of the maturity date of the Whole Loan.

     In addition, each directing holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the respective Whole Loan as such directing holder may deem advisable.

     No advice, direction or objection from or by a directing holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of a co-lender agreement or the Pooling
Agreement.

     Each co-lender agreement provides that in the event that (a) any payment of principal or interest on the respective Whole Loan is 90 days delinquent, (b)
such Whole Loan has been accelerated, (c) the principal balance of such Whole
Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) such Whole Loan becomes a specially serviced loan (and the Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the related Subordinate Companion Loan will have the right to purchase the related Mortgage Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling Agreement relating to the related Whole Loan.

     Each co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the respective Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within 30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure.

     Each co-lender agreement also provides that prior to a control appraisal event, the holder of a Subordinate Companion Loan will have the right to replace the Special Servicer for the related Whole Loan with or without cause.

                                      S-79

     THE 200 MADISON AVENUE WHOLE LOAN. The Mortgage Loan identified as loan no.
17 on Annex C-1 to this prospectus supplement (the "200 Madison Avenue Loan"), which has an outstanding principal balance as of the Cut-Off Date of
$45,000,000, representing approximately 1.1% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with one Pari Passu
Companion Loan (the "200 Madison Avenue Pari Passu Companion Loan" and, together with the 200 Madison Avenue Loan, the "200 Madison Avenue Whole Loan") that is not included in the trust and that had an original principal balance of
$45,000,000.

     A co-lender agreement (the "200 Madison Avenue Co-Lender Agreement")
governs the respective rights and powers of the noteholders of the 200 Madison
Avenue Whole Loan. The 200 Madison Avenue Co-Lender Agreement provides, in general, that:

     o   the 200 Madison Avenue Loan and the 200 Madison Avenue Pari Passu
         Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;
         and

     o   the Pooling Agreement will govern the servicing and administration of the 200 Madison Avenue Loan and the 200 Madison Avenue Pari Passu
         Companion Loan.

     All decisions, consents, waivers, approvals and other actions on the part of the holder of the 200 Madison Avenue Loan and the 200 Madison Avenue Pari
Passu Companion Loan will be effected in accordance with the Pooling Agreement.

     THE ROCKAWAY 80 CORPORATE CENTER WHOLE LOAN. The Mortgage Loan identified as loan no. 52 Annex C-1 to this prospectus supplement (the "Rockaway 80
Corporate Center Loan"), has an outstanding principal balance as of the Cut-Off
Date of $23,000,000, representing approximately 0.6% of the Initial Pool
Balance, and is secured by the same Mortgaged Property securing the related
Subordinate Companion Loan (the "Rockaway 80 Corporate Center Subordinate
Companion Loan" and, together with the Rockaway 80 Corporate Center Loan, the
"Rockaway 80 Corporate Center Whole Loan"). The Rockaway 80 Corporate Center
Subordinate Companion Loan is not included in the trust and had an original principal balance of $3,500,000.

     The Rockaway 80 Corporate Center Loan and the Rockaway 80 Corporate Center
Subordinate Companion Loan will be serviced by the Master Servicer and the
Special Servicer according to the Servicing Standards. An intercreditor and servicing agreement (the "Rockaway 80 Corporate Center Intercreditor Agreement")
governs the respective rights and powers of the noteholders of the Rockaway 80
Corporate Center Loan and the Rockaway 80 Corporate Center Subordinate Companion
Loan. The Rockaway 80 Corporate Center Intercreditor Agreement provides, in general, that:

     o   the Rockaway 80 Corporate Center Subordinate Companion Loan is
         subordinate to the Rockaway 80 Corporate Center Loan;

     o   so long as neither (i) a monetary event of default with respect to the
         Rockaway 80 Corporate Center Whole Loan nor (ii) a non-monetary event of default with respect to the Rockaway 80 Corporate Center Whole Loan with respect to which the related Whole Loan becomes a Specially
         Serviced Loan has occurred and is continuing, each of Rockaway 80
         Corporate Center Loan and the Rockaway 80 Corporate Center Subordinate
         Companion Loan are generally pari passu in right of payment (i.e., each of the Rockaway 80 Corporate Center Loan and the Rockaway 80 Corporate
         Center Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although the holder of the Rockaway 80 Corporate Center Loan will be paid its share prior to the holder of the Rockaway 80 Corporate Center Subordinate
         Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the Rockaway 80
         Corporate Center Loan will be senior in right of payment to the
         Rockaway 80 Corporate Center Subordinate Companion Loan, such that all amounts received in respect of the Rockaway 80 Corporate Center Whole
         Loan will be used to pay interest on the Rockaway 80 Corporate Center
         Loan, then to pay principal of the Rockaway 80 Corporate Center Loan until its principal balance is reduced to zero, then to pay interest on the

                                      S-80

         Rockaway 80 Corporate Center Subordinate Companion Loan, then to pay principal of the Rockaway 80 Corporate Center Subordinate Companion
         Loan until its principal balance is reduced to zero; and

     o   the Pooling Agreement will govern the servicing and administration of the Rockaway 80 Corporate Center Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holders of the Rockaway 80 Corporate Center Whole Loan will be effected in accordance with the Pooling Agreement. However, certain decisions are to be approved by the directing holder of the Rockaway 80 Corporate Center Whole Loan
(the "Rockaway 80 Corporate Center Directing Holder"), which, for so long as a control appraisal event does not exist, will be the holder of the Rockaway 80
Corporate Center Subordinate Companion Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the Controlling
Class. A control appraisal event with respect to the Rockaway 80 Corporate
Center Whole Loan will exist if and for so long as the initial principal balance of the Rockaway 80 Corporate Center Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to the
Rockaway 80 Corporate Center Subordinate Companion Loan is less than or equal to
25% of an amount equal to the initial principal balance of the Rockaway 80
Corporate Center Subordinate Companion Loan minus any principal payments allocated to the Rockaway 80 Corporate Center Subordinate Companion Loan. The
Rockaway 80 Corporate Center Directing Holder will have the right to consult with the Master Servicer with respect to certain decisions, including without limitation the adoption of business plans, execution and renewal of leases that the lender is permitted to approve under the loan agreement, release of escrows, alterations of the Mortgaged Property, or any proposals to take significant action with respect to the Mortgaged Property and in any event to approve the following:

     o   any modification, extension, amendment or waiver of a monetary term
         (including a change in the timing of payments) or any material non-monetary term of the Rockaway 80 Corporate Center Whole Loan;

     o   any modification or waiver of any provision of the Rockaway 80
         Corporate Center Whole Loan that restricts the borrower or its equity owners from incurring additional indebtedness, any consent to placement of additional liens on the related Mortgaged Property or ownership interests in the borrower or any modification or waiver with respect to the maintenance of reserves and escrows;

     o   any modification or waiver of the Rockaway 80 Corporate Center Whole
         Loan that would result in a discounted payoff of the Rockaway 80
         Corporate Center Whole Loan;

     o   any commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property securing the
         Rockaway 80 Corporate Center Whole Loan or any acquisition of such
         Mortgaged Property by deed-in-lieu of foreclosure or otherwise;

     o   any sale of the Mortgaged Property or material portion of the Mortgaged
         Property (other than a purchase option specifically contained in the intercreditor agreement or Pooling Agreement) or, except as specifically permitted in the related loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the
         Rockaway 80 Corporation Center Whole Loan (other than a purchase option specifically contained in the intercreditor agreement or Pooling
         Agreement);

     o   any action to bring the Mortgaged Property or REO property into compliance with laws relating to hazardous materials;

     o   any substitution or release of collateral for the Rockaway 80 Corporate
         Center Whole Loan (other than in accordance with the terms of the
         Rockaway 80 Corporate Center Whole Loan);

                                      S-81

     o   any release of the borrower or guarantor from liability with respect to the Rockaway 80 Corporate Center Whole Loan;

     o   any material changes to or waivers of any of the insurance requirements with respect to the Mortgaged Property;

     o   any substitution of the bank holding the lender-controlled deposit account unless such bank agrees in writing to provide reconciliation of subaccounts and a report of escrow accounts balances;

     o   any determination to apply loss proceeds to the payment of the Rockaway
         80 Corporate Center Whole Loan and with respect to the approval of any architects, contractors, plans and specifications or other material approvals of the lender required under the loan documents;

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Rockaway 80 Corporate Center Whole Loan or any
         determination to permit an assumption of the Rockaway 80 Corporate
         Center Whole Loan;

     o   any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower; and

     o   the rating on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

     No advice, direction or objection from or by the Rockaway 80 Corporate
Center Directing Holder may require or cause the Master Servicer or the Special
Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the Rockaway 80 Corporate Center Intercreditor Agreement or the Pooling
Agreement.

     The transfer of more than 49% of the ownership of the Rockaway 80 Corporate
Center Subordinate Companion Loan to any person or entity other than (i)
institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, or (iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

     The intercreditor agreement for the Rockaway 80 Corporate Center Whole Loan provides that in the event of a monetary event of default or a non-monetary event of default with respect to which the Rockaway 80 Corporate Center Whole
Loan becomes a specially serviced Mortgage Loan (unless the reason it became a specially serviced Mortgage Loan is that a material default under the loan documents is imminent but has not yet occurred) the holder of the Rockaway 80
Corporate Center Subordinate Companion Loan will have the right to purchase the
Rockaway 80 Corporate Center Loan at a price generally equal to the unpaid principal balance of the Rockaway 80 Corporate Center Loan, plus accrued and unpaid interest thereon, all related unreimbursed advances. In addition, if the
Mortgaged Property becomes REO Property, the holder of the Rockaway 80 Corporate
Center Subordinate Companion Loan will have the right to purchase the REO
Property at the price described in the prior sentence, provided that no control appraisal event has occurred.

     The Rockaway 80 Corporate Center Intercreditor Agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the Rockaway 80 Corporate Center
Subordinate Companion Loan will have the right to cure this default within 5 days of notice of the default (in the case of a monetary default) or 25 days after the later of notice or the expiration of the borrower's grace period (in the case of any default other than a monetary default or a bankruptcy). The holder of the Rockaway 80 Corporate Center Subordinate Companion Loan may not
cure more than 5 successive defaults of a similar nature within any 12-month period or more than 6 defaults of a similar nature prior to the maturity date of the Rockaway 80 Corporate Center Whole Loan.

                                      S-82

     The holder of the Rockaway 80 Corporate Center Subordinate Companion Loan
will have the right to appoint the Special Servicer and may remove the Special
Servicer at any time with or without cause, at its expense. Any appointment of a successor Special Servicer will be subject to the receipt of written confirmation from each Rating Agency that the appointment will not cause the downgrade, withdrawal or qualification of any of the then current ratings on any
Class of Certificates.

     The holder of the Rockaway 80 Corporate Center Subordinate Companion Loan
will also have the right to direct the Master Servicer or Special Servicer, as applicable, to terminate the property manager of the related Mortgaged Property if the lender under the related Whole Loan is entitled to terminate the manager and the termination would not violate the Servicing Standards.

     THE HOMEWOOD SUITES-LANSDALE WHOLE LOAN, THE HAMPTON INN-PLYMOUTH MEETING
WHOLE LOAN AND THE HAMPTON INN-PHILADELPHIA AIRPORT WHOLE LOAN. The Mortgage
Loans identified as loan nos. 76, 83 and 90 on Annex C-1 to this prospectus supplement are each part of a split loan structure where the related Mortgage
Loan is evidenced by a principal and interest note and the related Subordinate
Companion Loan is evidenced by a subordinate interest only note that bears interest on a notional balance equal to the then-current outstanding principal balance of the Mortgage Loan.

     A co-lender agreement governs the respective rights and powers of the noteholders in each of such Whole Loans, and provides, in general, that:

     o   the Mortgage Loan is senior in priority to the related Subordinate
         Companion Loan; and

     o   the Pooling Agreement will govern the servicing and administration of each such Whole Loan.

     With respect to each of these Whole Loans, the Master Servicer or Special
Servicer, as applicable, will not be required to obtain the consent of the holder of the related Subordinate Companion Loan in connection with any modification or amendment. In addition, the holders of the Subordinate Companion
Loans will not have any cure or purchase rights.

     THE INNOVATION PARK WHOLE LOAN. The Mortgage Loan identified as loan no.
113 on Annex C-1 to this prospectus supplement (the "Innovation Park at Penn
State Loan" ), which has an outstanding principal balance as of the Cut-Off Date of $8,991,691, representing approximately 0.2% of the Initial Pool Balance, is secured by the same Mortgaged Property securing the related Subordinate
Companion Loan (the "Innovation Park Subordinate Companion Loan" and, together with the Innovation Park at Penn State Loan, the "Innovation Park Whole Loan").
The Innovation Park Subordinated Companion Loan is not included in the trust and had an original principal balance of $562,500.

     The Innovation Park Whole Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. At origination, the holder of the Innovation Park at Penn State Loan and the holder of the Innovation Park Subordinate Companion Loan entered into an intercreditor agreement that sets forth the respective rights of the holder of the Innovation
Park at Penn State Loan and the holder of the Innovation Park Subordinate
Companion Loan.

     All payments in respect of the Innovation Park Subordinate Companion Loan will be made directly to the servicer of the Innovation Park Subordinate
Companion Loan until the occurrence of (i) either the Innovation Park at Penn
State Loan or the Innovation Park Subordinate Companion Loan being accelerated,
(ii) the occurrence and continuation of a monetary event of default, under the
Innovation Park Whole Loan or (iii) an event of default under the Innovation
Park Whole Loan caused by certain insolvency actions, and prior to the occurrence of any of these events.

     Payments in respect of the Innovation Park Whole Loan are generally paid pari passu between the Innovation Park at Penn State Loan and the Innovation
Park Subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the Innovation Park at Penn State Loan first, and then to the Innovation Park Subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous paragraph, the related servicer of the Innovation Park Subordinate Companion Loan is required to forward all payments to the Master Servicer within 1

                                      S-83

business day of receipt and the servicer of the Innovation Park Subordinate
Companion Loan is required to cooperate with the related borrower and Master
Servicer to require the borrower under the Innovation Park Subordinate Companion
Loan make all payments to the Master Servicer for application pursuant to the related intercreditor agreement and the Innovation Park at Penn State Loan will be senior in right of payment to the Innovation Park Subordinate Companion Loan such that all amounts collected in respect of the Innovation Park Whole Loan will first be used to pay interest and principal on the Innovation Park at Penn
State Loan until its principal balance has been reduced to zero and then to pay interest and principal on the Innovation Park Subordinate Companion Loan.

     With respect to the Innovation Park Whole Loan, the Master Servicer or
Special Servicer, as applicable, will be required to obtain the consent of the holder of the Innovation Park Subordinate Companion Loan in connection with any modification or amendment that would among other things (i) adversely affect the lien priority, (ii) increase the interest rate or principal amount of the
Innovation Park at Penn State Loan, (iii) increase in any other material respect any monetary obligations of the borrower under the related loan documents, (iv)
decrease, forgive, waive, release or defer the interest or the interest rate or the principal amount of the Innovation Park Subordinate Companion Loan or forgive, waive, decrease, defer or release all or any portion of the Innovation
Park Subordinate Companion Loan, (v) shorten the maturity date of the Innovation
Park at Penn State Loan, (vi) increase the term of the Innovation Park
Subordinate Companion Loan to a date occurring after the maturity date of the
Innovation Park at Penn State Loan, (vii) accept a grant of any lien on or security interest in any other collateral or property for the related Whole Loan unless it also secures the Innovation Park Subordinate Companion Loan, (viii)
modify the cash management arrangements, (ix) cross-default the related mortgage, (x) obtain any contingent interest or so called "kicker" measured on the basis of cash flow or appreciation of the related Mortgaged Property, (xi)
release the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents, (xii) spread the lien of the mortgage to encumber additional real property unless it also secures the
Innovation Park Subordinate Companion Loan and (xiii) extend the lockout period or impose additional prepayment premiums or yield maintenance charges or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the holder of the Innovation Park Subordinate Companion Loan;
provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the Innovation Park
Subordinate Companion Loan may purchase the Innovation Park at Penn State Loan has expired.

     The intercreditor agreement with respect to the Innovation Park Whole Loan provides that in the event that (a) any payment of principal or interest on the
Innovation Park Whole Loan becomes 90 days or more delinquent, (b) the
Innovation Park Whole Loan is accelerated, (c) the balloon payments are not made, (d) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (e) any other event that causes the
Innovation Park Subordinate Companion Loan to be paid on a subordinated basis as described above, the holder of the related Subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the mortgage loan at a price equal to the sum of (i) the outstanding principal balance of the Innovation Park at Penn State Loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed property protection advances made with respect to the Innovation Park at Penn
State Loan, (iv) interest on any unreimbursed advances, (v) servicing fees and trustee's fees payable with respect to the Innovation Park Whole Loan, and (vi)
other property protection expenses.

REPRESENTATIONS AND WARRANTIES

     As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related
Mortgage Loan purchase agreement:

     o   The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the Cut-Off

                                      S-84

         Date and contains all information required by the pooling and servicing agreement to be contained therein.

     o   Prior to the sale of the Mortgage Loan to the Depositor, the Loan
         Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such
         Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to Mortgage
         Loans in a split loan structure, the applicable Pari Passu Companion
         Loans or Subordinate Companion Loan.

     o   As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the Mortgage
         Loan.

     o   The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged
         Property), and there is no requirement for future advances.

     o   The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency or market value limit deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b)
         by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole and such documents taken as a whole are enforceable to the extent necessary and customary for practical realization of the rights and benefits afforded by the subject agreement or instrument.

     o   Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property, the value of the mortgaged property or the ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due.

     o   Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim, abatement or right of rescission with respect to the
         Mortgage Note or other agreement executed by the related borrower in connection with the Mortgage Loan.

     o   The assignment of each related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment from the Seller.

     o   All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property, have been paid or an escrow of funds in an amount sufficient to cover those payments has been established.

                                      S-85

     o   To the actual knowledge of the Loan Seller, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Cut-off Date, there is no proceeding pending for total or partial condemnation of each related
         Mortgaged Property that materially affects its value, and each related
         Mortgaged Property was free of material damage (other than deferred maintenance for which escrows were established at origination).

     o   To the actual knowledge of the Loan Seller, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

     o   As of the Closing Date, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o   The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the
Mortgage Loans sold by it, as discussed under "--Representations and Warranties"
above, or if there exists a Material Document Defect with respect to any
Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

     o   to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

     o   to repurchase the affected Mortgage Loan at a price ("Repurchase
         Price") generally equal to the sum of--

         1.   the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

         2.   all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

         3.   all unreimbursed property protection advances relating to that
              Mortgage Loan, plus

         4.   all outstanding interest accrued on advances made by the Master
              Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

         5.   to the extent not otherwise covered by clause 4. of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

         6.   if the affected Mortgage Loan is not repurchased by the Loan
              Seller within 180 days after discovery by or notice to the applicable Loan Seller of such Material Breach or Material
              Document Defect, a Liquidation Fee in connection with such repurchase.

     A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the interests of the Certificateholders in the affected Mortgage Loan.

     A "Material Document Defect" is a document defect that materially and adversely affects the interests of the Certificateholders in the affected
Mortgage Loan.

     The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject
Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception

                                      S-86

(including if such breach or defect would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material
Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2005-GG4 certificateholders in connection with a
Material Breach of any representations or warranties or a Material Document
Defect with respect to any Mortgage Loan in the Trust. None of the Depositor,
the Underwriters, the Master Servicer, the Special Servicer, the Trustee, any
other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable
Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage
Loan if required to do so. If the breach or defect relates to the Mall at
Wellington Green Loan, The Streets at Southpoint Loan or the Cascade Mall Loan,
each of GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the Seller Percentage Interest of that Mall at Wellington
Green Loan, Streets at Southpoint Loan or Cascade Mall Loan, as applicable, sold by it. Therefore, it is possible that under certain circumstances only one of those two Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

     The "Seller Percentage Interest" is as follows with respect to each of the
Mall at Wellington Green Loan, The Streets at Southpoint Loan or the Cascade
Mall Loan:



                                                      GSMC                COMMERZBANK
               MORTGAGE LOAN                   PERCENTAGE INTEREST    PERCENTAGE INTEREST
--------------------------------------------   -------------------    -------------------

Mall at Wellington Green....................           80%                    20%
The Streets at Southpoint...................           50%                    50%
Cascade Mall................................          48.9%                  51.1%


     Any Material Breach or Material Document Defect with respect to a Mortgage
Loan that is cross-collateralized with other Mortgage Loans will require the repurchase of for such other Mortgage Loans.

THE LOAN SELLERS AND ORIGINATORS

     The Loan Sellers are Goldman Sachs Mortgage Company, Greenwich Capital
Financial Products, Inc. and Commerzbank AG, New York Branch. Goldman Sachs
Mortgage Company is an affiliate of the Depositor and one of the Underwriters.
Greenwich Capital Financial Products, Inc. is an affiliate of one of the
Underwriters.

     The information set forth in this prospectus supplement concerning the Loan
Sellers and their underwriting standards has been provided by the Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

     GOLDMAN SACHS MORTGAGE COMPANY. Goldman Sachs Mortgage Company, a New York
limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon
Financial, L.P., an affiliate of GSMC, except that (i) The Streets at Southpoint
Loan was jointly originated by Archon, Commerzbank and Teachers Insurance and
Annuity Association of America ("TIAA"), (ii) the 200 Madison Avenue Loan was
jointly originated by Archon and Morgan Stanley Mortgage Capital Inc. and (iii)
the Cascade Mall Loan was originated by Commerzbank. The principal offices of
GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     ARCHON FINANCIAL, L.P. Archon Financial, L.P., a Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers, and Goldman,
Sachs & Co., one of the underwriters. The Streets at Southpoint Loan was jointly originated by Archon, Commerzbank and TIAA, and Archon sold its portion to

                                      S-87

GSMC. The mortgage loans originated by Archon were sold to GSMC. With respect to the Mall at Wellington Green Loan, a portion is expected to be sold to
Commerzbank prior to the Closing Date. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039. Its
telephone number is (972) 501-3900.

     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. Greenwich Capital Financial
Products, Inc., a Delaware corporation, is an affiliate of Greenwich Capital
Markets, Inc., one of the underwriters. Greenwich Capital Financial Products,
Inc. engages in the business of originating, financing and acquiring commercial and residential mortgage loans and other receivables. The principal offices of
Greenwich Capital Financial Products, Inc. are located at 600 Steamboat Road,
Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     COMMERZBANK AG, NEW YORK BRANCH. Commerzbank is the New York branch of
Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German
private-sector bank which conducts extensive banking business in the United
States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions.
The Streets at Southpoint Loan was jointly originated by Commerzbank, Archon and
TIAA. The Mall at Wellington Green Loan was originated by Archon. Commerzbank originated the Cascade Mall Loan and is expected to sell a portion of it to
GSMC. The principal offices of Commerzbank are located at 2 World Financial
Center, 34th Floor, New York, New York 10281. Its telephone number is (212)
266-7200.

UNDERWRITING GUIDELINES

     GENERAL. Each Originator has established guidelines outlining certain procedures with respect to underwriting mortgage loans originated by or on behalf of the Loan Sellers, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified.

     PROPERTY ANALYSIS. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

     CASH FLOW ANALYSIS. Each Originator typically reviews operating statements provided by the borrower and make adjustments in order to determine the debt service coverage ratio. See "--Certain Characteristics of the Mortgage Loans"
above.

     APPRAISAL AND LOAN-TO-VALUE RATIO. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

     EVALUATION OF BORROWER. Prior to loan origination, each Originator typically considers, with respect to the borrower and certain other individuals and/or entities as determined by the related Originator, if any, their credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

     ENVIRONMENTAL REPORT. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm

                                      S-88

approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

     PHYSICAL CONDITION REPORT. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

     TITLE INSURANCE POLICY. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

     PROPERTY INSURANCE. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

     ESCROW REQUIREMENTS. In connection with the origination of a mortgage loan, each Originator may require the borrowers to fund one or more of the following escrows: taxes and insurance, and replacement reserves; although in many circumstances the collection of such reserves may be conditioned upon the occurrence of an event such as an event of default under the mortgage loan or the failure to meet a cash flow or debt service coverage ratio test.

     UNDERWRITING OF THE MORTGAGE LOANS. In underwriting a mortgage loan, in connection with the origination or acquisition of such loan, each Originator generally reviews income information provided by the borrower and typically consider operating history of the property, industry data regarding the local real estate market and the appraiser's analysis. In some cases, net operating income with respect to the related property (generally provided by the borrower)
may be adjusted by, among other things, adjustments in the calculation of the components of net cash flow. In certain cases, the applicable Originator or the borrower may have engaged independent accountants to review or perform certain procedures to verify such information, however, neither the Loan Sellers nor the
Depositor makes any representation as to the accuracy of such information.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the
Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                      S-89

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 24 classes (each, a "Class"), to be designated as the Class A-1
Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class
A-AB Certificates and the Class A-4 Certificates (collectively, the "Class A
Certificates"), the Class X-P Certificates and Class X-C Certificates (together, the "Class X Certificates"), Class A-J Certificates, the Class B Certificates,
the Class C Certificates, the Class D Certificates, the Class E Certificates,
the Class F Certificates, the Class G Certificates, the Class H Certificates,
the Class J Certificates, the Class K Certificates, the Class L Certificates,
the Class M Certificates, the Class N Certificates, the Class O Certificates,
the Class P Certificates, the Class R Certificates and the Class LR Certificates
(collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D and Class E
Certificates (collectively, the "Offered Certificates") are offered hereby. The
Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class R and Class LR Certificates (together with the Class R
Certificates, the "Residual Certificates") are not offered hereby. The Class X
Certificates collectively consist of the Class X-P and X-C Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date,
(ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO
Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, (iii) all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution
Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the
Gain-on-Sale Reserve Account, and any account established in connection with REO
Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The
Certificates do not represent an interest in or obligation of the Depositor, the
Loan Sellers, the Originators, the Master Servicer, the Special Servicer, the
Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):



                                                   INITIAL CERTIFICATE PRINCIPAL
                        CLASS                        AMOUNT OR NOTIONAL AMOUNT
-------------------------------------------------  -----------------------------

Class A-1........................................         $  200,000,000
Class A-2........................................         $  485,183,000
Class A-3........................................         $  320,238,000
Class A-AB.......................................         $  247,434,000
Class A-4........................................         $1,962,662,000
Class A-J........................................         $  301,455,000
Class X-P........................................         $
Class X-C........................................         $4,019,397,486
Class B..........................................         $   65,316,000
Class C..........................................         $   35,169,000
Class D..........................................         $   75,364,000
Class E..........................................         $   40,194,000
Class F..........................................         $   55,267,000
Class G..........................................         $   45,218,000


                                      S-90



                                                   INITIAL CERTIFICATE PRINCIPAL
                        CLASS                        AMOUNT OR NOTIONAL AMOUNT
-------------------------------------------------  -----------------------------

Class H..........................................         $   40,194,000
Class J..........................................         $   20,097,000
Class K..........................................         $   20,097,000
Class L..........................................         $   20,097,000
Class M..........................................         $   10,048,000
Class N..........................................         $   10,049,000
Class O..........................................         $   10,048,000
Class P..........................................         $   55,267,486


     The "Certificate Principal Amount" of any Class of Sequential Pay
Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their
Certificate Principal Amounts are recovered subsequent to the reduction of the
Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any
Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Realized Losses" below.

     The Class X Certificates will not have a Certificate Principal Amount.
Class X will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X
Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The
Notional Amount of the Class X Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate
Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the
Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in July 2005, provided that the distribution date will be at least 4 business days after the related determination date (each, a "Distribution
Date"). All distributions (other than the final distribution on any Certificate)
are required to be made by the Trustee to the persons in whose names the
Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution
Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest"
evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

                                      S-91

     The aggregate distribution to be made on the Certificates on any
Distribution Date will equal the Available Funds. The "Available Funds" for a
Distribution Date will, in general, equal the sum of the following amounts
(without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO
Properties that are on deposit in the Collection Account, the Lower-Tier
Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

         (1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

         (2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

         (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

         (4) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

         (5) all yield maintenance charges and prepayment premiums;

         (6) all amounts deposited in the Collection Account in error; and

         (7) any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master
Servicer or the Trustee, as applicable, with respect to the Distribution Date
(net of certain amounts that are due or reimbursable to persons other than the
Certificateholders); and

     (z) for the Distribution Date occurring in each March, the related Withheld
Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Mortgage Loan) and any Due Date is the scheduled monthly payment of principal
(if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any
Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special
Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage
Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Collection Period" with respect to a Distribution Date and each Mortgage
Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2005, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

     "Determination Date" with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not business day, the next business day.

                                      S-92

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any
Class of Certificates is equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Principal Amount or Notional Amount, as applicable, immediately prior to that
Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each
Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the
Interest Accrual Amount for such Distribution Date and (ii) the Interest
Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment
Interest Shortfall allocated to such Class on such Distribution Date.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest
Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any
Interest Accrual Period is the per annum rate at which interest accrues on the
Certificates of such Class during such Interest Accrual Period, as follows:

         The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
 equal to      %.

         The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class A-AB Certificates is a per annum
rate equal to      %.

         The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class A-J Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to      %.

                                      S-93

         The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class O Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to      %.

         The Pass-Through Rate on the Class X Certificates in the aggregate is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay
     Certificates, weighted on the basis of their respective Certificate
     Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and
Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating
Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through
Rates, the Mortgage Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Mortgage
Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and
(ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld
Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-Off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any
Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and

                                      S-94

notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

     The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

         (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution
     Date);

         (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related
     Determination Date, net of the principal portion of any unreimbursed P&I
     Advances related to such Mortgage Loan (the amounts in clauses (i) and
     (ii), the "Scheduled Principal Distribution Amount");

         (iii)the portion of Unscheduled Payments allocable to principal of any
     Mortgage Loan on deposit in the Collection Account as of the related
     Determination Date, net of the principal portion of any unreimbursed P&I
     Advances related to such Mortgage Loan; and

         (iv) the Principal Shortfall, if any, for such Distribution Date, less

(b) the sum, without duplication, of the amount of any reimbursements of:

         (1) Non-Recoverable Advances, with interest on such Non-Recoverable
     Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

         (2) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, that, if any of the amounts that were previously allocated as a
Realized Loss to reduce the Certificate Principal Amount of any Class of
Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs.

     The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding
Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

     The "Class A-AB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Annex C-2 to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield, Prepayment and
Maturity Considerations--Weighted Average Life of the Offered Certificates" in
this prospectus supplement. Based on such assumptions, the Certificate Principal
Amount of the Class A-AB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.
In particular, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, the entire Principal
Distribution Amount remaining on any Distribution Date, will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

                                      S-95

     The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date; and (b) any other collections
(exclusive of payments by borrowers) received on the Mortgage Loans and any REO
Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees,
accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related
Mortgaged Property has become an REO Property.

     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

         First, to pay interest, on the Class A-1, Class A-2, Class A-3, Class
     A-AB, Class A-4 and Class X Certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that
     Distribution Date;

         Second, to the Class A-1, Class A-2, Class A-3, Class A-AB, and Class
     A-4, in reduction of the Certificate Principal Amounts of those Classes, concurrently: (i) first, to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the
     Class A-AB Certificates are reduced to the Class A-AB Planned Principal
     Balance, (ii) to the Class A-1 Certificates, in an amount equal to the
     Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Class A-1 Certificates are reduced to zero, (iii) to the Class A-2
     Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and
     (ii) above) for such Distribution Date, until the Class A-2 Certificates are reduced to zero, (iv) to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i), (ii) and (iii) above) for such
     Distribution Date, until the Class A-3 Certificates are reduced to zero,
     (v) to the Class A-AB Certificates, in an amount equal to the Principal
     Distribution Amount (or the portion of it remaining after payments specified in clauses (i), (ii), (iii) and (iv) above) for such Distribution
     Date, until the Class A-AB Certificates are reduced to zero and (vi) to the
     Class A-4 Certificates, in an amount equal to the Principal Distribution
     Amount (or the portion of it remaining after payments specified in clauses
     (i), (ii), (iii), (iv) and (v) above) for such Distribution Date, until the
     Class A-4 Certificates are reduced to zero;

         Third, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
     A-4, pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the
     Pass-Through Rate for such Class, compounded monthly from the date the
     Realized Loss was allocated to such Class;

         Fourth, to the Class A-J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

         Fifth, to the Class A-J Certificates in reduction of their Certificate
     Principal Amount, an amount equal to the Principal Distribution Amount for such Distribution date, less the portion of such Principal Distribution
     Amount distributed pursuant to all prior clauses, until their Certificate
     Principal Amount is reduced to zero;

         Sixth, to the Class A-J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class, compounded monthly from the date the Realized Loss was allocated to such Class;

                                      S-96

         Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Eighth, to the Class B Certificates, in reduction of their Certificate
     Principal Amount, up to an amount equal to the Principal Distribution
     Amount for such Distribution Date, less the portion of such Principal
     Distribution Amount distributed pursuant to all prior clauses, until their
     Certificate Principal Amount is reduced to zero;

         Ninth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such
     Class;

         Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Eleventh, to the Class C Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Twelfth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such
     Class;

         Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Fourteenth, to the Class D Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Fifteenth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Seventeenth, to the Class E Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Eighteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Twentieth, to the Class F Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such

                                      S-97

     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Twenty-first, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Twenty-third, to the Class G Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Twenty-fourth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Twenty-sixth, to the Class H Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Twenty-seventh, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Twenty-ninth, to the Class J Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Thirtieth, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Thirty-second, to the Class K Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Thirty-third, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through

                                      S-98

     Rate for such Class compounded monthly from the date the related Realized
     Loss was allocated to such Class;

         Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Thirty-fifth, to the Class L Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Thirty-sixth, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Thirty-eighth, to the Class M Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Thirty-ninth, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Forty-first, to the Class N Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Forty-second, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Forty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

         Forty-fourth, to the Class O Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Forty-fifth, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

         Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                                      S-99

         Forty-seventh, to the Class P Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

         Forty-eighth, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

         Forty-ninth, to the Class R Certificates, any amounts remaining in the
     Upper-Tier Distribution Account; and to the Class LR Certificates, any
     amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the date the Certificate
Principal Amount of all Sequential Pay Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates) is reduced to zero
(that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective Certificate Principal Amounts), among the Classes of the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates without regard to the priorities set forth above.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the
Mortgage Loans and on deposit in the Collection Account as of the related
Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such
Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates on such
Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X-C
Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such
Mortgage Loan exceeds (ii) the discount rate used in accordance with the related
Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage
Loan and (y) the Pass-Through Rate described in the preceding sentence, then the
Base Interest Fraction shall equal zero.

     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate

                                     S-100

used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class X-P or Residual Certificates. Instead, after the Certificate Principal
Amount of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-C
Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C-1 to this prospectus supplement. See also "Certain Legal
Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment
Provisions" in the prospectus.

     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the
Mortgage Loans as of the related Determination Date.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent Realized
Losses have been allocated to Classes of Certificates that include the Offered
Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation Proceeds" are
the excess of:

     o   proceeds from the sale or liquidation of a Mortgage Loan or REO
         Property, net of expenses and related Advances and interest on
         Advances, over

     o   the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of
Sequential Pay Certificates will be reduced without distribution on any
Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any
Distribution Date is the amount, if any, by which the aggregate Certificate
Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated
Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement
Amounts, to the extent those amounts are not otherwise determined to be
Nonrecoverable Advances). Any such write-offs will be applied to such Classes of
Certificates in the following order, until each is reduced to zero: first, to the Class P Certificates; second, to the Class O Certificates; third, to the
Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L
Certificates; sixth, to the Class K Certificates; seventh, to the Class J
Certificates; eighth, to the Class H Certificates; ninth, to the Class G
Certificates; tenth, to the Class F Certificates; eleventh, to the Class E
Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C
Certificates; fourteenth, to the Class B Certificates; fifteenth, to the Class
A-J Certificates and, finally, pro rata, to the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates, based on their respective Certificate
Principal Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the
Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized
Losses (with interest thereon) as a result of the reimbursement of
Nonrecoverable Advances to the Master Servicer, Special Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs

                                     S-101

and (2) will increase the Certificate Principal Amount of the Certificates
previously subject to a reduction as a result of the allocation of Realized
Losses in an amount equal to the amount recovered.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the
Classes of Regular Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

     PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the
Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans to be included in the Available Funds for any Distribution
Date that are not covered by the Master Servicer's Compensating Interest Payment
for the related Distribution Date (the aggregate of the Prepayment Interest
Shortfalls that are not so covered, as to the related Distribution Date, the
"Excess Prepayment Interest Shortfall") will be allocated pro rata on that
Distribution Date among each Class of Certificates (other than the Class R and
Class LR Certificates), in accordance with their respective Interest Accrual
Amounts for that Distribution Date.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of voluntary Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than a
Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related
Distribution Date with respect to each and every Mortgage Loan and REO Mortgage
Loan for which such Servicing Fees are being paid in such Collection Period and
(b) all Prepayment Interest Excesses and net investment earnings on the
Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
Certificates against losses associated with delinquent and defaulted Mortgage
Loans, the rights of the holders of the Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
Certificates. The Class A-J Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O and

                                     S-102

Class P Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The
Class C Certificates will likewise be protected by the subordination of the
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates.

     On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates, pro rata until their Certificate Principal Amounts have been reduced to zero without regard to the planned principal balance of the Class
A-AB Certificates. Prior to the Cross-Over Date, allocation of principal will be made first to the Class A-AB Certificates until their Certificates Principal
Amounts have been reduced to the Class A-AB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Principal Amounts have been reduced to zero, third to the Class A-2 Certificates until their
Certificate Principal Amounts have been reduced to zero, fourth to the Class A-3
Certificates until their Certificate Principal Amounts have been reduced to zero, fifth to the Class A-AB Certificates until their Certificate Principal
Amounts have been reduced to zero and sixth to the Class A-4 Certificates until their Certificate Principal Amounts have been reduced to zero. Allocation to the
Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, for so
long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate
Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the
Sequential Pay Certificates other than the Class A Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates by the Sequential Pay Certificates other than the Class A
Certificates.

     This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution
Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any
Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the
Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K
Certificates; seventh, to the Class J Certificates; eighth, to the Class H
Certificates; ninth, to the Class G Certificates; tenth, to the Class F
Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D
Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class
B Certificates; fifteenth, to the Class A-J Certificates and, finally, to the
Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro
rata, based on their respective Certificate Principal Amounts without regard to the Class A-AB Planned Principal Balance. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     o   the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

                                     S-103

     o   that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

     o   that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, 30 days delinquent,

     o   that date on which the related Mortgaged Property became an REO
         Property,

     o   the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged
         Property,

     o   the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

     o   the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling
         Agreement.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Principal Amount of all classes of Certificates (other than the
Class A Certificates) has been reduced to zero.

     Within 60 days of an Appraisal Reduction Event with respect to a Mortgage
Loan, the Special Servicer is required to obtain an appraisal of the related
Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the
Master Servicer and will be reimbursed to the Master Servicer as a Property
Advance.

     On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special
Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related
Mortgage Loan until the appraisal is received.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage
Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan
(or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standards, may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii)
all escrows, letters of credit and reserves in respect of such Mortgage Loan (or
Serviced Whole Loan) as of the date of calculation over (2) the sum as of the
Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those
Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole
Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an
Advance by the Master Servicer or Trustee, as applicable). The Master

                                     S-104

Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal Reduction amount.

     Each of the Wells Fargo Center Whole Loan and the 200 Madison Avenue Whole
Loan will be treated as a single Mortgage Loan for purposes of calculating an
Appraisal Reduction Amount with respect to the loans that comprise such Whole
Loan. Any Appraisal Reduction calculated with respect to such Whole Loan will be applied pro rata between the Mortgage Loan and the related Companion Loan.

     With respect to each Serviced Whole Loan with a Subordinate Companion Loan,
Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate
Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion
Loans, if applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B Certificates and then to the Class A-J Certificates. See "The Pooling Agreement--Advances" in
this prospectus supplement.

     With respect to each Mortgage Loan or Serviced Whole Loan as to which an
Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole
Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had
occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal
Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole
Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction
Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

     Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal
Reduction which becomes current and remains current for three consecutive
Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal
Reduction.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal
Amount, and in multiples of $1 in excess of $10,000.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of
The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a
"Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive
Certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the

                                     S-105

registered holder of the Offered Certificates, for distribution to holders of
Offered Certificates through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the
Offered Certificates.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as

                                     S-106

nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of
Offered Certificates ("Certificate Owners"). Except as otherwise provided under
"The Pooling Agreement--Reports to Certificateholders; Available Information" in
this prospectus supplement, Certificate Owners will not be recognized by the
Trustee, the Special Servicer or the Master Servicer as holders of record of
Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the Certificate Owners have accounts with respect to the
Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate
Owners. Accordingly, although the Certificate Owners will not possess the
Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered
Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of
Participants whose holdings include such undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the
Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered
Certificates, and the Depositor is unable to locate a qualified successor, (ii)
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC
Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the
Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such
Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of
Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee,
Certificate Registrar and Master Servicer will recognize the holders of such
Definitive Certificates as holders under the Pooling Agreement. Distributions of principal of and interest on

                                     S-107

the Definitive Certificates will be made by the Trustee directly to holders of
Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of
Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of
Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates, on the Mortgage Loans. While voluntary prepayments of
Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under
"Description of the Mortgage Pool--Representations and Warranties" and "--Cures
and Repurchases", purchases of the Mortgage Loans in the manner described under
"The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase"
in this prospectus supplement or the exercise of purchase options by the holder of a Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the
Mortgage Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     The Certificate Principal Amount of any Class of Offered Certificates may
be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged
Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a
Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR
Certificates) in reverse alphabetical order.

     Certificateholders are not entitled to receive distributions of Monthly
Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such
Advance is made will tend to extend the weighted average lives of the
Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

                                     S-108

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the
Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C-1 hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     Principal prepayment on the mortgage loans could also affect the yield on any Class of Certificates that have a Pass-Through Rate limited by, equal to or based upon the WAC Rate. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the
Mortgage Loans or as to the yield to maturity of any Class of Offered
Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered
Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such
Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any
Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the
Mortgage Loans, and therefore of amounts distributable in reduction of the
Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the
Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

                                     S-109

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual
Period, the distribution of such interest will not be made until the
Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be July 2039, the first Distribution Date after the 24th month following the longest amortization period plus the Interest Only Period, with the exception of any Interest Only terms longer than 24 months, for any Mortgage
Loan.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the
Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     As described in this prospectus supplement, the Principal Distribution
Amount for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until their Certificate Principal Amount is reduced to the Class A-AB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Principal Amount is reduced to zero, then, in respect of the Class A-2 Certificates until their Certificate
Principal Amount is reduced to zero, then, in respect of the Class A-3
Certificates until their Certificate Principal Amount is reduced to zero, then, in respect of the Class A-AB Certificates until their Certificate Principal
Amount is reduced to zero and then, in respect of the Class A-4 Certificates until their Certificate Principal Amount is reduced to zero.

     Calculations reflected in the following tables assume that the Mortgage
Loans have the characteristics shown on Annexes C-1, C-2, C-3, C-4, C-5 and C-6 to this prospectus supplement, and are based on the following additional assumptions ("Modeling Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, and, in the case of the Hyatt Regency Dallas Loan, all scheduled principal is first paid to the Hyatt Regency Dallas Subordinate
Companion Loan until it is paid to zero before any principal is paid to the
Hyatt Dallas Regency Loan, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust
Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no
Mortgage Loan is required to be purchased from the Trust Fund, (vii) the
Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex
C-1 to this prospectus supplement with respect to each Mortgage Loan, (viii)
there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered
Certificates, (ix) distributions on the Certificates are made on the 10th day
(each assumed to be a business day) of each month, commencing in July 2005, (x)
the Certificates will be issued on June 23, 2005, (xi) partial payments on the
Mortgage Loans are permitted, but are assumed not to affect the amortization term and (xii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-6 in this prospectus supplement (including any applicable footnotes).

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-J, Class B, Class C, Class D or Class E Certificate
refers to the average amount of time that will elapse from

                                     S-110

the date of its issuance until each dollar allocable to principal of such
Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal
Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment
Priorities" in this prospectus supplement.

     The following tables indicate the percentage of the initial Certificate
Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered
Certificates. The tables have been prepared on the basis of, among others, the
Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B,
Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................          94%           94%           94%            94%           94%
June 10, 2007..................................          84%           81%           77%            72%           62%
June 10, 2008..................................          49%           49%           49%            49%           49%
June 10, 2009..................................          31%           31%           31%            31%           31%
June 10, 2010 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        3.186         3.109          3.029         2.944         2.789
First Principal Payment Distribution Date......       Jul 2005      Jul 2005      Jul 2005       Jul 2005      Jul 2005
Last Principal Payment Distribution Date.......       Jan 2010      Jan 2010      Jan 2010       Dec 2009      Oct 2009


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................           8%            7%            5%             4%            0%
June 10, 2011..................................           *             *             *              *             0%
June 10, 2012 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        4.727         4.719          4.708         4.691         4.502
First Principal Payment Distribution Date......       Jan 2010      Jan 2010      Jan 2010       Dec 2009      Oct 2009
Last Principal Payment Distribution Date.......       Jan 2012      Oct 2011      Oct 2011       Oct 2011      Apr 2010


---------
*    Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

                                     S-111

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................           *             *             *              *             0%
June 10, 2013..................................           *             *             *              *             0%
June 10, 2014..................................           *             0%            0%             0%            0%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        6.778         6.752          6.720         6.674         6.406
First Principal Payment Distribution Date......       Jan 2012      Oct 2011      Oct 2011       Oct 2011      Apr 2010
Last Principal Payment Distribution Date.......       Dec 2014      Aug 2013      Aug 2013       Aug 2013      Apr 2012


-----------
*    Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................          93%           93%           93%            93%           93%
June 10, 2011..................................          77%           77%           77%            77%           77%
June 10, 2012..................................          60%           60%           60%            60%           60%
June 10, 2013..................................          43%           43%           43%            43%           43%
June 10, 2014..................................           9%            9%            9%             9%            9%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        7.333         7.327          7.324         7.319         7.284
First Principal Payment Distribution Date......       Jan 2010      Jan 2010      Jan 2010       Jan 2010      Jan 2010
Last Principal Payment Distribution Date.......       Dec 2014      Oct 2014      Oct 2014       Oct 2014      Sep 2014


                                     S-112

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................         100%          100%          100%           100%          100%
June 10, 2013..................................         100%          100%          100%           100%          100%
June 10, 2014..................................         100%          100%          100%           100%          100%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        9.724         9.708          9.687         9.655         9.465
First Principal Payment Distribution Date......       Dec 2014      Oct 2014      Oct 2014       Oct 2014      Sep 2014
Last Principal Payment Distribution Date.......       May 2015      May 2015      May 2015       May 2015      Feb 2015


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................         100%          100%          100%           100%          100%
June 10, 2013..................................         100%          100%          100%           100%          100%
June 10, 2014..................................         100%          100%          100%           100%          100%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        9.881         9.881          9.881         9.881         9.631
First Principal Payment Distribution Date......       May 2015      May 2015      May 2015       May 2015      Feb 2015
Last Principal Payment Distribution Date.......       May 2015      May 2015      May 2015       May 2015      Feb 2015


                                     S-113

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................         100%          100%          100%           100%          100%
June 10, 2013..................................         100%          100%          100%           100%          100%
June 10, 2014..................................         100%          100%          100%           100%          100%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        9.881         9.881          9.881         9.881         9.710
First Principal Payment Distribution Date......       May 2015      May 2015      May 2015       May 2015      Feb 2015
Last Principal Payment Distribution Date.......       May 2015      May 2015      May 2015       May 2015      Mar 2015


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................         100%          100%          100%           100%          100%
June 10, 2013..................................         100%          100%          100%           100%          100%
June 10, 2014..................................         100%          100%          100%           100%          100%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        9.881         9.881          9.881         9.881         9.714
First Principal Payment Distribution Date......       May 2015      May 2015      May 2015       May 2015      Mar 2015
Last Principal Payment Distribution Date.......       May 2015      May 2015      May 2015       May 2015      Mar 2015


                                     S-114

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................         100%          100%          100%           100%          100%
June 10, 2013..................................         100%          100%          100%           100%          100%
June 10, 2014..................................         100%          100%          100%           100%          100%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        9.881         9.881          9.881         9.881         9.714
First Principal Payment Distribution Date......       May 2015      May 2015      May 2015       May 2015      Mar 2015
Last Principal Payment Distribution Date.......       May 2015      May 2015      May 2015       May 2015      Mar 2015


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR



                                                                         PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------------------------------
                DISTRIBUTION DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
-----------------------------------------------       --------      --------      --------       --------      --------

Closing Date...................................         100%          100%          100%           100%          100%
June 10, 2006..................................         100%          100%          100%           100%          100%
June 10, 2007..................................         100%          100%          100%           100%          100%
June 10, 2008..................................         100%          100%          100%           100%          100%
June 10, 2009..................................         100%          100%          100%           100%          100%
June 10, 2010..................................         100%          100%          100%           100%          100%
June 10, 2011..................................         100%          100%          100%           100%          100%
June 10, 2012..................................         100%          100%          100%           100%          100%
June 10, 2013..................................         100%          100%          100%           100%          100%
June 10, 2014..................................         100%          100%          100%           100%          100%
June 10, 2015 and thereafter...................           0%            0%            0%             0%            0%
Weighted Average Life (in years)...............        9.952         9.913          9.881         9.881         9.714
First Principal Payment Distribution Date......       May 2015      May 2015      May 2015       May 2015      Mar 2015
Last Principal Payment Distribution Date.......       Jun 2015      Jun 2015      May 2015       May 2015      Mar 2015


PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the
Modeling Assumptions. Purchase prices set forth below for each such Class of
Offered Certificates are expressed as a percentage of the initial Certificate
Principal Amount of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered

                                     S-115

Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the
Modeling Assumptions, from and including June 1, 2005 to but excluding the
Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such
Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
           PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1
                       CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

99-30...................................
100-00..................................
100-02..................................
100-04..................................
100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
           PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


                                     S-116

          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
           PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
          PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                 CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............

                                     S-117

          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
           PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
          PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


                                     S-118

          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
          PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS B CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
          PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


                                     S-119

          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
           PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS D CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


          PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST
          PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS E CERTIFICATES AT THE SPECIFIED CPRS



                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
----------------------------------------       --------      ---------      ---------      ---------      ---------

100-06..................................
100-08..................................
100-10..................................
100-12..................................
100-14..................................
100-16..................................
100-18..................................
100-20..................................
100-22..................................
100-24..................................
100-26..................................
Weighted Average Life (yrs.)............
First Principal Payment Date............
Last Principal Payment Date.............


     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the
Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

                                     S-120

                              THE POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement to be dated as of June 1, 2005 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     The servicing of the Mortgage Loans (including the Serviced Whole Loans)
and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The
summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the prospectus for additional information regarding the terms of the
Pooling Agreement relating to the servicing and administration of the Mortgage
Loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE WHOLE LOANS

     In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related
Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a
Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then the related
Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the
Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans"
in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the
Trustee for the benefit of the holders of Certificates. See "The Mortgage
Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

     Each of the Master Servicer (directly or through one or more sub-servicers)
and the Special Servicer will be required to service and administer the Mortgage
Loans (including the Serviced Whole Loans) for which it is responsible. The
Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee,
Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

         The Master Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling Agreement on behalf of the trust and in the best interests of and for the benefit of the series 2005-GG4 certificateholders as a collective whole (or if a Serviced Whole Loan is involved, for the benefit of the series 2005-GG4 certificateholders and the holders of the related Companion Loan, as a collective whole), as determined by the Master Servicer in its good faith and reasonable judgment, in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective mortgage loan documents (and in the case of a mezzanine loan or a
Subordinate Companion Loan, the terms of the related intercreditor

                                     S-121

agreement) and, to the extent consistent with the foregoing, further as follows:
(1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

         (a) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

         (b) the ownership of any series 2005-GG4 Certificate or, if applicable, mezzanine loan or Companion Loan, by the Master Servicer or any of its affiliates, as the case may be;

         (c) the Master Servicer's obligation to make Advances; and

         (d) the right of the Master Servicer to receive compensation payable to it under the Pooling Agreement or with respect to any particular transaction (the foregoing, collectively referred to as, the "Master
     Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the
Mortgage Loans (including the Serviced Whole Loans) and each REO Property for which it is responsible in accordance with applicable law, the terms of the
Pooling Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     1. with the same care, skill, prudence and diligence with which the Special
Servicer services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and
REO Properties, and

     2. with the same care, skill, prudence and diligence with which the Special
Servicer services and administers comparable mortgage loans owned by the Special
Servicer,

     in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective subject mortgage loans;

     o   with a view to--

     1. the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

     2. in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage
Loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that Mortgage Loan to the series 2005-GG4 certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the series
2005-GG4 certificateholders and the holders of the related Companion Loans (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o without regard to--

     1. any relationship, including as lender on any other debt, that the
Special Servicer or any affiliate thereof may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the Pooling
Agreement,

     2. the ownership of any series 2005-GG4 Certificate (or any security backed by a Companion Loan) by the Special Servicer or any affiliate thereof,

     3. the obligation, if any, of the Special Servicer to make Advances,

                                     S-122

     4. the right of the Special Servicer or any of its affiliates to receive compensation or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling Agreement by the Special Servicer or any
affiliate thereof (the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the
Master Servicer Servicing Standards and (ii) with respect to the Special
Servicer, the Special Servicer Servicing Standards.

     The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master
Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the
Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations.
If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and the Companion Loans--

     o which is not a Specially Serviced Mortgage Loan, or

     o that is a Corrected Mortgage Loan.

     A "Specially Serviced Mortgage Loan" means any Mortgage Loan (including the
Serviced Whole Loans and REO Mortgage Loans) being serviced under the Pooling
Agreement, for which any of the following events (each, a "Servicing Transfer
Event") has occurred:

     (a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the
Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

     o   except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

     o   solely in the case of a delinquent balloon payment, (A) for one business day beyond the date on which that balloon payment was due
         (except as described in clause B below) or (B) in the case of a
         Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

     (b) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

                                      S-123

     (c) there has occurred a default (other than as described in clause (a)
above and other than an Acceptable Insurance Default) that

     o   materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion
         Loan), and

     o   continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders
         (or, in the case of any Companion Loan, the holder of the related
         Companion Loan); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

      (e) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

     (f) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property; or

     (h) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or
Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of
Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the
Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or
Serviced Whole Loan); provided that any determination that a loan is a Specially
Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

     It shall be considered an "Acceptable Insurance Default" if the related
Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the special servicer has determined, in its reasonable judgment, that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent

                                     S-124

owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standards, is entitled to rely on the opinion of an insurance consultant.

     A Mortgage Loan (including the Serviced Whole Loans) will become a
"Corrected Mortgage Loan" when:

     o   with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling
         Agreement);

     o   with respect to the circumstances described in clauses (b), (d), (e),
         (f) and (h) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

     o   with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

     o   with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one loan in a Whole
Loan, it will be considered to exist for the entire Whole Loan.

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole
Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the Pooling Agreement will require the Master
Servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any Specially
Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced
Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced
Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

     Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

     The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans) to the Special Servicer when that Mortgage Loan (or
Serviced Whole Loan) becomes a Specially Serviced Mortgage Loan. The Special
Servicer will return the servicing of that Mortgage Loan (or Serviced Whole
Loan) to the Master Servicer when it becomes a Corrected Mortgage Loan.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans)
and act as disposition manager of REO Properties.

                                     S-125

ADVANCES

     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date
(the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I
Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a
Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the
Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the
Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution
Date in respect of payments on Mortgage Loans that have been subject to an
Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii)
an amount equal to the product of (x) the amount required to be advanced by the
Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced
Whole Loan) to make cash advances ("Property Advances" and, together with P&I
Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such
Mortgaged Property, subject to a non-recoverability determination.

     The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Trust Fund and paid from the Collection Account.

     The Pooling Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make.

     The Special Servicer may request the Master Servicer to make Property
Advances with respect to a Specially Serviced Mortgage Loan or REO Property
under the Pooling Agreement, in lieu of the Special Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the
Pooling Agreement. The Master Servicer, in turn, must make the requested
Property Advance within a specified number of days following the Master
Servicer's receipt of the request unless the Master Servicer determines such
Advance would be a Non-Recoverable Advance. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master Servicer to make, regardless of whether or not the Master Servicer actually makes that advance.
The Special Servicer may elect to make certain Property Advances on an emergency basis.

                                     S-126

     If the Master Servicer is required under the Pooling Agreement to make a
Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Trustee will be required:

     o   if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o   if the failure continues for three more business days, to make the
         Property Advance.

     The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such
Mortgage Loan, a shortfall will result which will have the same effect as a
Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in
The Wall Street Journal, New York edition.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency
Property Advances) with respect to any Mortgage Loan pursuant to the Pooling
Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

     None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standards, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable
(including interest accrued on the Advance) by the Master Servicer, the Special
Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standards, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the
Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the
Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the
Advance Rate, out of amounts payable on or in respect of all of the Mortgage
Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the
Master Servicer or the Special Servicer (and in the case of the Trustee, the
Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee. Although the Special
Servicer may determine whether an advance is a Non-Recoverable Advance, the
Special Servicer will have no right to make an affirmative determination that any Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. In the absence of a determination by the Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable.

     Notwithstanding anything in this prospectus supplement to the contrary, the
Master Servicer may in accordance with the Servicing Standards elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage
Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the
Master Servicer or the Special Servicer has determined that such a Property
Advance would be nonrecoverable if making the payment would prevent

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(i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the
Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standards that making the payment is in the best interest of the Certificateholders.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all
Advances made with respect to any Whole Loan, equal to the amount of such
Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the
Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged
Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

     Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution
Date are insufficient to fully reimburse the Master Servicer, the Special
Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed
Reimbursement Amount"); only out of principal collections in the Collection
Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). Upon a determination by the Master Servicer, the Special Servicer or
the Trustee, as applicable, that the Work-out Delayed Reimbursement Amount is a
Non-Recoverable Advance, such amounts will be reimbursable as described above with respect to recoverability of Non-Recoverable Advances.

     Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

     Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that
Non-Recoverable Advance) or portion thereof with respect to any Distribution
Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection
Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance
(together with interest on that Non-Recoverable Advance). An election by the
Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes of Certificateholders will not constitute a violation of the Servicing
Standard or a breach of the terms of the Pooling Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The
Master Servicer's, the Special Servicer's or the Trustee's agreement to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the
Trustee or a right of the Certificateholders.

ACCOUNTS

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection
Account") established pursuant to the Pooling Agreement. The

                                     S-128

Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein.
The trust will only be entitled to amounts on deposit in the Companion
Collection Account to the extent these funds are not otherwise payable to a
Companion Loan holder.

     The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution Account"
and the "Upper-Tier Distribution Account" and, collectively, the "Distribution
Account"). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the
sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier
Distribution Account as described in this prospectus supplement. On each
Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R
Certificates (which are expected to be zero) from the Lower-Tier Distribution
Account and deposit such amounts in the Upper-Tier Distribution Account. See
"Description of the Offered Certificates--Distributions" in this prospectus supplement.

     The Trustee will also be required to establish and maintain an account (the
"Interest Reserve Account"), which may be a sub-account of the Distribution
Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Net Mortgage Rate on the respective Stated
Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable
Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February,
"Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier
Distribution Account.

     The Trustee will also be required to establish and maintain an account (the
"Gain-On-Sale Reserve Account") which may be a sub-account of the Distribution
Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the
Certificates, such gains will be held and applied to offset future realized losses, if any.

     Other accounts to be established pursuant to the Pooling Agreement are one or more REO Accounts for collections from REO Properties.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve
Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates. Each of the
Collection Account, the Companion Collection Account, any REO Account, the
Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve
Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

     Amounts on deposit in the Collection Account, the Companion Collection
Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any
REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and the Companion
Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the

                                     S-129

Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted: (i) to remit on or before each
Master Servicer Remittance Date (A) to the Trustee for deposit into the
Lower-Tier Distribution Account an amount equal to the sum of (I) Available
Funds and any prepayment premiums or yield maintenance charges and (II) the
Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation
Proceeds received in the related Collection Period, if any, and (C) to the
Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the
Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's or the
Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the
Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO
Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received on the Mortgage Loan or
REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the
Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement, (vi) to pay to the
Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to withdraw any amount deposited into the
Collection Account that was not required to be deposited in the Collection
Account, and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     DUE-ON-SALE. Subject to the discussion under "--The Controlling Class
Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standards, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make a recommendation to the Special Servicer, which in all cases will be entitled (subject to the discussion under "--The
Controlling Class Representative" below) to approve or disapprove the transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

     o   the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2005-GG4 certificates or any certificate issued pursuant to a securitization of any Companion Loan, or

     o   such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest
         Mortgage Loans in the pool based on principal balance.

                                     S-130

     DUE-ON-ENCUMBRANCE. Subject to the discussion under "--The Controlling
Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standards, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause
(which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. The Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

     o   the Special Servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2005-GG4 certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

     o   such Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest Mortgage
         Loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

     o   the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Special Servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the Mortgage Loan.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain
Provisions" in the prospectus.

INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage
Loan, the Special Servicer) is required to inspect or cause to be inspected each
Mortgaged Property at such times and in such manner as are consistent with the
Servicing Standards, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2006; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each
Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related
Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement will require that each of the Master Servicer and the
Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee annually on a specified date, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the
Special Servicer that the Master Servicer or the Special Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial, multifamily and manufactured housing community mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, is fairly stated, based on an examination, conducted in

                                     S-131

compliance with the Uniform Single Attestation Program for Mortgage Bankers,
except for such exceptions stated in such report. In rendering its report that firm may rely, as to matters relating to the direct servicing of commercial, multifamily and manufactured housing community Mortgage Loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers. In addition, the Special Servicer will not be required to cause such a report to be delivered if there were no Specially Serviced Mortgage Loans during the most recently ended calendar year.

     The Pooling Agreement also requires each of the Master Servicer and the
Special Servicer to deliver to the Trustee annually on specified date, an officers' certificate of the Master Servicer or the Special Servicer, as the
case may be, stating that, to the best of each such officer's knowledge, the
Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status of the default, and the Master Servicer or the Special Servicer, as the
case may be, has received no notice regarding qualification, or challenging the status, of either of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the relevant details.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the
Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special
Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or
Special Servicer has assumed the obligations of the Master Servicer or the
Special Servicer under the Pooling Agreement. The Trustee or any other successor
Master Servicer or Special Servicer assuming the obligations of the Master
Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Work out Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized
Losses.

     The Pooling Agreement also provides that none of the Depositor, the Master
Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment. However, none of the
Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of
(i) any breach of warranty or representation in the Pooling Agreement, or (ii)
any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling Agreement or by reason of reckless disregard of obligations or duties under the Pooling Agreement. The Pooling Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any
director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling Agreement), other than any such loss, liability or expense: (i)
specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling Agreement; (ii)
which constitutes a Property Advance

                                     S-132

that is otherwise reimbursable under the Pooling Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling Agreement or negligent disregard of such obligations or duties.

     In addition, the Pooling Agreement provides that none of the Depositor, the
Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.
The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the holders of Certificates under the Pooling Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer will be entitled to be reimbursed for those amounts from the
Collection Account. The Special Servicer will, for the benefit of the
Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a)
the enforcement of the obligations of each Mortgagor under the related Mortgage
Loan or Serviced Whole Loan documents and (b) any action brought by a Mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling Agreement, including, without limitation, the Servicing Standard. Notwithstanding the foregoing, nothing will affect the right of the Master Servicer (i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party (it being understood that the Special Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under the
Pooling Agreement.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling
Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling
Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling
Agreement.

EVENTS OF DEFAULT

         "Events of Default" under the Pooling Agreement with respect to the
Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

         (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York
     City time on the relevant Distribution Date;

         (b) any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling
     Agreement;

                                     S-133

         (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the pooling and servicing agreement and fewer days in the case of the failure of the master servicer or the special servicer to deliver certain required annual reports and statements or as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders of any Class,
     evidencing, as to that Class not less than 25% of the Voting Rights;
     provided, however, if that failure is capable of being cured and the Master
     Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

         (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling Agreement, which materially and adversely affects the interests of any Class of
     Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master
     Servicer, the Special Servicer, the Depositor and the Trustee by the
     holders of Certificates entitled to not less than 25% of the Voting Rights;
     provided, however, if that breach is capable of being cured and the Master
     Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

         (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

         (f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the
     Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

         (g) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2005-GG4 certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal and the Master
     Servicer or Special Servicer is not reinstated on such list within 30 days;
     and

         (h) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master
     Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the
     Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time

                                     S-134

     period as may be agreed to in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer or the Special
Servicer occurs, then the Trustee may and, at the direction of the holders of
Certificates evidencing at least 25% of the aggregate Voting Rights of all
Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling Agreement and in and to the Trust Fund
(except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the
Pooling Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination
(including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement).

     On and after the date of termination following an Event of Default by the
Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate
Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master
Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the
Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special
Servicer, as applicable, under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the
Special Servicer will be allocated to the Certificates in the same manner as
Realized Losses.

     Notwithstanding the foregoing, if an Event of Default on the part of the
Master Servicer affects only a Companion Loan (and for purposes of this paragraph, any failure by the Master Servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account on the day the deposit was first required to be made, which failure is not remedied within one business day, or make any other remittance to a Whole
Loan amount shall be considered an Event of Default), the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the
Master Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan but will not be entitled to terminate the Master
Servicer.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f), (g) and (h) under "--Events of Default" above, the
Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the
Certificates.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage
Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling

                                     S-135

Agreement, and of the continuance of the default, and unless also the holders of
Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of
Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

         The Pooling Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the Serviced Companion
Loans:

         (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced Companion
     Loans;

         (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

         (c) to change the timing and/or nature of deposits in the Collection
     Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
     Account or any REO Account, provided that (A) the Master Servicer
     Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

         (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the
     Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Federal Income
     Tax Consequences for REMIC Certificates--Taxation of Residual
     Certificates--Tax-Related Restrictions on Transfer of Residual
     Certificates" in the prospectus);

         (e) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

         (f) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of
     Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of

                                     S-136

     the ratings assigned to any Class of Certificates by either Rating Agency;
     provided, that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the
     Serviced Companion Loans; provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan
     Seller or change the rights or obligations of a holder of a Companion Loan under the applicable intercreditor agreements without the consent of any affected holder of a Companion Loan.

     In addition, in the event that one but not both of the two promissory notes evidencing the Mall at Wellington Green Loan, the Streets at Southpoint Loan or
the Cascade Mall Loan are repurchased by a Loan Seller, the Pooling Agreement may be amended, without consent of any Certificateholder, to add or modify provisions relating to Pari Passu Companion Loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     The Pooling Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that
Certificate, or that are required to be distributed to any holder of a Serviced
Companion Loan without the consent of the related holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced Companion Loans without the consent of the holders of all
Certificates of that Class then outstanding or the holders of the Serviced
Companion Loans, as applicable, (3) adversely affect the Voting Rights of any
Class of Certificates, (4) change in any manner the obligations of any Loan
Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of
Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standards.

     Notwithstanding the foregoing, no party to the Pooling Agreement will be required to consent to any amendment to the Pooling Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the
Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X
Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, a
percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal
Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. For
purposes of determining Voting Rights, the Certificate Principal Amount of each
Class will not be reduced by the amount allocated to that Class of any Appraisal
Reductions. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective
Percentage Interests.

                                     S-137

REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole
Loans) with an outstanding principal balance equal to or in excess of
$2,000,000, to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards
(an "Updated Appraisal"), or (ii) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property. However, the Special Servicer will not be required to obtain an Updated Appraisal or perform an internal valuation of any
Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special
Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any
Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF
DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standards, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything in this prospectus supplement to the contrary, the
Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related Companion Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i)
such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged
Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust
Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO
Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related
Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an
REO Mortgage Loan held in the Trust Fund until such time as the related REO
Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

                                     S-138

     If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust
Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC)
to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standards. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in
Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged
Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related
Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the
Mortgaged Property as required under the Pooling Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the
Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar
Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling Agreement provides that the Special
Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited
Transactions" in the prospectus.

     To the extent that liquidation proceeds collected with respect to any
Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all

                                     S-139

Advances and (iv) additional Trust Fund expenses) incurred with respect to the
Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any
Mortgage Loan, prior to the distribution of those liquidation proceeds to
Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed
Advances (including interest on Advances) made with respect to the Mortgage
Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

     SALE OF DEFAULTED MORTGAGE LOANS. The Pooling Agreement grants to the majority Certificateholder of the Controlling Class and the Special Servicer an
option to purchase from the Trust Fund any defaulted Mortgage Loans that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

     The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The Special
Servicer is required to recalculate the fair value of such defaulted Mortgage
Loan if there has been a material change in circumstances or the Special
Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the
Trustee, in accordance with the Pooling Agreement, will be entitled to rely on an appraisal of the Mortgaged Property. Subject to certain conditions specified in the Pooling Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent payments, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

     Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the Mortgage
Loan in default other than pursuant to the exercise of the purchase option.

     With respect to the Mortgage Loans with a Pari Passu Companion Loan, any election to purchase the related Mortgage Loan, as described above may, if so provided in the related intercreditor agreement, require the electing purchaser to also purchase the related Pari Passu Companion Loan for a similarly calculated price.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if
(a) it determines, in accordance with the Servicing Standards, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage
Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special
Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the

                                     S-140

Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any
Specially Serviced Mortgage Loan, including by way of a reduction in the related
Mortgage Rate, (iii) forbear in the enforcement of any right granted under any
Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv)
extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi)
accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to
Certificateholders on a net present value basis. In no event, however, will the
Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or
(ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent consistent with the Servicing
Standards 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

     Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Loans--The Whole Loans" in this prospectus supplement.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment
(a) would not be "significant" as such term is defined in Treasury Regulations
Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the
Servicing Standards. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each
Rating Agency.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special
Servicer with respect to the following actions and others more particularly described in the Pooling Agreement and, except as otherwise described below, the
Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period (or 30 days with respect to the 200 Madison Avenue Whole Loan), the Controlling Class
Representative will be deemed to have approved such action):

     o   any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

                                     S-141

     o   any modification, extension, amendment or waiver of a monetary term
         (including the timing of payments) or any material non monetary term of a Mortgage Loan;

     o   any proposed sale of an REO Property for less than the Purchase Price
         (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan
         Purchase" or pursuant to a purchase option as described above under
         "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o   any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase" or
         pursuant to a purchase option as described above under "--Realization
         Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address
         Hazardous Materials located at a Mortgaged Property or an REO Property;

     o   any release of collateral for a Mortgage Loan or any release of a
         Mortgagor or guarantor or acceptance of any assumption agreement (other than in accordance with the terms of, or upon satisfaction of, such
         Mortgage Loan);

     o   any acceptance of substitute or additional collateral for a Mortgage
         Loan (other than in accordance with the terms of such Mortgage Loan);

     o   any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

     o   any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Mortgage Loan; or

     o   any release of any performance or "earn-out" reserves.

     In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the
Controlling Class Representative's response.

     The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage
Loan, as the Controlling Class Representative may reasonably deem advisable;
provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling Agreement, including the
Servicing Standards, or the REMIC provisions of the Code.

     The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the
Rating Agencies.

     The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Principal Amount, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3)
upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Principal Amount, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling
Class will be the Controlling Class Representative.

                                     S-142

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate
Principal Amount at least equal to 25% of the initial Certificate Principal
Amount of that Class. For purposes of determining identity of the Controlling
Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling
Class as of the Closing Date will be the Class P Certificates.

     With respect to the Streets at Southpoint Loan, if any Certificate is held by the related borrower or an affiliate of the related borrower, that borrower or affiliate will not be entitled to have any voting or veto rights with respect to any matters as to which the Controlling Class has any approval or voting rights regarding the Streets at Southpoint Loan or the related Companion Loan.

     Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related Companion
Loans as described under "Description of the Mortgage Loans--The Whole Loans" in
this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Controlling Class Representative:

     o   may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     o   may act solely in the interests of the holders of the Controlling
         Class,

     o   does not have any duties to the holders of any Class of certificates other than the Controlling Class,

     o   may take actions that favor the interests of the holders of the
         Controlling Class over the interests of the holders of one or more other classes of certificates, and

     o   will have no liability whatsoever for having so acted and that no
         Certificateholder may take any action whatsoever against the
         Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50%
Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling
Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage
Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of

                                     S-143

the holders of Subordinate Companion Loans provided for in the related
Intercreditor Agreement) and all property acquired in respect of any Mortgage
Loan remaining in the Trust Fund, and thereby effect termination of the Trust
Fund and early retirement of the then outstanding Certificates, on any
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate
Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution
Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage
Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D)
Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage
Loans and all other property acquired in respect of any Mortgage Loan in the
Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related REO Mortgage
Loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of
Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--
Termination" in the prospectus.

     The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage
Loans remaining in the Trust Fund at any time the aggregate Certificate
Principal Amounts of the Class A, Class A-J, Class B, Class C, Class D and Class
E Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange and the Master Servicer would have to consent.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as trustee
(the "Trustee" on behalf of the series 2005-GG4 Certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at Wells Fargo Center, Sixth and Marquette,
Minneapolis, Minnesota 55479-0113 with respect to certificate transfer and payment services and 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS) GS Mortgage Securities Corporation II,
Commercial Mortgage Trust Series 2005-GG4 for all other purposes.

     The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.
However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the
Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee

                                     S-144

and appointment of a successor trustee and, if such trustee is not rated at least "AA-" by each Rating Agency (or such other rating as the Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the
Stated Principal Balance of the Mortgage Loans and will be calculated in the same manner as interest is calculated on the related Mortgage Loan. Any Trustee
Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling Agreement.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

     The Trustee (except for the information under the first paragraph of "--The
Trustee" above) will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

     If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the
Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and

                                     S-145

regulations prescribe) required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling
Agreement.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a
California corporation with its principal offices located at 200 Witmer Road,
Horsham, Pennsylvania 19044. As of December 31, 2004, the Master Servicer was
the servicer of a portfolio of multifamily and commercial loans totaling approximately $197.4 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been by the Master Servicer and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the mortgage loans, this prospectus supplement or related documents.

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor
REO Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate is equal to the per annum rate set forth on
Annex C-1 to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan.

     With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not need to make
Compensating Interest Payments. In addition to the Servicing Fee, the Master
Servicer will be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and defeasance fees, modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than on Specially
Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the related Mortgage
Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted
Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement. The
Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the
Mortgage Loans and in the same manner as interest is calculated on the Mortgage
Loans. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the
Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master
Servicer with an economic disincentive to comply with this standard.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

                                     S-146

THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

     LNR Partners, Inc., a Florida corporation ("LNR Partners") and a subsidiary of LNR Property Holdings Ltd. ("LNR Corp."), will initially be appointed as special servicer (the "Special Servicer") of the Mortgage Loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue,
Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR
Corp., through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North
Carolina and California and in Europe in London, England, Munich, Germany and
Paris, France. As of November 30, 2004, the Special Servicer and its affiliates were managing a portfolio which included an original count of 18,200 assets in all 50 states and in Europe with an original face value of over $146 billion, most of which are commercial real estate assets. Included in this managed portfolio are $140 billion of commercial real estate assets representing 140 securitization transactions, for which the Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning LNR
Partners and LNR Corp. has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Pooling Agreement provides that the Controlling Class Representative, at its expense, may remove and replace the Special Servicer with another Special
Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to each Whole Loan under "The Pooling
Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.35% per annum, subject to a minimum of $4,000 per loan per month (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced
Mortgage Loans and in the same manner as interest is calculated on the Specially
Serviced Mortgage Loans, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the Trust Fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a
Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if the Corrected Mortgage Loan again becomes a
Specially Serviced Mortgage Loan but will become payable again if and when the
Mortgage Loan again becomes a Corrected Mortgage Loan.

     The successor Special Servicer will not be entitled to any portion of those
Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage
Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed

                                     S-147

writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The
Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Loan Seller for a
Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Mortgage Loan Seller of Material
Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially Serviced
Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than 60 days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), or if applicable under the related Intercreditor Agreement, the holder of the related Companion Loan or (iii) the purchase of all of the
Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a Workout Fee and a
Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

     The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and defeasance fees, modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage
Loans.

     Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the
Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special
Servicer with an economic disincentive to comply with this standard.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution
Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

         In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each
Certificateholder and each holder of a Companion Loan, the following reports prepared by the Master Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling Agreement (which forms are subject to change) and including substantially the following information:

     (1) a report as of the close of business on the immediately preceding
         Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers

                                     S-148

         to the Master Servicer and by the Master Servicer to the Trustee, and
         presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2) a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report; (3) a CMSA historical loan modification and corrected mortgage loan report; (4) a CMSA historical liquidation report; (5) a
         CMSA REO status report; (6) a CMSA servicer watch list; and (7) a CMSA loan level reserve and LOC report.

     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or
the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

     Before each Distribution Date, the Master Servicer will deliver to the
Trustee by electronic means:

     o   a CMSA comparative financial status report; and

     o   a CMSA loan periodic update file.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

     o   Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended September 30, 2005, a
         CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end
         of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

     o   Within 30 days after receipt by the Special Servicer or the Master
         Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling
         Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The Special Servicer or the
         Master Servicer will deliver to the Trustee by electronic means the
         CMSA NOI adjustment worksheet upon request.

     Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a Companion
Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk Factors--Book Entry
Registration" in this prospectus supplement.

                                     S-149

     Information Available Electronically. The Trustee will make available each month, to any interested person (including any holder of a Companion Loan), the
Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at www.ctslink.com/cmbs. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and CMSA loan periodic update file format, available each month to any interested person via the Trustee's internet website. The Trustee will also make available, as a convenience for interested persons (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, on a restricted basis, the CMSA delinquent loan status report, the CMSA historical loan modification report, the
CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or
Certificate Owner of an Offered Certificate and each holder of a Companion Loan or any person identified to the Trustee by a holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered
Certificate, the Rating Agencies, designees of the Depositor and to any of the parties to the Pooling Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling Agreement, which form will also be located on and submitted electronically via the Trustee's internet website. The Rating Agencies and the parties to the Pooling Agreement will not be required to provide that certification.

     In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

     o   the Pooling Agreement and any amendments;

     o   all Trustee reports made available to holders of each relevant class of
         Offered Certificates since the Closing Date;

     o   all officers' certificates and accountants' reports delivered to the
         Trustee since the Closing Date;

     o   the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

     o   the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property; and

     o   the mortgage note, mortgage or other legal documents relating to each
         Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a mortgage loan entered into by the Master
         Servicer or Special Servicer, as applicable, and delivered to the
         Trustee.

     The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its

                                     S-150

investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master
Servicer may, but is not required to, make information available over the internet.

     Pursuant to the Pooling Agreement, the Master Servicer and Special
Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the mortgage loans and/or REO
Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master
Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the
Depositor to pay the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties.
The following summary is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.

     Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC"
and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The
Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage
Loans, and any property that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests")
to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class X-C, Class X-P, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates (the "Regular Certificates")
as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

     On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling
Agreement and (3) compliance with applicable changes in the Internal Revenue
Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the
"regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates
will represent the sole classes of "residual interests" in each of the
Lower-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes, but rather that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in

                                     S-151

determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate.

     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered
Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.
It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an
Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the Cut-Off Date, mortgage loans representing approximately
4.4% of the Initial Pool Balance by allocated loan amount are secured by multifamily and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. See "Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

     See "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates" in the prospectus.

                       STATE TAX AND LOCAL CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences" in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors

                                     S-152

whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the
Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor issued substantially identical individual exemptions to each of Goldman, Sachs & Co., Prohibited Transaction Exemption
89-88 (October 17, 1989), and Greenwich Capital Markets, Inc., Prohibited
Transaction Exemption 90-59 (September 6, 1990) (collectively, the "Exemption").
The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co. and Greenwich
Capital Markets, Inc., provided that certain conditions set forth in the
Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's,
Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
("S&P") or Fitch, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group"
consists of any Underwriter, the Depositor, the Trustee, the Master Servicer,
the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered
Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust Fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes

                                     S-153

imposed by Sections 4975(a) and (b) of the Code by reason of Sections
4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer,
the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of an Offered Certificate on behalf of an
Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA
Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
Class B and Class C Certificates will constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended ("SMMEA") so long as they are rated in one of the two highest rating categories by S&P, Moody's, Fitch or another nationally recognized statistical rating organization. The Class D and Class E Certificates will not constitute
"mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable

                                     S-154

legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                              PLAN OF DISTRIBUTION

     The Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Bear,
Stearns & Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co.
Incorporated and Wachovia Capital Markets, LLC (collectively, the
"Underwriters") have entered into an underwriting agreement with respect to the
Offered Certificates pursuant to which, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 5%.



-------------------------------------------------------------------------------------------------------------------
                                          GREENWICH        BEAR,         CREDIT          MORGAN        WACHOVIA
                           GOLDMAN,        CAPITAL       STEARNS &    SUISSE FIRST   STANLEY & CO.      CAPITAL
         CLASS            SACHS & CO.   MARKETS, INC.    CO. INC.      BOSTON LLC     INCORPORATED   MARKETS, LLC
-------------------------------------------------------------------------------------------------------------------

Class A-1...........      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class A-2...........      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class A-3...........      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class A-AB..........      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class A-4...........      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class A-J...........      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class B.............      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class C.............      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class D.............      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------
Class E.............      $              $              $              $              $               $
-------------------------------------------------------------------------------------------------------------------


     The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,000,000.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the
Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered
Certificates.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered
Certificates will be the monthly statements discussed under "The Pooling
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "The Pooling
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates

                                     S-155

will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the
Offered Certificates becomes available.

     Goldman, Sachs & Co. is an affiliate of the Depositor and GSMC, a Loan
Seller. GCMI is an affiliate of Greenwich Capital Financial Products, Inc., a
Loan Seller.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by
Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's, a division of the McGraw
Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and
Fitch, Inc. ("Fitch" and, together with S&P and Moody's, the "Rating Agencies"), respectively:

                                                     RATINGS
                      CLASS                     S&P/FITCH/MOODY'S
-------------------------------------------     -----------------
Class A-1..................................        AAA/AAA/Aaa
Class A-2..................................        AAA/AAA/Aaa
Class A-3..................................        AAA/AAA/Aaa
Class A-AB.................................        AAA/AAA/Aaa
Class A-4..................................        AAA/AAA/Aaa
Class A-J..................................        AAA/AAA/Aaa
Class B....................................         AA/AA/Aa2
Class C....................................        AA-/AA-/Aa3
Class D....................................           A/A/A2
Class E....................................          A-/A-/A3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P,
Fitch or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                     S-156

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                            PAGE
                                                                            ----
200 Madison Avenue Co-Lender Agreement .................................... S-80
200 Madison Avenue Loan ............................................. S-61, S-80
200 Madison Avenue Pari Passu Companion Loan .............................. S-80
200 Madison Avenue Whole Loan ............................................. S-80
30/360 .................................................................... S-15
Acceptable Insurance Default ............................................. S-124
Actual/360 Basis .......................................................... S-66
Administrative Fee Rate ................................................... S-94
Advance Rate ............................................................. S-127
Advances ................................................................. S-126
ALTA ...................................................................... S-89
anchor tenant ............................................................. S-34
Appraisal Reduction ...................................................... S-104
Appraisal Reduction Event ................................................ S-103
Archon .................................................................... S-60
Archon Loans .............................................................. S-60
Astor Operating Tenant .................................................... S-64
Available Funds ........................................................... S-92
Balloon Mortgage Loan ..................................................... S-66
Base Interest Fraction ................................................... S-100
Cascade Mall Loan ......................................................... S-61
CBE ...................................................................... S-115
Certificate Owners ....................................................... S-107
Certificate Principal Amount .............................................. S-91
Certificate Registrar .................................................... S-106
Certificateholder ........................................................ S-105
Certificates .............................................................. S-90
Class ..................................................................... S-90
Class A Certificates ...................................................... S-90
Class A-AB Planned Principal Balance ...................................... S-95
Class X Certificates ...................................................... S-90
Clearstream .............................................................. S-105
Closing Date .............................................................. S-61
CMSA ..................................................................... S-149
Code ..................................................................... S-151
Collection Account ....................................................... S-128
Collection Period ......................................................... S-92
Commerzbank ............................................................... S-61
Commerzbank AG ............................................................ S-88
Commission ............................................................... S-145
Companion Collection Account ............................................. S-129
Companion Loans ........................................................... S-70
Compensating Interest Payment ............................................ S-102
Controlling Class ........................................................ S-143
Controlling Class Certificateholder ...................................... S-143
Controlling Class Representative ......................................... S-142
Corrected Mortgage Loan .................................................. S-125
CPR ...................................................................... S-110
Cross Over Date .......................................................... S-100
Cut-Off Date .............................................................. S-60
Cut-Off Date Balance ...................................................... S-60
Defeasance Deposit ........................................................ S-68
Defeasance Loans .......................................................... S-67
Defeasance Lock-Out Period ................................................ S-68
Defeasance Option ......................................................... S-68
Definitive Certificate ................................................... S-105
Depositor ................................................................. S-61
Depositories ............................................................. S-106
Determination Date ........................................................ S-92
Distribution Account ..................................................... S-129
Distribution Date ......................................................... S-91
DSCR ...................................................................... S-61
DTC ...................................................................... S-105
Due Date .................................................................. S-66
ERISA .................................................................... S-152
ERISA Plan ............................................................... S-152
Euroclear ................................................................ S-105
Events of Default ........................................................ S-133
Excess Liquidation Proceeds .............................................. S-101
Excess Prepayment Interest Shortfall ..................................... S-102
Excluded Plan ............................................................ S-154
Exemption ................................................................ S-153
fee interest .............................................................. S-51
Fitch .................................................................... S-156
Form 8-K .................................................................. S-89
Four Falls Subordinate Companion Loan ..................................... S-65
Gain-On-Sale Reserve Account ............................................. S-129
GCFP ...................................................................... S-60
Greenwich Loans ........................................................... S-60
GSMC ...................................................................... S-61
Hyatt Regency Dallas Directing Holder ..................................... S-76
Hyatt Regency Dallas Intercreditor Agreement .............................. S-75
Hyatt Regency Dallas Loan ................................................. S-75
Hyatt Regency Dallas Subordinate Companion Loan ........................... S-75
Hyatt Regency Dallas Whole Loan ........................................... S-75
Indirect Participants .................................................... S-106
Initial Pool Balance ...................................................... S-60
Innovation Park at Penn State Loan ........................................ S-83
Innovation Park Subordinate Companion Loan ................................ S-83
Innovation Park Whole Loan ................................................ S-83
Interest Accrual Amount ................................................... S-93
Interest Accrual Period ................................................... S-93
Interest Distribution Amount .............................................. S-93
Interest Reserve Account ................................................. S-129
Interest Shortfall ........................................................ S-93
IRS ...................................................................... S-139
Liquidation Fee .......................................................... S-148
Liquidation Fee Rate ..................................................... S-148

                                      S-157

LNR Corp. ................................................................ S-147
LNR Partners ............................................................. S-147
Loan Sellers .............................................................. S-61
Loan-to-Value Ratio ....................................................... S-61
Lower-Tier Distribution Account .......................................... S-129
Lower-Tier Regular Interests ............................................. S-151
Lower-Tier REMIC ................................................... S-20, S-151
LTV ....................................................................... S-61
LTV at Maturity ........................................................... S-62
Madison Associates ........................................................ S-64
Mall at Wellington Green Loan ............................................. S-60
Master Servicer .......................................................... S-146
Master Servicer Remittance Date .......................................... S-126
Master Servicer Servicing Standards ...................................... S-122
Material Breach ........................................................... S-86
Material Document Defect .................................................. S-86
Modeling Assumptions ..................................................... S-110
Monthly Payment ........................................................... S-92
Moody's .................................................................. S-156
Mortgage .................................................................. S-60
Mortgage Loans ............................................................ S-60
Mortgage Note ............................................................. S-60
Mortgage Pool ............................................................. S-60
Mortgage Rate ............................................................. S-94
Mortgaged Property ........................................................ S-60
NCDENR .................................................................... S-45
Net Mortgage Rate ......................................................... S-94
NHM00 ..................................................................... S-45
Non-Recoverable Advance .................................................. S-127
Notional Amount ........................................................... S-91
Oak Hill/Walnut Hill Subordinate Companion Loan ........................... S-64
Offered Certificates ...................................................... S-90
OID ...................................................................... S-151
Originators ............................................................... S-61
Other Subordinate Companion Loan .......................................... S-64
P&I Advance .............................................................. S-126
Pari Passu Companion Loan ................................................. S-70
Participants ............................................................. S-105
Pass-Through Rate ......................................................... S-93
PCR ....................................................................... S-89
Percentage Interest ....................................................... S-91
Plan ..................................................................... S-152
Pooling Agreement ........................................................ S-121
Prepayment Assumption .................................................... S-152
Prepayment Interest Excess ............................................... S-102
Prepayment Interest Shortfall ............................................ S-102
Prime Rate ............................................................... S-127
Principal Distribution Amount ............................................. S-95
Principal Shortfall ....................................................... S-95
pro rata ................................................................. S-100
Property Advances ........................................................ S-126
Rated Final Distribution Date ............................................ S-110
Rating Agencies .......................................................... S-156
Realized Loss ............................................................ S-101
Record Date ............................................................... S-91
Regular Certificates ................................................ S-94,S-151
Release Date .............................................................. S-68
REMIC .................................................................... S-151
REMIC Provisions ......................................................... S-151
REO Account ............................................................... S-90
REO Mortgage Loan ......................................................... S-96
REO Property .............................................................. S-90
Repurchase Price .......................................................... S-86
Residual Certificates ..................................................... S-90
Restricted Group ......................................................... S-153
Rockaway 80 Corporate Center Directing Holder ............................. S-81
Rockaway 80 Corporate Center Intercreditor Agreement ...................... S-80
Rockaway 80 Corporate Center Loan ......................................... S-80
Rockaway 80 Corporate Center Subordinate Companion Loan ................... S-80
Rockaway 80 Corporate Center Whole Loan ................................... S-80
Rules .................................................................... S-107
S&P ............................................................... S-153, S-156
Scheduled Principal Distribution Amount ................................... S-95
SEC ....................................................................... S-47
Seller Percentage Interest ................................................ S-87
Sequential Pay Certificates ............................................... S-90
Serviced Companion Loan ................................................... S-70
Serviced Whole Loans ...................................................... S-70
Servicing Fee ............................................................ S-146
Servicing Fee Rate ....................................................... S-146
Servicing Standards ...................................................... S-123
Servicing Transfer Event ................................................. S-123
shadow anchor ............................................................. S-35
Similar Law .............................................................. S-152
SMMEA .................................................................... S-154
Special Servicer ......................................................... S-147
Special Servicer Servicing Standards ..................................... S-123
Special Servicing Fee .................................................... S-147
Special Servicing Fee Rate ............................................... S-147
Specially Serviced Mortgage Loan ......................................... S-123
Stated Principal Balance .................................................. S-94
Streets at Southpoint Directing Holder .................................... S-73
Streets at Southpoint Intercreditor Agreement ............................. S-72
Streets at Southpoint Loan ................................................ S-72
Streets at Southpoint Subordinate Companion Loan .......................... S-72
Streets at Southpoint Whole Loan .......................................... S-72
Subordinate Companion Loan ................................................ S-70
SVE ....................................................................... S-46
The Streets at Southpoint Loan ............................................ S-60
TIAA ...................................................................... S-87
Triple Net ................................................................ S-47
Trust Fund ................................................................ S-60
Trustee .................................................................. S-144
Trustee Fee .............................................................. S-145
Trustee Fee Rate ......................................................... S-145

                                     S-158

Underwriters ............................................................. S-155
Unscheduled Payments ...................................................... S-96
Updated Appraisal ........................................................ S-138
Upper-Tier Distribution Account .......................................... S-129
Upper-Tier REMIC ................................................... S-20, S-151
Voting Rights ............................................................ S-137
WAC Rate .................................................................. S-94
Wells Fargo Center Co-Lender Agreement .................................... S-71
Wells Fargo Center Loan ................................................... S-71
Wells Fargo Center Pari Passu Companion Loan .............................. S-71
Wells Fargo Center Whole Loan ............................................. S-71
Whole Loan ................................................................ S-70
Withheld Amounts ......................................................... S-129
Workout Fee .............................................................. S-147
Workout Fee Rate ......................................................... S-147
Workout-Delayed Reimbursement Amount ..................................... S-128

                                     S-159

                                     ANNEX A

                            MORTGAGE POOL INFORMATION

     Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the
Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing
Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in the prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.
The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

     (1) "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C) is the net operating income for a Mortgaged
Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most
Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Most Recent NOI and Trailing 12 NOI
were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (2) "Annual Debt Service" means for any Mortgage Loan the current annualized debt service payable as of June 2005 on the related Mortgage Loan.

     (3) "Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the
Appraised Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the earnout loans identified in this Annex A by loan numbers 4, 15, 45,
49, 108, 130 and 170, the cut-off date LTV ratio is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in
Annex C-1 by loan numbers 42, 43 and 44, the Cut-off Date LTV Ratio is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any
Whole Loan, the cut-off date LTV ratio reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any,
excluding the Subordinate Companion Loans, if any. With respect to the Mortgage
Loan identified in Annex C-1 as loan number 28, the Cut-Off Date LTV Ratio is based on the total $37,050,0000 financing net of the $8,950,000 reserve amount.

                                      A-1

     (4) "Cut-Off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-Off Date. With respect to any Whole Loan, the Cut
Off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding the
Subordinate Companion Loans, if any.

     (5) "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans identified in this
Annex A by loan numbers 4, 15, 45, 49, 108, 130 and 170, the Underwritten DSCR
is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in Annex C-1 by loan numbers 42, 43 and 44, the
Underwritten DSCR is shown on an aggregate basis for the crossed group of
Mortgage Loans. With respect to any Whole Loan, the underwritten DSCR reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu
Companion Loans, if any, excluding Subordinate Companion Loans, if any.

     (6) "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

     (7) "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

     (8) "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is
calculated in the same manner as the Cut-Off Date LTV Ratio, except that the
Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date
LTV Ratio has been adjusted to give effect to the amortization of the applicable
Mortgage Loan as of its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value. In the case of the earnout loans identified in this Annex A by loan numbers 4, 15, 45, 49, 108, 130 and 170, the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value. In the case of the cross-collateralized mortgage loans identified in Annex C-1 by loan numbers 42, 43 and 44, the Maturity Date LTV is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the LTV at maturity reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans,
if any, excluding the Subordinate Companion Loans, if any. With respect to the
Mortgage Loan identified in Annex C-1 as loan number 28, the LTV at Maturity is based on the total $37,050,0000 financing net of the $8,950,000 reserve amount.

     (9) "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

     (10) "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     (11) "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (12) "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

                                      A-2

     (13) "Appraised Value" means for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the
Mortgaged Property and in accordance with MAI standards made not more than 12 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal Date" on Annex C-1 attached hereto.

     (14) "Weighted Average Mortgage Rate" means the weighted average of the
Mortgage Rates as of the Cut-Off Date.

     (15) "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number.

     (16) "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a Mortgage
Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

     (17) "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

     (18) "Hard Lockbox" means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.
Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property.

     (19) "Springing Lockbox" means a lockbox that is not currently in place but the loan documents require the imposition of a hard lockbox upon the occurrence of one or more specified trigger events.

     (20) "Soft Lockbox" means borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

                                      A-3

EARNOUT LOANS

     "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout
Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten
DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and
"Net of Earnout LTV" in the table below. The amounts beneath the captions "Full
Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:



                                                                                                                        IF
                                                     FULL                FULL                 EARLIEST                PREPAY,
                                                     LOAN     NET OF     LOAN      NET OF    DEFEASANCE                YIELD
   LOAN      EARNOUT     EARNOUT        CURRENT     AMOUNT   EARNOUT    AMOUNT     EARNOUT    OR PREPAY   DEFEASE/     MAINT.
  NUMBER     RESERVE      AMOUNT        BALANCE      LTV       LTV     NCF DSCR   NCF DSCR      DATE       PREPAY   APPLICABLE
  ------     -------      ------        -------      ---       ---     --------   --------      ----       ------   ----------

    4     $15,000,000  $13,636,364   $105,000,000   86.8%     75.5%      1.25x      1.44x     1/1/2007     Prepay       Yes
    15     $3,162,500   $2,875,000    $50,200,000   73.8%     69.6%      1.23x      1.31x    11/1/2006     Prepay       Yes
    45    $12,210,000  $11,100,000    $26,000,000   70.7%     40.5%      1.18x      2.06x     1/1/2007     Prepay       Yes
    49     $6,160,000   $5,600,000    $24,100,000   92.5%     71.0%      1.00x      1.30x     9/1/2006     Prepay       Yes
   108     $  770,000   $  700,000    $10,400,000   85.6%     79.8%      1.47x      1.58x     1/1/2007     Prepay       Yes
   130     $  715,000   $  650,000    $ 6,900,000   76.7%     69.4%      1.13x      1.24x     5/1/2007     Prepay       Yes
   170     $  605,000   $  550,000    $ 3,300,000   68.4%     57.0%      1.32x      1.58x    12/1/2005     Prepay       Yes


                                      A-4

                            DISTRIBUTION BY LOAN TYPE



                                                                                            WEIGHTED
                                                        PERCENTAGE OF                     AVERAGE DEBT
                        NUMBER OF                         AGGREGATE         AVERAGE         SERVICE
                        MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE      COVERAGE
      LOAN TYPE           LOANS         BALANCE ($)        BALANCE         BALANCE ($)       RATIO
      ---------           -----         -----------        -------         -----------       -----

Interest Only, Then
  Amortizing               97        $ 1,976,527,500        49.2%        $  20,376,572        1.40
Interest Only              29          1,234,205,000        30.7%           42,558,793        1.76
Amortizing                 60            808,664,987        20.1%           13,477,750        1.56
                          ---        ---------------       -----
TOTAL/WTD. AVG.           186        $ 4,019,397,487       100.0%        $  21,609,664        1.54

                                              WEIGHTED
                                              AVERAGE              WEIGHTED           WEIGHTED
                          WEIGHTED           REMAINING             AVERAGE            AVERAGE
                           AVERAGE             TERM TO           CUT-OFF DATE       MATURITY DATE
      LOAN TYPE         MORTGAGE RATE       MATURITY (MOS)           LTV                LTV
      ---------         -------------       --------------           ---                ---

Interest Only, Then
  Amortizing                5.594%              111.1                74.0               66.9
Interest Only               5.310%               96.1                71.7               71.7
Amortizing                  5.657%              106.5                66.7               56.0
TOTAL/WTD. AVG.             5.519%              105.6                71.9               66.2


                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                                                              WEIGHTED
                                                           PERCENTAGE OF                    AVERAGE DEBT
                              NUMBER OF                      AGGREGATE          AVERAGE       SERVICE
RANGE OF CUT-OFF DATE         MORTGAGE       CUT-OFF DATE   CUT-OFF DATE      CUT-OFF DATE    COVERAGE
PRINCIPAL BALANCES ($)         LOANS          BALANCE ($)     BALANCE          BALANCE ($)      RATIO
----------------------         -----          -----------     -------          -----------      -----

1,994,327 - 4,999,999             32       $  106,702,470       2.7%         $    3,334,452      1.55
5,000,000 - 6,999,999             26          155,536,895       3.9%              5,982,188      1.51
7,000,000 - 9,999,999             22          178,504,098       4.4%              8,113,823      1.48
10,000,000 - 14,999,999           25          314,871,395       7.8%             12,594,856      1.44
15,000,000 - 19,999,999           20          346,741,816       8.6%             17,337,091      1.46
20,000,000 - 24,999,999           17          378,705,374       9.4%             22,276,787      1.36
25,000,000 - 29,999,999           10          270,245,000       6.7%             27,024,500      1.59
30,000,000 - 39,999,999            9          311,463,796       7.7%             34,607,088      1.59
40,000,000 - 49,999,999           10          440,308,877      11.0%             44,030,888      1.66
50,000,000 - 59,999,999            2          102,155,354       2.5%             51,077,677      1.28
60,000,000 - 79,999,999            5          366,540,000       9.1%             73,308,000      1.40
80,000,000 - 99,999,999            3          273,000,000       6.8%             91,000,000      2.02
100,000,000 - 149,999,999          2          205,000,000       5.1%            102,500,000      1.30
150,000,000 - 200,000,000          3          569,622,411      14.2%            189,874,137      1.65
                                 ---       --------------     ------
TOTAL/WTD. AVG.                  186       $4,019,397,487     100.0%         $   21,609,664      1.54

                                                     WEIGHTED
                                                     AVERAGE            WEIGHTED          WEIGHTED
                                 WEIGHTED            REMAINING           AVERAGE           AVERAGE
RANGE OF CUT-OFF DATE             AVERAGE             TERM TO         CUT-OFF DATE      MATURITY DATE
PRINCIPAL BALANCES ($)         MORTGAGE RATE       MATURITY (MOS)          LTV               LTV
----------------------         -------------       --------------          ---               ---

1,994,327 - 4,999,999             5.496%              115.1               71.1              60.9
5,000,000 - 6,999,999             5.484%              109.5               73.2              64.3
7,000,000 - 9,999,999             5.548%              106.1               72.8              63.3
10,000,000 - 14,999,999           5.533%              113.5               74.3              66.7
15,000,000 - 19,999,999           5.555%              106.2               73.9              65.7
20,000,000 - 24,999,999           5.591%              109.4               73.9              65.8
25,000,000 - 29,999,999           5.344%              105.3               70.2              66.8
30,000,000 - 39,999,999           5.628%               92.9               71.0              64.5
40,000,000 - 49,999,999           5.358%               98.2               70.2              65.6
50,000,000 - 59,999,999           5.877%              119.0               71.9              64.2
60,000,000 - 79,999,999           5.557%              105.2               77.1              74.4
80,000,000 - 99,999,999           5.811%               94.4               66.8              62.7
100,000,000 - 149,999,999         5.776%              115.5               74.5              67.3
150,000,000 - 200,000,000         5.275%              107.6               68.0              66.4

TOTAL/WTD. AVG.                   5.519%              105.6               71.9              66.2


          MIN                1,994,327
          MAX              200,000,000
      AVERAGE               21,609,664

                                      A-5

                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS


                                                                                             WEIGHTED
                                                          PERCENTAGE OF                    AVERAGE DEBT
                           NUMBER OF                       AGGREGATE        AVERAGE          SERVICE
RANGE OF DEBT SERVICE      MORTGAGE      CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE      COVERAGE
COVERAGE RATIOS             LOANS         BALANCE ($)       BALANCE       BALANCE ($)         RATIO
---------------             -----         -----------       -------       -----------         -----

1.11 - 1.19                    7       $  181,000,000         4.5%       $ 25,857,143          1.16
1.20 - 1.29                   25          485,017,081        12.1%         19,400,683          1.24
1.30 - 1.39                   47          798,495,255        19.9%         16,989,261          1.34
1.40 - 1.49                   35          687,976,440        17.1%         19,656,470          1.44
1.50 - 1.59                   21          787,004,239        19.6%         37,476,392          1.55
1.60 - 1.69                   14          196,829,005         4.9%         14,059,215          1.64
1.70 - 1.79                   11           90,016,839         2.2%          8,183,349          1.75
1.80 - 1.89                   11          376,331,288         9.4%         34,211,935          1.85
1.90 - 1.99                    3          127,125,000         3.2%         42,375,000          1.91
2.00 - 2.29                    8          141,882,340         3.5%         17,735,293          2.04
2.30 - 2.73                    4          147,720,000         3.7%         36,930,000          2.67
                             ---       --------------       -----
TOTAL/WTD. AVG.              186       $4,019,397,487       100.0%       $ 21,609,664          1.54

                                                 WEIGHTED
                                                  AVERAGE             WEIGHTED            WEIGHTED
                              WEIGHTED          REMAINING             AVERAGE             AVERAGE
RANGE OF DEBT SERVICE         AVERAGE            TERM TO            CUT-OFF DATE        MATURITY DATE
COVERAGE RATIOS            MORTGAGE RATE      MATURITY (MOS)            LTV                 LTV
---------------            -------------      --------------            ---                 ---

1.11 - 1.19                    5.912%             109.5                 73.3                64.8
1.20 - 1.29                    5.593%             116.2                 75.8                66.9
1.30 - 1.39                    5.591%             108.8                 75.1                66.9
1.40 - 1.49                    5.732%             108.6                 75.6                68.3
1.50 - 1.59                    5.413%             111.9                 75.2                71.9
1.60 - 1.69                    5.599%              99.8                 73.0                69.9
1.70 - 1.79                    5.409%             100.6                 66.3                62.3
1.80 - 1.89                    5.223%              83.8                 58.5                53.5
1.90 - 1.99                    4.885%              62.3                 69.8                69.7
2.00 - 2.29                    5.388%              92.6                 62.3                63.2
2.30 - 2.73                    5.366%             116.2                 51.1                51.1
TOTAL/WTD. AVG.                5.519%             105.6                 71.9                66.2


                               MIN   1.11x
                               MAX   2.73x
                  WEIGHTED AVERAGE   1.54x

                     DISTRIBUTION OF MORTGAGE INTEREST RATES


                                                                                                  WEIGHTED
                                                             PERCENTAGE OF                      AVERAGE DEBT
                           NUMBER OF                          AGGREGATE           AVERAGE          SERVICE
RANGE OF MORTGAGE          MORTGAGE       CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE       COVERAGE
INTEREST RATES              LOANS          BALANCE ($)         BALANCE          BALANCE ($)         RATIO
--------------              -----          -----------         -------          -----------         -----

4.622% - 5.000%                9         $  272,691,165           6.8%         $ 30,299,018          1.96
5.001% - 5.250%               39            816,063,977          20.3%           20,924,717          1.59
5.251% - 5.500%               53          1,254,618,831          31.2%           23,672,053          1.52
5.501% - 5.750%               43            764,315,709          19.0%           17,774,784          1.59
5.751% - 6.000%               20            453,582,705          11.3%           22,679,135          1.32
6.001% - 6.500%               16            265,581,345           6.6%           16,598,834          1.34
6.501% - 7.055%                6            192,543,755           4.8%           32,090,626          1.49
                             ---         --------------         -----
TOTAL/WTD. AVG.              186         $4,019,397,487         100.0%         $ 21,609,664          1.54

                                                      WEIGHTED
                                                      AVERAGE              WEIGHTED           WEIGHTED
                                WEIGHTED             REMAINING             AVERAGE            AVERAGE
RANGE OF MORTGAGE               AVERAGE               TERM TO           CUT-OFF DATE       MATURITY DATE
INTEREST RATES               MORTGAGE RATE         MATURITY (MOS)            LTV                LTV
--------------               -------------         --------------            ---                ---

4.622% - 5.000%                  4.907%                 72.5                 66.2               64.3
5.001% - 5.250%                  5.135%                101.2                 68.8               62.5
5.251% - 5.500%                  5.361%                109.0                 74.4               70.7
5.501% - 5.750%                  5.628%                111.2                 71.0               64.6
5.751% - 6.000%                  5.871%                113.2                 72.3               64.7
6.001% - 6.500%                  6.160%                 98.5                 75.0               68.2
6.501% - 7.055%                  6.900%                118.1                 74.2               61.6

TOTAL/WTD. AVG.                  5.519%                105.6                 71.9               66.2


                              MIN    4.622%
                              MAX    7.055%
                 WEIGHTED AVERAGE    5.519%

                                      A-6

                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO


                                                                                                         WEIGHTED
                                                                    PERCENTAGE OF                      AVERAGE DEBT
                              NUMBER OF                               AGGREGATE          AVERAGE         SERVICE
RANGE OF CUT-OFF DATE          MORTGAGE          CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE       COVERAGE
LOAN-TO-VALUE RATIOS (%)         LOANS            BALANCE ($)          BALANCE         BALANCE ($)        RATIO
------------------------         -----            -----------          -------         -----------        -----

40.50 - 50.00                       4           $  243,339,252           6.1%         $ 60,834,813         2.04
50.01 - 60.00                      11              224,215,651           5.6%           20,383,241         2.14
60.01 - 65.00                      11              115,213,777           2.9%           10,473,980         1.90
65.01 - 70.00                      28              447,940,634          11.1%           15,997,880         1.52
70.01 - 75.00                      48            1,238,975,548          30.8%           25,811,991         1.48
75.01 - 80.00                      78            1,667,896,077          41.5%           21,383,283         1.42
80.01 - 82.40                       6               81,816,547           2.0%           13,636,091         1.26
                                  ---           --------------         -----
TOTAL/WTD. AVG.                   186           $4,019,397,487         100.0%         $ 21,609,664         1.54

                                                         WEIGHTED
                                                         AVERAGE                WEIGHTED               WEIGHTED
                                  WEIGHTED              REMAINING               AVERAGE                 AVERAGE
RANGE OF CUT-OFF DATE             AVERAGE                TERM TO              CUT-OFF DATE           MATURITY DATE
LOAN-TO-VALUE RATIOS (%)       MORTGAGE RATE          MATURITY (MOS)              LTV                    LTV
------------------------       -------------          --------------              ---                    ---

40.50 - 50.00                      5.112%                  92.6                   47.9                   45.8
50.01 - 60.00                      5.403%                 106.7                   55.1                   50.1
60.01 - 65.00                      5.458%                  97.3                   62.6                   58.9
65.01 - 70.00                      5.769%                 102.0                   68.8                   62.9
70.01 - 75.00                      5.490%                 103.2                   72.5                   67.1
75.01 - 80.00                      5.532%                 110.2                   78.1                   71.6
80.01 - 82.40                      5.941%                 113.5                   81.3                   74.7
TOTAL/WTD. AVG.                    5.519%                 105.6                   71.9                   66.2


                               MIN     40.5
                               MAX     82.4
                  WEIGHTED AVERAGE     71.9

                   DISTRIBUTION OF REMAINING TERM TO MATURITY


                                                                                                   WEIGHTED
                                                            PERCENTAGE OF                        AVERAGE DEBT
                           NUMBER OF                          AGGREGATE         AVERAGE            SERVICE
RANGE OF REMAINING         MORTGAGE      CUT-OFF DATE       CUT-OFF DATE     CUT-OFF DATE          COVERAGE
TERMS TO MATURITY (MOS)     LOANS         BALANCE ($)          BALANCE        BALANCE ($)           RATIO
-----------------------     -----         -----------          -------        -----------           -----

36 - 60                       21        $  542,593,777           13.5%      $   25,837,799           1.64
61 - 110                      17           436,819,886           10.9%          25,695,287           1.69
111 - 115                     20           326,202,884            8.1%          16,310,144           1.86
116 - 116                     19           496,469,116           12.4%          26,129,953           1.36
117 - 117                     20           264,613,885            6.6%          13,230,694           1.52
118 - 118                     23           725,159,885           18.0%          31,528,691           1.52
119 - 141                     66         1,227,538,052           30.5%          18,599,061           1.45
                             ---        --------------          -----
TOTAL/WTD. AVG.              186        $4,019,397,487          100.0%      $   21,609,664           1.54

                                                       WEIGHTED
                                                        AVERAGE              WEIGHTED             WEIGHTED
                                  WEIGHTED             REMAINING              AVERAGE              AVERAGE
RANGE OF REMAINING                AVERAGE               TERM TO            CUT-OFF DATE         MATURITY DATE
TERMS TO MATURITY (MOS)        MORTGAGE RATE         MATURITY (MOS)             LTV                  LTV
-----------------------        -------------         --------------             ---                  ---

36 - 60                            5.352%                  55.0                 73.1                 71.8
61 - 110                           5.227%                  82.3                 62.5                 57.6
111 - 115                          5.537%                 115.0                 66.0                 62.1
116 - 116                          5.733%                 116.0                 74.5                 66.2
117 - 117                          5.322%                 117.0                 73.5                 65.2
118 - 118                          5.666%                 118.0                 73.9                 68.9
119 - 141                          5.562%                 119.7                 73.6                 66.5
TOTAL/WTD. AVG.                    5.519%                 105.6                 71.9                 66.2


                               MIN   36 months
                               MAX   141 months
                  WEIGHTED AVERAGE   106 months

                                      A-7

                   DISTRIBUTION OF REMAINING AMORTIZATION TERM


                                                                                                WEIGHTED
                                                           PERCENTAGE OF                      AVERAGE DEBT
                           NUMBER OF                        AGGREGATE           AVERAGE          SERVICE
RANGE OF REMAINING         MORTGAGE     CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE       COVERAGE
AMORTIZATION TERMS (MOS)    LOANS        BALANCE ($)         BALANCE          BALANCE ($)         RATIO
------------------------    -----        -----------         -------          -----------         -----

Interest Only                 29       $1,234,205,000          30.7%         $ 42,558,793          1.76
192 - 299                     12          107,595,193           2.7%            8,966,266          1.45
300 - 359                     45          740,519,793          18.4%           16,455,995          1.56
360 - 360                    100        1,937,077,500          48.2%           19,370,775          1.40
                             ---       --------------         -----
TOTAL/WTD. AVG.              186       $4,019,397,487         100.0%         $ 21,609,664          1.54

                                                      WEIGHTED
                                                       AVERAGE              WEIGHTED             WEIGHTED
                                 WEIGHTED             REMAINING             AVERAGE              AVERAGE
RANGE OF REMAINING               AVERAGE               TERM TO            CUT-OFF DATE        MATURITY DATE
AMORTIZATION TERMS (MOS)      MORTGAGE RATE         MATURITY (MOS)            LTV                  LTV
------------------------      -------------         --------------            ---                  ---

Interest Only                     5.310%                 96.1                 71.7                 71.7
192 - 299                         6.096%                108.2                 67.1                 50.3
300 - 359                         5.789%                102.2                 67.6                 57.9
360 - 360                         5.518%                112.7                 73.8                 66.7
TOTAL/WTD. AVG.                   5.519%                105.6                 71.9                 66.2


                    MIN        192 months
                    MAX        360 months
       WEIGHTED AVERAGE        352 months

                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY


                                                                                                 WEIGHTED
                                                           PERCENTAGE OF                       AVERAGE DEBT
                          NUMBER OF                         AGGREGATE           AVERAGE           SERVICE
    RANGE OF ORIGINAL      MORTGAGE     CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE        COVERAGE
    TERMS TO MATURITY       LOANS        BALANCE ($)         BALANCE          BALANCE ($)          RATIO
    -----------------       -----        -----------         -------          -----------          -----

36 - 60                       21       $  542,593,777          13.5%        $   25,837,799         1.64
61 - 96                       13          387,178,788           9.6%            29,782,984         1.73
97 - 119                       5          249,641,098           6.2%            49,928,220         1.52
120 - 120                    144        2,803,988,721          69.8%            19,472,144         1.50
121 - 144                      3           35,995,102           0.9%            11,998,367         1.42
                             ---       --------------         -----
TOTAL/WTD. AVG.              186       $4,019,397,487         100.0%        $   21,609,664         1.54

                                                      WEIGHTED
                                                      AVERAGE              WEIGHTED          WEIGHTED
                                WEIGHTED             REMAINING              AVERAGE           AVERAGE
    RANGE OF ORIGINAL           AVERAGE               TERM TO            CUT-OFF DATE      MATURITY DATE
    TERMS TO MATURITY         MORTGAGE RATE        MATURITY (MOS)             LTV               LTV
    -----------------         -------------        --------------             ---               ---

36 - 60                           5.352%                 55.0                 73.1              71.8
61 - 96                           5.187%                 79.6                 60.9              56.6
97 - 119                          5.459%                115.9                 72.2              70.2
120 - 120                         5.605%                117.7                 73.1              66.1
121 - 144                         5.361%                134.5                 73.9              63.8

TOTAL/WTD. AVG.                   5.519%                105.6                 71.9              66.2

                              MIN    36 months
                              MAX    144 months
                 WEIGHTED AVERAGE    108 months

                                      A-8

                      DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                                                                     WEIGHTED
                                                                 PERCENTAGE OF                     AVERAGE DEBT
                             NUMBER OF                             AGGREGATE           AVERAGE       SERVICE
                              MORTGAGE       CUT-OFF DATE        CUT-OFF DATE       CUT-OFF DATE     COVERAGE
PREPAYMENT TYPE                 LOANS         BALANCE ($)           BALANCE          BALANCE ($)      RATIO
---------------                 -----         -----------           -------          -----------      -----

Defeasance                       173        $3,761,450,194           93.6%           $ 21,742,487      1.51
Greater of YM or 1%               11           122,947,292            3.1%             11,177,027      1.48
Yield Maintenance                  1            90,000,000            2.2%             90,000,000      2.73
Flat 1% Fee                        1            45,000,000            1.1%             45,000,000      1.86
                                 ---        --------------          -----
TOTAL/WTD. AVG.                  186        $4,019,397,487          100.0%           $ 21,609,664      1.54

                                                    WEIGHTED
                                                     AVERAGE            WEIGHTED             WEIGHTED
                                WEIGHTED            REMAINING            AVERAGE             AVERAGE
                                 AVERAGE             TERM TO          CUT-OFF DATE        MATURITY DATE
PREPAYMENT TYPE              MORTGAGE RATE       MATURITY (MOS)            LTV                 LTV
---------------              -------------       --------------            ---                 ---

Defeasance                       5.521%               105.9                72.3                66.5
Greater of YM or 1%              5.560%               114.5                71.4                63.8
Yield Maintenance                5.590%               115.0                52.9                52.9
Flat 1% Fee                      5.160%                36.0                74.6                74.6

TOTAL/WTD. AVG.                  5.519%               105.6                71.9                66.2


                          DISTRIBUTION OF LOCKBOX TYPES

                                                              PERCENTAGE OF
                        NUMBER OF                              AGGREGATE
                        MORTGAGE         CUT-OFF DATE         CUT-OFF DATE
      LOCKBOXES          LOANS            BALANCE ($)           BALANCE
      ---------          -----            -----------           -------
Hard                       72          $ 2,545,979,547           63.3%
Soft                       19              353,490,159            8.8%
Springing                   4               40,446,098            1.0%

                             DISTRIBUTION OF ESCROWS

                                                               PERCENTAGE OF
                          NUMBER OF                             AGGREGATE
                           MORTGAGE       CUT-OFF DATE         CUT-OFF DATE
      ESCROW TYPE            LOANS          BALANCE ($)          BALANCE
      -----------            -----          -----------          -------
TI/LC                         109       $ 2,109,696,826           62.4%(a)
Real Estate Tax               161         3,090,690,537           76.9%
Insurance                     149         2,937,689,410           73.1%
Replacement Reserves          153         2,568,852,331           63.9%

(a)  Percentage of total office, retail and industrial properties only.

                                      A-9

                         DISTRIBUTION OF PROPERTY TYPES


                                                                                                             WEIGHTED
                                                                        PERCENTAGE OF                      AVERAGE DEBT
                                      NUMBER OF                           AGGREGATE        AVERAGE            SERVICE
                                      MORTGAGED       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE        COVERAGE
          PROPERTY TYPES             PROPERTIES       BALANCE ($)         BALANCE       BALANCE ($)           RATIO
          --------------             ----------       -----------         -------       -----------           -----

Retail                                    85         $1,760,749,444         43.8%       $ 20,714,699            1.49
Office                                    70          1,599,820,859         39.8%         22,854,584            1.54
Hospitality                               23            449,951,238         11.2%         19,563,097            1.79
Multifamily                               11            163,800,754          4.1%         14,890,978            1.46
Industrial                                 6             19,325,874          0.5%          3,220,979            1.46
Self Storage                               6             13,415,720          0.3%          2,235,953            1.59
Manufactured Housing Community             2             12,333,598          0.3%          6,166,799            1.26
                                         ---         --------------        -----
TOTAL/WTD.AVG                            203         $4,019,397,487        100.0%       $ 19,799,988            1.54

                                                           WEIGHTED
                                                            AVERAGE            WEIGHTED           WEIGHTED
                                        WEIGHTED           REMAINING            AVERAGE            AVERAGE
                                         AVERAGE            TERM TO          CUT-OFF DATE       MATURITY DATE
          PROPERTY TYPES             MORTGAGE RATE      MATURITY (MOS)           LTV                LTV
          --------------             -------------      --------------           ---                ---

Retail                                    5.415%             107.7               70.8               65.0
Office                                    5.449%             102.4               73.4               68.7
Hospitality                               6.248%             109.2               68.3               60.1
Multifamily                               5.286%             102.0               76.9               72.0
Industrial                                5.813%             102.4               72.0               63.6
Self Storage                              5.585%             117.2               73.4               63.7
Manufactured Housing Community            5.572%             118.6               76.7               64.3

TOTAL/WTD. AVG.                           5.519%             105.6               71.9               66.2


                             GEOGRAPHIC DISTRIBUTION


                                                                                                      WEIGHTED
                                                                PERCENTAGE OF                       AVERAGE DEBT
                            NUMBER OF                             AGGREGATE          AVERAGE           SERVICE
                            MORTGAGED        CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE        COVERAGE
     PROPERTY STATE        PROPERTIES         BALANCE ($)         BALANCE          BALANCE ($)          RATIO
     --------------        ----------         -----------         -------          -----------          -----

California                      42         $  962,269,077          23.9%          $ 22,911,168          1.51
Florida                         15            367,416,098           9.1%            24,494,407          1.55
Texas                           20            357,392,023           8.9%            17,869,601          1.70
North Carolina                  12            332,783,742           8.3%            27,731,978          1.73
Pennsylvania                    14            238,866,666           5.9%            17,061,905          1.51
Colorado                         4            223,516,230           5.6%            55,879,057          1.55
Maryland                         9            163,043,439           4.1%            18,115,938          1.46
New York                         7            157,003,446           3.9%            22,429,064          1.70
Nevada                           7            127,094,622           3.2%            18,156,375          1.38
Hawaii                           4            120,200,000           3.0%            30,050,000          1.44
Louisiana                        3            106,128,705           2.6%            35,376,235          1.38
Massachusetts                    3            105,050,000           2.6%            35,016,667          1.54
Georgia                          5            103,962,203           2.6%            20,792,441          1.61
Arizona                          4             92,945,000           2.3%            23,236,250          1.46
Virginia                        10             79,172,214           2.0%             7,917,221          1.35
New Jersey                       4             72,100,000           1.8%            18,025,000          1.63
Guam                             2             63,000,000           1.6%            31,500,000          1.37
Connecticut                      6             53,109,809           1.3%             8,851,635          1.34
Washington                       1             40,908,877           1.0%            40,908,877          1.80
Ohio                             7             39,128,076           1.0%             5,589,725          1.40
Delaware                         3             33,764,012           0.8%            11,254,671          1.52
New Mexico                       1             31,000,000           0.8%            31,000,000          1.51
Tennessee                        2             22,000,000           0.5%            11,000,000          1.38
Idaho                            1             21,000,000           0.5%            21,000,000          1.36
Indiana                          5             18,213,002           0.5%             3,642,600          1.39
Illinois                         1             17,416,165           0.4%            17,416,165          1.35
Mississippi                      3             12,590,754           0.3%             4,196,918          1.51
South Carolina                   1             11,527,471           0.3%            11,527,471          1.30
Michigan                         2             10,650,000           0.3%             5,325,000          1.44
Maine                            1              8,467,850           0.2%             8,467,850          1.46
Kentucky                         1              7,993,006           0.2%             7,993,006          1.75
Oregon                           1              7,900,000           0.2%             7,900,000          1.33
Alabama                          1              6,585,000           0.2%             6,585,000          1.74
Nebraska                         1              5,200,000           0.1%             5,200,000          1.26
                               ---         --------------         -----
TOTAL/WTD. AVG.                203         $4,019,397,487         100.0%          $ 19,799,988          1.54

                                                         WEIGHTED
                                                          AVERAGE               WEIGHTED             WEIGHTED
                                 WEIGHTED                REMAINING               AVERAGE              AVERAGE
                                  AVERAGE                 TERM TO             CUT-OFF DATE         MATURITY DATE
     PROPERTY STATE            MORTGAGE RATE          MATURITY (MOS)               LTV                  LTV
     --------------            -------------          --------------               ---                  ---

California                         5.480%                  104.5                   70.9                 65.6
Florida                            5.410%                  108.2                   72.9                 70.2
Texas                              5.737%                  110.4                   69.5                 63.6
North Carolina                     5.289%                   98.2                   61.2                 55.3
Pennsylvania                       5.728%                   98.3                   75.6                 68.5
Colorado                           5.262%                  117.8                   78.4                 77.6
Maryland                           5.216%                  118.8                   78.2                 72.9
New York                           5.729%                  115.2                   67.3                 62.1
Nevada                             5.432%                  109.9                   76.2                 68.7
Hawaii                             5.523%                   73.2                   77.6                 75.3
Louisiana                          6.777%                  118.0                   77.2                 64.1
Massachusetts                      5.368%                   77.7                   74.7                 70.8
Georgia                            5.636%                  114.7                   72.5                 67.2
Arizona                            5.497%                  108.8                   71.2                 67.3
Virginia                           5.210%                  117.7                   75.6                 64.5
New Jersey                         5.386%                   82.6                   67.4                 64.9
Guam                               5.672%                  118.7                   80.0                 69.1
Connecticut                        5.539%                  116.6                   75.9                 66.0
Washington                         5.100%                   61.0                   56.8                 52.3
Ohio                               5.415%                  115.9                   73.6                 68.4
Delaware                           6.700%                  116.4                   69.7                 53.7
New Mexico                         5.230%                  117.0                   76.7                 66.8
Tennessee                          5.458%                   92.8                   71.6                 63.5
Idaho                              5.530%                  120.0                   71.9                 60.1
Indiana                            5.693%                  102.4                   79.4                 72.8
Illinois                           4.910%                  118.0                   59.6                 37.6
Mississippi                        5.624%                   79.4                   73.0                 64.9
South Carolina                     5.710%                  118.0                   76.8                 64.7
Michigan                           5.209%                  120.0                   69.6                 60.4
Maine                              6.330%                   57.0                   62.7                 57.2
Kentucky                           5.795%                  119.0                   59.2                 50.0
Oregon                             5.350%                  116.0                   75.2                 67.1
Alabama                            5.190%                   81.0                   79.8                 79.8
Nebraska                           5.690%                  120.0                   72.2                 62.2

TOTAL/WTD. AVG.                    5.519%                  105.6                   71.9                 66.2


                                      A-10

GSMS 2005-GG4                                                            ANNEX B
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                 [5 PHOTOS OF MALL AT WELLINGTON GREEN OMITTED]

                                       B-1

GSMS 2005-GG4
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--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF MALL AT WELLINGTON GREEN OMITTED]

                                      B-2

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MALL AT WELLINGTON GREEN
--------------------------------------------------------------------------------



-------------------------------------------------------------    ---------------------------------------------------------
                    PROPERTY INFORMATION                                      MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                        1     Originator                                        Archon
Location (City/State)                    Wellington, Florida     Cut-off Date Principal Balance              $200,000,000
Property Type                                         Retail     Cut-off Date Principal Balance PSF/Unit          $330.61
Size (sf)                                            604,942     Percentage of Initial Mortgage Pool Balance         5.0%
Percentage Mall Shop Leased as of April 21, 2005       92.3%     Number of Mortgage Loans                               1
Year Built                                              2001     Type of Security                              Fee Simple
Appraisal Value                                 $280,000,000     Mortgage Rate                                      5.44%
Underwritten Occupancy                                 92.3%     Original Term to Maturity (Months)                   119
Underwritten Revenues                            $30,590,567     Original Amortization Term (Months)        Interest Only
Underwritten Total Expenses                      $12,720,345     Cut-off Date LTV Ratio                             71.4%
Underwritten Net Operating Income (NOI)          $17,870,222     LTV Ratio at Maturity                              71.4%
Underwritten Net Cash Flow (NCF)                 $17,214,503     Underwritten DSCR on NOI                           1.62x
                                                                 Underwritten DSCR on NCF                           1.56x
-------------------------------------------------------------    ---------------------------------------------------------


o    THE LOAN. The mortgage loan (the "MALL AT WELLINGTON GREEN LOAN") was initially evidenced by a single note in the aggregate original principal amount of $200,000,000 and is secured by a first mortgage encumbering a super-regional shopping mall located at 10300 West Forest Hill Boulevard,
     Wellington, Florida (the "MALL AT WELLINGTON GREEN PROPERTY"). The Mall at
     Wellington Green Loan was originated on May 12, 2005 by Archon Financial,
     L.P. and was subsequently purchased by Goldman Sachs Mortgage Company, and it is anticipated that the original note will be divided into two notes and the loan will be jointly sold by Goldman Sachs Mortgage Company and
     Commerzbank AG, New York Branch ("COMMERZBANK"), each having an 80% and 20%
     interest, respectively, in the Mall at Wellington Green Loan. The Mall at
     Wellington Green Loan represents approximately 5.0% of the initial mortgage pool balance. The original note evidencing the Mall at Wellington Green
     Loan has an aggregate principal balance as of the cut-off date of
     $200,000,000, and an interest rate of 5.44%. The proceeds from the Mall at
     Wellington Green Loan were used to refinance existing debt on the Mall at
     Wellington Green Property.

     The Mall at Wellington Green Loan had an initial term of 119 months and has a remaining term of 119 months. The Mall at Wellington Green Loan requires payments of interest only until the maturity date. The scheduled maturity date is the payment date in May 2015. Voluntary prepayment of the Mall at
     Wellington Green Loan is prohibited until the payment date in January 2015.
     Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the second anniversary of the securitization of the Mall at Wellington Green Loan.

o    THE PROPERTY. The Mall at Wellington Green Property is a 1,271,999 square feet, two level, super-regional shopping mall with five anchor stores and approximately 154 other stores. The mall opened in 2001 and is located in the West Palm Beach metropolitan statistical area ("MSA"), Florida, where the 10-mile radius trade area has an average household income of $61,280 and a total population of approximately 519,345.

     The Mall at Wellington Green Property is anchored by Dillard's, Burdines,
     J.C. Penney, City Furniture/Ashley Furniture Home Stores and Nordstrom.
     Dillard's, Burdines and J.C. Penney each own the land and improvements comprising their respective anchor stores and are not part of the collateral. Nordstrom owns the improvements comprising its anchor store and these improvements are not part of the collateral. The land and improvements comprising the City Furniture/Ashley Furniture Home Stores and
     the land on which the Nordstrom improvements are located are part of the
     Mall at Wellington Green Loan collateral.

                                      B-3

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--------------------------------------------------------------------------------

     The following table represents certain information relating to the anchor tenants at the Mall at Wellington Green Property:



                                                       CREDIT RATING
                                                         OF PARENT                                      OPERATING
                                                          COMPANY                   COLLATERAL          COVENANT
         ANCHOR                 PARENT COMPANY        (FITCH/MIS/S&P)     GLA        INTEREST          EXPIRATION
         ------                 --------------        ---------------     ---        --------          ----------

Dillard's                 Dillard's Inc.                 BB-/B2/BB      200,720         No              10/5/2016
Burdines                  Federated Department         BBB+/Baa1/BBB+   199,878         No              10/5/2016
                              Stores, Inc.
J.C. Penney               J.C. Penney Company, Inc.     BB+/Ba1/BB+     144,789         No              10/5/2016
City Furniture/Ashley     City Furniture                  NR/NR/NR      139,505        Yes            1/31/2015(2)
    Furniture Home
    Stores(1)
Nordstrom                 Nordstrom Inc.                 A-/Baa1/A-     121,670   Yes (land)/No        11/15/2018
                                                                                     (improvements)
                                                                        --------
TOTAL ANCHOR TENANTS                                                    806,562


---------
(1)  Tenant has executed a lease but is not yet in occupancy. Anticipated move-in date is June 2005.

(2)  Represents the lease expiration date.

     Aveda, Ann Taylor, Ann Taylor Loft, Jos. A. Bank, The Apple Store, The Gap,
     Gap Kids, Victoria's Secret, L' Occitane en Provence, The Coach Store,
     Banana Republic, Nine West, Talbots, Williams-Sonoma, bebe, Guess, Express,
     California Pizza Kitchen, Abercrombie, XXI Forever, the Sharper Image, and
     Brookstone are among the retailers and restaurants occupying the in-line space at the Mall at Wellington Green Property.

     In-line tenants with less than 10,000 sf reported average sales in 2004 of
     $414 psf, with an occupancy cost of approximately 17.2% (based on comparable sales, which include tenants that have reported two full years of sales through December 31, 2004).

     The following table presents certain information relating to the major mall shop tenants at the Mall at Wellington Green Property:



                         TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
----------------------------------------------------------------------------------------------------------------------------

                                                                                      % OF TOTAL    ANNUALIZED
                                   CREDIT RATING                       ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                  (FITCH/MIS/S&P)   TENANT   % OF     UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
          TENANT NAME                   (2)          NRSF     NRSF      BASE RENT     BASE RENT     (PER NRSF)    EXPIRATION
          -----------                   ---          ----     ----      ---------     ---------     ----------    ----------

XXI Forever                          NR/NR/NR       21,295     4.6%     $609,189          3.7%          $28.61     1/31/2012
Victoria's Secret/Victoria's
    Secret Beauty                   NR/Baa2/BBB      9,225     2.0%      322,875          1.9%           35.00     1/31/2012
Z Gallerie(3)                        NR/NR/NR       10,223     2.2%      294,422          1.8%           28.80     1/31/2015
Casual Corner/Petite
    Soph./August Max Woman           NR/NR/NR        8,400     1.8%      294,000          1.8%           35.00     1/31/2011
Mayors                               NR/NR/NR        4,000     0.9%      270,000          1.6%           67.50     1/31/2012
Express                             NR/Baa2/BBB      7,271     1.6%      254,485          1.5%           35.00     1/31/2012
Off Main Furniture                   NR/NR/NR       10,000     2.1%      242,453          1.5%           24.25     1/13/2014
Charlotte Russe                      NR/NR/NR        7,995     1.7%      240,000          1.4%           30.02     1/31/2012
Abercrombie & Fitch                  NR/NR/NR        8,724     1.9%      235,737          1.4%           27.02    11/30/2011
Bailey, Banks & Biddle               NR/NR/BB+       4,075     0.9%      226,407          1.4%           55.56     1/31/2012
                                                 ----------------------------------------------------------------
TEN LARGEST OWNED TENANTS                           91,208    19.6%   $2,989,568         17.9%          $32.78
Remaining Owned Tenants                             338,450   72.7%   13,674,447         82.1%           40.40
Vacant Spaces (Owned Space)                         35,779     7.7%            0          0.0%            0.00
                                                 ----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                             465,437  100.00%  $16,664,016       100.0%          $38.78
----------------------------------------------------------------------------------------------------------------------------


---------
(1)  Borrower owned in-line space only. Does not include City Furniture/Ashley
     Furniture Home Stores' 139,505 sf of anchor space owned by the borrower.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Tenant has executed a lease but is not yet in occupancy. Anticipated move-in date is September 2005.

                                      B-4

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TEN LARGEST MORTGAGE LOANS - MALL AT WELLINGTON GREEN
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Mall at Wellington Green Property:



                                     RETAIL LEASE EXPIRATION SCHEDULE (1) (2)
----------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL      ANNUALIZED
                                                           CUMULATIVE    ANNUALIZED       ANNUALIZED     UNDERWRITTEN
                                 EXPIRING        % OF          OF       UNDERWRITTEN     UNDERWRITTEN     BASE RENT
   YEAR ENDING DECEMBER 31,     OWNED NRSF    TOTAL NRSF   TOTAL NRSF     BASE RENT       BASE RENT       (PER NRSF)
   ------------------------     ----------    ----------   ----------     ---------       ---------       ----------

2005                                   0          0.0%         0.0%              $0           0.0%           $0.00
2006                               3,804          0.8%         0.8%         263,720           1.6%           69.33
2007                               5,088          1.1%         1.9%         599,142           3.6%          117.76
2008                              10,004          2.1%         4.1%         901,017           5.4%           90.07
2009                              24,251          5.2%         9.3%       1,204,805           7.2%           49.68
2010                               5,009          1.1%        10.3%         200,332           1.2%           39.99
2011                             115,114         24.7%        35.1%       5,258,402          31.6%           45.68
2012                             123,633         26.6%        61.6%       4,316,459          25.9%           34.91
2013                              22,180          4.8%        66.4%         510,143           3.1%           23.00
2014                              38,565          8.3%        74.7%       1,003,093           6.0%           26.01
2015 & thereafter                 82,010         17.6%        92.3%       2,406,902          14.4%           29.35
Vacant                            35,779          7.7%       100.0%               0           0.0%            0.00
                              ----------------------------------------------------------------------------------------
TOTAL                            465,437        100.0%       100.0%     $16,664,016         100.0%          $38.78
----------------------------------------------------------------------------------------------------------------------


---------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include City Furniture/Ashley
     Furniture Home Stores' 139,505 sf of anchor space owned by the borrower.

o    THE BORROWER. The borrower is TJ Palm Beach Associates Limited Partnership, a single-purpose, single-asset entity, which is managed by its general partner, Taubman Palm Beach LLC, a single-purpose, single-asset entity.
     Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Mall at Wellington Green Loan. The borrower of the Mall at Wellington Green Loan is indirectly owned by The
     Taubman Realty Group Limited Partnership. The Taubman Realty Group Limited
     Partnership owns, develops, operates and/or manages 21 upscale shopping malls in ten states. The Taubman Realty Group Limited Partnership is the guarantor of the non-recourse carve-outs and an indemnitor of certain environmental obligations under the Mall at Wellington Green Loan. The
     Taubman Realty Group Limited Partnership has also guaranteed the payment of certain amounts which may become payable by the borrower to Nordstrom pursuant to Nordstrom's lease, which provides that the landlord thereunder shall, if Nordstrom's gross sales are below certain threshold amounts for any of the first four lease years, pay to Nordstrom certain specified percentages of the difference between Nordstrom's actual gross sales and certain threshold gross sales amounts or, in certain cases, a fixed sum set forth in Nordstrom's lease, up to $1.875 million per annum for each of the first four lease years. This obligation is currently scheduled to expire in
     2007.

o    ESCROWS. At origination, the borrower deposited $5,357,410 into a reserve for unfunded obligations, which amounts will be disbursed by the lender pursuant to borrower's request that such amounts are due under the applicable lease. The loan documents also provide for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions (in a maximum amount equal to $1,209,350) and capital expenditures (in a maximum amount equal to $186,068) to be funded during a
     Mall at Wellington Green Lockbox Period. A "MALL AT WELLINGTON GREEN
     LOCKBOX PERIOD" means the period from the time that the net operating income of the Mall at Wellington Green Property for the four calendar fiscal quarters most recently ended is less than $13,200,000 as of the end of any calendar quarter until the net operating income of the Mall at
     Wellington Green Property for the four calendar fiscal quarters most recently ended is at least equal to $13,200,000 as of the end of two consecutive calendar quarters.

o    LOCKBOX AND CASH MANAGEMENT. The Mall at Wellington Green Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account, except that the loan documents permit the borrower to maintain a separate account (the "MALL AT WELLINGTON GREEN
     KIOSK ACCOUNT") into which rents from tenants under license and/or occupancy agreements for certain merchandising facilities and from tenants of in-line space for a term of less than one year at the Mall at Wellington
     Green Property and other miscellaneous revenue from sources other than regular tenants at the Mall at Wellington Green Property may be deposited.
     No withdrawals are permitted

                                      B-5

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MALL AT WELLINGTON GREEN
--------------------------------------------------------------------------------

     from the Mall at Wellington Green Kiosk Account and on any business day on which the amount on deposit in the Mall at Wellington Green Kiosk Account exceeds $100,000 (or, during a Mall at Wellington Green Lockbox Period,
     $50,000), such excess funds are required to be transferred into the lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that no Mall at Wellington Green Lockbox Period exists, provided no event of default is continuing under the Mall at Wellington Green Loan, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of a Mall at Wellington Green Lockbox
     Period, provided no event of default is continuing under the Mall at
     Wellington Green Loan, funds in the lockbox account will be applied on each payment date and on the last business day of each week to pay the monthly debt service, fund any required reserves under the loan documents and pay all other amounts then due to lender and any remaining funds will be released to the borrower. During the continuance of an event of default under the Mall at Wellington Green Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Mall at
     Wellington Green Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Mall at Wellington Green Property is currently managed by The Taubman Company LLC, an affiliate of the borrower, pursuant to a management agreement. The property manager of the Mall at Wellington
     Green Property is currently entitled to (i) a base management fee in an amount equal to 5% of all income derived by the borrower from the Mall at
     Wellington Green Property and (ii) for each lease executed by the borrower for space at the Mall at Wellington Green Property, a leasing commission in an amount equal to 5% of the product of (x) the average minimum annual rent for the term of such lease and (y) the number of years in the term of such lease, provided that the leasing commission will not exceed 30% of the average minimum annual rent for the term of such lease. In addition, the property manager of the Mall at Wellington Green Property is entitled to additional compensation for certain other services provided pursuant to the management agreement. Under the loan documents, the Mall at Wellington
     Green Property may be managed by a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value as the Mall at Wellington Green Property for whom each rating agency has confirmed in writing that the management of the Mall at
     Wellington Green Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG4 certificates. The lender may require the borrower to replace the property manager if an event of default under the Mall at
     Wellington Green Loan has occurred and the lender has accelerated the loan or if the property manager becomes insolvent.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The Mall at Wellington Green Loan documents require that the commercial property and business income insurance policies required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to (i) 100% of the full replacement cost of the Mall at Wellington Green Property and (ii) 100% of the
     projected gross rental income from the Mall at Wellington Green Property on an actual loss sustained basis, from the date of the casualty to the date that the Mall at Wellington Green Property is repaired or restored and an extended period of indemnity endorsement for the succeeding 12-month period after the completion of such repair or restoration. The borrower is only required to maintain such amount of terrorism coverage as may be obtained at a cost equal to (x) $175,000 for the first four years after the one-year anniversary of the origination of the loan and (y) $225,000 for the remainder of the term of the loan. In addition, the borrower is permitted to maintain such terrorism coverage through a blanket policy with a deductible not in excess of $500,000 or such higher deductible if the borrower delivers to the lender a letter of credit in an amount equal to the difference between the actual deductible and $500,000. The letter of credit may be drawn upon by the lender upon the occurrence of a casualty to pay such amounts that would have been paid by the issuer of the insurance policy if the actual deductible had been $500,000. See "Risk
     Factors--Property Insurance" and "--Risks Associated with Blanket Insurance
     Policies" in the prospectus supplement.

                                      B-6

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -WELLS FARGO CENTER
--------------------------------------------------------------------------------

                     [1 PHOTO OF WELLS FARGO CENTER OMITTED]

                                      B-7

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -WELLS FARGO CENTER
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF WELLS FARGO CENTER OMITTED]

                                      B-8

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -WELLS FARGO CENTER
--------------------------------------------------------------------------------



---------------------------------------------------------------------   ---------------------------------------------------------
                       PROPERTY INFORMATION                                             MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                                 1   Originator                                           GCFP
Location (City/State)                                Denver, Colorado   Cut-off Date Principal Balance               $200,000,000
Property Type                                                  Office   Cut-off Date Principal Balance PSF/Unit           $228.08
Size (sf)                                                   1,210,102   Percentage of Initial Mortgage Pool Balance          5.0%
Percentage Leased as of February 1, 2005                        87.5%   Number of Mortgage Loans                                1
Year Built / Renovated                                    1982 / 2002   Type of Security                               Fee Simple
Appraisal Value                                          $345,000,000   Mortgage Rate                                      5.257%
Underwritten Occupancy (1)                              87.5% / 92.7%   Original Term to Maturity (Months)                    120
Underwritten Revenues (1)                   $30,665,486 / $34,159,412   Original Amortization Term (Months)         Interest Only
Underwritten Total Expenses (1)             $10,395,236 / $10,395,236   Cut-off Date LTV Ratio                              80.0%
Underwritten Net Operating Income (NOI)(1)  $20,270,250 / $23,764,176   LTV Ratio at Maturity                               80.0%
Underwritten Net Cash Flow (NCF) (1)        $19,224,034 / $22,717,960   Underwritten DSCR on NOI (1)                1.38x / 1.62x
                                                                        Underwritten DSCR on NCF (1)                1.31x / 1.54x
---------------------------------------------------------------------   ---------------------------------------------------------


---------
(1)  Reflects in-place ("IP") and stabilized ("UW") numbers used for underwriting. UW assumes net rental rates for the property at a "market"
     rate of $21.00 per square foot and occupancy increases from newly-signed leases and from executed tenant's letters of intent, adjusted for a 7.5%
     vacancy factor.

o    THE LOAN. The mortgage loan (the "WELLS FARGO CENTER TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 1700 Lincoln Street, Denver,
     Colorado (the "WELLS FARGO CENTER PROPERTY"). The Wells Fargo Center Trust
     Loan represents approximately 5.0% of the initial mortgage pool balance.
     The Wells Fargo Center Trust Loan was originated on March 15, 2005, has an original principal balance and a principal balance as of the cut-off date of $200,000,000, and an interest rate of 5.257% per annum. The proceeds of the Wells Fargo Center Trust Loan, together with the Wells Fargo Companion
     Loan (as described below), were used to acquire the Wells Fargo Center
     Property.

     The Wells Fargo Center Trust Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $276,000,000. The companion loan to the Wells Fargo Center Trust Loan is evidenced by a separate pari passu note with an interest rate of 5.257% per annum and a principal balance as of the cut-off date of $76,000,000 (the "WELLS FARGO
     CENTER COMPANION LOAN"). The Wells Fargo Center Companion Loan will not be an asset of the trust. The Wells Fargo Center Trust Loan and the Wells
     Fargo Center Companion Loan (collectively, the "WELLS FARGO CENTER LOAN
     GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole
     Loans" and will be serviced pursuant to the terms of the 2005-GG4 pooling and servicing agreement.

     The IP DSCR, UW DSCR and LTV on the Wells Fargo Center Loan Group are
     1.31x, 1.54x and 80.0%, respectively.

     The Wells Fargo Center Trust Loan has an initial term of 120 months and a remaining term of 118 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is April 6, 2015.
     Voluntary prepayment of the Wells Fargo Center Trust Loan is prohibited prior to the payment date of January 6, 2015 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted on the earlier of
     April 6, 2008 and the date that is two years after the securitization closing date for the Wells Fargo Center Companion Loan.

o    THE PROPERTY. The Wells Fargo Center Property is a 1,210,102 square foot
     52-story office building located at 1700 Lincoln Street in Denver,
     Colorado. Built by Hines Corporation in 1982, the Wells Fargo Center
     Property is a class-A office property in downtown Denver. The Wells Fargo
     Center Property is located one-block away from the expanding light rail system. The Wells Fargo Center Property has an adjacent 12-level parking garage with a total of 996 parking spaces and 9,292 square feet of retail space, which is part of the collateral.

     The largest tenant at the Wells Fargo Center Property is Wells Fargo Bank
     ("WFB"), occupying 403,403 square feet. WFB occupies 33.3% of the Wells
     Fargo Center Property, with 52,624 square feet expiring in 2007 and 350,779 expiring in 2013. The second largest tenant at the Wells Fargo Center
     Property is Holme Roberts & Owens ("HRO"). HRO occupies 10.2% of the Wells
     Fargo Center Property and their lease expires in 2010. The borrower sponsor's operating partner, Maguire Properties, L.P. ("MPLP") has master leased 60,000 square feet at the Wells Fargo Center Property at an annual rental rate of $1,620,000 ($27 per square foot). The

                                      B-9

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -WELLS FARGO CENTER
--------------------------------------------------------------------------------

     master lease term commenced March 15, 2005 and has an expiration date of
     March 15, 2008. Property cash flows were underwritten including rental revenue from the master lease, and rental rates for in-place leases at the property (excluding the master lease and certain telecommunication-related leases) were marked to $21.00 per square foot.

     As of February 1, 2005, the Wells Fargo Center Property is 87.5% leased, inclusive of the master lease from MPLP.

     The following table presents certain information relating to some of the largest tenants at the Wells Fargo Center Property:



                             LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------------------

                              CREDIT                                          % OF TOTAL    ANNUALIZED
                              RATING                           ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                           (FITCH/MIS/     TENANT      % OF   UNDERWRITTEN   UNDERWRITTEN   BASE RENT
       TENANT NAME           S&P)(1)        NRSF       NRSF     BASE RENT      BASE RENT    (PER NRSF)      LEASE EXPIRATION
       -----------           -------        ----       ----     ---------      ---------    ----------      ----------------

Wells Fargo Bank            AA/Aa1/AA-     403,403     33.3%   $6,805,227         33.1%        $16.87    6/30/2007 & 7/31/2013(2)
Holme Roberts & Owens LLP    NR/NR/NR      123,116     10.2%    2,960,940         14.4%         24.05          12/31/2010
Maguire Partners, LP        NR/Ba2/BB       60,000      5.0%    1,620,000          7.9%         27.00           3/15/2008
Faegre & Benson, LLP         NR/NR/NR       85,106      7.0%    1,528,575          7.4%         17.96           5/31/2014
Newmont Mining
   Corporation             NR/Baa2/BBB+     87,544      7.2%    1,497,904          7.3%         17.11           3/31/2012
                                         ---------    -----   -----------        -----         ------
TOTAL LARGEST TENANTS                      759,169     62.7%  $14,412,646         70.1%        $18.98
Remaining Tenants                          299,184     24.7%   $6,143,500         29.9%         20.53
Vacant Space                               151,749     12.5%            0          0.0%          0.00
                                         ---------    -----   -----------        -----         ------
TOTAL ALL TENANTS                        1,210,102    100.0%  $20,556,146        100.0%        $16.99
----------------------------------------------------------------------------------------------------------------------------------


---------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  52,624 square feet expire in 2007 and 350,779 square feet expire in 2013.

     The following table presents certain information relating to the lease rollover schedule at the Wells Fargo Center Property:



                                          LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                                % OF        CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
 YEAR ENDING DECEMBER 31,    EXPIRING NRSF   TOTAL NRSF    OF TOTAL NRSF    BASE RENT      BASE RENT     (PER NRSF)
 ------------------------    -------------   ----------    -------------    ---------      ---------     ----------

2005                                  0          0.0%           0.0%          $38,289         0.2%          $0.00
2006                                  0          0.0%           0.0%                0         0.0%           0.00
2007                            123,539         10.2%          10.2%        2,657,643        12.9%          21.51
2008                            113,282          9.4%          19.6%        2,905,116        14.1%          25.64
2009                             84,910          7.0%          26.6%        1,528,680         7.4%          18.00
2010                            139,545         11.5%          38.1%        3,370,686        16.4%          24.15
2011                                  0          0.0%          38.1%           57,348         0.3%           0.00
2012                             87,544          7.2%          45.4%        1,511,016         7.4%          17.26
2013                            350,779         29.0%          74.3%        5,963,243        29.0%          17.00
2014                            158,754         13.1%          87.5%        2,524,124        12.3%          15.90
2015                                  0          0.0%          87.5%                0         0.0%           0.00
Vacant                          151,749         12.5%         100.0%                0         0.0%           0.00
                              ---------        -----          ------      -----------       -----          ------
TOTAL                         1,210,102        100.0%                     $20,556,146       100.0%         $16.99
----------------------------------------------------------------------------------------------------------------------


---------

(1) Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Maguire Properties-Denver Center, LLC, a special purpose, bankruptcy-remote entity with two independent directors.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wells Fargo Center Loan. The sponsor of the borrower is MPI, a publicly traded REIT, with a market capitalization of $1.09 billion as of May 13, 2005. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
     Officer of MPI, is an experienced real estate investor. MPI has developed more than 30 million square feet of property. MPI now owns a portfolio totaling approximately 24.9 million square feet comprised of 23 office properties (58 buildings) with approximately 14.8 million square feet of
     NRA, one 350-room hotel and parking structure of approximately 9.8 million square feet. MPI also owns undeveloped land that can support up to 5.0 million square feet of office, retail and residential uses. In 1965, Robert
     F. Maguire III founded MPI's predecessor,

                                      B-10

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -WELLS FARGO CENTER
--------------------------------------------------------------------------------

     Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 38-year history, Maguire Partners established a successful record of developing visible class-A buildings.
     MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including Wells Fargo Tower,
     US Bank Tower, Gas Company Tower, and KPMG Tower. MPLP guaranteed the non-recourse carveouts of the Wells Fargo Center Trust Loan. MPLP has master leased 60,000 square feet of the Wells Fargo Center Property expiring March 15, 2008. The borrower under the Wells Fargo Center Trust
     Loan is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as Lantana Campus, 700 N. Central
     Avenue and 801 N. Brand Avenue. See "Risk Factors--Risks Relating to Loan
     Concentrations" in the prospectus supplement.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance premiums. At closing, the borrower deposited $282,187 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Wells Fargo Center Property. At closing, the borrower deposited $3,700,000 for then-outstanding tenant improvements and leasing commissions. At closing, the borrower also deposited funds into a rent holdback reserve in the amount of $4,593,605 to simulate the full unabated base rent payments for certain leases for the term of the Wells
     Fargo Center Loan. Additionally, at closing, the borrower deposited
     $400,000 in a WFB reserve as security in connection with the alleged overcharges of "additional rent" asserted by WFB.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled hard lockbox. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt and that funds deposited in the lender-controlled account be swept on a daily basis into the borrower's operating account unless an event of default is continuing or the debt service coverage ratio is less than 1.10x (a "DSCR
     CASH MANAGEMENT Period"). If an event of default is continuing or during a
     DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay debt service, operating expenses and any required reserves under the loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt. Additionally, if a DSCR Cash
     Management Period is continuing for two consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Wells Fargo Center Loan Group each month.

o    PROPERTY MANAGEMENT. MPLP, an affiliate of the borrower, is the property manager for the Wells Fargo Center Property. The lender may replace the property manager if (i) an event of default occurs and not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the loan is not repaid or (iv) the property manager defaults under the property management agreement. Thereafter, the borrower may not enter into any agreement relating to the management of the property with any party without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Wells Fargo Center Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that (i) no default has occurred and remains uncured and (ii) lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges
     (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

                                      B-11

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -WELLS FARGO CENTER
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. The Wells Fargo Center Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from borrower's comprehensive
     "all-risk" insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS"), at the borrower's option, either (A) in an amount not less than
     $360,000,000 on an aggregate basis covering the Wells Fargo Center Property and all properties owned by MPLP or its affiliates as of the closing date of the Wells Fargo Center Loan Group and providing for a deductible not exceeding $1,000,000, or (B) in a total amount not less than $410,000,000 on an aggregate basis covering the Wells Fargo Center Property and all properties owned by MPLP or its affiliates as of the closing date of the
     Wells Fargo Center Loan Group and providing for a deductible of not in excess of 5% of the full replacement value of the Wells Fargo Center
     Property (insurance meeting such requirements being referred to as "FULL
     COVERAGE"). In either case, the endorsement or policy must be (x) in form and substance reasonably satisfactory to lender and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace).
     Notwithstanding the requirements stated above, in the event that Full
     Coverage is not available at a cost of 200% of the aggregate amount of the
     "all-risk" insurance premiums payable with respect to the Wells Fargo
     Center Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer Price Index
     (such amount, the "TERRORISM INSURANCE CAP"), then borrower is required to purchase insurance covering Terrorism Acts at the Wells Fargo Center
     Property in an amount equal to the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap. See "Risk
     Factors--Property Insurance" and "--Risks Associated with Blanket Insurance
     Policies" in the prospectus supplement.

                                      B-12

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------

                 [2 PHOTOS OF THE STREETS AT SOUTHPOINT OMITTED]

                                      B-13

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF THE STREETS AT SOUTHPOINT OMITTED]

                                      B-14

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------



-------------------------------------------------------------------    -------------------------------------------------------------
                     PROPERTY INFORMATION                                                 MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                              1     Originator                                    Archon/Commerz
Location (City/State)                       Durham, North Carolina     Cut-off Date Principal Balance                  $169,622,411
Property Type                                               Retail     Cut-off Date Principal Balance PSF/Unit              $290.60
Size (sf)                                                  583,696     Percentage of Initial Mortgage Pool Balance             4.2%
Percentage Mall Shop Occupancy as of March 24, 2005          99.9%     Number of Mortgage Loans                                   1
Year Built                                                    2002     Type of Security                                  Fee Simple
Appraisal Value                                       $340,000,000     Mortgage Rate                                         5.103%
Underwritten Occupancy                                       96.0%     Original Term to Maturity (Months)                        84
Underwritten Revenues                                  $28,331,902     Original Amortization Term (Months)                      360
Underwritten Total Expenses                             $6,816,579     Cut-off Date LTV Ratio                                 49.9%
Underwritten Net Operating Income (NOI)                $21,515,322     LTV Ratio at Maturity                                  44.4%
Underwritten Net Cash Flow (NCF)                       $20,858,563     Underwritten DSCR on NOI                               1.94x
                                                                       Underwritten DSCR on NCF                               1.88x
                                                                       Shadow Rating(1)                             "A"/"Baa2"/"A+"
-------------------------------------------------------------------    -------------------------------------------------------------


---------
(1)  S&P, Moody's and Fitch have confirmed that the Streets at Southpoint Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" by S&P, "Baa2" by Moody's and "A+" by Fitch.

o    THE LOAN. The mortgage loan (the "STREETS AT SOUTHPOINT LOAN") is evidenced by two senior notes in the aggregate original principal amount of
     $170,000,000 and is secured by a first mortgage encumbering a super regional shopping mall located in Durham, North Carolina (the "STREETS AT
     SOUTHPOINT PROPERTY"). The Streets at Southpoint Whole Loan was jointly originated one-third by Archon Financial, L.P., one-third by Commerzbank
     AG, New York Branch ("COMMERZBANK") and one-third by Teachers Insurance and
     Annuity Association of America. Goldman Sachs Mortgage Company and
     Commerzbank are the holders of the Streets at Southpoint Loan, and they are the joint loan sellers of the Streets at Southpoint Loan. The Streets at
     Southpoint Loan was originated on March 29, 2005 and represents approximately 4.2% of the initial mortgage pool balance. The proceeds from the Streets at Southpoint Loan were used to refinance existing debt on the
     Streets at Southpoint Property.

     The Streets at Southpoint Loan is a senior interest of a whole mortgage loan (the "STREETS AT SOUTHPOINT WHOLE LOAn") with an original principal balance of $255,000,000. The junior companion loan to the Streets at
     Southpoint Loan is evidenced by a junior note (the "STREETS AT SOUTHPOINT
     SUBORDINATE COMPANION LOAN"), with an original principal balance of
     $85,000,000 and an interest rate of 5.865%, which loan is subordinate to the Streets at Southpoint Loan. The Streets at Southpoint Subordinate
     Companion Loan is not an asset of the trust. Prior to an event of default, payments of principal and interest by the borrower are applied to the
     Streets at Southpoint Loan and the Streets at Southpoint Subordinate
     Companion Loan pro-rata based on amounts due under the respective notes.
     Each note provides for payments of interest based on the outstanding balance and the applicable interest rate. Payments of principal are due under the notes pursuant to separate amortization schedules calculated based on the applicable interest rate and a 360 month amortization schedule.

     The loans comprising the Streets at Southpoint Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
     "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR and
     LTV on the Streets at Southpoint Loan are 1.88x and 49.9%, respectively, while the DSCR and LTV on the Streets at Southpoint Whole Loan are 1.22x
     and 74.8% respectively.

     The Streets at Southpoint Loan had an initial term of 84 months and has a remaining term of 82 months. The scheduled maturity date is the payment date in April 2012. Voluntary prepayment of the senior portion of the
     Streets at Southpoint Loan that is part of the trust fund is prohibited until the payment date in October 2011. Prepayments are permitted on the
     Streets at Southpoint Subordinate Companion Loan as described under
     "Streets at Southpoint Subordinate Companion Loan Prepayments" below.
     Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Streets at Southpoint Property is a dominant 1,330,617 sf super-regional mall featuring five anchor department stores and an upscale collection of retailers. The mall opened in 2002 and is located in the tri-city region of Raleigh, Durham and Chapel Hill, North Carolina in the
     heart of the Research Triangle, where

                                      B-15

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------

     the 10-mile radius trade area has an average household income of $70,618 and a total population of approximately 306,241.

     The Streets at Southpoint Property is anchored by Nordstrom, Belk's,
     Hecht's, J.C. Penney and Sears. The land and improvements comprising the anchor stores are owned by the respective anchors.

     The following table represents certain information relating to the anchor tenants at the Streets at Southpoint Property:



                                               CREDIT RATING OF                                        OPERATING
                                                PARENT COMPANY                      COLLATERAL          COVENANT
        ANCHOR             PARENT COMPANY      (FITCH/MIS/S&P)        GLA            INTEREST          EXPIRATION
        ------             --------------      ---------------        ---            --------          ----------

Hecht's                 May Department Stores    BBB/Baa2/BBB       180,000             No              11/8/2016
Belk's                  Belk, Inc.                 NR/NR/NR         179,729             No              11/8/2016
Nordstrom               Nordstrom Inc.            A-/Baa1/A-        144,000             No              11/8/2016
J.C. Penney             J.C. Penney Company,      BB+/Ba1/BB+       123,228             No              11/8/2016
                           Inc.
Sears                   Sears, Roebuck & Co       BB/Ba1/BB+        119,964             No              11/8/2016
                                                                 -------------
TOTAL ANCHOR TENANTS                                                746,921


     The Streets at Southpoint Property combines indoor shopping with an open-air lifestyle center known as Main Street. A feature of Main Street is the 16-screen Southpoint Cinemas, which boasts sales of approximately
     $530,000 per screen. Williams-Sonoma, Pottery Barn, J. Jill, Coldwater
     Creek, Barnes & Noble, Apple Store, bebe, Ann Taylor, Ann Taylor Loft,
     Restoration Hardware, Maggiano's Little Italy and Champps are among the retailers and restaurants occupying the in-line space at the Streets at
     Southpoint Property. In-line tenants with less than 10,000 sf reported average sales of $393 psf with an occupancy cost of 12.8% (based on comparable sales, which include tenants that have reported a full year of sales through December 31, 2004).

     The following table presents certain information relating to the major mall shop tenants at the Streets at Southpoint Property:



                           TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------------

                                                                                    % OF TOTAL     ANNUALIZED
                                CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/MIS/S&P)   TENANT      % OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME                  (1)          NRSF       NRSF     BASE RENT      BASE RENT     (PER NRSF)   EXPIRATION
        -----------                  ---          ----       ----     ---------      ---------     ----------   ----------

Southpoint Cinemas                NR/NR/NR        51,808      8.9%   $1,036,160          5.3%        $20.00      2/28/2017
Gap-GapKids                    BBB-/Baa3/BBB-     20,493      3.5%      758,241          3.8%         37.00      3/31/2007
Barnes & Noble                   NR/Ba3/NR        29,350      5.0%      572,325          2.9%         19.50      3/31/2012
Organized Living                  NR/NR/NR        21,750      3.7%      495,900          2.5%         22.80      3/31/2017
Banana Republic                BBB-/Baa3/BBB-     10,582      1.8%      391,534          2.0%         37.00      3/31/2007
Talbots-Talbots Petits            NR/NR/NR         9,950      1.7%      318,400          1.6%         32.00      2/29/2012
Abercrombie & Fitch               NR/NR/NR        10,611      1.8%      318,330          1.6%         30.00      3/31/2012
Pottery Barn                      NR/NR/NR        11,172      1.9%      287,791          1.5%         25.76      1/31/2015
Maggiano's Little Italy           NR/NR/NR        12,463      2.1%      286,649          1.5%         23.00      4/30/2012
Finish Line                       NR/NR/NR         9,176      1.6%      284,456          1.4%         31.00      2/29/2012
                                                --------------------------------------------------------------
TEN LARGEST OWNED TENANTS                        187,355     32.1%   $4,749,786         24.1%        $25.35
Remaining Owned Tenants                          394,575     67.6%   14,966,261         75.9%         37.93
Vacant Spaces (Owned Space)                        1,766      0.3%            0          0.0%          0.00
                                                --------------------------------------------------------------
TOTAL ALL OWNED TENANTS                          583,696    100.0%   $19,716,047       100.0%        $33.78
----------------------------------------------------------------------------------------------------------------------------


---------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      B-16

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Streets at Southpoint:



                                         RETAIL LEASE EXPIRATION SCHEDULE (1) (2)
---------------------------------------------------------------------------------------------------------------------------

                                                                                               % OF TOTAL     ANNUALIZED
                                                                  CUMULATIVE   ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                       EXPIRING         % OF          OF      UNDERWRITTEN    UNDERWRITTEN     BASE RENT
     YEAR ENDING DECEMBER 31,         OWNED NRSF     TOTAL NRSF   TOTAL NRSF    BASE RENT       BASE RENT      (PER NRSF)
     ------------------------         ----------     ----------   ----------    ---------       ---------      ----------

2005                                       292           0.1%          0.1%       $11,430           0.1%         $39.14
2006                                       196           0.0%          0.1%       167,947           0.9%         856.87
2007                                    39,593           6.8%          6.9%     1,482,670           7.5%          37.45
2008                                       320           0.1%          6.9%       137,498           0.7%         429.68
2009                                     3,486           0.6%          7.5%       472,736           2.4%         135.61
2010                                     1,352           0.2%          7.8%        33,800           0.2%          25.00
2011                                     1,000           0.2%          7.9%        38,960           0.2%          38.96
2012                                   369,283          63.3%         71.2%    12,833,718          65.1%          34.75
2013                                    36,817           6.3%         77.5%     1,381,895           7.0%          37.53
2014                                    19,083           3.3%         80.8%       625,139           3.2%          32.76
2015 and thereafter                    110,508          18.9%         99.7%     2,530,256          12.8%          22.90
Vacant                                   1,766           0.3%          0.3%             0           0.0%           0.00
                                    ---------------------------------------------------------------------------------------
TOTAL                                  583,696         100.0%        100.0%    $19,716,047        100.0%         $33.78
---------------------------------------------------------------------------------------------------------------------------


---------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only.

o    THE BORROWER. The borrower is Southpoint Mall, LLC, a single-member, single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Streets at Southpoint Loan. Southpoint Mall, LLC is indirectly owned by
     General Growth Properties, Inc. General Growth Properties, Inc. is a
     publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Streets at Southpoint Loan.

o    ESCROWS. The loan documents provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $578,850, which amount is subject to change based upon the aggregate sf of all rentable area in the Streets at Southpoint Property) and capital expenditures (in a maximum amount, as of origination, equal to $115,770 which amount is subject to change based upon the aggregate sf of all rentable area in the Streets at Southpoint
     Property) during a Streets at Southpoint Cash Sweep Period. A "STREETS AT
     SOUTHPOINT CASH SWEEP PERIOD" means the period during the continuance of an event of default under the Streets at Southpoint Loan and/or if, the net operating income of the Streets at Southpoint Property for the prior twelve-month period is less than 85% of the net operating income at origination as of the end of any fiscal quarter until the net operating income of the Streets at Southpoint Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination as of the end of any fiscal quarter.

o    LOCKBOX AND CASH MANAGEMENT. The Streets at Southpoint Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business day that no
     Streets at Southpoint Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower. Within two business days of commencement of a Streets at Southpoint Cash Sweep
     Period, the borrower is required to establish a cash management account into which all funds in the sweep account will be remitted on each business day during a Streets at Southpoint Cash Sweep Period. During the existence of a Streets at Southpoint Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Streets at
     Southpoint Loan.

                                      B-17

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------

o    STREETS AT SOUTHPOINT SUBORDINATE COMPANION LOAN PREPAYMENTS. Voluntary
     prepayments of the Streets at Southpoint Subordinate Companion Loan are
     permitted at any time after the second anniversary of the securitization closing date. The borrower is permitted to prepay the Streets at Southpoint
     Subordinate Companion Loan if the holder of the Streets at Southpoint
     Subordinate Companion Loan rejects a potential transferee of direct or indirect ownership interests of the borrower that would otherwise be permitted under the loan documents. The holder of the Streets at Southpoint
     Subordinate Companion Loan may reject a potential transferee if (i) that transferee or its affiliate has ever been an adverse party to the holder of the Streets at Southpoint Subordinate Companion Loan in any litigation or threatened any litigation, or (ii) that transferee or its affiliate has ever defaulted on a loan or on any agreement with the holder of Streets at
     Southpoint Subordinate Companion Loan that was not cured to the satisfaction of the holder of the Streets at Southpoint Subordinate
     Companion Loan. However, if no actual or threatened litigation or default is continuing, the transferee or its affiliate cannot be rejected by the holder of the Streets at Southpoint Subordinate Companion Loan if the
     holder of Streets at Southpoint Subordinate Companion Loan has made or solicited making loans to such entity or any of its affiliates subsequent to the events described in clauses (i) and (ii).

o    PROPERTY MANAGEMENT. The Streets at Southpoint Property is currently managed by Rouse Property Management, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Streets at Southpoint Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2005-GG4 certificates. The lender may require the borrower to replace the property manager, or to cease self-managing the property, if an event of default under the Streets at Southpoint Loan has occurred and is continuing. During the continuance of a Streets at Southpoint Cash Sweep
     Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots that at the time of the proposed release are (1) "non-income" producing and (2) to be transferred to a third party in connection with an expansion or other development of the Streets at Southpoint Property subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Streets at
     Southpoint Property as collateral for the Streets at Southpoint Loan, (b)
     an opinion of counsel that any REMIC trust that has acquired the Streets at
     Southpoint Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG4 certificates. In addition, if a parcel to be released was improved as of the origination date of the Streets at Southpoint Loan, the consent of the junior lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Streets at Southpoint Property
     also secures the Streets at Southpoint Subordinate Companion Loan, which is subordinate to the Streets at Southpoint Loan, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole
     Loans". In addition, the Streets at Southpoint Loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt,
     (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED MEZZANINE DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG4 certificates issued has been obtained and
     (ii) the Streets at Southpoint Property meets certain performance requirements specified in the Streets at Southpoint loan agreement, including: (A) the aggregate loan-to-value ratio of the Streets at
     Southpoint Whole Loan and the mezzanine loan is not in excess of 75%, and
     (B) the

                                      B-18

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE STREETS AT SOUTHPOINT
--------------------------------------------------------------------------------

     aggregate debt-service-coverage-ratio of the Streets at Southpoint Whole
     Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than 0.90x based on an assumed loan constant of 9%.

o    TERRORISM INSURANCE. The Streets at Southpoint Loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Streets at Southpoint Property and 100% of the projected annual gross rental income from the Streets at Southpoint
     Property from the date of the casualty to the date that the Streets at
     Southpoint Property is repaired or replaced and operations are resumed the borrower is required to maintain such coverage for an additional 60 days after the completion of restoration. After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the Streets at Southpoint Loan is outstanding, provided such coverage is available at commercially reasonable rates. In the event that coverage for terrorism is not included as part of the "all-risk" and business income/rental-loss insurance policies, the borrower will be required to purchase terrorism insurance as a separate policy. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-19

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTH HILLS
--------------------------------------------------------------------------------

                        [4 PHOTOS OF NORTH HILLS OMITTED]

                                      B-20

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTH HILLS
--------------------------------------------------------------------------------

                [MAP INDICATING LOCATION OF NORTH HILLS OMITTED]

                                      B-21

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTH HILLS
--------------------------------------------------------------------------------



----------------------------------------------------------------  -----------------------------------------------------------
                     PROPERTY INFORMATION                                      MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                           1   Originator                                          Archon
Location (City/State)                   Raleigh, North Carolina   Cut-off Date Principal Balance                $105,000,000
Property Type                                            Retail   Cut-off Date Principal Balance PSF/Unit            $182.07
Size (sf)                                               576,691   Percentage of Initial Mortgage Pool Balance           2.6%
Percentage Mall Shop Leased as of May 10, 2005            91.1%   Number of Mortgage Loans                                 1
Year Built/Renovated                            1964, 2004-2005   Type of Security                                Fee Simple
Appraisal Value                                    $121,000,000   Mortgage Rate                                        5.61%
Underwritten Occupancy                                    91.2%   Original Term to Maturity (Months)                     120
Underwritten Revenues                               $11,444,762   Original Amortization Term (Months)  24 IO; 360 thereafter
Underwritten Total Expenses                          $2,048,845   Cut-off Date LTV Ratio                               75.5%
Underwritten Net Operating Income (NOI)              $9,395,917   LTV Ratio at Maturity                                69.3%
Underwritten Net Cash Flow (NCF)                     $9,050,638   Underwritten DSCR on NOI(1)                          1.49x
                                                                  Underwritten DSCR on NCF(2)                          1.44x
----------------------------------------------------------------  -----------------------------------------------------------


---------
(1)  Calculated using the As Is NOI divided by an assumed principal and interest payment based on the Cut-off Date Principal Balance net of the $13.6 million earnout. The Underwritten DSCR on NOI calculated inclusive of the
     $13.6 million earnout is 1.35x.

(2)  Calculated using the As Is NCF divided by an assumed principal and interest payment based on the Cut-off Date Principal Balance net of the $13.6 million earnout. The Underwritten DSCR on NCF calculated inclusive of the
     $13.6 million earnout is 1.31x.

o    THE LOAN. The mortgage loan (the "NORTH HILLS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a lifestyle center located at 4217 Six Forks Road, Raleigh, North Carolina (the "NORTH
     HILLS PROPERTY"). The North Hills Loan represents approximately 2.6% of the initial mortgage pool balance. The North Hills Loan was originated on
     December 22, 2004, had an original principal balance of $105,000,000 and has a principal balance as of the cut-off date of $105,000,000, and an interest rate of 5.61%. The proceeds from the North Hills Loan were used to refinance existing debt on the North Hills Property.

     The North Hills Loan had an initial term of 120 months and has a remaining term of 115 months. The scheduled maturity date is the payment date in
     January 2015. Voluntary prepayment of the North Hills Loan is prohibited until the payment date in October 2014 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The North Hills Property is a newly redeveloped lifestyle center with two anchors and approximately 65 tenants (including a mix of retail and office) with a gross leasable area of 576,691 sf. The North
     Hills Property opened in 2004 and is the result of a complete redevelopment of a former regional mall, with the J.C. Penney store being the only original improvements, built in 1964. The new construction, representing approximately 70% of the space, took place from 2004 to 2005 along with a complete renovation of the J.C. Penney improvements. The North Hills
     Property is located in Wake County, North Carolina, within the
     Raleigh-Durham-Chapel Hill MSA, where the three-mile radius trade area has an average household income of $78,502 and a total population of 80,889.

     The North Hills Property is anchored by a 169,524 sf J.C. Penney and a
     130,130 sf Target. The Target anchor space is not part of the collateral securing the North Hills Loan.

     The following table represents certain information relating to the anchor tenants at the North Hills Property:



                                              CREDIT RATING OF                                    OPERATING
                                               PARENT COMPANY                   COLLATERAL     COVENANT/LEASE
       ANCHOR            PARENT COMPANY       (FITCH/MIS/S&P)        GLA         INTEREST        EXPIRATION
       ------            --------------       ---------------        ---         --------        ----------

J.C. Penney           J.C. Penney               BB+/Ba1/BB+        169,524         Yes            4/1/2018
                         Corporation, Inc.
Target                Target Corporation          A+/A2/A+         130,130          No            10/1/2040
                                                                 -----------
TOTAL ANCHOR TENANTS                                               299,654


     In-line tenants include Movies at North Hills 14, Gold's Gym, Storehouse,
     Fox & Hound, Total Wine, Omega Sports, North State Bank, Wachovia Bank,
     Lenscrafters, Foot Locker, Wolf Camera, Mama Fu's, Moe's Southwest Grill
     and Starbuck's.

                                      B-22

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTH HILLS
--------------------------------------------------------------------------------

     The following table presents certain information relating to the office and retail tenants at the North Hills Property:



                               TEN LARGEST TENANTS BASED ON UNDERWRITTEN BASE RENT (1)
-----------------------------------------------------------------------------------------------------------------------

                                                                               % OF TOTAL      ANNUALIZED
                                                                 ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            CREDIT RATING    TENANT      % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
       TENANT NAME         (FITCH/MIS/S&P)    NRSF       NRSF     BASE RENT      BASE RENT     (PER NRSF)   EXPIRATION
       -----------         ---------------    ----       ----     ---------      ---------     ----------   ----------

Movies at North Hills 14      NR/NR/NR       50,010      12.3%    $900,180        11.8%           $18.00     12/1/2019
REI(2)                        NR/NR/NR       25,500       6.3%     510,000         6.7%            20.00     12/1/2015
Gold's Gym Athletic Club      NR/NR/NR       25,578       6.3%     393,732         5.1%            15.39     12/1/2014
North State Bank              NR/NR/NR       12,000       2.9%     312,000         4.1%            26.00      3/1/2015
Kennedy Covington(3)          NR/NR/NR       20,000       4.9%     300,000         3.9%            15.00      5/1/2015
Kane Realty(4)                NR/NR/NR       19,700       4.8%     295,500         3.9%            15.00      3/1/2010
Bovis Lend Lease(5)           NR/NR/NR       19,253       4.7%     288,795         3.8%            15.00      3/1/2010
Storehouse                    NR/NR/NR        8,920       2.2%     214,080         2.8%            24.00     12/1/2014
JK's Steakhouse(5)            NR/NR/NR        7,259       1.8%     203,244         2.7%            28.00     12/1/2014
Total Wine                    NR/NR/NR        7,600       1.9%     197,600         2.6%            26.00     12/1/2014
                                          -----------------------------------------------------------------
TEN LARGEST OWNED TENANTS                   195,820      48.1%  $3,615,131        47.3%           $18.46
Remaining Owned Tenants                     160,205      39.3%   4,032,248        52.7%            25.17
Vacant Spaces (Owned Space)                  51,142      12.6%           0         0.0%             0.00
                                          -----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                     407,167     100.0%  $7,647,379       100.0%           $21.48
-----------------------------------------------------------------------------------------------------------------------


---------
(1)  Borrower owned in-line space only. Does not include J.C. Penney's owned space of 169,524 sf.

(2)  Tenant has executed a lease but is not yet in occupancy. Anticipated move-in date is Nov./Dec. 2005.

(3)  Tenant has signed a letter of intent, but the lease has not been executed.
     We cannot assure you that this lease will be executed or that this space will be leased. See "Risk Factors- Mortgaged Properties Leased to Multiple
     Tenants Also Have Risks" in the prospectus supplement.

(4)  Tenant is an affiliate of the sponsor.

(5)  Tenant has executed a lease and is paying rent, but is not yet in occupancy.

     The following table presents certain information relating to the lease rollover schedule at the North Hills Property:



                                      RETAIL LEASE EXPIRATION SCHEDULE (1) (2)
----------------------------------------------------------------------------------------------------------------------

                                                                                            % OF TOTAL    ANNUALIZED
                                                        % OF     CUMULATIVE   ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                         EXPIRING      TOTAL         OF      UNDERWRITTEN  UNDERWRITTEN    BASE RENT
       YEAR ENDING DECEMBER 31,         OWNED NRSF      NRSF     TOTAL NRSF    BASE RENT     BASE RENT     (PER NRSF)
       ------------------------         ----------      ----     ----------    ---------     ---------     ----------

2005                                           0         0.0%        0.0%            $0          0.0%          $0.00
2006                                           0         0.0%        0.0%             0          0.0%           0.00
2007                                      18,471         4.5%        4.5%       408,364          5.3%          22.11
2008                                           0         0.0%        4.5%             0          0.0%           0.00
2009                                      44,886        11.0%       15.6%     1,224,891         16.0%          27.29
2010                                      73,432        18.0%       33.6%     1,438,564         18.8%          19.59
2011                                       1,548         0.4%       34.0%        47,400          0.6%          30.62
2012                                      10,573         2.6%       36.6%       161,149          2.1%          15.24
2013                                           0         0.0%       36.6%             0          0.0%           0.00
2014                                      98,440        24.2%       60.7%     2,304,056         30.1%          23.41
2015 & thereafter                        108,675        26.7%       87.4%     2,062,955         27.0%          18.98
Vacant                                    51,142        12.6%      100.0%             0          0.0%           0.00
                                      --------------------------------------------------------------------------------
TOTAL                                    407,167       100.0%      100.0%    $7,647,379        100.0%         $21.48
----------------------------------------------------------------------------------------------------------------------


---------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include J.C. Penney's owned space of 169,524 sf.

o    THE BORROWER. The borrower is NHM Owner-1, LLC, a single-purpose, single-asset entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the North Hills Loan. The borrower is indirectly owned and controlled by John M. Kane. John M. Kane is the guarantor of the non-recourse carve-outs under the North Hills Loan. John M. Kane formed
     Kane Realty Corporation in 1978 and serves as its chairman. Since that time, the company has developed or redeveloped over four million sf of retail space in a variety of malls, community retail projects and

                                      B-23

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTH HILLS
--------------------------------------------------------------------------------

     neighborhood shopping centers. He has also leased over three million sf of commercial space and participated in the brokerage/acquisition of properties exceeding $200 million.

o    ESCROWS. The loan documents provide for the monthly escrow of real estate taxes and insurance in the amount of $36,204. At origination, the borrower deposited $70,675 into the real estate taxes and insurance reserve account.
     The loan documents also provide for the monthly collection of $4,759 for deposit into a replacement reserve account (unless and until such time as
     $114,226 is on deposit in such account) for replacements and repairs needed to be made to the North Hills Property. At origination, the borrower funded
     $5,000,000 into a reserve account for tenant improvements and leasing commissions ("TI/LC"). Upon depletion of that reserve, the borrower is required to deposit $20,000 monthly to the TI/LC reserve until the balance is at least $960,000. In addition, at origination, the borrower funded a reserve of $1,000,000 for rental concessions granted to certain tenants at the North Hills Property. An additional $13,636,364 was funded into an earnout escrow account that will be applied to prepay the North Hills Loan or released to the borrower as described under "-Earnout" below.

o    LOCKBOX AND CASH MANAGEMENT. The North Hills Loan requires a hard lockbox, which is already in place. At origination, the borrower was required to establish a lender-controlled sweep account. The loan documents require the borrower to direct the tenants to pay their rents directly to the sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within one business day after receipt. On each business day that no (i) North
     Hills Cash Trap Period exists or (ii) event of default has occurred and is continuing, all funds in the sweep account will be remitted to an account specified by the borrower. A "NORTH HILLS CASH TRAP PERIOD" means the period during which the debt service coverage ratio for the prior month is less than 1.20x. As of the origination date of the North Hills Loan, the borrower has acknowledged that a North Hills Cash Trap Period exists.
     During the existence of a North Hills Cash Trap Period, funds in the cash management account will be applied to pay the monthly debt service, operating expenses and any required reserves under the loan documents and then released to the borrower. In addition, during the continuance of an event of default, all available cash after the payment of the debt service, operating expenses and any required reserves will be held as additional collateral for the North Hills Loan.

o    EARNOUT. The borrower under the North Hills Loan, at any time after April
     1, 2005 and prior to January 1, 2007, may request (up to 3 times) the release of amounts from the earnout escrow. Subject to the conditions set forth in the loan agreement, including without limitation, that no event of default has occurred under the North Hills Loan, an amount will be released from the earnout escrow such that, after the release, the loan to value ratio does not exceed 80% and the stressed debt service coverage ratio
     (calculated using a loan constant of 9.50%) is at least 0.90x and the actual debt service coverage ratio is at least 1.20x. All amounts remaining in the earnout release after January 1, 2007 will be applied to prepay the
     North Hills Loan as a principal prepayment and payment of an amount equal to the greater of 1% of the amount prepaid or a yield maintenance charge.

o    PROPERTY MANAGEMENT. The North Hills Property is managed by Kane Realty
     Corporation. Pursuant to the Management, Leasing and Development Agreement
     with respect to the North Hills Property (the "NORTH HILLS MANAGEMENT
     AGREEMENT"), Kane Realty Corporation receives (i) a management fee every month in an amount equal to 4% of the North Hills Property's gross receipts, payable in arrears, (ii) leasing commissions for each retail or office space leased in the North Hills Property, (iii) construction management and development fees (for projects in excess of $2 million), and
     (iv) other administrative fees and miscellaneous fees. The term of the
     North Hills Management Agreement is automatically renewable for one year and is subject to termination by either party with or without cause. The borrower may not terminate, cancel, modify, renew or extend the existing management agreement or enter into any other agreement relating to the management of the North Hills Property without the express consent of the lender.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of a condominium unit utilized as a Wachovia Bank on
     January 1, 2007 upon satisfaction of certain conditions, including that (i)
     the debt service coverage ratio of 0.90x is maintained (excluding the released unit for purposes of calculation), (ii) no event of default exists under the loan documents and (iii) an opinion of counsel is delivered that any REMIC trust that has acquired the North Hills Loan will not fail to maintain its status as a REMIC solely as a result of the release.

                                      B-24

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTH HILLS
--------------------------------------------------------------------------------

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain the "all-risk" insurance in an amount equal to 100% of the full replacement cost of the North Hills Property with a deductible that does not exceed
     $50,000. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-25

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - CENTURY CENTRE OFFICE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF CENTURY CENTRE OFFICE OMITTED]

                                      B-26

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - CENTURY CENTRE OFFICE
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF CENTURY CENTRE OFFICE OMITTED]

                                      B-27

GSMS 2005-GG4
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - CENTURY CENTRE OFFICE
--------------------------------------------------------------------------------



------------------------------------------------------------------    --------------------------------------------------------------
                     PROPERTY INFORMATION                                                MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                              1    Originator                                                GCFP
Location (City/State)                           Irvine, California    Cut-off Date Principal Balance                    $100,000,000
Property Type                                               Office    Cut-off Date Principal Balance PSF/Unit                $223.37
Size (sf)                                                  447,692    Percentage of Initial Mortgage Pool Balance               2.5%
Percentage Leased as of March 1, 2005                        94.5%    Number of Mortgage Loans                                     1
Year Built                                                    1986    Type of Security                                    Fee Simple
Appraisal Value                                       $136,000,000    Mortgage Rate                                            5.95%
Underwritten Occupancy                                       95.0%    Original Term to Maturity (Months)                         120
Underwritten Revenues (1)                $11,535,686 / $13,288,575    Original Amortization Term (Months)      24 IO; 360 thereafter
Underwritten Total Expenses (1)            $4,363,456 / $4,533,510    Cut-off Date LTV Ratio                                   73.5%
Underwritten Net Operating Income (NOI)(1) $7,172,230 / $8,755,065    LTV Ratio at Maturity                                    65.1%
Underwritten Net Cash Flow (NCF) (1)       $6,612,681 / $8,195,516    Underwritten DSCR on NOI (1)                     1.25x / 1.22x
                                                                      Underwritten DSCR on NCF (2)                     1.15x / 1.15x
------------------------------------------------------------------    --------------------------------------------------------------


---------
(1)  Reflects in-place ("IP") and stabilized ("UW") numbers used for underwriting. UW assumes gross rental rates for the property at a "market"
     rate of $29.28 per square foot.

(2)  IP DSCR is calculated based on the interest-only debt service, net of the
     $5 million letter of credit held by lender. UW DSCR is based on the amortizing period debt service assuming the fully-funded loan.

o    THE LOAN. The mortgage loan (the "CENTURY CENTRE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 2601 & 2603 Main Street, Irvine, California (the
     "CENTURY CENTRE PROPERTY"). The Century Centre Loan represents approximately 2.5% of the initial mortgage pool balance. The Century Centre
     Loan was originated on January 18, 2005, has an original principal balance and a principal balance as of the cut-off date of $100,000,000, and an interest rate of 5.95% per annum. The DSCR and LTV on the Century Centre
     Loan are 1.15x and 73.5%, respectively. The proceeds of the Century Centre
     Loan were used to acquire the Century Centre Property.

     The Century Centre Loan has an initial term of 120 months and a remaining term of 116 months. The loan is interest only for the first 24 months of the term and amortizes thereafter based on a 360-month schedule, with required monthly payments of $596,339.72 beginning March 6, 2007. The scheduled maturity date is February 6, 2015. Voluntary prepayment of the
     Century Centre Loan is prohibited prior to the payment date of December 6,
     2014 and permitted on such payment date and thereafter without penalty.
     Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted from July 6, 2007.

o    THE PROPERTY. The Century Centre Property is a 447,692 square foot 13-story office complex consisting of twin office towers located at 2601-2603 Main
     Street in Irvine, California. The first tower was constructed in 1986 and the second in 1988. On-site amenities include a street level cafe and landscaping with water features. Each building has four passenger elevators and a single passenger/freight elevator that serves all floors. Parking for the Century Centre Property is provided by an adjacent six-level parking structure containing 1,485 spaces.

     The largest tenant at the Century Centre Property is Ameriquest Mortgage
     Company ("AMERIQUEST"), occupying 131,554 square feet. Ameriquest occupies
     29.4% of the property with 118,979 square feet expiring in June, 2009 and
     12,575 square feet expiring in September, 2010. The second largest tenant is Federal Express, occupying 43,358 square feet. Federal Express occupies
     9.7% of the Century Centre Property with its lease expiring in July, 2010.
     The third largest tenant is Palmieri Tyler Wiener Wilhelm Waldron, occupying 34,408 square feet. Palmieri Tyler Weiner Wilhelm Waldron occupies 7.7% of the Century Centre Property with its lease expiring in
     August, 2007. The borrower sponsor, Olen Properties Corp, has master leased
     8,300 square feet at the Century Centre Property at an annual rental rate of $229,080 ($27.60 per square foot). The master lease commenced January,
     2005 and has an expiration date of January, 2010. Property cash flows were underwritten including rental revenue from the master lease.

     As of March 1, 2005, the Century Centre Property is 94.5% leased to 33 tenants (inclusive of the master lease from the sponsor for an additional
     1.9% of the NRA). The property is 92.6% occupied.

                                      B-28

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     The following table presents certain information relating to some of the largest tenants at the Century Centre Property:



                               LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
--------------------------------------------------------------------------------------------------------------------------------

                          CREDIT                                         % OF TOTAL    ANNUALIZED
                          RATING                           ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                       (FITCH/MIS/     TENANT      % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT
     TENANT NAME         S&P)(1)        NRSF       NRSF    BASE RENT      BASE RENT    (PER NRSF)        LEASE EXPIRATION
     -----------         -------        ----       ----    ---------      ---------    ----------        ----------------

Ameriquest               NR/NR/NR      131,554     29.4%   $2,871,784       27.8%        $21.83     6/30/2009 & 9/30/2010 (2)(3)
Federal Express        NR/Baa2/BBB      43,358      9.7%    1,040,592       10.1%         24.00             7/31/2010(4)
Palmieri Tyler
   Weiner Wilhelm
   Waldron               NR/NR/NR       34,408      7.7%      990,950        9.6%         28.80             8/31/2007
Murtaugh Miller
   Meyer Nelson LLP      NR/NR/NR       25,848      5.8%      642,069        6.2%         24.84             1/31/2013
                                       -------    -----   -----------      -----         ------
TOTAL LARGEST TENANTS                  235,168     52.5%   $5,545,396       53.6%        $23.58
Remaining Tenants                      188,077     42.0%    4,793,204       46.4%         25.49
Vacant Space                            24,447      5.5%            0        0.0%          0.00
                                       -------    -----   -----------      -----         ------
TOTAL ALL TENANTS                      447,692    100.0%  $10,338,600      100.0%        $23.09
--------------------------------------------------------------------------------------------------------------------------------


---------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  118,979 square feet expire in 2009 and 12,575 square feet expire in 2010.

(3)  Ameriquest may terminate up to 92,704 square feet as of June 30, 2007, upon
     270 days notice. Ameriquest has two five-year renewal options upon 9-12 months notice, and, should Ameriquest exercise these extension options, the tenant will continue to have the partial termination option, effective as of October 31, 2012 and October 31, 2017. If the termination option is exercised, Ameriquest must pay the unamortized tenant improvements, leasing commissions and unamortized amount of all free rent for reduction space.
     All of the tenant improvements, leasing commissions and unamortized free rent must be amortized at 9% per year.

(4)  Federal Express has one remaining termination option. On or before January
     1, 2006, Federal Express can elect to terminate two of their suites, or
     5,596 square feet (1.25% of the property NRA). Should Federal Express decide to exercise this option, the tenant would have 37,762 square feet leased through July 31, 2010 remaining.

     The following table presents certain information relating to the lease rollover schedule at the Century Centre Property:



                                         LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                                % OF        CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
 YEAR ENDING DECEMBER 31,    EXPIRING NRSF   TOTAL NRSF    OF TOTAL NRSF    BASE RENT      BASE RENT     (PER NRSF)
 ------------------------    -------------   ----------    -------------    ---------      ---------     ----------

2005                             42,494          9.5%           9.5%       $1,139,595        11.0%         $26.82
2006                             41,587          9.3%          18.8%        1,028,679         9.9%          24.74
2007                             55,281         12.3%          31.1%        1,566,967        15.2%          28.35
2008                             18,286          4.1%          35.2%          464,006         4.5%          25.37
2009                            171,560         38.3%          73.5%        3,847,240        37.2%          22.43
2010                             68,189         15.2%          88.8%        1,650,043        16.0%          24.20
2011                                  0          0.0%          88.8%                0         0.0%           0.00
2012                                  0          0.0%          88.8%                0         0.0%           0.00
2013                             25,848          5.8%          94.5%          642,069         6.2%          24.84
2014                                  0          0.0%          94.5%                0         0.0%           0.00
2015                                  0          0.0%          94.5%                0         0.0%           0.00
Vacant                           24,447          5.5%         100.0%                0         0.0%           0.00
                                -------        -----          -----       -----------       -----          ------
TOTAL                           447,692        100.0%                     $10,338,600       100.0%         $23.09
----------------------------------------------------------------------------------------------------------------------


---------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Century Centre, LLC, a special-purpose, bankruptcy remote entity. The managing member of the borrower is a special purpose, bankruptcy remote entity with an independent director that is owned by Igor and Andrei Olenicoff. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
     Century Centre Loan. The borrower is controlled by Olen Properties Corp.
     ("OLEN") and Igor and Andrei Olenicoff. The borrower is 99% owned by Olen.
     Olen guaranteed the non-recourse carveouts of the Century Centre Loan. In connection with the guaranty, Olen is required to maintain $200 million in net worth and $50 million in liquidity. Olen was founded in 1973 by Igor
     Olenicoff with a strategy to acquire and hold real estate in portfolio for long term appreciation. In total, Olen's

                                      B-29

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     holdings include 102 properties comprising in excess of 15 million square feet and the company reports assets of $884 million, including real estate assets of $544 million and liquid assets of $262 million. Olen has master leased 8,300 square feet at the Century Centre Property expiring in January
     2010. For additional information related to Olen, see "Risk
     Factors--Litigation and Other Matters Affecting the Mortgaged Properties or
     Borrowers" in the prospectus supplement.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance premiums. The loan documents require the borrower to make monthly payments of $7,462 for capital expenses and $37,308 per month for tenant improvements and leasing commissions. At closing, the borrower deposited $14,923 for approved capital expenses and $862,179 for then outstanding tenant improvements and leasing commissions.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled hard lockbox. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt and that funds deposited in the lender-controlled account be swept on a daily basis into the borrower's operating account unless (i) an event of default is continuing, (ii) the debt service coverage ratio is less than 1.05x (a
     "DSCR CASH MANAGEMENT Period"), (iii) the Ameriquest lease is 12 months away from expiration, (iv) the Ameriquest lease is surrendered, cancelled or terminated, (v) there is a default by Ameriquest under its lease, or
     (vi) Ameriquest is the subject of a bankruptcy or other insolvency proceeding. Upon any of (i) - (vi), all amounts in the lender-controlled account will be swept into an another account controlled by lender and applied to pay debt service, operating expenses and any required reserves under the loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt. Additionally, if a DSCR
     Cash Management Period is continuing for two consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Century Centre Loan each month.

o    PROPERTY MANAGEMENT. Realty Services Corp., a Nevada corporation, an affiliate of the borrower, is the property manager for the Century Centre
     Property. The lender may replace the property manager if (i) an event of default occurs and not cured, (ii) as of any calendar quarter, the borrower fails to maintain a debt service coverage ratio of at least 1.05x, (iii)
     the property manager is in default under the property management agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager. The borrower may not enter into any agreement relating to the management of the Century Centre Property without the express consent of lender and the rating agencies. The management fee is equal to 1.25% of all rent and other income collected from tenants.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The Century Centre Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal
     100% of the full replacement cost of the Century Centre Property. There is no cap on the premium for terrorism insurance. See "Risk Factors--Property
     Insurance" in the Prospectus Supplement.

                                      B-30

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                      [4 PHOTOS OF LANTANA CAMPUS OMITTED]

                                      B-31

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               [MAP INDICATING LOCATION OF LANTANA CAMPUS OMITTED]

                                      B-32

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

---------------------------------------------------------      ---------------------------------------------------------
                  PROPERTY INFORMATION                                         MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                     1      Originator                                           GCFP
Location (City/State)            Santa Monica, California      Cut-off Date Principal Balance                $98,000,000
Property Type                                      Office      Cut-off Date Principal Balance PSF/Unit           $295.20
Size (sf)                                         331,974      Percentage of Initial Mortgage Pool Balance          2.4%
Percentage Leased as of March 31, 2005              91.9%      Number of Mortgage Loans                                1
Year Built / Renovated                        1959 / 2000      Type of Security                               Fee Simple
Appraisal Value                              $139,000,000      Mortgage Rate                                      4.935%
Underwritten Occupancy                              91.9%      Original Term to Maturity (Months)                     60
Underwritten Revenues                         $14,360,461      Original Amortization Term (Months)         Interest Only
Underwritten Total Expenses                    $4,454,009      Cut-off Date LTV Ratio(1)                           70.5%
Underwritten Net Operating Income (NOI)        $9,906,452      LTV Ratio at Maturity(1`)                           70.5%
Underwritten Net Cash Flow (NCF)               $9,301,114      Underwritten DSCR on NOI                            2.02x
                                                               Underwritten DSCR on NCF                            1.90x
---------------------------------------------------------      ---------------------------------------------------------


---------
(1)  The loan documents allow for the free release of two parcels which have been appraised for $10.6 million. After the release of the parcels, the resulting LTV will be 76.3%.

o    THE LOAN. The mortgage loan (the "LANTANA CAMPUS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Lantana
     Entertainment Media Campus located in Santa Monica, California (the
     "LANTANA CAMPUS PROPERTY"). The Lantana Campus Loan represents approximately 2.4% of the initial mortgage pool balance. The Lantana Campus
     Loan was originated on December 16, 2004, had an original principal balance of $98,000,000 and a principal balance as of the cut-off date of
     $98,000,000, and an interest rate of 4.935% per annum. The DSCR and LTV on the Lantana Campus Loan are 1.90x and 70.5%, respectively. The proceeds of the Lantana Campus Loan were used to acquire the Lantana Campus Property.

     The Lantana Campus Loan has an initial term of 60 months and a remaining term of 55 months. The Lantana Campus Loan requires payments of interest only for the entire term. The scheduled maturity date is January 6, 2010.
     Voluntary prepayment of the Lantana Campus Loan is prohibited prior to the payment date of October 6, 2009 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from July 6, 2007.

o    THE PROPERTY. The Lantana Campus Property is a 331,974 square foot office campus located at 3000 West Olympic Boulevard, 2900 West Olympic Boulevard,
     3003 Exposition Boulevard, in Santa Monica, California. Constructed in
     1959-2000, the Lantana Campus Property has three separate office buildings and surface parking for approximately 1,392 vehicles.

     The largest tenant at the Lantana Campus Property is IMAX Corporation
     ("IMAX"), a publicly traded company on Nasdaq. IMAX occupies 20% of the
     Lantana Campus Property and 100% of the Lantana North Building. The IMAX
     lease expires in February, 2013. The second largest tenant at the Lantana
     Campus Property is JR Motion Pictures ("REVOLUTION STUDIOS"). Revolution
     Studios occupies 18% of the Lantana Campus Property and 100% of the Lantana
     West Building. 90,812 square feet of the Lantana Campus Property is master leased by Lantana North Borrower (as defined herein) to Maguire Properties,
     L.P. ("MPLP"), a Maryland limited partnership and the operating partner of
     Maguire Properties, Inc, ("MPI") for a period of five years at a rental rate of $2,905,984 per year ($32.00 per square foot). MPLP in turn subleases the space to entertainment tenants for post-production and editing operations on a short term basis. The master lease was executed to help mitigate the short term leasing nature of the space over the term of the Lantana Campus Loan. The average occupancy for this space over the last four years has been 85% and the space has generated approximately $38.00 per square foot gross of annual income, approximately 19% higher than the rent due under the master lease with MPLP.

     As of March 31, 2005, the Lantana Campus Property was 91.9% leased.

                                      B-33

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     The following table presents certain information relating to some of the largest tenants at the Lantana Campus Property:



                             LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
-------------------------------------------------------------------------------------------------------------------------

                            CREDIT                                          % OF TOTAL     ANNUALIZED
                            RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                         (FITCH/MIS/      TENANT     % OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT
     TENANT NAME           S&P)(1)         NRSF      NRSF     BASE RENT      BASE RENT     (PER NRSF)    LEASE EXPIRATION
     -----------           -------         ----      ----     ---------      ---------     ----------    ----------------

JR Motion Pictures         NR/NR/NR       61,187     18.4%   $3,049,560         28.0%        $49.84         10/31/2007
Maguire Properties, L.P.  NR/Ba2/BB       90,812     27.4%    2,905,984         26.7%        $32.00         12/15/2009
IMAX Corporation           NR/B3/B-       65,998     19.9%    1,794,193         16.5%        $27.19          2/18/2013
Todd AO                  BB+/Baa3/BB+     34,639     10.4%    1,391,877         12.8%        $40.18         12/31/2010
                                         -------    -----   -----------        -----         ------
TOTAL LARGEST TENANTS                    252,636     76.1%   $9,141,614         83.9%        $36.18
Remaining Tenants                         52,541     15.8%    1,755,260         16.1%         33.41
Vacant Space                              26,797      8.1%           $0          0.0%        $00.00
                                         -------    -----   -----------        -----         ------
TOTAL ALL TENANTS                        331,974    100.0%  $10,896,874        100.0%        $32.82
-------------------------------------------------------------------------------------------------------------------------


---------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at Lantana Campus Property:



                                         LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                                % OF        CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
 YEAR ENDING DECEMBER 31,    EXPIRING NRSF   TOTAL NRSF    OF TOTAL NRSF    BASE RENT      BASE RENT     (PER NRSF)
 ------------------------    -------------   ----------    -------------    ---------      ---------     ----------

2005                             12,075          3.6%           3.6%         $488,037         4.5%         $40.42
2006                              8,617          2.6%           6.2%          173,625         1.6%          20.15
2007                             70,114         21.1%          27.4%        3,350,442        30.7%          47.79
2008                             13,650          4.1%          31.5%          518,052         4.8%          37.95
2009                             90,812         27.4%          58.8%        2,905,984        26.7%          32.00
2010                             34,639         10.4%          69.3%        1,391,877        12.8%          40.18
2011                                  0          0.0%          69.3%                0         0.0%           0.00
2012                              3,445          1.0%          70.3%          103,350         0.9%          30.00
2013                             65,998         19.9%          90.2%        1,794,193        16.5%          27.19
2014                              5,827          1.8%          91.9%          171,314         1.6%          29.40
2015                                  0          0.0%          91.9%                0         0.0%           0.00
Vacant                           26,797          8.1%         100.0%                0         0.0%           0.00
                                -------        -----          -----       -----------       -----          ------
TOTAL                           331,974        100.0%                     $10,896,874       100.0%         $32.82
----------------------------------------------------------------------------------------------------------------------


---------

(1) Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers are Maguire Properties-Lantana North, LLC
     ("LANTANA NORTH Borrower") and Maguire Properties-Lantana South, LLC,
     ("LANTANA SOUTH BORROWER") two special purpose, bankruptcy remote entities each with independent directors. Both borrowers are jointly and severally liable for the Lantana Campus Loan. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lantana Campus Loan. The sponsor of the borrowers is MPI, a publicly traded REIT, with a market capitalization of $1.09 billion as of May 13,
     2005. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI, is an experienced real estate investor. MPI now owns a portfolio totaling approximately 24.9 million square feet comprised of 23 office properties (58 buildings) with approximately 14.8 million square feet of NRA, one 350-room hotel and parking structure of approximately 9.8 million square feet. MPI also owns undeveloped land that can support up to 5.0 million square feet of office, retail and residential uses. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 38-year history,
     Maguire Partners established a successful record of developing visible class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles
     County, including Wells Fargo Tower, US Bank Tower, Gas Company Tower, and

                                      B-34

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     KPMG Tower. MPLP guaranteed the non-recourse carveouts of the Lantana
     Campus Loan. The borrowers under the Lantana Campus Loan are affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as Wells Fargo Center, 700 N. Central Avenue and 801
     N. Brand Avenue. See "Risk Factors--Risks Relating to Loan Concentrations"
     in the prospectus supplement.

o    RELEASE OF COLLATERAL. Under the loan documents, the borrower is permitted the free release of two parcels (the "RELEASE PARCELS") along portions of the Lantana South Property and Lantana North Property in connection with a future office development project. The Release Parcels were encumbered by the lien of the Mortgage solely because these parcels had not yet been legally subdivided and were not separate tax lots when the Lantana Campus
     Loan was originated. The release of the Release Parcels is subject to the satisfaction of certain conditions, including (i) no event of default exists; (ii) the borrower provides either an endorsement to the title insurance policy, an opinion of counsel or an architect's certificate indicating that each legal lot of the Release Parcels has been legally subdivided and conforms to zoning; and (iii) the borrower submits the form of reciprocal easement agreement between the borrowers and the transferee of the Release Parcels in form and substance satisfactory to lender in its reasonable discretion. The Release Parcels were attributed zero income in connection with the underwriting of the Lantana Campus Loan and have been appraised for $10.6 million. After release of the Release Parcels, the LTV of the Lantana Campus Loan will be 76.3%.

o    ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance. At closing, the borrower deposited $305,875 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Lantana Campus Property.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled hard lockbox. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt and that funds deposited in the lender-controlled account be swept on a daily basis into the borrower's operating account unless an event of default is continuing or the debt service coverage ratio is less than 1.10x (a "DSCR
     CASH MANAGEMENT Period"). If an event of default is continuing or during a
     DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay debt service, operating expenses and any required reserves under the loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt. Additionally, if a DSCR Cash
     Management Period is continuing for two consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Lantana Campus Loan each month.

o    PROPERTY MANAGEMENT. MPLP, an affiliate of the borrower, is the property manager for the Lantana Campus Property. The lender may replace the property manager if (i) an event of default occurs and is not cured, (iii)
     a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the loan is not repaid or (iv) the property manager defaults under the property management agreement. Thereafter, the borrower may not enter into any agreement relating to the management of the Lantana Campus Property without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Lantana Campus Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that (i) no default has occurred and remains uncured and (ii) lender has received

                                      B-35

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--------------------------------------------------------------------------------

     payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. The Lantana Campus Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from borrower's comprehensive
     "all-risk" insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS"), at the borrower's option, either (A) in an amount not less than
     $300,000,000 on an aggregate basis covering the Lantana Campus Property and all other properties owned by MPLP or its affiliates as of the closing date of the Lantana Campus Loan and providing for a deductible not exceeding
     $1,000,000.00 or (B) in a total amount not less than $350,000,000 on an aggregate basis covering the Lantana Campus Property and all other properties owned by MPLP or its affiliates as of the closing date of the
     Lantana Campus Loan and providing for a deductible of not in excess of 5%
     of the full replacement value of the Lantana Campus Property; in either case, provided that the endorsement or policy is (x) in form and substance reasonably satisfactory to lender; and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace) (insurance meeting such requirements being referred to herein as "Full Coverage");
     provided that the borrowers will not be required to spend in excess of
     $3,000,000.00 per annum for such coverage and, in the event that Full
     Coverage is not available at a cost of $3,000,000 per annum, then the borrowers will be required to purchase insurance covering Terrorism Acts in an amount equal to the principal balance of the Lantana Campus Loan, but will not be required to maintain the full amount of such coverage, provided further that in the event that $3,000,000 is not sufficient to purchase coverage in an amount equal to the principal balance of the Lantana Campus
     Loan, then the borrowers will be required to obtain the greatest amount of coverage obtainable at a cost of $3,000,000 per annum. See "Risk
     Factors--Property Insurance" and "--Risks Associated with Blanket Insurance
     Policies" in the Prospectus Supplement.

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

----------------------------------------------------------------------     ---------------------------------------------------------
                       PROPERTY INFORMATION                                             MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                                  1     Originator                                        Archon
Location (City/State)                                    Dallas, Texas     Cut-off Date Principal Balance               $90,000,000
Property Type                                              Hospitality     Cut-off Date Principal Balance PSF/Unit       $80,213.90
Size (rooms)                                                     1,122     Percentage of Initial Mortgage Pool Balance         2.2%
Percentage Occupancy Trailing 12 as of February 28, 2005         61.1%     Number of Mortgage Loans                               1
Year Built / Renovated                               1978, 2000 / 2004     Type of Security                              Fee Simple
Appraisal Value                                           $170,000,000     Mortgage Rate                                      5.59%
Underwritten Occupancy                                           62.5%     Original Term to Maturity (Months)                   120
Underwritten Revenues                                      $60,648,092     Original Amortization Term (Months)        Interest Only
Underwritten Total Expenses                                $43,701,366     Cut-off Date LTV Ratio                             52.9%
Underwritten Net Operating Income (NOI)                    $16,946,726     LTV Ratio at Maturity                              52.9%
Underwritten Net Cash Flow (NCF)                           $13,914,321     Underwritten DSCR on NOI                           3.32x
                                                                           Underwritten DSCR on NCF                           2.73x
----------------------------------------------------------------------     ---------------------------------------------------------


o    THE LOAN. The mortgage loan (the "HYATT REGENCY DALLAS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a full-service, luxury hotel located at 300 Reunion Boulevard in Dallas,
     Texas (the "HYATT REGENCY DALLAS PROPERTY"). The Hyatt Regency Dallas Loan
     represents approximately 2.2% of the initial mortgage pool balance. The
     Hyatt Regency Dallas Loan was originated on December 30, 2004, had an original principal balance and has a principal balance as of the cut-off date of $90,000,000, and an interest rate of 5.59%. The Hyatt Regency
     Dallas Loan was used to refinance existing debt on the Hyatt Regency Dallas
     Property.

     The Hyatt Regency Dallas Loan is a senior interest of a whole mortgage loan
     (the "HYATT REGENCY DALLAS WHOLE LOAN") with an original principal balance of $110,000,000. The junior companion loan to the Hyatt Regency Dallas Loan is evidenced by a junior note (the "HYATT REGENCY DALLAS SUBORDINATE
     COMPANION LOAN"), with an original principal balance of $20,000,000 and an interest rate of 5.59%, which loan is subordinate to the Hyatt Regency
     Dallas Loan. The Hyatt Regency Dallas Subordinate Companion Loan is not an
     asset of the trust. Prior to an event of default, payments of interest by the borrower are applied to the Hyatt Regency Dallas Loan and the Hyatt
     Regency Dallas Subordinate Companion Loan pro-rata based on amounts due under the respective notes. The Hyatt Regency Dallas Whole Loan requires payments of interest-only for the first 24 months and then amortizes based on a 300-month amortization schedule. All payments of scheduled principal will be applied to the Hyatt Regency Dallas Subordinate Companion Loan
     prior to an event of default.

     The loans comprising the Hyatt Regency Dallas Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
     "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR and
     LTV on the Hyatt Regency Dallas Loan are 2.73x and 52.9%, respectively, while the DSCR and LTV on the Hyatt Regency Dallas Whole Loan are 2.23x and
     64.7%, respectively.

     The Hyatt Regency Dallas Loan had an initial term of 120 months and has a remaining term of 115 months. The scheduled maturity date is the payment date in January 2015. Voluntary prepayment of the Hyatt Regency Dallas Loan is prohibited until the payment date in July 2007, then permitted subject to a yield maintenance charge until the payment date in October 2014. On or after the payment date in October 2014, prepayment is permitted on the
     Hyatt Regency Dallas Loan without penalty.

o    THE PROPERTY. The Hyatt Regency Dallas Property is a full-service,
     1,122-room luxury hotel located at the south end of the Dallas central business district, immediately adjacent to the Dallas Convention Center.
     The Hyatt Regency Dallas Property was originally completed and opened in
     1978, followed by an expansion in 2000 and further renovations in 2004. The
     Hyatt Regency Dallas Property's amenities include the adjacent 55-story
     Reunion Tower (including a revolving restaurant and observation deck), resort pool, full-service fitness facility, and 160,000 square feet of meeting space including three ballrooms, two exhibit halls and 56 meeting rooms. The Hyatt Regency Dallas Property also serves as a convention hotel given its proximity to the Dallas Convention Center.

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     The following table presents certain historical operating performance relating to the Hyatt Regency Dallas Loan:

                             OCCUPANCY AND ADR TREND

                         AVERAGE
        YEAR          DAILY RATE(1)         OCCUPANCY        REVPAR(1)
        ----          -------------         ---------        ---------
        1997             $115                 68.57%            $80
        1998              122                 70.77%             88
        1999              124                 66.21%             83
        2000              128                 67.48%             87
        2001              128                 58.76%             76
        2002              132                 63.64%             84
        2003              135                 57.83%             78
        2004              124                 62.50%             78

        ----------------------
        (1)  Average Daily Rate and RevPAR rounded to nearest whole dollar.

o    THE BORROWER. The borrower is Reunion Hotel, L.P., a single-asset, special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt
     Regency Dallas Loan. Hunt Realty Corporation is the guarantor of the non-recourse carve-outs of the Hyatt Regency Dallas Loan. Hunt Realty
     Corporation was established in 1991 and serves as the centralized real estate investment management resource for the Hunt enterprise. Hunt Realty
     Corporation's investments are comprised of hotel and resort properties, luxury multifamily communities, student housing, suburban office building and industrial facilities, which includes Hyatt Regency DFW, DFW Freeport,
     Fossil Creek and Sharyland Plantation.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance during a Hyatt Regency Dallas Cash Trap Period. A
     "HYATT REGENCY DALLAS CASH TRAP PERIOD" means the period beginning on the last day of the fiscal quarter in which the debt service coverage ratio for the previous 12 months is less than 1.20x and ending on the last day of the next two consecutive fiscal quarters when the debt service coverage ratio is at least 1.20x (based on actual net cash flow and an assumed constant of
     7.43%) on the Hyatt Regency Dallas Whole Loan. During the continuance of a
     Hyatt Regency Dallas Cash Trap Period, the borrower is also required to deposit excess cash flow from the Hyatt Regency Dallas Property into an escrow account to be held as additional collateral for the Hyatt Regency
     Dallas Loan. In addition, the loan documents provide for the funding of an
     FF&E Escrow Fund in the monthly amount of 5% of the actual monthly gross operating revenues.

o    LOCKBOX AND CASH MANAGEMENT. The Hyatt Regency Dallas Loan requires a springing lockbox. After the existence of a Hyatt Regency Dallas Cash Trap
     Period or event of default, the loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all revenue received within one business day of receipt. Upon the termination of a
     Hyatt Regency Dallas Cash Trap Period and the cure of any event of default, the lender will direct the release of any funds in the lockbox account to the borrower.

o    PROPERTY MANAGEMENT. Hyatt Corporation manages the Hyatt Regency Dallas
     Property as a Hyatt Regency. The management agreement has an initial term of forty-three years (ending on December 31, 2029), subject to certain termination rights (i) as a result of certain events of default under the management agreement, (ii) in connection with the sale by the borrower of the Hyatt Regency Dallas Property to a third party and (iii) a change in control of the Hyatt Corporation. The management agreement provides for an annual management fee consisting of: (i) a basic fee equal to 1.5% of the
     Hyatt Regency Dallas Property's gross receipts for the pertinent year; (ii)
     an additional basic fee equal to the lesser of (A) 1.5% of the Hyatt
     Regency Dallas Property's gross receipts for the pertinent year, or (B) 40%
     of the Hyatt Regency Dallas Property's eligible additional basic fee profit
     (profits minus basic fee and certain debt service payments), if any, for that year; and (iii) an incentive fee equal to 10% of the amount (if any)
     by which the Hyatt Regency Dallas Property's eligible additional basic fee profit for the pertinent year exceeds the additional basic fee for that year. The lender may seek a replacement property manager or the immediate appointment of a receiver to operate and manage the Hyatt Regency Dallas
     Property if the property manager is terminated. The borrower may not terminate, cancel, materially modify, renew or extend the existing management agreement or enter into any other agreement relating to the management of the property without the express consent of the lender.

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o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The direct equity owners of the borrower are permitted to incur mezzanine debt subject to certain conditions, including: (i) the aggregate loan-to-value ratio of the Hyatt
     Regency Dallas Loan and the mezzanine loan is not in excess of 85%, and
     (ii) the debt service coverage ratio for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than
     1.20x.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain the "all-risk" insurance in an amount equal to 100% of the full replacement cost of the Hyatt Regency Dallas Property, provided that the deductible does not exceed the sum of $25,000, unless otherwise agreed to in writing by lender. However, the borrower will not be required to obtain coverage for terrorism in excess of the outstanding balance of the Hyatt Regency
     Dallas Loan or obtain terrorism insurance if the premium for the comprehensive "all-risk" insurance that includes terrorism would exceed
     225% of the base rate of the comprehensive "all-risk" insurance if there was an exclusion for terrorism. The borrower may decide not to have coverage for terrorism included as part of the "all-risk" insurance policy and purchase terrorism insurance under a separate policy; provided that, the borrower will not be required to pay an insurance premium for separate terrorism insurance in excess of 125% of the premium payable in connection with the comprehensive "all-risk" insurance (exclusive of the terrorism insurance). The borrower may also obtain terrorism insurance under a
     "blanket" insurance policy, which covers other properties in addition to the Hyatt Regency Dallas Property, on terms and conditions consistent with the requirements for terrorism insurance as described above. See "Risk
     Factors--Property Insurance" and "--Risks Associated with Blanket Insurance
     Policies" in the prospectus supplement.

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

--------------------------------------------------------------------    ----------------------------------------------------------
                      PROPERTY INFORMATION                                               MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                                2    Originator                                            GCFP
Location (City/State)                         New Orleans, Louisiana    Cut-off Date Principal Balance                 $85,000,000
Property Type                                                  Hotel    Cut-off Date Principal Balance PSF/Unit        $120,226.31
Size (rooms)                                                     707    Percentage of Initial Mortgage Pool Balance           2.1%
Percentage Occupancy Trailing 12 as of April 30, 2005          68.8%    Number of Mortgage Loans                                 1
Year Built                                                      2002    Type of Security                      Fee Simple/Leasehold
Appraisal Value                                         $110,000,000    Mortgage Rate                                       7.055%
Underwritten Occupancy                                     71.4% (1)    Original Term to Maturity (Months)                     120
Underwritten Revenues                                    $28,596,930    Original Amortization Term (Months)  12 IO; 300 thereafter
Underwritten Total Expenses                              $17,359,804    Cut-off Date LTV Ratio                               77.3%
Underwritten Net Operating Income (NOI)                  $11,237,126    LTV Ratio at Maturity                                64.0%
Underwritten Net Cash Flow (NCF)                         $10,143,020    Underwritten DSCR on NOI                             1.55x
                                                                        Underwritten DSCR on NCF                             1.40x
--------------------------------------------------------------------    ----------------------------------------------------------


---------
(1)  U/W occupancy based on 2005 budget for merged hotel. Actual results for the first four months of 2005 have exceeded the borrower's budget.

o    THE LOAN. The mortgage loan (the "ASTOR CROWNE PLAZA LOAN") is evidenced by two notes, one in the original principal amount of $68,850,000 and one in the original principal amount of $16,150,000, and is secured by multiple cross-defaulted and cross-collateralized mortgages, without release provisions, encumbering the real properties currently known as (i) the
     Astor Crowne Plaza Hotel located in New Orleans, Louisiana (the "BOURBON
     HOTEL PROPERTY"), and (ii) the Alexa Hotel located in New Orleans,
     Louisiana (the "ROYAL BOUTIQUE PROPERTY"). The hotels are collectively known as the "ASTOR CROWNE PLAZA PROPERTY." The Astor Crowne Plaza Loan
     represents approximately 2.1% of the initial mortgage pool balance. The
     Astor Crowne Plaza Loan was originated on March 10, 2005, had an original principal balance of $85,000,000 and a principal balance as of the cut-off date of $85,000,000, and an interest rate of 7.055% per annum. The DSCR and
     LTV on the Astor Crowne Plaza Loan are 1.40x and 77.3%, respectively. The proceeds of the Astor Crowne Plaza Loan were used to facilitate a partnership buyout of the 58% interest in the properties that were not controlled by the sponsors of the borrowers. The agreed upon purchase price was $109,275,000.

     The Astor Crowne Plaza Loan has an initial term of 120 months and a remaining term of 118 months. The Astor Crowne Plaza Loan requires payments of interest-only for 12 months and then amortizes based on a 300-month schedule with required monthly payments of $603,747.92 beginning May 6,
     2006. The scheduled maturity date is April 6, 2015. Voluntary prepayment of the Astor Crowne Plaza Loan is prohibited prior to the payment date of
     December 6, 2014 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities is permitted from July 6, 2007.

o    THE PROPERTY. The Bourbon Hotel Property is a 515-room (364,813 square foot) 16-story hotel that is located on Canal Street between Bourbon and
     Royal Streets in New Orleans, Louisiana. The primary Bourbon Hotel Property was built in 2002. The Royal Boutique Property is a 192-room (111,627 square foot) 6-story hotel that is located on Royal Street between Canal and Iberville Streets in New Orleans, Louisiana. The Royal Boutique
     Property was built in the 1920's and was fully renovated in 2002. The hotel properties include ground floor retail spaces that are leased and operated by unrelated third parties.

     The Bourbon Hotel Property and the Royal Boutique Property will operate under one flag (Crowne Plaza) once certain project improvement plan ("PIP")
     work required by the franchisor under the franchise agreement is completed on the Royal Boutique Property, which is expected to be completed on or before July 31, 2005. The PIP includes installation of new bedding and case goods in late June and upgrades to lobby and signage in mid July.

     Both properties are currently the beneficiaries of real estate tax abatements that expire on December 31, 2007 (during the loan term). At the city's option, the tax abatements may be extended through December 31,
     2012. The borrowers are required to post a letter of credit in the event the current tax abatements are not extended through 2012 and certain cash flow hurdles are not achieved. The actual abatement approximates $1.3 million based on an estimate of a non abated tax liability for calendar year 2005. Property cash flows were underwritten using the budgeted tax figure for 2005 which reflects the reduced payment resulting from the tax

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     abatement. Restoration Tax Abatement (RTA) contracts can be renewed for a second 5 years if approved by the local governing authority.

     The Royal Boutique Property is subject to a triple net long term operating lease (the "HTC LEASE") between Royal Boutique Borrower, as landlord, and
     Royal Boutique Hotel Operating Company, as tenant (the "HTC TENANT").
     Pursuant to a Subordination and Attornment Agreement, the HTC Lease is
     subordinate to the Astor Crowne Plaza Loan, and may be terminated by lender in connection with a foreclosure action. Additionally, in order to secure the lease obligations under the HTC Lease, the HTC Tenant has pledged to the landlord all of its interest in and to the leases, subleases, FF&E, accounts and other collateral, which in turn was pledged by Royal Boutique
     Borrower to lender.

     The following table presents certain historical operating performance relating to the Astor Crowne Plaza Property:

                             OCCUPANCY AND ADR TREND

                          AVERAGE           DAILY
           YEAR             RATE         OCCUPANCY %      REV PAR
           ----             ----         -----------      -------
           2002(1)        $125.19           58.7%          $73.54
           2003           $122.33           62.3%          $76.20
           2004           $128.90           66.9%          $86.21
           TTM(2)         $126.44           68.8%          $87.02

           -------------------
           (1)  Reflects full year for the Royal Boutique Property and ten months ended December 31, 2002 for the Bourbon Hotel Property.

           (2)  Trailing 12 months ended April 30, 2005.

o    GROUND LEASES. The Bourbon Hotel Borrower has a leasehold interest in a portion of the Bourbon Hotel Property pursuant to two separate ground leases (the "IBERVILLE GROUND LEASE" and the "CITY OF NEW ORLEANS GROUND
     LEASE," and together, the "BOURBON HOTEL GROUND LEASES"). The Iberville
     Ground Lease has a term that expires on April 30, 2040 (with ten successive six year renewal terms), and the City of New Orleans Ground Lease has a term that expires on December 31, 2009 (with renewal terms that may be exercised by Bourbon Hotel Borrower through September 30, 2045). The Royal
     Boutique Borrower's ownership interest in the Royal Boutique Property is comprised of (i) leasehold interests under three separate ground leases
     (the "ROYAL BOUTIQUE GROUND LEASES"), each of which has a term that expires on January 31, 2062 (with six successive five year renewal terms) and (ii)
     ownership of a condominium unit (covering 42,335 square feet), which condominium is subject to a long term ground lease with McDonald's
     Corporation that expires on December 31, 2100. The Bourbon Hotel Ground
     Leases and the Royal Boutique Ground Leases contain standard mortgagee protection provisions, except that the Iberville Ground Lease does not does not contain an express provision granting the lender the right to a new lease upon rejection of the ground lease by the tenant in a bankruptcy proceeding. See "Risk Factors--Ground Leases and Other Leasehold Interests"
     in the prospectus supplement.

o    THE BORROWERS. The borrowers, Royal Boutique, L.L.C., a Louisiana limited liability company ("ROYAL BOUTIQUE BORROWER") and Bourbon Hotel, LLC, a
     Louisiana limited liability company ("BOURBON HOTEL BORROWER"), are each a special purpose, bankruptcy-remote entity with at least one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Astor Crowne Plaza Loan.
     The sole managing member of the Royal Boutique Borrower is Royal Delaware,
     LLC, a special purpose, bankruptcy-remote, Delaware limited liability company with an independent director. The sole managing member of the
     Bourbon Hotel Borrower is Bourbon Delaware, LLC, a special purpose, bankruptcy-remote, Delaware limited liability company with an independent director. Royal Boutique Borrower is the owner of the Royal Boutique
     Property and Bourbon Hotel Borrower is the owner of the Bourbon Hotel
     Property. The mortgage encumbering the Royal Boutique Property and the mortgage encumbering the Bourbon Hotel Property have been
     cross-collateralized and cross-defaulted with each other. F. Patrick Quinn and Edwin Palmer, III guaranteed the non-recourse carveouts of the Astor
     Crowne Plaza Loan.

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o    ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance. At closing, the borrowers deposited $332,750 into a
     PIP work reserve for the payment of certain PIP work required by the franchisor under the franchise agreement. The loan documents also require
     (i) the Bourbon Hotel Borrower to make monthly payments in an amount of 4%
     of the annual gross revenues related to hotel operations at the Bourbon
     Hotel Property and (ii) the Royal Boutique Borrower to cause HTC Tenant to pay not less than 4% of the annual gross revenues related to hotel operations at the Royal Boutique Property for approved capital expenses.
     The loan documents also require the borrowers to make monthly payments for any installment of ground rent under each ground lease.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by the borrowers and HTC Tenant be deposited within three business days into a clearing account, which amounts are then swept into a borrower-controlled account, unless a Cash Management Period is in effect. A "CASH MANAGEMENT
     PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or
     (ii) the DSCR is less than 0.99x (based on the net operating income of the
     Astor Crowne Plaza Property and a stressed debt service constant of 8.65%)
     as of the end of any calendar quarter (a "DSCR CASH MANAGEMENT PERIOD"), until the DSCR minimum threshold has been achieved for two consecutive calculation dates after the commencement of the Cash Management Period; or
     (iii) an approved mezzanine loan is outstanding. During the continuance of a Cash Management Period, all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the
     Astor Crowne Plaza Loan and may be applied to prepay the Astor Crowne Plaza
     Loan during the continuance of an event of default. Additionally, if a DSCR
     Cash Management Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Astor Crowne Plaza Loan each month.

o    PROPERTY MANAGEMENT. Decatur Hotels, LLC, an affiliate of the borrowers, is the property manager for the Astor Crowne Plaza Property. The lender may replace the property manager if (i) an event of default is continuing under the Astor Crowne Plaza Loan, (ii) the property manager defaults under the property management agreement, or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager. The property manager is entitled to receive a base management fee equal to 3.0% of gross revenues.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from and after April 6, 2010 from an approved mezzanine lender to the holder or holders of all of the direct and indirect ownership interests in borrowers, provided that the approved mezzanine lender enters into an intercreditor agreement with lender, the borrowers deliver a Rating Agency
     "comfort letter", and that the mezzanine loan: (i) will be in an amount that when added to the Astor Crowne Plaza Loan will result in a combined loan to "as is" appraised value of the Astor Crowne Plaza Property of up to
     78%, (ii) will result in a minimum combined debt service coverage ratio of not less than 1.20x, (iii) is secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in borrowers or any other collateral that is not collateral for the Astor Crowne Plaza Loan,
     (iv) creates no obligations or liabilities on the part of the borrowers and does not result in any lien on any portion of any Mortgaged Property, (v)
     has a term expiring on the stated maturity date for the Astor Crowne Plaza
     Loan and, (vi) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender.

o    TERRORISM INSURANCE. The Astor Crowne Plaza Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Astor Crowne Plaza
     Property, provided that such coverage is available as part of the
     "all-risk" property coverage. In the event terrorism insurance is not included as part of the "all-risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to the Terrorism
     Premium Cap (defined below). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1)
     purchase such stand-alone terrorism insurance policy, and require that the borrowers pay the portion of the premiums equal to the Terrorism Premium
     Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums

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     payable with respect to such stand-alone terrorism policy to the Terrorism
     Premium Cap. As used herein, "TERRORISM PREMIUM CAP" means an amount which is equal to 100% of the aggregate amount of insurance premiums paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all-risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index.
     See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-47

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                      [1 PHOTO OF ONE HSBC CENTER OMITTED]

                                      B-48

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF ONE HSBC CENTER OMITTED]

                                      B-49

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------



---------------------------------------------------------      ----------------------------------------------------------
                  PROPERTY INFORMATION                                         MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                     1      Originator                                            GCFP
Location (City/State)                   Buffalo, New York      Cut-off Date Principal Balance                 $78,000,000
Property Type                                      Office      Cut-off Date Principal Balance PSF/Unit             $91.56
Size (sf)                                         851,915      Percentage of Initial Mortgage Pool Balance           1.9%
Percentage Leased as of November 1, 2004            97.8%      Number of Mortgage Loans                                 1
Year Built                                           1972      Type of Security                                Fee Simple
Appraisal Value                              $102,000,000      Mortgage Rate                                        6.20%
Underwritten Occupancy                              96.5%      Original Term to Maturity (Months)                     120
Underwritten Revenues                         $19,861,948      Original Amortization Term (Months)  60 IO; 360 thereafter
Underwritten Total Expenses                   $12,015,334      Cut-off Date LTV Ratio                               76.5%
Underwritten Net Operating Income (NOI)        $7,846,614      LTV Ratio at Maturity                                71.7%
Underwritten Net Cash Flow (NCF)               $7,505,878      Underwritten DSCR on NOI                             1.37x
                                                               Underwritten DSCR on NCF                             1.31x
---------------------------------------------------------      ----------------------------------------------------------


o    THE LOAN. The mortgage loan (the "ONE HSBC CENTER TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 851,915 square foot class-A office building and an adjacent 820-space parking garage in Buffalo, New York (the "ONE HSBC CENTER PROPERTY"). The One HSBC
     Center Trust Loan represents approximately 1.9% of the initial mortgage pool balance. The One HSBC Center Trust Loan was originated on January 14,
     2005, has an original principal balance and a principal balance as of the cut-off date of $78,000,000, and an interest rate of 6.20% per annum. The
     DSCR and LTV on the One HSBC Center Trust Loan are 1.31x and 76.5%,
     respectively. The proceeds of the One HSBC Center Trust Loan facilitated the acquisition of the One HSBC Center Property by the borrower for a purchase price of $93,600,000. Including costs, reserves and escrows of approximately $5,160,000, the borrower invested approximately $15,760,000 in the project at origination.

     The One HSBC Center Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $83,000,000. The companion loan to the One HSBC Center Trust Loan is evidenced by a separate note with an original principal balance of $5,000,000 and a principal balance as of the cut-off date of $5,000,000 and an interest rate of 6.20% per annum (the
     "ONE HSBC CENTER SUBORDINATE COMPANION LOAN"). The One HSBC Center
     Subordinate Companion Loan is not an asset of the trust. The One HSBC
     Center Trust Loan and the One HSBC Center Subordinate Companion Loan
     (collectively, the "ONE HSBC CENTER LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under
     "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the 2005-GG4 pooling and servicing agreement. The
     DSCR and LTV on the One HSBC Center Loan Group are 1.23x and 81.4%,
     respectively.

     The One HSBC Center Trust Loan has an initial term of 120 months and a remaining term of 116 months. The loan requires payments of interest only for 60 months and then amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $477,725.80 beginning March 6, 2010. The scheduled maturity date is February 6, 2015.
     Voluntary prepayment of the One HSBC Center Trust Loan is prohibited until
     November 6, 2014 and permitted thereafter without penalty. Defeasance with
     United States government securities or other approved non-callable government securities is permitted from July 6, 2007.

o    THE PROPERTY. The One HSBC Center Property is a 40-story, multi-tenant office tower comprising 851,915 square feet, plus an 820-space adjacent parking garage, located in the Buffalo central business district. The building is constructed above Main Street, which is a pedestrian and
     MetroRail thoroughfare. Completed in 1972, the building contains 851,915 square foot of class-A office space and a variety of amenities including a full-service bank, cafeteria, newsstand and deli. Investment-grade tenants and subsidiaries of investment-grade companies occupy 82.4% of the One HSBC
     Center Property and include HSBC Bank USA, NA, Canadian Consulate, UBS
     Financial Services, and Advest (subsidiary of AXA).

     The largest tenant is HSBC Bank USA, NA ("HSBC BANK"), which occupies
     653,848 square feet (76.8% of NRA). The headquarters of HSBC Bank USA is located at the One HSBC Center Property. The HSBC lease expires in October,
     2013 and has two, 10-year options at the same base rental rate (no CPI adjustments). The second largest tenant is Phillips Lytle Hitchcock Blain &
     Huber, LLP ("PHILLIPS LYTLE"), a Buffalo-based law firm that is headquartered at the One HSBC Center Property. The Phillips Lytle lease expires in December, 2013.

                                      B-50

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE HSBC CENTER
--------------------------------------------------------------------------------

     As of November 1, 2004, the One HSBC Center Property was 97.8% leased.

     The following table presents certain information relating to the major office tenants at the One HSBC Center Property:



                              LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
---------------------------------------------------------------------------------------------------------------------------

                                                                                     % OF
                               CREDIT                                                TOTAL     ANNUALIZED
                               RATING                               ANNUALIZED    ANNUALIZED  UNDERWRITTEN
                             (FITCH/MIS/                   % OF    UNDERWRITTEN  UNDERWRITTEN   BASE RENT
       TENANT NAME             S&P)(1)     TENANT NRSF     NRSF      BASE RENT     BASE RENT   (PER NRSF)   LEASE EXPIRATION
       -----------             -------     -----------     ----      ---------     ---------   ----------   ----------------

HSBC Bank USA, NA            AA-/Aa3/AA      653,848       76.8%    $3,371,504        47.1%      $5.16         10/31/2013
Phillips Lytle Hitchcock      NR/NR/NR        86,288       10.1%     1,795,478        25.1%      20.81
   Blaine Huber                                                                                                12/31/2013
Her Majesty the Queen in      NR/NR/NR        25,756        3.0%       563,685         7.9%      21.89          5/31/2010
   Right of Canada(2)
PriceWaterhouseCoopers, LLP   NR/NR/NR        12,175        1.4%       306,369         4.3%      25.16          4/30/2009
                                           ----------------------------------------------------------------
TOTAL LARGEST TENANTS                        778,067       91.3%     6,037,036        84.4%       7.76
Remaining Tenants                             55,017        6.5%     1,115,087        15.6%      20.27
Vacant Space                                  18,831        2.2%             0         0.0%       0.00
                                           ----------------------------------------------------------------
TOTAL ALL TENANTS                            851,915      100.0%    $7,152,123       100.0%      $8.40
---------------------------------------------------------------------------------------------------------------------------


---------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  In the event the tenant relocates from the premises to an area outside of a
     100-mile radius from the subject and within the US, or if Canada should break diplomatic relations with the US or decide to close her designated office in Buffalo, the tenant has the right to terminate the lease upon 9 months prior notice and payment to the landlord of (i) one additional month's base rent and additional rent and (ii) the then current amount of unamortized tenant improvement costs.

     The following table presents certain information relating to the office lease rollover schedule at the One HSBC Center Property:



                                      LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------

                                                                                      % OF TOTAL      ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED     UNDERWRITTEN
   YEAR ENDING         EXPIRING          % OF         CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN     BASE RENT
   DECEMBER 31,       OWNED NRSF      TOTAL NRSF    OF TOTAL NRSF     BASE RENT       BASE RENT       (PER NRSF)
   ------------       ----------      ----------    -------------     ---------       ---------       ----------

2005                    10,545            1.2%            1.2%           $48,172          0.7%           $4.57
2006                    15,261            1.8%            3.0%           265,619          3.7%           17.41
2007                     5,163            0.6%            3.6%           138,176          1.9%           26.76
2008                       913            0.1%            3.7%            15,972          0.2%           17.49
2009                    22,817            2.7%            6.4%           527,341          7.4%           23.11
2010                    25,228            3.0%            9.4%           559,973          7.8%           22.20
2011                         0            0.0%            9.4%                 0          0.0%            0.00
2012                    13,083            1.5%           10.9%           225,915          3.2%           17.27
2013                   739,814           86.8%           97.8%         5,214,382         72.9%            7.05
2014                         0            0.0%           97.8%                 0          0.0%            0.00
2015                       260            0.0%           97.8%           156,573          2.2%          602.20
Vacant                  18,831            2.2%          100.0%                 0          0.0%            0.00
TOTAL                  851,915          100.0%                        $7,152,123        100.0%           $8.40
-------------------------------------------------------------------------------------------------------------------


---------
(1)  Calculated based on approximate square footage occupied by each tenant.

     The parking garage at the One HSBC Center Property is subject to a lease
     (the "ONE HSBC CENTER GARAGE LEASE") from the Erie County Industrial
     Development Agency. The One HSBC Center Garage Lease provides the borrower the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (i.e., a PILOT program). The One HSBC Center
     Garage Lease expires on September 2, 2007, at which time the fee interest in the garage portion of the One HSBC Center Property will automatically be conveyed to the borrower for consideration no greater than $10.00. In addition, at any time prior to September 2, 2007, the borrower has the option to purchase the fee interest in the garage portion of the One HSBC
     Center Property for $10.00. Upon an event of default by the borrower under the One HSBC Center Garage Lease, the lessor's sole remedy is to terminate the One HSBC Center Garage Lease and simultaneously convey the fee interest in the garage portion to the borrower for $10.00.

o    THE BORROWER. The borrower, Seneca One Realty LLC, is a single-asset, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with

                                      B-51

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE HSBC CENTER
--------------------------------------------------------------------------------

     the origination of the One HSBC Center Trust Loan. The sponsor of the borrower is Mark Karasick. Two individuals, Avy Azeroual and Charles Ishay, each own 25% of the borrowing entity. Mr. Karasick guaranteed the non-recourse carveouts of the One HSBC Center Trust Loan. As of November
     30, 2004, Mr. Karasick reported a net worth of $90,460,000 and liquidity of
     $9,895,000. Mr. Karasick has been actively involved in real estate investment, ownership and management for nearly 25 years.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes (including any PILOT payments payable under the One HSBC Center
     Garage Lease) and insurance premiums. Additionally, the loan documents require the borrower to make monthly payments totaling $170,379 per year for replacement reserves, $127,787 per year for a tenant improvement and leasing commission reserve and monthly payments totaling $50,000 per year for potential tenant improvement obligations owed to Phillips Lytle. The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into the tenant improvement and leasing commission reserve. At closing, the borrower deposited $600,879 into the tenant improvement and leasing commission reserve account, of which
     $100,879 was deposited to cover current and future landlord obligations to existing tenants and $500,000 was deposited for future leasing expenses.

     The loan documents also provide for an additional springing tenant improvement and leasing commission reserve (the "ONE HSBC CENTER MAJOR
     LEASE RESERVE") which will commence in the event that either of the leases
     (or any material portion of the leases) to HSBC Bank or Phillips Lytle at the One HSBC Center Property is surrendered, cancelled or terminated prior to its then current expiration date or in the event that either discontinues its business at the One HSBC Center Property or fails to give notice of renewal of its lease at the One HSBC Center Property.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by (or on behalf of) the borrower be deposited into a lender-controlled account
     (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within three business days after receipt. Unless a One HSBC Center Cash Trap Period is in effect, any excess amounts in the lender-controlled account (after the payment of debt service and all monthly reserve payments) is disbursed to the borrower. A "ONE HSBC
     CENTER CASH TRAP PERIOD" means any period during which (i) an event of default (as defined in the loan documents) has occurred and is continuing, until the event of default is cured, (ii) the DSCR (based on actual net cash flow and a 7% constant) as of the end of any calendar quarter is less than 1.08x, until this DSCR minimum threshold has been achieved for two consecutive calendar quarters, and (iii) during any time that the One HSBC
     Center Major Lease Reserve is triggered, as described under "Escrows"
     above.

o    PROPERTY MANAGEMENT. The One HSBC Center Property is self-managed by the borrower. In connection with the acquisition of the One HSBC Center
     Property and the origination of the One HSBC Center Trust Loan, the borrower hired the significant employees of the management company employed by (and affiliated with) the seller of the One HSBC Center Property. Such management company had been the manager of the One HSBC Center Property for six years prior to the acquisition of the One HSBC Center Property by the borrower. In the event a management company is engaged by the borrower, such management company must first be approved by the lender. In addition the lender may require the appointment of a manager, or the replacement of any existing manager, if (i) for any two consecutive calendar quarters, the borrower fails to maintain a DSCR (based on actual net cash flow and a 7%
     constant) of at least 1.08x, (ii) an event of default is continuing, (iii)
     a manager is in default under its management agreement, (iv) upon the gross negligence, malfeasance or willful misconduct of a manager or (v) either one of Judy K. Tallman or Stephen P. Fitzmaurice are no longer employed by the borrower in a position or positions pursuant to which they collectively are primarily responsible for the management and operation of the One HSBC
     Center Property (and the borrower has not replaced one or both of them (as applicable) with one or more employees reasonably acceptable to lender within thirty (30) days of the termination of their employment or their resignation, as may be applicable).

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-52

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE HSBC CENTER
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The One HSBC Center Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the One HSBC Center Property, provided that such coverage is available. See "Risk Factors--Property
     Insurance" in the prospectus supplement.

                                      B-53

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                   [4 PHOTOS OF FESTIVAL AT BEL AIR OMITTED]

                                      B-54

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF FESTIVAL AT BEL AIR OMITTED]

                                      B-55

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------



------------------------------------------------------------------     ----------------------------------------------------------
                      PROPERTY INFORMATION                                             MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                              1     Originator                                         Archon
Location (City/State)                            Bel Air, Maryland     Cut-off Date Principal Balance                $76,000,000
Property Type                                               Retail     Cut-off Date Principal Balance PSF/Unit           $173.82
Size (sf)                                                  437,227     Percentage of Initial Mortgage Pool Balance          1.9%
Percentage Mall Shop Occupancy as of January 31, 2005        98.4%     Number of Mortgage Loans                                1
Year Built / Renovated                                 1989 / 2002     Type of Security                               Fee Simple
Appraisal Value                                        $96,300,000     Mortgage Rate                                       5.18%
Underwritten Occupancy                                       97.0%     Original Term to Maturity (Months)                    120
Underwritten Revenues                                   $7,885,242     Original Amortization Term (Months)         Interest Only
Underwritten Total Expenses                             $1,498,651     Cut-off Date LTV Ratio                              78.9%
Underwritten Net Operating Income (NOI)                 $6,386,591     LTV Ratio at Maturity                               78.9%
Underwritten Net Cash Flow (NCF)                        $6,123,252     Underwritten DSCR on NOI                            1.60x
                                                                       Underwritten DSCR on NCF                            1.53x
------------------------------------------------------------------     ----------------------------------------------------------


o    THE LOAN. The mortgage loan (the "FESTIVAL AT BEL AIR LOAN") is evidenced by a single note, which is secured by a first mortgage encumbering the retail center located at 5 Bel Air South Parkway, Bel Air, Maryland (the
     "FESTIVAL AT BEL AIR PROPERTY"). The Festival at Bel Air Loan represents approximately 1.9% of the initial mortgage pool balance. The Festival at
     Bel Air Loan was originated on April 26, 2005, had an original principal balance of $76,000,000 and has a principal balance as of the cut-off date of $76,000,000, and an interest rate of 5.18%. The proceeds from the
     Festival at Bel Air Loan were used to refinance existing debt on the
     Festival at Bel Air Property.

     The Festival at Bel Air Loan had an initial interest-only term of 120 months and has a remaining term of 119 months. The scheduled maturity date is the payment date in May 2015. Voluntary prepayment of the Festival at
     Bel Air Loan is prohibited until the payment date in February 2015 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization of the Festival at Bel Air
     Loan.

o    THE PROPERTY. The Festival at Bel Air Property is a community retail center located in Bel Air, Maryland, just northeast of Baltimore. Originally built in 1989, the Festival at Bel Air Property was renovated most recently in
     2002. Within a 5-mile radius of the Festival at Bel Air Property, the population is 115,079 with an average household income of $78,267. The
     Festival at Bel Air Property is a U-shaped, 437,227 sf retail development on a 38-acre site and includes approximately 70 stores. The major tenants include a 85,060 sf Kohl's, a 52,800 sf Klein's Super Thrift, a 27,098 sf
     Marshalls, a 24,671 sf The Roomstore and a 14,398 sf Eckerd. In-line tenants with less than 10,000 sf report average sales of approximately $266 psf and an occupancy cost of 12.6% (based on comparable sales, which include tenants that have reported a full year of sales through December
     31, 2004). The Bombay Company, Panera Bread, Dress Barn/Dress Woman, The
     Children's Place, Chuck E. Cheese and Chipotle are among the tenants at the
     Festival at Bel Air Property.

                                      B-56

GSMS 2005-GG4
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Festival at Bel Air Property:



                          TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
--------------------------------------------------------------------------------------------------------------------------

                                   CREDIT                                          % OF TOTAL    ANNUALIZED
                                   RATING                          ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                (FITCH/MIS/   TENANT              UNDERWRITTEN    UNDERWRITTEN    BASE RENT      LEASE
          TENANT NAME             S&P) (1)     NRSF    % OF NRSF    BASE RENT      BASE RENT     (PER NRSF)    EXPIRATION
          -----------             --------     ----    ---------    ---------      ---------     ----------    ----------

Klein's Super Thrift              NR/NR/NR    52,800     12.1%      $594,000          9.5%         $11.25       2/1/2010
Kohl's                            A/A3/A-     85,060     19.5%       510,360          8.1%           6.00       4/1/2020
The Roomstore(2)                  NR/NR/NR    24,671      5.6%       260,772          4.2%          10.57      12/1/2009
Eckerd                            NR/NR/NR    14,398      3.3%       259,164          4.1%          18.00       7/1/2019
Kitchen & Company                 NR/NR/NR    14,868      3.4%       237,888          3.8%          16.00       6/1/2015
Chuck E. Cheese                   NR/NR/NR    11,450      2.6%       210,680          3.4%          18.40       2/1/2009
Neptune's Den                     NR/NR/NR     9,449      2.2%       191,437          3.0%          20.26       9/1/2006
Mr. Tire                          NR/NR/NR     5,724      1.3%       166,626          2.7%          29.11       9/1/2005
Marshalls                         NR/NR/NR    27,098      6.2%       149,039          2.4%           5.50       2/1/2006
Coldwell Banker Stevens           NR/NR/NR     5,206      1.2%       146,497          2.3%          28.14       5/1/2006
                                           -----------------------------------------------------------------
TEN LARGEST RETAIL TENANTS                   250,724     57.3%    $2,726,463         43.4%         $10.87
Remaining Owned Tenants                      179,380     41.0%     3,551,074         56.6%          19.80
Vacant Spaces (Owned Space)                    7,123      1.6%             0          0.0%           0.00
                                           -----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                      437,227   100.0%     $6,277,538        100.0%         $14.60
--------------------------------------------------------------------------------------------------------------------------


---------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The parent company of The Roomstore, Heilig Meyers, is in Chapter 11 bankruptcy. On May 19, 2005, the Dow Jones Newswires reported that the bankruptcy court has approved a turnaround plan that calls for Heilig
     Meyers to reorganize around its HYM RoomStore Inc., retail unit.

     The following table presents certain information relating to the lease rollover schedule at the Festival at Bel Air Property:



                                            LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------------------

                                                                                           % OF TOTAL      ANNUALIZED
                                                             CUMULATIVE    ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                                   EXPIRING        % OF          OF       UNDERWRITTEN    UNDERWRITTEN     BASE RENT
   YEAR ENDING DECEMBER 31,       OWNED NRSF    TOTAL NRSF   TOTAL NRSF     BASE RENT       BASE RENT      (PER NRSF)
   ------------------------       ----------    ----------   ----------     ---------       ---------      ----------

2005                                 9,984          2.3%         2.3%       $255,361             4.1%        $25.58
2006                                58,685         13.4%        15.7%        805,411            12.8%         13.72
2007                                32,372          7.4%        23.1%        629,652            10.0%         19.45
2008                                22,070          5.0%        28.2%        449,091             7.2%         20.35
2009                                66,246         15.2%        43.3%      1,097,942            17.5%         16.57
2010                                81,431         18.6%        61.9%      1,193,774            19.0%         14.66
2011                                 2,000          0.5%        62.4%         37,100             0.6%         18.55
2012                                12,582          2.9%        65.3%        229,014             3.6%         18.20
2013                                16,499          3.8%        69.0%        310,953             5.0%         18.85
2014                                13,909          3.2%        72.2%        261,827             4.2%         18.82
2015 & thereafter                  114,326         26.1%        98.4%      1,007,412            16.0%          8.81
Vacant                               7,123          1.6%       100.0%              0             0.0%          0.00
                               ----------------------------------------------------------------------------------------
TOTAL                              437,227        100.0%       100.0%     $6,277,538           100.0%        $14.60
-----------------------------------------------------------------------------------------------------------------------


---------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is FABA, LLC, a single-member, single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
     Festival at Bel Air Loan. The fee title to the Festival at Bel Air Property is not held by the borrower but by the sole member of the Borrower,
     Festival at Bel Air, LLC, which provided a guaranty of the obligations of the borrower under the note and secured such obligations with a Mortgage on the Festival at Bel Air Property. Festival at Bel Air, LLC's sole member is
     Festival at Bel Air Member, LLC, whose managing member is JBG/R Festival at
     Bel Air, LLC, whose co-managing member is 1111 Property Associates (2001)
     LLC, whose co-managing member is Rosenfeld Realty Company Inc.
     JBG/Rosenfeld Retail Properties, LLC and the Rosenfeld Realty Company,
     Inc., are the guarantors of the non-recourse carve-outs under the Festival at Bel Air Loan. JBG Rosenfield Retail was founded in 1985 as a joint venture between Rosenfield Realty and The JBG Companies, each of whom have over 40 years of experience in the real estate industry. JBG Rosenfield
     Retail's portfolio consists of 29 community shopping centers and nine freestanding retail sites in Maryland, Virginia and Washington D.C. with a total of approximately 5.5 million sf.

                                      B-57

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - FESTIVAL AT BEL AIR
--------------------------------------------------------------------------------

o    ESCROWS. At origination, the borrower deposited $419,463 into a reserve account for real estate taxes and $668,750 into a reserve account for deferred maintenance. The loan documents require the borrower to make monthly payments of $46,607 for real estate taxes. The requirement to reserve for insurance is suspended as long as the borrower submits proof of payment that the insurance has been prepaid for a 12-month period.
     Additionally, the borrower is required to deposit into an escrow fund all funds received from the tenants in connection with the cancellation of any leases. These funds will be released to the borrower upon the execution of a lease covering the space that had been covered by the cancelled lease and the satisfaction of certain other conditions so long as no event of default exists under the loan documents at that time.

o    PROPERTY MANAGEMENT. The Festival at Bel Air Property is managed by
     JBG/Rosenfeld Retail Properties LLC, an affiliate of the borrower. The lender may terminate the property manager upon the occurrence and during the continuance of an event of default under the loan documents. The management agreement for the Festival at Bel Air Property provides for management fees as follows: (i) a monthly management fee equal to 3.5% of all gross income from the Festival at Bel Air Property; (ii) a leasing commission on each lease for space in the Festival at Bel Air Property in the amount of 4% of the aggregate minimum rent payable under such lease over its term; and (iii) a fee for its construction, administration and coordination services ranging from 10% to 5% of the costs of the construction project ranging from $250,000 to $1,000,000 and higher, respectively. The borrower may not terminate, cancel, modify, renew or extend the existing management agreement or enter into any other agreement relating to the management of the Festival at Bel Air Property without the express consent of the lender.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain the "all-risk" insurance in an amount equal to 100% of the full replacement cost of the Festival at Bel Air Property with a deductible that does not exceed $10,000. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-58

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

GSMS 2005-GG4 ANNEX C



  CONTROL                       LOAN                MORTGAGE
  NUMBER      FOOTNOTES       NUMBERS             LOAN SELLER                              PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------------------

     1            2       GS-4             GSMC/Commerzbank           Mall at Wellington Green
     2            3       05-0164          GCFP                       Wells Fargo Center
     3                    GS-3             GSMC/Commerzbank           The Streets at Southpoint
     4            4       09-0002010       GSMC                       North Hills
     5                    04-1640          GCFP                       Century Centre Office
-------------------------------------------------------------------------------------------------------------------------------
     6            5       04-1465          GCFP                       Lantana Campus
     7                    09-0002039       GSMC                       Hyatt Regency Dallas
     8            6       04-1326          GCFP                       Astor Crowne Plaza
     9                    04-1424          GCFP                       One HSBC Center
    10                    09-0002086       GSMC                       Festival at Bel Air
-------------------------------------------------------------------------------------------------------------------------------
    11                    04-1578          GCFP                       Kings' Shops
    12                    05-0292          GCFP                       801 North Brand
    13                    09-0002047       GSMC                       The District at Green Valley Ranch
    14                    05-0142          GCFP                       1845 Walnut Street
    15            4       09-0001990       GSMC                       Gilbert Gateway Towne Center
-------------------------------------------------------------------------------------------------------------------------------
    16            7       09-0002054       GSMC                       Xerox Centre
    17            3       GS-1             GSMC                       200 Madison Avenue
    18                    09-0002110       GSMC                       10 Brookline Place
    19            7       04-1538          GCFP                       9000 Sunset
    20                    04-1464          GCFP                       Twin City Plaza
-------------------------------------------------------------------------------------------------------------------------------
    21                    04-1687          GCFP                       Westdale Hills Apartments
    22            8       05-0170          GCFP                       Guam Shopping Center
    23            7       05-0192          GCFP                       Cobb Place
    24                    05-0171          GCFP                       Four Falls
    25                    GS-2             GSMC/Commerzbank           Cascade Mall
-------------------------------------------------------------------------------------------------------------------------------
    26                    04-1031          GCFP                       BPG Portfolio
   26-a                   04-1031                                     Embassy Suites - Newark, DE
   26-b                   04-1031                                     Homewood Suites - Newark, DE
   26-c                   04-1031                                     Fairfield Inn - Beltsville, MD
    27            7       04-1343          GCFP                       Commerce Office Park
    28            9       05-0121          GCFP                       Temple Mall
    29                    09-0002108       GSMC                       Burbank Entertainment Village
    30            7       04-1416          GCFP                       Peachtree 25th
-------------------------------------------------------------------------------------------------------------------------------
    31                    05-0152          GCFP                       Oak Hill/Walnut Hill
   31-a                   05-0152                                     Walnut Hill
   31-b                   05-0152                                     Oak Hill
    32           10       09-0002033       GSMC                       255 Alhambra
    33           11       05-0049          GCFP                       Albuquerque Plaza
    34                    04-1606          GCFP                       Marin Gateway Retail Center
    35            7       09-0002083       GSMC                       200 & 300 Corporate Pointe
-------------------------------------------------------------------------------------------------------------------------------
    36                    09-0002094       GSMC                       Santa Monica Medical Office
    37                    09-0002101       GSMC                       Courtyard Marriott
    38                    09-0002059       GSMC                       Whitman Square
    39                    05-0022          GCFP                       The Academy
    40                    05-0283          GCFP                       700 North Central
-------------------------------------------------------------------------------------------------------------------------------
    41                    05-0275          GCFP                       Mart of Montebello
    42                    04-1272          GCFP                       Atlantic Tower 1
    43                    04-1599          GCFP                       Cypress Commons Office
    44                    04-1600          GCFP                       Commercial Station
    45            4       09-0001986       GSMC                       North Natomas Town Center
-------------------------------------------------------------------------------------------------------------------------------
    46            7       04-1102          GCFP                       Silver City Plaza
    47                    04-1624          GCFP                       Chartwell Hospitality Portfolio
   47-a                   04-1624                                     Hampton Inn - Destin, FL
   47-b                   04-1624                                     Hampton Inn - Brentwood, TN
   47-c                   04-1624                                     Comfort Inn - Destin, FL
   47-d                   04-1624                                     Hampton Inn - Southaven, MS
   47-e                   04-1624                                     Fairfield Inn - Southaven, MS
    48          7, 12     05-0172          GCFP                       Alanza Place Apartments
    49            4       09-0002053       GSMC                       Hudson Village
    50            7       04-1339          GCFP                       Clear Lake/Sugar Creek Portfolio
   50-a                   04-1339                                     Sugar Creek Office
   50-b                   04-1339                                     Clear Lake Office
-------------------------------------------------------------------------------------------------------------------------------
    51                    05-0280          GCFP                       Park Cities Hilton
    52                    09-0002077       GSMC                       Rockaway 80 Corporate Center
    53                    05-0134          GCFP                       Holiday Inn Select - San Diego, CA
    54                    05-0367          GCFP                       Town Center at Celebration
    55                    04-1517          GCFP                       Creekview I & II
-------------------------------------------------------------------------------------------------------------------------------
    56                    05-0305          GCFP                       Courts at Preston Oaks
    57                    05-0273          GCFP                       Loehmann's Plaza
    58                    05-0239          GCFP                       Marriott Residence Inn - Los Altos, CA
    59                    05-0271          GCFP                       Forty West Plaza
    60           13       04-1655          GCFP                       Legacy Bank Plaza
-------------------------------------------------------------------------------------------------------------------------------
    61                    05-0423          GCFP                       Wells Fargo Center, Boise
    62                    09-0002049       GSMC                       El Dorado Shopping Center - McKinney
    63                    05-0422          GCFP                       2383 Utah Avenue
    64                    04-1539          GCFP                       Tumon Sands Plaza
    65                    05-0269          GCFP                       Enterprise Shopping Center
-------------------------------------------------------------------------------------------------------------------------------
    66                    05-0270          GCFP                       Fairfax Circle
    67                    09-0002118       GSMC                       105 Challenger
    68            7       04-1368          GCFP                       Montclair East Shopping Center
    69                    05-0485          GCFP                       851-869 Front Street
    70                    05-0276          GCFP                       Pickett Shopping Center
-------------------------------------------------------------------------------------------------------------------------------
    71                    05-0035          GCFP                       2860 Gateway Drive
    72                    05-0251          GCFP                       Ingram Micro Campus
    73                    04-1592          GCFP                       Hilton Garden Inn - Fairfield, CA
    74            7       05-0341          GCFP                       Ocean Walk Shoppes
    75                    05-0066          GCFP                       Prairie Town Center
-------------------------------------------------------------------------------------------------------------------------------
    76            7       05-0363          GCFP                       Homewood Suites - Lansdale (Gulph Creek)
    77                    09-0002063       GSMC                       Federal Express Corporate Headquarters
    78                    05-0351          GCFP                       Norwood Park
    79                    05-0277          GCFP                       Silver Hill Plaza
    80                    09-0002069       GSMC                       Glendale Exchange
-------------------------------------------------------------------------------------------------------------------------------
    81                    04-1524          GCFP                       Seaview House
    82                    04-1163          GCFP                       Airport Center
    83            7       05-0362          GCFP                       Hampton Inn - Plymouth Meeting (Gulph Creek)
    84                    05-0289          GCFP                       Hilton Garden Inn - Valencia, CA
    85                    05-0027          GCFP                       Back Bay Court
-------------------------------------------------------------------------------------------------------------------------------
    86                    04-1615          GCFP                       Rockaway Executive Center
    87                    09-0002062       GSMC                       Concordia Shopping Center
    88           14       04-1561          GCFP                       Flamingo Market Place
    89                    05-0226          GCFP                       505 Front Street
    90            7       05-0361          GCFP                       Hampton Inn - Philadelphia Airport (Gulph Creek)
-------------------------------------------------------------------------------------------------------------------------------
    91                    09-0002068       GSMC                       Lakeside Villas
    92                    09-0002061       GSMC                       Verizon Wireless
    93                    09-0002085       GSMC                       Northwind Apartments
    94                    05-0355          GCFP                       Best Western Carriage Inn
    95                    09-0002025       GSMC                       Pulte Building
-------------------------------------------------------------------------------------------------------------------------------
    96                    04-1634          GCFP                       140 Greenwich Avenue
    97                    09-0002034       GSMC                       5950 Canoga
    98            7       05-0059          GCFP                       Woodforest Shopping Center
    99                    05-0056          GCFP                       901 Ponce de Leon Boulevard
    100                   04-1089          GCFP                       Brookworth Plaza
-------------------------------------------------------------------------------------------------------------------------------
    101                   04-1684          GCFP                       Stockbridge Commons
    102                   04-1074          GCFP                       Hillsboro Commons
    103                   05-0274          GCFP                       McLean Chain Bridge
    104                   04-1567          GCFP                       Laguna Hills Square
    105           7       09-0002075       GSMC                       Mill Avenue Retail
-------------------------------------------------------------------------------------------------------------------------------
    106                   05-0490          GCFP                       Tenth & College
    107                   09-0002057       GSMC                       University Square Shopping Center
    108           4       09-0002044       GSMC                       Boardwalk Apartments
    109                   05-0224          GCFP                       Eckerd Portfolio
   109-a                  05-0224                                     Eckerd - Charlottesville, VA (8236R)
   109-b                  05-0224                                     Eckerd - Millsboro, DE (6290R)
   109-c                  05-0224                                     Eckerd - Madison Heights, VA (8418)
    110                   05-0260          GCFP                       Galleria Orange
-------------------------------------------------------------------------------------------------------------------------------
    111                   05-0268          GCFP                       Chantilly Plaza
    112                   05-0228          GCFP                       Bank of America Plaza
    113                   09-0002031       GSMC                       Innovation Park at Penn State
    114                   04-1566          GCFP                       Eastland Park Hotel
    115                   05-0339          GCFP                       Skyview Business Park
-------------------------------------------------------------------------------------------------------------------------------
    116           7       04-1508          GCFP                       Indian Creek
    117                   04-1335          GCFP                       Nitkin -  Southport
    118                   04-1483          GCFP                       El Dorado Shopping Center - Long Beach
    119                   04-1408          GCFP                       Wesleyan Park Plaza
    120                   09-0002023       GSMC                       Snows Cut Crossing
-------------------------------------------------------------------------------------------------------------------------------
    121                   09-0002060       GSMC                       Pearl Building
    122                   04-1685          GCFP                       Hampton Inn - Metarie, LA
    123                   05-0005          GCFP                       GSL Portfolio
   123-a                  05-0005                                     H&E Equipment Services
   123-b                  05-0005                                     Clinton Wayside
   123-c                  05-0005                                     Universal Plant Services, Inc.
    124                   05-0296          GCFP                       Windsor at Barton Creek
    125           8       09-0002091       GSMC                       College Park Phase I
-------------------------------------------------------------------------------------------------------------------------------
    126           7       09-0002042       GSMC                       Briar Forest Crossing
    127                   04-1594          GCFP                       Holiday Inn Express - Van Nuys, CA
    128                   05-0120          GCFP                       Aspen Manor Plaza
    129                   09-0002056       GSMC                       Signature Place
    130         4, 7      09-0002084       GSMC                       Pinnacle Park Shopping Center
-------------------------------------------------------------------------------------------------------------------------------
    131                   05-0329          GCFP                       Catalina Village
    132                   09-0002026       GSMC                       Samm Management Self Storage Portfolio
   132-a                  09-0002026-1                                Handy Mini Storage
   132-b                  09-0002026-2                                Little Stor Haus
   132-c                  09-0002026-3                                Route 18 Mini Storage
   132-d                  09-0002026-4                                Park Place Mini Storage
    133                   09-0002027       GSMC                       Shoppes at Castle Pines
    134                   09-0002029       GSMC                       Arboretum Apts
    135                   05-0340          GCFP                       Cannery Village
-------------------------------------------------------------------------------------------------------------------------------
    136           7       09-0002028       GSMC                       Valleybrook Shops
    137                   05-0115          GCFP                       410-420 Tarrytown Road
    138                   04-1556          GCFP                       The Presidio
    139                   04-1487          GCFP                       Nitkin - Danbury
    140                   09-0002072       GSMC                       Market on Main Building
-------------------------------------------------------------------------------------------------------------------------------
    141           7       09-0002107       GSMC                       North Natomas Place
    142                   09-0002070       GSMC                       Marbella Commerce Center
    143                   04-1468          GCFP                       La Mirada Gateway
    144                   09-0002113       GSMC                       Centerpoint Business Park
    145                   09-0002043       GSMC                       Sand Creek Business Center
-------------------------------------------------------------------------------------------------------------------------------
    146                   04-1649          GCFP                       Sunrise Oaks MHC
    147                   04-1488          GCFP                       Nitkin - Orange
    148                   09-0002093       GSMC                       Airport North
    149                   09-0002021       GSMC                       478 & 479 Jumpers Hole Rd
    150           7       04-1320          GCFP                       16800 Imperial Valley Drive
-------------------------------------------------------------------------------------------------------------------------------
    151                   05-0375          GCFP                       Legacy Court
    152                   05-0158          GCFP                       3000 NW 125th Street
    153                   09-0002067       GSMC                       Campus Portfolio
   153-a                  09-0002067-1                                River Plaza Building
   153-b                  09-0002067-3                                Campus Corner Building
   153-c                  09-0002067-2                                Unical Building
    154                   04-1373          GCFP                       Warner Center North
    155                   05-0272          GCFP                       Lee & Harrison
-------------------------------------------------------------------------------------------------------------------------------
    156           7       09-0002089       GSMC                       Brandywine Business Center
    157                   05-0113          GCFP                       350-360 Tarrytown Road
    158                   09-0002050       GSMC                       The Grande Apartments
    159                   04-1486          GCFP                       Nitkin - Branford
    160                   04-1441          GCFP                       Regal Cinema Savannah
-------------------------------------------------------------------------------------------------------------------------------
    161                   04-1565          GCFP                       Balboa-Burbank Building
    162                   04-1652          GCFP                       Polaris Neighborhood Center II
    163                   09-0002074       GSMC                       Wilburn Mini-Storage
    164                   09-0002088       GSMC                       Arbor Square II
    165                   05-0267          GCFP                       Bladen Plaza
-------------------------------------------------------------------------------------------------------------------------------
    166                   04-1548          GCFP                       Eckerd - Portsmouth, VA
    167           7       09-0002032       GSMC                       Deep River Corporate Center
    168                   09-0002030       GSMC                       Village Crossing
    169                   09-0002055       GSMC                       Sagebrush West Office Park
    170         4, 8      09-0002092       GSMC                       Restaurants at Centerpoint
-------------------------------------------------------------------------------------------------------------------------------
    171           7       05-0346          GCFP                       500 Menlo Drive
    172                   04-1514          GCFP                       Eckerd - Ilion, NY
    173                   05-0221          GCFP                       Eckerd - Fairless Hills, PA
    174                   09-0002037       GSMC                       Northern Gate Office
    175                   04-1545          GCFP                       Eckerd - Wilmington (Leland), NC
-------------------------------------------------------------------------------------------------------------------------------
    176                   04-1587          GCFP                       Quail Medical II
    177                   04-1325          GCFP                       12501-12515 Ventura Boulevard
    178                   09-0002079       GSMC                       Fishing Point Office
    179                   09-0002036       GSMC                       Marsh Plaza
    180           7       09-0002052       GSMC                       Belk at El Dorado
-------------------------------------------------------------------------------------------------------------------------------
    181                   09-0002022       GSMC                       North State Storage
    182           7       04-1590          GCFP                       805-895 B Street
    183                   09-0002082       GSMC                       Village Square Plaza
    184                   05-0112          GCFP                       388 Tarrytown Road
    185                   05-0054          GCFP                       Madison at Belle Grove
    186                   04-1586          GCFP                       6255 McLeod, Phase II




             CROSSED WITH      AFFILIATED WITH
  CONTROL    OTHER LOANS         OTHER LOANS
  NUMBER   (CROSSED GROUP)     (RELATED GROUP)                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     1                                            10300 West Forest Hill Boulevard
     2                             Group 1        1700 Lincoln Street
     3                                            6910 Fayetteville Road
     4                                            4217 Six Forks Road
     5                                            2601-2603 Main Street
------------------------------------------------------------------------------------------------------------------------------------
     6                             Group 1        3000 W. Olympic Boulevard / 2900 W. Olympic Boulevard / 3003 Exposition Boulevard
     7                             Group 3        300 Reunion Boulevard
     8                                            739 Canal Street
     9                                            1 Seneca Street
    10                                            5 Bel Air South Parkway
------------------------------------------------------------------------------------------------------------------------------------
    11                                            222 Waikoloa Beach Drive
    12                             Group 1        801 North Brand
    13                                            2220-2275 Village Walk Drive & 101 South Green Valley Parkway
    14                                            1845 Walnut Street
    15                                            4900-5114 South Power Road
------------------------------------------------------------------------------------------------------------------------------------
    16                                            1851 East First Street
    17                                            200 Madison Avenue
    18                                            111 Washington Street
    19                                            9000 West Sunset Boulevard
    20                                            22 McGrath Highway
------------------------------------------------------------------------------------------------------------------------------------
    21                                            1401 Sotogrande Boulevard
    22                                            199 Chalan San Antonio
    23                                            840 Ernest Barrett Parkway NW
    24                             Group 4        1001 Conshohocken State Road (State Route 23)
    25                                            201 Cascade Mall Drive
------------------------------------------------------------------------------------------------------------------------------------
    26
   26-a                                           654 South College Avenue
   26-b                                           640 South College Avenue
   26-c                                           4050 Powder Mill Road
    27                                            4900, 5500, 5700, 5770 S. Eastern and 5801 Slauson
    28                                            3111 South 31st Street
    29                                            125 East Palm Avenue
    30                                            1718-1720 Peachtree Street NW
------------------------------------------------------------------------------------------------------------------------------------
    31                             Group 4
   31-a                                           150 South Warner Road
   31-b                                           200 North Warner Road
    32                                            255 Alhambra Circle
    33                                            201 Third Street NW
    34                                            100 Donahue Street
    35                                            200, 300 and 301 Corporate Pointe
------------------------------------------------------------------------------------------------------------------------------------
    36                                            1245 16th Street
    37                             Group 3        15433 Ventura Boulevard
    38                                            9701-9801 Roosevelt Boulevard
    39                                            5200 Lankershim Boulevard
    40                             Group 1        700 North Central
------------------------------------------------------------------------------------------------------------------------------------
    41                             Group 2        802 West Beverly Boulevard
    42         Group A                            225 North Federal Highway
    43         Group A                            1500 West Cypress Creek Road
    44         Group A                            1100 West Commercial Boulevard
    45                                            2751 Del Paso Road
------------------------------------------------------------------------------------------------------------------------------------
    46                             Group 5        3001 South Las Vegas Boulevard
    47
   47-a                                           1625 Highway 98 East
   47-b                                           5630 Franklin Parkway Circle
   47-c                                           19001 Emerald Coast Parkway
   47-d                                           390 Goodman Road
   47-e                                           7149 Hungry Fisherman Drive
    48                             Group 5        1121 North 44th Street
    49                                            Clinton Street
    50                             Group 8
   50-a                                           14100 Southwest Freeway
   50-b                                           17146 Feather Craft Lane
------------------------------------------------------------------------------------------------------------------------------------
    51                                            5954 Luther Lane
    52                                            100 Enterprise Drive
    53                                            595 Hotel Circle South
    54                                            720 Celebration Avenue
    55                                            2301 Greenville Ave & 1300 Lookout Drive
------------------------------------------------------------------------------------------------------------------------------------
    56                                            5400 Preston Oaks
    57                             Group 2        19407 Victory Boulevard
    58                                            4460 El Camino Real
    59                             Group 2        6447-6505 Baltimore National Pike
    60                                            5000 Legacy Drive
------------------------------------------------------------------------------------------------------------------------------------
    61                                            877 West Main Street
    62                            Group 10        2811-2950 Craig Drive
    63                                            2383 Utah Avenue
    64                                            Pale San Vitores Road
    65                             Group 2        9411 Annapolis Road
------------------------------------------------------------------------------------------------------------------------------------
    66                             Group 2        9470 Arlington Boulevard
    67                                            105 Challenger Road
    68                                            5391-5467 Moreno Drive
    69                                            851-869 Front Street
    70                             Group 2        Route 236 and Pickett Road
------------------------------------------------------------------------------------------------------------------------------------
    71                                            2860 Gateway Oaks
    72                                            1759 Wehrle Drive, 395 South Youngs Road
    73                                            2200 Gateway Boulevard
    74                             Group 9        151 North Atlantic Avenue
    75                                            2500 West Schaumburg Road
------------------------------------------------------------------------------------------------------------------------------------
    76                             Group 6        1200 Pennbrook Parkway
    77                                            942 South Shady Grove Road
    78                                            220, 315, & 320 Norwood Park South
    79                             Group 2        5870 Silver Hill Road
    80                                            116, 124-130, 132, 134 North Maryland Avenue
------------------------------------------------------------------------------------------------------------------------------------
    81                                            90 Seaview Avenue
    82                                            3049 Ualena Street
    83                             Group 6        2055 Chemical Road
    84                                            27710 The Old Road
    85                                            3601 Jamboree Road
------------------------------------------------------------------------------------------------------------------------------------
    86                                            333 Mount Hope Avenue
    87                                            1600 Perrineville Road
    88                                            12105 Pembroke Road
    89                                            505 Front Street
    90                             Group 6        8600 Bartram Ave
------------------------------------------------------------------------------------------------------------------------------------
    91                                            2455 Weldwood Drive
    92                                            3601 Converse Drive
    93                                            5148 Northwind Boulevard
    94                                            5525 Sepulveda Boulevard
    95                                            8345 West Sunset Road
------------------------------------------------------------------------------------------------------------------------------------
    96                                            140 Greenwich Avenue
    97                                            5950 Canoga Avenue
    98                                            11045-11075 East Freeway
    99                                            901 Ponce de Leon Boulevard
    100                                           722 Downingtown Pike
------------------------------------------------------------------------------------------------------------------------------------
    101                                           1205 West SC Highway 160
    102                                           1000 East Hillsboro Boulevard
    103                            Group 2        1451 Chain Bridge Road
    104                                           24401-24431 Calle De La Louisa
    105                                           420 & 501 South Mill Avenue
------------------------------------------------------------------------------------------------------------------------------------
    106                                           601 North College
    107                                           2604-2726 11th Avenue
    108                                           2701 Southwest 13th Street
    109
   109-a                                          314 Rolkin Road
   109-b                                          101 East Dupont Highway
   109-c                                          4090 South Amherst Highway
    110                                           130-150 South Main Street
------------------------------------------------------------------------------------------------------------------------------------
    111                            Group 2        13653 Lee Jackson Highway
    112                                           137 East Franklin Street
    113                                           328 Innovation Boulevard
    114                                           157 High Street
    115                                           4530 S. Decatur Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    116                                           4905 Alabama Road
    117                            Group 7        2600 Post Road
    118                                           8105-8195 Wardlow Road
    119                                           2650 Frederica Street
    120                                           Highway 421
------------------------------------------------------------------------------------------------------------------------------------
    121                                           513 Northwest 13th Avenue
    122                                           2730 N. Causeway Boulevard
    123
   123-a                                          1700 South Sam Houston Parkway West
   123-b                                          7202-7222 Clinton Drive
   123-c                                          801 Georgia Avenue
    124                                           2611 Bee Caves Road
    125                           Group 12        17370 Haggerty Road
------------------------------------------------------------------------------------------------------------------------------------
    126                                           1300 West Sam Houston Parkway
    127                                           8244 Orion Avenue
    128                            Group 2        13625 Georgia Avenue
    129                           Group 11        410 Beasley Drive
    130                                           1515 North Cockrell Hill Road and 4398 Communications Drive
------------------------------------------------------------------------------------------------------------------------------------
    131                                           7760 East Wrightstown Road
    132
   132-a                                          2445 State Route 59
   132-b                                          5352 Akron Cleveland Road
   132-c                                          1955 Medina Road
   132-d                                          5018 Milan Road
    133                                           7280 & 7298 Lagae Road
    134                                           1800 Arboretum Circle
    135                            Group 9        700 Lido Park Drive
------------------------------------------------------------------------------------------------------------------------------------
    136                                           102-190 Gallery Drive
    137                            Group 7        410-420 Tarrytown Road
    138                                           1155 Kelly Johnson Boulevard
    139                            Group 7        94 - 102 Newtown Road
    140                                           233 South Main Street
------------------------------------------------------------------------------------------------------------------------------------
    141                                           2051, 2101 & 2121 Natomas Crossing Drive
    142                                           30950 Rancho Viejo Road
    143                                           14241 E. Firestone Boulevard
    144                                           1202, 1206, 1212 & 1216 West Avenue J
    145                                           131, 141 and 171 Sand Creek Road
------------------------------------------------------------------------------------------------------------------------------------
    146                                           1200 North Lamb Boulevard
    147                            Group 7        116 Boston Post Road
    148                                           839 Elkridge Landing Road
    149                                           478 & 479 Jumpers Hole Road
    150                            Group 8        16800 Imperial Valley Drive
------------------------------------------------------------------------------------------------------------------------------------
    151                                           17520 Wright Street
    152                                           3000 NW 125th Street
    153
   153-a                                          815-859 South Tillotson Avenue
   153-b                                          1700-1706  West University Avenue
   153-c                                          1712-1750 West University Avenue
    154                                           21515 Vanowen Street
    155                            Group 2        5400 Lee Highway
------------------------------------------------------------------------------------------------------------------------------------
    156                                           3801-3803 Corporex Park Drive
    157                            Group 7        350-360 Tarrytown Road
    158                                           200 Colony Park Drive
    159                            Group 7        1180 - 1236 Main Street
    160                                           1132 Shawnee Street
------------------------------------------------------------------------------------------------------------------------------------
    161                                           5535-5551 Balboa Boulevard
    162                                           2017-2035 Polaris Parkway
    163                           Group 13        8438 East Independence Parkway
    164                                           820-8270 Arbor Square Drive
    165                            Group 2        5416 Annapolis Road
------------------------------------------------------------------------------------------------------------------------------------
    166                                           5914 West High Street
    167                           Group 11        8203 Piedmont Triad Parkway
    168                                           721 Skippack Pike
    169                                           3301 & 3305 Long Prairie Road
    170                           Group 12        3800 Centerpoint Parkway
------------------------------------------------------------------------------------------------------------------------------------
    171                                           500 Menlo Drive
    172                                           4 Central Plaza
    173                                           600 Lincoln Highway
    174                                           46396 Benedict Drive
    175                                           501 Olde Waterford Way
------------------------------------------------------------------------------------------------------------------------------------
    176                           Group 14        6630 S. McCarran Boulevard, Building B
    177                                           12501-12515 Ventura Boulevard
    178                           Group 11        11828 & 11830 Fishing Point Dr
    179                                           1172 North Main Street
    180                           Group 10        2750 South Central Expressway
------------------------------------------------------------------------------------------------------------------------------------
    181                           Group 13        4919 West Unionville Indian Trail Road
    182                                           805-895 B Street
    183                                           45 Constitution Boulevard
    184                            Group 7        388 Tarrytown Road
    185                                           3135 Springbank Lane
    186                           Group 14        6231 (6255) McLeod Drive




  CONTROL                                                                                GENERAL
  NUMBER               CITY                   STATE          ZIP CODE                 PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------

     1      Wellington                  Florida                33414     Retail
     2      Denver                      Colorado               80203     Office
     3      Durham                      North Carolina         27713     Retail
     4      Raleigh                     North Carolina         27609     Retail
     5      Irvine                      California             92614     Office
-----------------------------------------------------------------------------------------------------------------
     6      Santa Monica                California             90404     Office
     7      Dallas                      Texas                  75207     Hospitality
     8      New Orleans                 Louisiana              70130     Hospitality
     9      Buffalo                     New York               14203     Office
    10      Bel Air                     Maryland               21015     Retail
-----------------------------------------------------------------------------------------------------------------
    11      Waikoloa                    Hawaii                 96738     Retail
    12      Glendale                    California             91203     Office
    13      Henderson                   Nevada                 89012     Retail
    14      Philadelphia                Pennsylvania           19103     Office
    15      Gilbert                     Arizona                85236     Retail
-----------------------------------------------------------------------------------------------------------------
    16      Santa Ana                   California             92705     Office
    17      New York                    New York               10016     Office
    18      Brookline                   Massachusetts          02445     Office
    19      West Hollywood              California             90069     Office
    20      Somerville                  Massachusetts          02143     Retail
-----------------------------------------------------------------------------------------------------------------
    21      Euless                      Texas                  76040     Multifamily
    22      Tamuning                    Guam                   96913     Retail
    23      Kennesaw                    Georgia                30144     Retail
    24      Conshohocken                Pennsylvania           19428     Office
    25      Burlington                  Washington             98233     Retail
-----------------------------------------------------------------------------------------------------------------
    26
   26-a     Newark                      Delaware               19713     Hospitality
   26-b     Newark                      Delaware               19713     Hospitality
   26-c     Beltsville                  Maryland               20705     Hospitality
    27      City of Commerce            California             90040     Office
    28      Temple                      Texas                  76502     Retail
    29      Burbank                     California             91502     Retail
    30      Atlanta                     Georgia                30309     Office
-----------------------------------------------------------------------------------------------------------------
    31
   31-a     King of Prussia             Pennsylvania           19406     Office
   31-b     King of Prussia             Pennsylvania           19406     Office
    32      Coral Gables                Florida                33134     Office
    33      Albuquerque                 New Mexico             87102     Office
    34      Marin City                  California             94965     Retail
    35      Culver City                 California             90230     Office
-----------------------------------------------------------------------------------------------------------------
    36      Santa Monica                California             90404     Office
    37      Sherman Oaks                California             91403     Hospitality
    38      Philadelphia                Pennsylvania           19114     Retail
    39      North Hollywood             California             91601     Office
    40      Glendale                    California             91203     Office
-----------------------------------------------------------------------------------------------------------------
    41      Montebello                  California             90640     Retail
    42      Pompano Beach               Florida                33062     Office
    43      Fort Lauderdale             Florida                33309     Office
    44      Fort Lauderdale             Florida                33309     Office
    45      Sacramento                  California             95835     Retail
-----------------------------------------------------------------------------------------------------------------
    46      Las Vegas                   Nevada                 89109     Retail
    47
   47-a     Destin                      Florida                32541     Hospitality
   47-b     Brentwood                   Tennessee              37027     Hospitality
   47-c     Destin                      Florida                32541     Hospitality
   47-d     Southaven                   Mississippi            38671     Hospitality
   47-e     Southaven                   Mississippi            38671     Hospitality
    48      Phoenix                     Arizona                85008     Multifamily
    49      Hudson                      Ohio                   44236     Retail
    50
   50-a     Sugar Land                  Texas                  77478     Office
   50-b     Webster                     Texas                  77598     Office
-----------------------------------------------------------------------------------------------------------------
    51      Dallas                      Texas                  75225     Hospitality
    52      Rockaway                    New Jersey             07866     Office
    53      San Diego                   California             92108     Hospitality
    54      Celebration                 Florida                34747     Retail
    55      Richardson                  Texas                  75082     Office
-----------------------------------------------------------------------------------------------------------------
    56      Dallas                      Texas                  75254     Multifamily
    57      Reseda                      California             91335     Retail
    58      Los Altos                   California             94022     Hospitality
    59      Baltimore                   Maryland               21228     Retail
    60      Plano                       Texas                  75024     Office
-----------------------------------------------------------------------------------------------------------------
    61      Boise                       Idaho                  83702     Office
    62      McKinney                    Texas                  75070     Retail
    63      El Segundo                  California             90245     Office
    64      Tumon                       Guam                   96913     Retail
    65      Lanham                      Maryland               20801     Retail
-----------------------------------------------------------------------------------------------------------------
    66      Fairfax                     Virginia               22031     Retail
    67      Ridgefield Park             New Jersey             07660     Office
    68      Montclair                   California             91763     Retail
    69      Lahaina                     Hawaii                 96761     Retail
    70      Fairfax                     Virginia               22031     Retail
-----------------------------------------------------------------------------------------------------------------
    71      Sacramento                  California             95833     Office
    72      Amherst                     New York               14221     Office
    73      Fairfield                   California             94533     Hospitality
    74      Daytona Beach               Florida                32118     Retail
    75      Schaumburg                  Illinois               60194     Retail
-----------------------------------------------------------------------------------------------------------------
    76      Lansdale                    Pennsylvania           19446     Hospitality
    77      Memphis                     Tennessee              38120     Office
    78      Norwood                     Massachusetts          02062     Office
    79      District Heights            Maryland               20747     Retail
    80      Glendale                    California             91206     Retail
-----------------------------------------------------------------------------------------------------------------
    81      Stamford                    Connecticut            06902     Office
    82      Honolulu                    Hawaii                 96819     Office
    83      Plymouth Meeting            Pennsylvania           19462     Hospitality
    84      Valencia                    California             91355     Hospitality
    85      Newport Beach               California             92660     Retail
-----------------------------------------------------------------------------------------------------------------
    86      Rockaway                    New Jersey             07866     Office
    87      Monroe Township             New Jersey             08831     Retail
    88      Pembroke Pines              Florida                33025     Retail
    89      Lahaina                     Hawaii                 96761     Retail
    90      Philadelphia                Pennsylvania           19153     Hospitality
-----------------------------------------------------------------------------------------------------------------
    91      Baton Rouge                 Louisiana              70816     Multifamily
    92      Wilmington                  North Carolina         28403     Office
    93      Valdosta                    Georgia                31605     Multifamily
    94      Sherman Oaks                California             91411     Hospitality
    95      Las Vegas                   Nevada                 89113     Office
-----------------------------------------------------------------------------------------------------------------
    96      Greenwich                   Connecticut            06830     Retail
    97      Woodland Hills              California             91367     Office
    98      Houston                     Texas                  77029     Retail
    99      Coral Gables                Florida                33134     Office
    100     East Bradford Township      Pennsylvania           19380     Retail
-----------------------------------------------------------------------------------------------------------------
    101     Fort Mill                   South Carolina         29708     Retail
    102     Deerfield Beach             Florida                33441     Retail
    103     McLean                      Virginia               22101     Retail
    104     Laguna Hills                California             92653     Office
    105     Tempe                       Arizona                85281     Retail
-----------------------------------------------------------------------------------------------------------------
    106     Bloomington                 Indiana                47404     Multifamily
    107     Greeley                     Colorado               80631     Retail
    108     Gainesville                 Florida                32608     Multifamily
    109
   109-a    Charlottesville             Virginia               22911     Retail
   109-b    Millsboro                   Delaware               19966     Retail
   109-c    Madison Heights             Virginia               24572     Retail
    110     Orange                      California             92868     Retail
-----------------------------------------------------------------------------------------------------------------
    111     Chantilly                   Virginia               20151     Retail
    112     Chapel Hill                 North Carolina         27514     Office
    113     State College               Pennsylvania           16803     Office
    114     Portland                    Maine                  04101     Hospitality
    115     Las Vegas                   Nevada                 89103     Office
-----------------------------------------------------------------------------------------------------------------
    116     Roswell                     Georgia                30075     Retail
    117     Fairfield                   Connecticut            06890     Office
    118     Long Beach                  California             90808     Retail
    119     Owensboro                   Kentucky               42301     Retail
    120     Carolina Beach              North Carolina         28428     Retail
-----------------------------------------------------------------------------------------------------------------
    121     Portland                    Oregon                 97209     Office
    122     Metarie                     Louisiana              70001     Hospitality
    123
   123-a    Houston                     Texas                  77047     Industrial
   123-b    Houston                     Texas                  75225     Industrial
   123-c    Deer Park                   Texas                  77536     Industrial
    124     Austin                      Texas                  78746     Multifamily
    125     Livonia                     Michigan               48152     Retail
-----------------------------------------------------------------------------------------------------------------
    126     Houston                     Texas                  77042     Office
    127     Van Nuys                    California             91406     Hospitality
    128     Silver Spring               Maryland               20906     Retail
    129     Greenville                  North Carolina         27834     Multifamily
    130     Dallas                      Texas                  75211     Retail
-----------------------------------------------------------------------------------------------------------------
    131     Tuscon                      Arizona                10019     Retail
    132
   132-a    Ravenna                     Ohio                   44266     Self Storage
   132-b    Peninsula                   Ohio                   44264     Self Storage
   132-c    Medina                      Ohio                   44256     Self Storage
   132-d    Sandusky                    Ohio                   44870     Self Storage
    133     Castle Rock                 Colorado               80108     Retail
    134     Vestavia Hills              Alabama                35216     Multifamily
    135     Newport Beach               California             92663     Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------
    136     Canonsburg                  Pennsylvania           15317     Retail
    137     White Plains                New York               10607     Retail
    138     Colorado Springs            Colorado               80920     Office
    139     Danbury                     Connecticut            06801     Retail
    140     High Point                  North Carolina         27260     Office
-----------------------------------------------------------------------------------------------------------------
    141     Sacramento                  California             95834     Retail
    142     San Juan Capistrano         California             92675     Office
    143     La Mirada                   California             90638     Office
    144     Lancaster                   California             93534     Office
    145     Brentwood                   California             94513     Office
-----------------------------------------------------------------------------------------------------------------
    146     Las Vegas                   Nevada                 89110     Manufactured Housing Community
    147     Orange                      Connecticut            06477     Retail
    148     Linthicum                   Maryland               21090     Office
    149     Severna Park                Maryland               21146     Office
    150     Houston                     Texas                  77060     Office
-----------------------------------------------------------------------------------------------------------------
    151     Omaha                       Nebraska               68130     Retail
    152     Miami                       Florida                33167     Industrial
    153
   153-a    Muncie                      Indiana                47304     Retail
   153-b    Muncie                      Indiana                47303     Retail
   153-c    Muncie                      Indiana                47303     Retail
    154     Canoga Park                 California             91303     Office
    155     Arlington                   Virginia               22210     Retail
-----------------------------------------------------------------------------------------------------------------
    156     Tampa                       Florida                33619     Industrial
    157     White Plains                New York               10607     Retail
    158     Pearl                       Mississippi            39208     Multifamily
    159     Branford                    Connecticut            06405     Office
    160     Savannah                    Georgia                31419     Retail
-----------------------------------------------------------------------------------------------------------------
    161     Encino                      California             91316     Office
    162     Columbus                    Ohio                   43240     Retail
    163     Matthews                    North Carolina         28105     Self Storage
    164     Mason                       Ohio                   45040     Retail
    165     Bladensburg                 Maryland               20710     Retail
-----------------------------------------------------------------------------------------------------------------
    166     Portsmouth                  Virginia               23703     Retail
    167     Greensboro                  North Carolina         27409     Office
    168     Blue Bell                   Pennsylvania           19422     Office
    169     Flower Mound                Texas                  75022     Office
    170     Pontiac                     Michigan               48341     Retail
-----------------------------------------------------------------------------------------------------------------
    171     Rocklin                     California             95765     Office
    172     Ilion                       New York               13357     Retail
    173     Fairless Hills              Pennsylvania           19030     Retail
    174     Sterling                    Virginia               20164     Office
    175     Leland                      North Carolina         28451     Retail
-----------------------------------------------------------------------------------------------------------------
    176     Reno                        Nevada                 89509     Office
    177     Studio City                 California             91604     Retail
    178     Newport News                Virginia               23606     Office
    179     Franklin                    Indiana                46131     Retail
    180     McKinney                    Texas                  75070     Retail
-----------------------------------------------------------------------------------------------------------------
    181     Indian Trail                North Carolina         28079     Self Storage
    182     Hayward                     California             94541     Retail
    183     Kutztown                    Pennsylvania           19530     Retail
    184     White Plains                New York               10607     Retail
    185     Charlotte                   North Carolina         28226     Office
    186     Las Vegas                   Nevada                 89120     Industrial




                                                                                                      UNITS, BEDS
  CONTROL                   DETAILED                                                                    'ROOMS,         UNIT
  NUMBER                 PROPERTY TYPE                       YEAR BUILT            YEAR RENOVATED         SQ FT      DESCRIPTION
----------------------------------------------------------------------------------------------------------------------------------

     1      Regional Mall                                       2001                    NAP                 604,942 Sq Ft
     2      General Urban                                       1982                    2002              1,210,102 Sq Ft
     3      Regional Mall                                       2002                    NAP                 583,696 Sq Ft
     4      Anchored                                      1964, 2004-2005               NAP                 576,691 Sq Ft
     5      General Suburban                                    1986                    NAP                 447,692 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     6      General Suburban                                    1959                    2000                331,974 Sq Ft
     7      Full Service                                     1978, 2000                 2004                  1,122 Rooms
     8      Full Service                                        2002                    NAP                     707 Rooms
     9      General Urban                                       1972                    NAP                 851,915 Sq Ft
    10      Anchored                                            1989                    2002                437,227 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    11      Anchored                                            1991                    2001                 73,522 Sq Ft
    12      General Urban                                       1987                    NAP                 279,667 Sq Ft
    13      Anchored                                            2004                    NAP                 212,540 Sq Ft
    14      General Urban                                       1968                    1996                351,808 Sq Ft
    15      Anchored                                            2005                    NAP                 267,379 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    16      General Suburban                                    1988                    NAP                 318,468 Sq Ft
    17      General Urban                                       1927                  Ongoing               666,188 Sq Ft
    18      Medical                                             1970                 2001-2002              155,896 Sq Ft
    19      General Suburban                                    1963                    1998                139,313 Sq Ft
    20      Anchored                                            1980                    2005                282,388 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    21      Garden                                              1972                    1996                  2,139 Units
    22      Anchored                                            1975                    2004                227,841 Sq Ft
    23      Anchored                                            1986                    2004                338,628 Sq Ft
    24      General Suburban                                    1987                    NAP                 254,080 Sq Ft
    25      Regional Mall                                 1989-1991, 1998               NAP                 434,051 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    26                                                                                                          414 Rooms
   26-a     Full Service                                        1999                    NAP                     154 Rooms
   26-b     Limited Service                                     2004                    NAP                      91 Rooms
   26-c     Limited Service                                     1979                    1999                    169 Rooms
    27      General Suburban                                    1986                    2004                285,368 Sq Ft
    28      Regional Mall                                       1976                    2002                446,584 Sq Ft
    29      Anchored                                            2003                    NAP                 121,807 Sq Ft
    30      General Urban                                       1968                    2003                359,446 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    31                                                                                                      314,932 Sq Ft
   31-a     General Suburban                                    1986                    NAP                 150,572 Sq Ft
   31-b     General Suburban                                    1982                    NAP                 164,360 Sq Ft
    32      General Urban                                       1974                    1993                220,123 Sq Ft
    33      General Urban                                       1990                    1998                357,475 Sq Ft
    34      Anchored                                            1996                    NAP                 181,980 Sq Ft
    35      General Suburban                                    1984                    2004                204,612 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    36      Medical                                             1989                    1999                 57,449 Sq Ft
    37      Full Service                                        1969                 1995, 2004                 213 Rooms
    38      Anchored                                         2004, 2005                 NAP                 145,439 Sq Ft
    39      General Suburban                                    1991                    NAP                 174,118 Sq Ft
    40      General Urban                                       1979                    1996                132,417 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    41      Anchored                                            1961                    1986                213,074 Sq Ft
    42      General Suburban                                    1974                    2001                 57,640 Sq Ft
    43      General Suburban                                    1981                    2001                 89,053 Sq Ft
    44      General Suburban                                    1986                    2001                 35,812 Sq Ft
    45      Anchored                                            2004                    NAP                 129,898 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    46      Anchored                                            2004                    NAP                  41,552 Sq Ft
    47                                                                                                          494 Rooms
   47-a     Limited Service                                     1994                    2004                    104 Rooms
   47-b     Limited Service                                     1985                    NAP                     112 Rooms
   47-c     Limited Service                                     2000                    NAP                     100 Rooms
   47-d     Limited Service                                     1995                    NAP                      86 Rooms
   47-e     Limited Service                                     1999                    NAP                      92 Rooms
    48      Conventional                                        2002                    NAP                     360 Units
    49      Anchored                                            2004                    NAP                 142,613 Sq Ft
    50                                                                                                      249,487 Sq Ft
   50-a     General Suburban                                    1998                    NAP                 151,436 Sq Ft
   50-b     General Suburban                                    2000                    NAP                  98,051 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    51      Full Service                                        2001                    NAP                     224 Rooms
    52      General Suburban                                    1991                    NAP                 253,545 Sq Ft
    53      Full Service                                        1971                    2004                    318 Rooms
    54      Anchored                                            1996                    NAP                 160,532 Sq Ft
    55      General Suburban                                    1999                    2001                252,515 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    56      Conventional                                        1987                    2003                    444 Units
    57      Anchored                                            1959                    1993                183,851 Sq Ft
    58      Full Service                                        2001                    NAP                     156 Rooms
    59      Power Center / Big Box                              1964                    1989                197,694 Sq Ft
    60      General Suburban                                    2001                    NAP                 155,947 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    61      General Urban                                       1988                    NAP                 182,248 Sq Ft
    62      Anchored                                            2004                    NAP                 127,701 Sq Ft
    63      General Suburban                                    1968                    2004                150,495 Sq Ft
    64      Regional Mall                                       1973                    2004                 79,991 Sq Ft
    65      Anchored                                            1972                    1992                190,223 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    66      Anchored                                            1965                    2000                105,003 Sq Ft
    67      General Suburban                                    1992                    NAP                 148,150 Sq Ft
    68      Anchored                                            1992                    NAP                 135,211 Sq Ft
    69      Anchored                                            1900                    2000                 10,534 Sq Ft
    70      Anchored                                            1967                    2000                 89,564 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    71      General Suburban                                    2003                    NAP                 117,139 Sq Ft
    72      General Suburban                                    1992                    1998                200,075 Sq Ft
    73      Full Service                                        2002                    NAP                     150 Rooms
    74      Anchored                                            2002                    NAP                 110,248 Sq Ft
    75      Power Center / Big Box                              1993                    2003                292,996 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    76      Limited Service                                     2002                    NAP                     170 Rooms
    77      General Urban                                       1998                    NAP                  90,437 Sq Ft
    78      General Suburban                                    1983                    NAP                 147,369 Sq Ft
    79      Anchored                                            1972                    1992                126,625 Sq Ft
    80      Anchored                                   1925-1949, 1960, 1990            1997                 92,155 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    81      General Urban                                       1986                    NAP                  96,549 Sq Ft
    82      General Suburban                                    1972                    2000                110,983 Sq Ft
    83      Limited Service                                     1999                    2004                    136 Rooms
    84      Full Service                                        1991                    2001                    152 Rooms
    85      Unanchored                                          1990                    NAP                  34,983 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    86      General Suburban                                    1984                    2003                 95,500 Sq Ft
    87      Anchored                                         1984-1986                  2005                135,325 Sq Ft
    88      Anchored                                            1987                    NAP                 137,259 Sq Ft
    89      Anchored                                            1975                    NAP                  65,784 Sq Ft
    90      Limited Service                                     1998                    2004                    152 Rooms
----------------------------------------------------------------------------------------------------------------------------------
    91      Garden                                              2003                    NAP                     224 Units
    92      General Suburban                                    2004                    NAP                 160,500 Sq Ft
    93      Garden                                           2004, 2005                 NAP                     228 Units
    94      Limited Service                                     1964                    2004                    181 Rooms
    95      General Suburban                                    2005                    NAP                  75,917 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    96      Anchored                                            1922                    1987                 20,315 Sq Ft
    97      General Urban                                       1979                    2004                 90,698 Sq Ft
    98      Anchored                                            1979                    2002                202,976 Sq Ft
    99      General Suburban                                    1986                    NAP                 101,116 Sq Ft
    100     Anchored                                            2004                    NAP                  89,480 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    101     Anchored                                            2003                    NAP                  89,497 Sq Ft
    102     Anchored                                            1986                    2000                 75,619 Sq Ft
    103     Shadow Anchored                                     1969                    1980                 30,504 Sq Ft
    104     Medical                                             1982                    NAP                  51,734 Sq Ft
    105     Anchored                                         1891, 1998                 1995                 39,979 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    106     Student Housing                                     2004                    NAP                      67 Units
    107     Anchored                                      1971, 2002-2003         1981, 2001-2004           236,759 Sq Ft
    108     Student Housing                                     1984                    NAP                     260 Units
    109                                                                                                      38,545 Sq Ft
   109-a    Single Tenant                                       2005                    NAP                  13,824 Sq Ft
   109-b    Single Tenant                                       2004                    NAP                  10,908 Sq Ft
   109-c    Single Tenant                                       2004                    NAP                  13,813 Sq Ft
    110     Anchored                                            1990                    NAP                  40,323 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    111     Anchored                                            1973                    2000                103,781 Sq Ft
    112     General Urban                                       1973                    NAP                  99,987 Sq Ft
    113     General Suburban                                 2004-2005                  NAP                  68,665 Sq Ft
    114     Full Service                                        1927                    2004                    254 Rooms
    115     General Suburban                                    1996                    NAP                  42,688 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    116     Anchored                                            2002                    NAP                  58,547 Sq Ft
    117     General Suburban                                    1971                    1998                 39,098 Sq Ft
    118     Anchored                                            1965                    2004                 75,030 Sq Ft
    119     Anchored                                            1964                    2002                252,392 Sq Ft
    120     Anchored                                         2002, 2004                 NAP                  79,745 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    121     General Urban                                       1906                    1990                 45,300 Sq Ft
    122     Limited Service                                     1999                    NAP                     111 Rooms
    123                                                                                                     176,720 Sq Ft
   123-a    Warehouse                                           2004                    NAP                  36,600 Sq Ft
   123-b    Warehouse                                           1981                    NAP                 120,000 Sq Ft
   123-c    Warehouse                                           1985                    2001                 20,120 Sq Ft
    124     Garden                                              1977                    2001                    134 Units
    125     Shadow Anchored                                     2004                    NAP                  14,082 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    126     General Suburban                                    1981                    2000                 94,399 Sq Ft
    127     Limited Service                                     1966                    2001                    132 Rooms
    128     Anchored                                            1954                    1988                 44,928 Sq Ft
    129     Conventional                                        1981                 1999, 2004                 171 Units
    130     Shadow Anchored                                     2004                    NAP                  40,614 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    131     Anchored                                            1978                    2002                 90,451 Sq Ft
    132                                                                                                       1,773 Units
   132-a    Self Storage                                     1984-2000                  NAP                     772 Units
   132-b    Self Storage                                        1988                    NAP                     492 Units
   132-c    Self Storage                                     1992-1994                  NAP                     333 Units
   132-d    Self Storage                                        1991                    NAP                     176 Units
    133     Shadow Anchored                                  2001-2002                  NAP                  28,103 Sq Ft
    134     Conventional                                        1973                    NAP                     170 Units
    135     Manufactured Housing Community                      2001                    2005                     34 Pads
----------------------------------------------------------------------------------------------------------------------------------
    136     Anchored                                         1983, 1989                 NAP                  90,514 Sq Ft
    137     Unanchored                                          1986                    2002                 20,843 Sq Ft
    138     General Suburban                                    1985                    NAP                  81,118 Sq Ft
    139     Anchored                                            1969                    NAP                  49,000 Sq Ft
    140     General Suburban                                    1998                    NAP                  57,576 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    141     Anchored                                            2003                    NAP                  23,080 Sq Ft
    142     General Suburban                                    2002                    NAP                  50,628 Sq Ft
    143     General Suburban                                    1982                    2001                 53,862 Sq Ft
    144     General Suburban                                    1990                    NAP                  40,837 Sq Ft
    145     General Suburban                                    2004                    NAP                  38,297 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    146     Manufactured Housing Community                      1979                    NAP                     186 Pads
    147     Unanchored                                          1985                    1993                 30,586 Sq Ft
    148     General Suburban                                    1986                    2005                 47,758 Sq Ft
    149     General Suburban                                 1985, 1987                 NAP                  49,255 Sq Ft
    150     General Suburban                                    1981                    NAP                 110,255 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    151     Unanchored                                          2004                    NAP                  37,828 Sq Ft
    152     Warehouse                                           1991                    NAP                 174,303 Sq Ft
    153                                                                                                      39,995 Sq Ft
   153-a    Shadow Anchored                                     1997                    NAP                  25,892 Sq Ft
   153-b    Weak Anchored                                    1997, 1999                 2003                  7,182 Sq Ft
   153-c    Weak Anchored                                   1970's, 2001                NAP                   6,921 Sq Ft
    154     General Suburban                                    1982                    1999                 52,847 Sq Ft
    155     Anchored                                            1961                    1980                 18,729 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    156     Industrial/Warehouse w/ Office                      1985                    NAP                  77,300 Sq Ft
    157     Unanchored                                          1984                    2002                 18,056 Sq Ft
    158     Garden                                           1999, 2004                 NAP                      88 Units
    159     General Suburban                                    1852                    1984                 34,952 Sq Ft
    160     Anchored                                            1998                    NAP                  37,175 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    161     General Suburban                                    1978                    2000                 43,103 Sq Ft
    162     Shadow Anchored                                     2004                    NAP                  22,286 Sq Ft
    163     Self Storage                                        1998                    NAP                     786 Units
    164     Shadow Anchored                                     2004                    NAP                   9,803 Sq Ft
    165     Anchored                                            1953                    1984                 46,147 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    166     Single Tenant                                       2004                    NAP                  13,824 Sq Ft
    167     General Suburban                                    1997                    NAP                  51,096 Sq Ft
    168     General Suburban                                    2002                    NAP                  18,515 Sq Ft
    169     General Suburban                                    2001                    NAP                  23,857 Sq Ft
    170     Shadow Anchored                                  1996-2001                  NAP                  24,709 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    171     General Suburban                                    2001                    NAP                  22,979 Sq Ft
    172     Single Tenant                                       2004                    NAP                  13,813 Sq Ft
    173     Single Tenant                                       2004                    NAP                  13,824 Sq Ft
    174     General Suburban                                    2001                    NAP                  17,486 Sq Ft
    175     Single Tenant                                       2004                    NAP                  13,824 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    176     Medical                                             1997                    1997                 19,560 Sq Ft
    177     Unanchored                                          2002                    NAP                  11,873 Sq Ft
    178     General Urban                                       1989                    NAP                  50,621 Sq Ft
    179     Anchored                                            1987                    NAP                  49,100 Sq Ft
    180     Anchored                                            2004                    NAP                  65,927 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
    181     Self Storage                                  1998-1999, 2004               NAP                     419 Units
    182     Unanchored                                          1999                    NAP                  11,517 Sq Ft
    183     Anchored                                            1966                    2001                 39,466 Sq Ft
    184     Unanchored                                          1987                    2002                 12,215 Sq Ft
    185     General Suburban                                    2000                    NAP                  16,313 Sq Ft
    186     Warehouse                                           1997                    1997                 29,392 Sq Ft




                                                                                                  ALLOCATED
               LOAN PER NET                                                                       CUT-OFF       % OF INITIAL
  CONTROL     RENTABLE AREA             OWNERSHIP              ORIGINAL      CUT-OFF DATE      DATE BALANCE         POOL
  NUMBER      SF / UNITS ($)            INTEREST             BALANCE ($)      BALANCE ($)    (MULTI-PROPERTY)      BALANCE
------------------------------------------------------------------------------------------------------------------------------

     1                  330.61         Fee Simple               200,000,000     200,000,000         200,000,000          5.0%
     2                  228.08         Fee Simple               200,000,000     200,000,000         200,000,000          5.0%
     3                  290.60         Fee Simple               170,000,000     169,622,411         169,622,411          4.2%
     4                  182.07         Fee Simple               105,000,000     105,000,000         105,000,000          2.6%
     5                  223.37         Fee Simple               100,000,000     100,000,000         100,000,000          2.5%
------------------------------------------------------------------------------------------------------------------------------
     6                  295.20         Fee Simple                98,000,000      98,000,000          98,000,000          2.4%
     7               80,213.90         Fee Simple                90,000,000      90,000,000          90,000,000          2.2%
     8              120,226.31   Fee Simple / Leasehold          85,000,000      85,000,000          85,000,000          2.1%
     9                   91.56         Fee Simple                78,000,000      78,000,000          78,000,000          1.9%
    10                  173.82         Fee Simple                76,000,000      76,000,000          76,000,000          1.9%
------------------------------------------------------------------------------------------------------------------------------
    11                  979.30         Fee Simple                72,000,000      72,000,000          72,000,000          1.8%
    12                  252.23         Fee Simple                70,540,000      70,540,000          70,540,000          1.8%
    13                  329.35         Fee Simple                70,000,000      70,000,000          70,000,000          1.7%
    14                  147.68         Fee Simple                52,000,000      51,955,354          51,955,354          1.3%
    15                  187.75         Fee Simple                50,200,000      50,200,000          50,200,000          1.2%
------------------------------------------------------------------------------------------------------------------------------
    16                  153.86         Fee Simple                49,000,000      49,000,000          49,000,000          1.2%
    17                  135.10         Fee Simple                45,000,000      45,000,000          45,000,000          1.1%
    18                  288.65         Fee Simple                45,000,000      45,000,000          45,000,000          1.1%
    19                  323.01         Fee Simple                45,000,000      45,000,000          45,000,000          1.1%
    20                  155.81         Fee Simple                44,000,000      44,000,000          44,000,000          1.1%
------------------------------------------------------------------------------------------------------------------------------
    21               20,336.61         Fee Simple                43,500,000      43,500,000          43,500,000          1.1%
    22                  188.73         Fee Simple                43,000,000      43,000,000          43,000,000          1.1%
    23                  126.10         Fee Simple                42,700,000      42,700,000          42,700,000          1.1%
    24                  166.09         Fee Simple                42,200,000      42,200,000          42,200,000          1.0%
    25                   94.25         Fee Simple                41,000,000      40,908,877          40,908,877          1.0%
------------------------------------------------------------------------------------------------------------------------------
    26               92,515.21                                   38,500,000      38,301,296                              1.0%
   26-a                                Fee Simple                                                    19,150,648
   26-b                                Fee Simple                                                    11,490,389
   26-c                                Fee Simple                                                     7,660,259
    27                  130.75         Fee Simple                37,312,500      37,312,500          37,312,500          0.9%
    28                   82.96         Fee Simple                37,050,000      37,050,000          37,050,000          0.9%
    29                  295.55         Fee Simple                36,000,000      36,000,000          36,000,000          0.9%
    30                   98.76         Fee Simple                35,500,000      35,500,000          35,500,000          0.9%
------------------------------------------------------------------------------------------------------------------------------
    31                  112.09                                   35,300,000      35,300,000                              0.9%
   31-a                                Fee Simple                                                    20,121,000
   31-b                                Fee Simple                                                    15,179,000
    32                  140.83         Fee Simple                31,000,000      31,000,000          31,000,000          0.8%
    33                   86.72   Fee Simple / Leasehold          31,000,000      31,000,000          31,000,000          0.8%
    34                  164.85         Fee Simple                30,000,000      30,000,000          30,000,000          0.7%
    35                  139.29         Fee Simple                28,500,000      28,500,000          28,500,000          0.7%
------------------------------------------------------------------------------------------------------------------------------
    36                  487.39         Fee Simple                28,000,000      28,000,000          28,000,000          0.7%
    37              131,455.40         Fee Simple                28,000,000      28,000,000          28,000,000          0.7%
    38                  191.56         Fee Simple                27,860,000      27,860,000          27,860,000          0.7%
    39                  157.94         Fee Simple                27,500,000      27,500,000          27,500,000          0.7%
    40                  207.38         Fee Simple                27,460,000      27,460,000          27,460,000          0.7%
------------------------------------------------------------------------------------------------------------------------------
    41                  125.31         Fee Simple                26,700,000      26,700,000          26,700,000          0.7%
    42                  235.95         Fee Simple                13,600,000      13,600,000          13,600,000          0.3%
    43                   84.50         Fee Simple                 7,525,000       7,525,000           7,525,000          0.2%
    44                  150.09         Fee Simple                 5,375,000       5,375,000           5,375,000          0.1%
    45                  200.16         Fee Simple                26,000,000      26,000,000          26,000,000          0.6%
------------------------------------------------------------------------------------------------------------------------------
    46                  607.07         Fee Simple                25,225,000      25,225,000          25,225,000          0.6%
    47               50,607.29                                   25,000,000      25,000,000                              0.6%
   47-a                                Fee Simple                                                     6,000,000
   47-b                                Fee Simple                                                     5,700,000
   47-c                                Fee Simple                                                     5,200,000
   47-d                                Fee Simple                                                     4,500,000
   47-e                                Fee Simple                                                     3,600,000
    48               69,236.11         Fee Simple                24,925,000      24,925,000          24,925,000          0.6%
    49                  168.99         Fee Simple                24,100,000      24,100,000          24,100,000          0.6%
    50                   94.19                                   23,500,000      23,500,000                              0.6%
   50-a                                Fee Simple                                                    16,400,000
   50-b                                Fee Simple                                                     7,100,000
------------------------------------------------------------------------------------------------------------------------------
    51              104,910.71         Fee Simple                23,500,000      23,500,000          23,500,000          0.6%
    52                   90.71         Fee Simple                23,000,000      23,000,000          23,000,000          0.6%
    53               72,327.04         Fee Simple                23,000,000      23,000,000          23,000,000          0.6%
    54                  143.27         Fee Simple                23,000,000      23,000,000          23,000,000          0.6%
    55                   90.93         Fee Simple                23,000,000      22,960,374          22,960,374          0.6%
------------------------------------------------------------------------------------------------------------------------------
    56               50,675.68         Fee Simple                22,500,000      22,500,000          22,500,000          0.6%
    57                  121.62         Fee Simple                22,360,000      22,360,000          22,360,000          0.6%
    58              140,384.62   Fee Simple / Leasehold          21,900,000      21,900,000          21,900,000          0.5%
    59                  108.55         Fee Simple                21,460,000      21,460,000          21,460,000          0.5%
    60                  134.66         Fee Simple                21,000,000      21,000,000          21,000,000          0.5%
------------------------------------------------------------------------------------------------------------------------------
    61                  115.23         Fee Simple                21,000,000      21,000,000          21,000,000          0.5%
    62                  160.53         Fee Simple                20,500,000      20,500,000          20,500,000          0.5%
    63                  132.89         Fee Simple                20,000,000      20,000,000          20,000,000          0.5%
    64                  250.03         Fee Simple                20,000,000      20,000,000          20,000,000          0.5%
    65                  104.98         Fee Simple                19,970,000      19,970,000          19,970,000          0.5%
------------------------------------------------------------------------------------------------------------------------------
    66                  187.14         Fee Simple                19,650,000      19,650,000          19,650,000          0.5%
    67                  131.62          Leasehold                19,500,000      19,500,000          19,500,000          0.5%
    68                  143.85         Fee Simple                19,450,000      19,450,000          19,450,000          0.5%
    69                1,760.96         Fee Simple                18,550,000      18,550,000          18,550,000          0.5%
    70                  202.87         Fee Simple                18,170,000      18,170,000          18,170,000          0.5%
------------------------------------------------------------------------------------------------------------------------------
    71                  153.66         Fee Simple                18,000,000      18,000,000          18,000,000          0.4%
    72                   89.97   Fee Simple / Leasehold          18,000,000      18,000,000          18,000,000          0.4%
    73              120,000.00         Fee Simple                18,000,000      18,000,000          18,000,000          0.4%
    74                  159.19         Fee Simple                17,550,000      17,550,000          17,550,000          0.4%
    75                   59.44         Fee Simple                17,500,000      17,416,165          17,416,165          0.4%
------------------------------------------------------------------------------------------------------------------------------
    76              101,267.64         Fee Simple                17,225,000      17,215,499          17,215,499          0.4%
    77                  180.24          Leasehold                16,300,000      16,300,000          16,300,000          0.4%
    78                  108.91         Fee Simple                16,050,000      16,050,000          16,050,000          0.4%
    79                  126.12         Fee Simple                15,970,000      15,970,000          15,970,000          0.4%
    80                  173.24         Fee Simple                16,000,000      15,965,253          15,965,253          0.4%
------------------------------------------------------------------------------------------------------------------------------
    81                  160.54         Fee Simple                15,500,000      15,500,000          15,500,000          0.4%
    82                  138.76   Fee Simple / Leasehold          15,400,000      15,400,000          15,400,000          0.4%
    83              110,624.26         Fee Simple                15,053,202      15,044,899          15,044,899          0.4%
    84               98,947.37         Fee Simple                15,040,000      15,040,000          15,040,000          0.4%
    85                  427.37         Fee Simple                14,965,000      14,950,766          14,950,766          0.4%
------------------------------------------------------------------------------------------------------------------------------
    86                  156.02         Fee Simple                14,900,000      14,900,000          14,900,000          0.4%
    87                  108.63         Fee Simple                14,700,000      14,700,000          14,700,000          0.4%
    88                  106.51         Fee Simple                14,620,000      14,620,000          14,620,000          0.4%
    89                  216.62         Fee Simple                14,250,000      14,250,000          14,250,000          0.4%
    90               88,697.77         Fee Simple                13,489,501      13,482,061          13,482,061          0.3%
------------------------------------------------------------------------------------------------------------------------------
    91               59,375.00         Fee Simple                13,300,000      13,300,000          13,300,000          0.3%
    92                   81.00         Fee Simple                13,000,000      13,000,000          13,000,000          0.3%
    93               57,017.54         Fee Simple                13,000,000      13,000,000          13,000,000          0.3%
    94               71,823.20         Fee Simple                13,000,000      13,000,000          13,000,000          0.3%
    95                  169.26         Fee Simple                12,850,000      12,850,000          12,850,000          0.3%
------------------------------------------------------------------------------------------------------------------------------
    96                  627.62         Fee Simple                12,750,000      12,750,000          12,750,000          0.3%
    97                  137.27         Fee Simple                12,450,000      12,450,000          12,450,000          0.3%
    98                   61.09         Fee Simple                12,400,000      12,400,000          12,400,000          0.3%
    99                  119.66         Fee Simple                12,100,000      12,100,000          12,100,000          0.3%
    100                 131.87         Fee Simple                11,800,000      11,800,000          11,800,000          0.3%
------------------------------------------------------------------------------------------------------------------------------
    101                 128.80         Fee Simple                11,550,000      11,527,471          11,527,471          0.3%
    102                 149.98         Fee Simple                11,400,000      11,341,098          11,341,098          0.3%
    103                 371.43         Fee Simple                11,330,000      11,330,000          11,330,000          0.3%
    104                 214.56         Fee Simple                11,100,000      11,100,000          11,100,000          0.3%
    105                 273.14         Fee Simple                10,920,000      10,920,000          10,920,000          0.3%
------------------------------------------------------------------------------------------------------------------------------
    106             158,208.96         Fee Simple                10,600,000      10,600,000          10,600,000          0.3%
    107                  44.35         Fee Simple                10,500,000      10,500,000          10,500,000          0.3%
    108              40,000.00         Fee Simple                10,400,000      10,400,000          10,400,000          0.3%
    109                 249.06                                    9,600,000       9,600,000                              0.2%
   109-a                               Fee Simple                                                     3,454,254
   109-b                               Fee Simple                                                     3,122,975
   109-c                               Fee Simple                                                     3,022,771
    110                 235.60   Fee Simple / Leasehold           9,500,000       9,500,000           9,500,000          0.2%
------------------------------------------------------------------------------------------------------------------------------
    111                  90.19         Fee Simple                 9,360,000       9,360,000           9,360,000          0.2%
    112                  90.01         Fee Simple                 9,000,000       9,000,000           9,000,000          0.2%
    113                 130.95   Fee Simple / Leasehold           9,000,000       8,991,691           8,991,691          0.2%
    114              33,337.99         Fee Simple                 8,500,000       8,467,850           8,467,850          0.2%
    115                 196.78         Fee Simple                 8,400,000       8,400,000           8,400,000          0.2%
------------------------------------------------------------------------------------------------------------------------------
    116                 143.47         Fee Simple                 8,400,000       8,400,000           8,400,000          0.2%
    117                 214.28         Fee Simple                 8,425,000       8,377,756           8,377,756          0.2%
    118                 109.29         Fee Simple                 8,200,000       8,200,000           8,200,000          0.2%
    119                  31.67         Fee Simple                 8,000,000       7,993,006           7,993,006          0.2%
    120                  99.85         Fee Simple                 8,000,000       7,962,615           7,962,615          0.2%
------------------------------------------------------------------------------------------------------------------------------
    121                 174.39         Fee Simple                 7,900,000       7,900,000           7,900,000          0.2%
    122              70,528.88         Fee Simple                 7,850,000       7,828,705           7,828,705          0.2%
    123                  43.16                                    7,640,000       7,626,547                              0.2%
   123-a                               Fee Simple                                                     3,234,295
   123-b                               Fee Simple                                                     3,194,365
   123-c                               Fee Simple                                                     1,197,887
    124              55,970.15         Fee Simple                 7,500,000       7,500,000           7,500,000          0.2%
    125                 521.94      Leasehold (Condo)             7,350,000       7,350,000           7,350,000          0.2%
------------------------------------------------------------------------------------------------------------------------------
    126                  76.38         Fee Simple                 7,210,000       7,210,000           7,210,000          0.2%
    127              54,325.21          Leasehold                 7,200,000       7,170,927           7,170,927          0.2%
    128                 158.92         Fee Simple                 7,140,000       7,140,000           7,140,000          0.2%
    129              40,935.67         Fee Simple                 7,000,000       7,000,000           7,000,000          0.2%
    130                 169.89         Fee Simple                 6,900,000       6,900,000           6,900,000          0.2%
------------------------------------------------------------------------------------------------------------------------------
    131                  76.28         Fee Simple                 6,900,000       6,900,000           6,900,000          0.2%
    132               3,880.84         Fee Simple                 6,900,000       6,880,720                              0.2%
   132-a              3,579.42         Fee Simple                 2,771,053                           2,763,310
   132-b              3,312.29         Fee Simple                 1,634,211                           1,629,644
   132-c              4,751.98         Fee Simple                 1,586,842                           1,582,408
   132-d              5,144.08         Fee Simple                   907,895                             905,358
    133                 236.63         Fee Simple                 6,650,000       6,650,000           6,650,000          0.2%
    134              38,735.29         Fee Simple                 6,585,000       6,585,000           6,585,000          0.2%
    135             191,176.47          Leasehold                 6,500,000       6,500,000           6,500,000          0.2%
------------------------------------------------------------------------------------------------------------------------------
    136                  71.68         Fee Simple                 6,525,000       6,487,981           6,487,981          0.2%
    137                 307.06         Fee Simple                 6,400,000       6,400,000           6,400,000          0.2%
    138                  78.48         Fee Simple                 6,400,000       6,366,230           6,366,230          0.2%
    139                 127.85         Fee Simple                 6,300,000       6,264,672           6,264,672          0.2%
    140                 105.95         Fee Simple                 6,100,000       6,100,000           6,100,000          0.2%
------------------------------------------------------------------------------------------------------------------------------
    141                 264.30         Fee Simple                 6,100,000       6,100,000           6,100,000          0.2%
    142                 118.51         Fee Simple                 6,000,000       6,000,000           6,000,000          0.1%
    143                 111.40         Fee Simple                 6,000,000       6,000,000           6,000,000          0.1%
    144                 146.80         Fee Simple                 5,995,000       5,995,000           5,995,000          0.1%
    145                 155.83         Fee Simple                 6,000,000       5,967,900           5,967,900          0.1%
------------------------------------------------------------------------------------------------------------------------------
    146              31,363.43         Fee Simple                 5,850,000       5,833,598           5,833,598          0.1%
    147                 187.75         Fee Simple                 5,775,000       5,742,616           5,742,616          0.1%
    148                 115.16         Fee Simple                 5,500,000       5,500,000           5,500,000          0.1%
    149                 109.29         Fee Simple                 5,400,000       5,383,179           5,383,179          0.1%
    150                  48.52         Fee Simple                 5,350,000       5,350,000           5,350,000          0.1%
------------------------------------------------------------------------------------------------------------------------------
    151                 137.46         Fee Simple                 5,200,000       5,200,000           5,200,000          0.1%
    152                  29.00         Fee Simple                 5,055,000       5,055,000           5,055,000          0.1%
    153                 125.02         Fee Simple                 5,000,000       5,000,000                              0.1%
   153-a                107.70         Fee Simple                 2,788,462                           2,788,462
   153-b                157.98         Fee Simple                 1,134,615                           1,134,615
   153-c                155.60         Fee Simple                 1,076,923                           1,076,923
    154                  94.61         Fee Simple                 5,000,000       5,000,000           5,000,000          0.1%
    155                 256.82         Fee Simple                 4,810,000       4,810,000           4,810,000          0.1%
------------------------------------------------------------------------------------------------------------------------------
    156                  60.16         Fee Simple                 4,650,000       4,650,000           4,650,000          0.1%
    157                 249.22         Fee Simple                 4,500,000       4,500,000           4,500,000          0.1%
    158              51,031.29         Fee Simple                 4,500,000       4,490,754           4,490,754          0.1%
    159                 128.03         Fee Simple                 4,500,000       4,474,766           4,474,766          0.1%
    160                 117.34         Fee Simple                 4,400,000       4,362,203           4,362,203          0.1%
------------------------------------------------------------------------------------------------------------------------------
    161                  97.44         Fee Simple                 4,200,000       4,200,000           4,200,000          0.1%
    162                 186.10         Fee Simple                 4,160,000       4,147,356           4,147,356          0.1%
    163               5,260.81         Fee Simple                 4,135,000       4,135,000           4,135,000          0.1%
    164                 408.04         Fee Simple                 4,000,000       4,000,000           4,000,000          0.1%
    165                  85.81         Fee Simple                 3,960,000       3,960,000           3,960,000          0.1%
------------------------------------------------------------------------------------------------------------------------------
    166                 273.73         Fee Simple                 3,800,000       3,784,043           3,784,043          0.1%
    167                  72.80         Fee Simple                 3,720,000       3,720,000           3,720,000          0.1%
    168                 185.34         Fee Simple                 3,450,000       3,431,579           3,431,579          0.1%
    169                 142.52         Fee Simple                 3,400,000       3,400,000           3,400,000          0.1%
    170                 133.55         Fee Simple                 3,300,000       3,300,000           3,300,000          0.1%
------------------------------------------------------------------------------------------------------------------------------
    171                 143.48         Fee Simple                 3,300,000       3,297,070           3,297,070          0.1%
    172                 224.68         Fee Simple                 3,125,000       3,103,446           3,103,446          0.1%
    173                 209.61         Fee Simple                 2,900,000       2,897,603           2,897,603          0.1%
    174                 165.34         Fee Simple                 2,900,000       2,891,146           2,891,146          0.1%
    175                 206.10         Fee Simple                 2,870,000       2,849,099           2,849,099          0.1%
------------------------------------------------------------------------------------------------------------------------------
    176                 142.72         Fee Simple                 2,800,000       2,791,697           2,791,697          0.1%
    177                 228.83         Fee Simple                 2,750,000       2,716,841           2,716,841          0.1%
    178                  53.34         Fee Simple                 2,700,000       2,700,000           2,700,000          0.1%
    179                  53.22         Fee Simple                 2,625,000       2,613,002           2,613,002          0.1%
    180                  37.85         Fee Simple                 2,500,000       2,495,102           2,495,102          0.1%
------------------------------------------------------------------------------------------------------------------------------
    181               5,727.92         Fee Simple                 2,400,000       2,400,000           2,400,000          0.1%
    182                 207.76         Fee Simple                 2,400,000       2,392,819           2,392,819          0.1%
    183                  55.74         Fee Simple                 2,200,000       2,200,000           2,200,000          0.1%
    184                 163.73         Fee Simple                 2,000,000       2,000,000           2,000,000          0.0%
    185                 122.27         Fee Simple                 2,000,000       1,994,617           1,994,617          0.0%
    186                  67.85         Fee Simple                 2,000,000       1,994,327           1,994,327          0.0%




                                  GROSS                              NET           MONTHLY              ANNUAL
  CONTROL        BALLOON         INTEREST      ADMINISTRATIVE     INTEREST          DEBT                 DEBT
  NUMBER         BALANCE         RATE (%)       FEE RATE (%)      RATE (%)       SERVICE ($)         SERVICE ($)
----------------------------------------------------------------------------------------------------------------------

     1             200,000,000   5.44000          0.02057          5.41943            919,259.26        11,031,111.12
     2             200,000,000   5.25700          0.02057          5.23643          1,225,903.19        14,710,838.33
     3             150,835,584   5.10300          0.02057          5.08243            923,328.02        11,079,936.24
     4              92,214,143   5.61000          0.02057          5.58943            603,445.19         7,241,342.28
     5              88,511,189   5.95000          0.02057          5.92943            596,339.72         7,156,076.64
----------------------------------------------------------------------------------------------------------------------
     6              98,000,000   4.93500          0.02057          4.91443            408,622.57         4,903,470.83
     7              90,000,000   5.59000          0.02057          5.56943            425,072.92         5,100,875.04
     8              70,395,959   7.05500          0.02057          7.03443            603,747.92         7,244,975.04
     9              73,148,999   6.20000          0.02057          6.17943            477,725.80         5,732,709.60
    10              76,000,000   5.18000          0.05057          5.12943            332,623.15         3,991,477.80
----------------------------------------------------------------------------------------------------------------------
    11              72,000,000   5.29500          0.02057          5.27443            322,112.50         3,865,350.00
    12              70,540,000   5.72700          0.02057          5.70643            341,327.87         4,095,934.49
    13              62,430,000   5.35000          0.03057          5.31943            390,889.59         4,690,675.08
    14              43,926,034   5.86500          0.02057          5.84443            307,267.38         3,687,208.56
    15              45,263,695   5.89000          0.07057          5.81943            297,433.39         3,569,200.68
----------------------------------------------------------------------------------------------------------------------
    16              42,647,988   5.24000          0.02057          5.21943            270,276.41         3,243,316.92
    17              45,000,000   4.95000          0.02057          4.92943            376,406.25         4,516,875.00
    18              45,000,000   5.16000          0.02057          5.13943            196,187.50         2,354,250.00
    19              41,712,793   5.35000          0.02057          5.32943            251,286.16         3,015,433.92
    20              39,482,103   5.65000          0.02057          5.62943            253,983.75         3,047,805.00
----------------------------------------------------------------------------------------------------------------------
    21              40,223,464   5.27000          0.02057          5.24943            240,747.75         2,888,973.00
    22              36,150,546   5.71000          0.02057          5.68943            249,844.75         2,998,136.94
    23              42,700,000   5.87000          0.02057          5.84943            211,775.20         2,541,302.36
    24              42,200,000   5.31000          0.02057          5.28943            189,328.54         2,271,942.50
    25              37,688,953   5.10000          0.02057          5.07943            222,609.41         2,671,312.92
----------------------------------------------------------------------------------------------------------------------
    26              30,568,090   6.78000          0.02057          6.75943            266,730.73         3,200,768.76
   26-a
   26-b
   26-c
    27              34,095,736   5.60300          0.02057          5.58243            214,273.81         2,571,285.72
    28              35,739,772   6.12000          0.02057          6.09943            224,999.92         2,699,999.04
    29              30,127,014   5.56000          0.02057          5.53943            205,761.31         2,469,135.72
    30              31,687,019   5.39000          0.02057          5.36943            199,121.89         2,389,462.68
----------------------------------------------------------------------------------------------------------------------
    31              35,300,000   5.31000          0.02057          5.28943            158,371.98         1,900,463.75
   31-a
   31-b
    32              31,000,000   4.91000          0.02057          4.88943            128,603.36         1,543,240.32
    33              26,981,934   5.23000          0.02057          5.20943            170,799.33         2,049,591.96
    34              26,822,281   5.47000          0.02057          5.44943            169,772.46         2,037,269.52
    35              26,821,804   5.15000          0.02057          5.12943            155,617.50         1,867,410.00
----------------------------------------------------------------------------------------------------------------------
    36              25,919,600   5.25000          0.02057          5.22943            154,617.04         1,855,404.48
    37              25,958,304   5.35000          0.02057          5.32943            156,355.84         1,876,270.08
    38              23,557,236   5.05000          0.02057          5.02943            150,410.99         1,804,931.88
    39              23,988,669   5.32000          0.02057          5.29943            153,050.51         1,836,606.12
    40              27,460,000   5.72700          0.02057          5.70643            132,873.03         1,594,476.34
----------------------------------------------------------------------------------------------------------------------
    41              23,612,599   5.04600          0.02057          5.02543            144,082.93         1,728,995.16
    42              11,613,365   5.41000          0.02057          5.38943             76,453.10           917,437.20
    43               6,719,634   5.41000          0.02057          5.38943             42,302.18           507,626.16
    44               4,799,739   5.41000          0.02057          5.38943             30,215.84           362,590.08
    45              23,242,707   5.46000          0.02057          5.43943            146,973.29         1,763,679.48
----------------------------------------------------------------------------------------------------------------------
    46              25,225,000   5.43000          0.02057          5.40943            115,728.45         1,388,741.35
    47              23,062,337   5.71000          0.02057          5.68943            156,672.87         1,880,074.44
   47-a
   47-b
   47-c
   47-d
   47-e
    48              24,925,000   4.62200          0.02057          4.60143             97,336.16         1,168,033.97
    49              20,779,206   5.33000          0.07057          5.25943            134,277.75         1,611,333.00
    50              20,160,275   5.57900          0.07057          5.50843            134,597.53         1,615,170.36
   50-a
   50-b
----------------------------------------------------------------------------------------------------------------------
    51              18,578,478   6.63000          0.02057          6.60943            160,587.92         1,927,055.04
    52              22,401,030   5.77000          0.02057          5.74943            134,514.12         1,614,169.44
    53              21,326,057   6.13000          0.02057          6.10943            150,022.41         1,800,268.92
    54              20,565,596   5.47500          0.02057          5.45443            130,230.94         1,562,771.28
    55              19,656,481   6.26600          0.02057          6.24543            141,854.38         1,702,252.56
----------------------------------------------------------------------------------------------------------------------
    56              20,980,544   5.76000          0.02057          5.73943            131,446.86         1,577,362.32
    57              19,774,446   5.04600          0.02057          5.02543            120,662.71         1,447,952.52
    58              16,866,456   5.84000          0.02057          5.81943            138,967.87         1,667,614.44
    59              18,978,516   5.04600          0.02057          5.02543            115,805.98         1,389,671.76
    60              18,377,250   5.45200          0.07057          5.38143            118,604.03         1,423,248.36
----------------------------------------------------------------------------------------------------------------------
    61              17,557,819   5.53000          0.02057          5.50943            119,631.26         1,435,575.12
    62              17,523,969   5.43000          0.02057          5.40943            115,498.00         1,385,976.00
    63              18,592,180   5.54000          0.02057          5.51943            114,060.24         1,368,722.88
    64              18,245,590   5.59000          0.02057          5.56943            114,689.71         1,376,276.52
    65              17,660,809   5.04600          0.02057          5.02543            107,765.40         1,293,184.80
----------------------------------------------------------------------------------------------------------------------
    66              17,377,811   5.04600          0.02057          5.02543            106,038.56         1,272,462.72
    67              19,500,000   4.98000          0.02057          4.95943             82,048.96           984,587.52
    68              18,250,396   4.90000          0.02057          4.87943            103,226.35         1,238,716.20
    69              17,390,419   6.16000          0.02057          6.13943            113,131.95         1,357,583.40
    70              16,068,948   5.04600          0.02057          5.02543             98,051.94         1,176,623.28
----------------------------------------------------------------------------------------------------------------------
    71              16,515,730   5.83800          0.02057          5.81743            106,051.52         1,272,618.24
    72              14,781,800   5.65000          0.02057          5.62943            112,153.96         1,345,847.52
    73              16,806,735   5.85700          0.02057          5.83643            106,269.72         1,275,236.64
    74              15,497,961   5.83900          0.02057          5.81843            103,411.43         1,240,937.16
    75              10,988,138   4.91000          0.02057          4.88943            114,623.97         1,375,487.64
----------------------------------------------------------------------------------------------------------------------
    76              15,180,521   6.85000          0.02057          6.82943            111,104.47         1,333,253.63
    77              14,235,693   5.37000          0.02057          5.34943             91,224.51         1,094,694.12
    78              15,109,828   5.18000          0.02057          5.15943             87,934.10         1,055,209.25
    79              14,123,341   5.04600          0.02057          5.02543             86,179.94         1,034,159.28
    80              13,243,704   5.21000          0.02057          5.18943             87,956.61         1,055,479.32
----------------------------------------------------------------------------------------------------------------------
    81              13,632,463   5.66500          0.02057          5.64443             89,618.58         1,075,422.96
    82              14,841,806   6.01000          0.02057          5.98943             92,429.81         1,109,157.72
    83              13,266,499   6.85000          0.02057          6.82943             97,095.97         1,165,151.59
    84              13,361,560   6.10000          0.02057          6.07943             91,141.62         1,093,699.44
    85              12,486,033   5.46000          0.02057          5.43943             84,594.43         1,015,133.16
----------------------------------------------------------------------------------------------------------------------
    86              14,900,000   5.29200          0.02057          5.27143             66,621.63           799,459.50
    87              12,853,468   5.42000          0.08057          5.33943             82,728.65           992,743.80
    88              13,567,138   5.42500          0.02057          5.40443             82,324.10           987,889.20
    89              12,140,885   5.32000          0.02057          5.29943             79,307.99           951,695.88
    90              11,888,398   6.85000          0.02057          6.82943             87,009.80         1,044,117.63
----------------------------------------------------------------------------------------------------------------------
    91              11,634,952   5.44000          0.02057          5.41943             75,016.02           900,192.24
    92              11,556,918   5.19000          0.02057          5.16943             71,304.13           855,649.56
    93              11,375,844   5.45000          0.02057          5.42943             73,405.27           880,863.24
    94              11,745,288   5.95000          0.02057          5.92943             83,362.30         1,000,347.60
    95              10,911,042   5.65000          0.02057          5.62943             76,801.31           921,615.72
----------------------------------------------------------------------------------------------------------------------
    96              11,909,723   5.89000          0.02057          5.86943             75,543.34           906,520.08
    97              12,450,000   5.31000          0.02057          5.28943             55,856.41           670,276.92
    98              11,019,184   6.11500          0.02057          6.09443             75,263.54           903,162.48
    99              11,183,234   5.14000          0.02057          5.11943             65,994.64           791,935.68
    100             10,561,672   5.52000          0.02057          5.49943             67,147.25           805,767.00
----------------------------------------------------------------------------------------------------------------------
    101              9,710,424   5.71000          0.02057          5.68943             67,109.46           805,313.52
    102              9,811,284   5.69600          0.02057          5.67543             66,136.75           793,641.00
    103             10,041,787   5.14600          0.02057          5.12543             61,836.85           742,042.20
    104             10,349,304   5.76000          0.02057          5.73943             64,847.12           778,165.44
    105              9,712,257   5.22000          0.02057          5.19943             60,097.89           721,174.68
----------------------------------------------------------------------------------------------------------------------
    106              9,535,349   5.77500          0.02057          5.75443             62,027.17           744,326.04
    107              9,694,312   5.07000          0.08057          4.98943             56,816.33           681,795.96
    108             10,400,000   4.99000          0.02057          4.96943             43,847.31           526,167.72
    109              4,775,616   5.92000          0.02057          5.89943             77,477.99           929,735.88
   109-a
   109-b
   109-c
    110              8,508,944   5.63500          0.02057          5.61443             54,747.35           656,968.20
----------------------------------------------------------------------------------------------------------------------
    111              8,295,775   5.14600          0.02057          5.12543             51,084.99           613,019.88
    112              9,000,000   5.33000          0.02057          5.30943             40,530.21           486,362.50
    113              7,537,116   5.58000          0.09057          5.48943             51,553.67           618,644.04
    114              7,724,252   6.33000          0.02057          6.30943             56,492.97           677,915.64
    115              7,348,771   5.44000          0.02057          5.41943             47,378.54           568,542.48
----------------------------------------------------------------------------------------------------------------------
    116              7,938,927   5.52000          0.02057          5.49943             47,799.74           573,596.88
    117              6,987,805   5.28000          0.02057          5.25943             46,679.83           560,157.96
    118              7,322,392   5.41000          0.02057          5.38943             46,096.72           553,160.64
    119              6,743,672   5.79500          0.02057          5.77443             46,914.77           562,977.24
    120              6,615,756   5.19000          0.07057          5.11943             43,879.46           526,553.52
----------------------------------------------------------------------------------------------------------------------
    121              7,045,672   5.35000          0.02057          5.32943             44,114.68           529,376.16
    122              6,084,986   6.03000          0.02057          6.00943             50,721.71           608,660.52
    123              6,511,351   6.17000          0.02057          6.14943             46,644.00           559,728.00
   123-a
   123-b
   123-c
    124              7,500,000   5.62800          0.02057          5.60743             35,663.54           427,962.50
    125              6,081,764   5.20000          0.06057          5.13943             40,359.65           484,315.80
----------------------------------------------------------------------------------------------------------------------
    126              6,701,474   5.54000          0.02057          5.51943             41,118.72           493,424.64
    127              6,507,348   5.97000          0.02057          5.94943             46,257.75           555,093.00
    128              6,328,187   5.14600          0.02057          5.12543             38,968.68           467,624.16
    129              7,000,000   4.93000          0.02057          4.90943             29,157.75           349,893.00
    130              6,045,218   5.50000          0.02057          5.47943             39,177.44           470,129.28
----------------------------------------------------------------------------------------------------------------------
    131              6,024,361   6.23500          0.02057          6.21443             42,417.20           509,006.40
    132              5,817,427   5.80000          0.07057          5.72943             40,485.96           485,831.52
   132-a
   132-b
   132-c
   132-d
    133              5,938,605   5.41000          0.02057          5.38943             37,383.31           448,599.72
    134              6,585,000   5.19000          0.02057          5.16943             28,875.68           346,508.16
    135              5,409,214   5.38000          0.02057          5.35943             36,418.39           437,020.73
----------------------------------------------------------------------------------------------------------------------
    136              5,401,611   5.22000          0.09057          5.12943             35,910.14           430,921.68
    137              5,360,862   5.59000          0.02057          5.56943             36,700.71           440,408.52
    138              5,359,791   5.59000          0.02057          5.56943             36,700.71           440,408.52
    139              5,225,302   5.28000          0.02057          5.25943             34,905.99           418,871.88
    140              5,297,167   5.14000          0.02057          5.11943             33,270.03           399,240.36
----------------------------------------------------------------------------------------------------------------------
    141              6,100,000   5.47000          0.02057          5.44943             28,192.03           338,304.36
    142              5,234,773   5.33000          0.02057          5.30943             33,430.15           401,161.80
    143              5,268,133   5.60000          0.02057          5.57943             34,444.74           413,336.88
    144              5,234,241   5.36000          0.02057          5.33943             33,514.24           402,170.88
    145              5,013,987   5.52000          0.07057          5.44943             34,142.67           409,712.04
----------------------------------------------------------------------------------------------------------------------
    146              4,929,938   5.78500          0.02057          5.76443             34,269.19           411,230.28
    147              4,789,860   5.28000          0.02057          5.25943             31,997.16           383,965.92
    148              4,631,332   5.36000          0.02057          5.33943             31,177.91           374,134.92
    149              4,485,807   5.32000          0.02057          5.29943             30,053.55           360,642.60
    150              4,593,053   5.60000          0.02057          5.57943             30,713.23           368,558.76
----------------------------------------------------------------------------------------------------------------------
    151              4,475,544   5.69000          0.02057          5.66943             30,147.88           361,774.56
    152              4,780,489   5.57600          0.02057          5.55543             28,943.24           347,318.88
    153              5,000,000   5.72000          0.05057          5.66943             24,164.35           289,972.20
   153-a
   153-b
   153-c
    154              4,619,990   5.13000          0.02057          5.10943             27,239.73           326,876.76
    155              4,263,107   5.14600          0.02057          5.12543             26,252.01           315,024.12
----------------------------------------------------------------------------------------------------------------------
    156              4,161,682   5.52000          0.02057          5.49943             26,460.57           317,526.84
    157              3,769,356   5.59000          0.02057          5.56943             25,805.19           309,662.28
    158              3,755,471   5.47000          0.07057          5.39943             25,465.87           305,590.44
    159              3,732,359   5.28000          0.02057          5.25943             24,932.85           299,194.20
    160              2,898,026   6.13500          0.02057          6.11443             31,866.61           382,399.32
----------------------------------------------------------------------------------------------------------------------
    161              3,889,807   5.29000          0.02057          5.26943             23,296.72           279,560.64
    162              3,467,713   5.43000          0.02057          5.40943             23,437.64           281,251.68
    163              3,598,151   5.22000          0.02057          5.19943             22,756.85           273,082.20
    164              4,000,000   5.25000          0.02057          5.22943             17,743.06           212,916.72
    165              3,509,751   5.14600          0.02057          5.12543             21,612.88           259,354.56
----------------------------------------------------------------------------------------------------------------------
    166              2,918,012   5.75000          0.02057          5.72943             23,906.04           286,872.48
    167              3,720,000   5.08000          0.02057          5.05943             15,966.72           191,600.64
    168              2,883,934   5.53000          0.07057          5.45943             19,653.70           235,844.40
    169              3,202,586   5.23000          0.02057          5.20943             18,732.83           224,793.96
    170              2,733,207   5.23000          0.08057          5.14943             18,181.86           218,182.32
----------------------------------------------------------------------------------------------------------------------
    171              2,776,727   5.73500          0.02057          5.71443             19,226.47           230,717.64
    172              2,435,414   6.20000          0.02057          6.17943             20,518.19           246,218.28
    173              2,460,283   6.01000          0.02057          5.98943             17,405.61           208,867.32
    174              2,415,882   5.41000          0.07057          5.33943             16,302.50           195,630.00
    175              2,211,296   5.86000          0.02057          5.83943             18,246.62           218,959.44
----------------------------------------------------------------------------------------------------------------------
    176              2,342,038   5.54000          0.02057          5.51943             15,968.43           191,621.16
    177              1,736,045   5.05000          0.02057          5.02943             18,224.83           218,697.96
    178              2,700,000   5.45000          0.02057          5.42943             12,432.81           149,193.72
    179              2,179,082   5.31000          0.07057          5.23943             14,593.05           175,116.60
    180              2,046,719   5.69000          0.02057          5.66943             14,494.17           173,930.04
----------------------------------------------------------------------------------------------------------------------
    181              2,232,885   5.60000          0.02057          5.57943             13,777.90           165,334.80
    182              2,004,974   5.50000          0.02057          5.47943             13,626.94           163,523.28
    183              1,931,148   5.58000          0.06057          5.51943             12,602.01           151,224.12
    184              1,675,269   5.59000          0.02057          5.56943             11,468.97           137,627.64
    185              1,552,661   6.07500          0.02057          6.05443             12,977.88           155,734.56
    186              1,682,903   5.73500          0.02057          5.71443             11,652.41           139,828.92




                                                     INTEREST                   ORIGINAL            REMAINING           ORIGINAL
  CONTROL                                             ACCRUAL                 INTEREST ONLY       INTEREST ONLY          TERM TO
  NUMBER             AMORTIZATION TYPE                METHOD      SEASONING   PERIOD (MOS.)       PERIOD (MOS.)      MATURITY (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

     1                 Interest Only                Actual/360        0            119                 119                 119
     2                 Interest Only                Actual/360        2            120                 118                 120
     3                   Amortizing                 Actual/360        2             0                   0                  84
     4         Interest Only, Then Amortizing       Actual/360        5            24                  19                  120
     5         Interest Only, Then Amortizing       Actual/360        4            24                  20                  120
------------------------------------------------------------------------------------------------------------------------------------
     6                 Interest Only                Actual/360        5            60                  55                  60
     7                 Interest Only                Actual/360        5            120                 115                 120
     8         Interest Only, Then Amortizing       Actual/360        2            12                  10                  120
     9         Interest Only, Then Amortizing       Actual/360        4            60                  56                  120
    10                 Interest Only                Actual/360        1            120                 119                 120
------------------------------------------------------------------------------------------------------------------------------------
    11                 Interest Only                Actual/360        4            60                  56                  60
    12                 Interest Only                Actual/360        2            120                 118                 120
    13         Interest Only, Then Amortizing       Actual/360        4            36                  32                  120
    14                   Amortizing                 Actual/360        1             0                   0                  120
    15         Interest Only, Then Amortizing       Actual/360        1            36                  35                  120
------------------------------------------------------------------------------------------------------------------------------------
    16         Interest Only, Then Amortizing       Actual/360        4            24                  20                  120
    17                 Interest Only                Actual/360        2            120                 118                 120
    18                 Interest Only                Actual/360        0            36                  36                  36
    19         Interest Only, Then Amortizing       Actual/360        4            60                  56                  120
    20         Interest Only, Then Amortizing       Actual/360        2            36                  34                  120
------------------------------------------------------------------------------------------------------------------------------------
    21         Interest Only, Then Amortizing       Actual/360        2            59                  57                  120
    22                   Amortizing                 Actual/360        0             0                   0                  120
    23                 Interest Only                Actual/360        2            120                 118                 120
    24                 Interest Only                Actual/360        3            60                  57                  60
    25                   Amortizing                 Actual/360        2             0                   0                  63
------------------------------------------------------------------------------------------------------------------------------------
    26                   Amortizing                 Actual/360        4             0                   0                  120
   26-a
   26-b
   26-c
    27         Interest Only, Then Amortizing       Actual/360        4            12                   8                  84
    28         Interest Only, Then Amortizing       Actual/360        1            24                  23                  60
    29                   Amortizing                 Actual/360        0             0                   0                  120
    30         Interest Only, Then Amortizing       Actual/360        3            36                  33                  120
------------------------------------------------------------------------------------------------------------------------------------
    31                 Interest Only                Actual/360        3            60                  57                  60
   31-a
   31-b
    32                 Interest Only                Actual/360        5            60                  55                  60
    33         Interest Only, Then Amortizing       Actual/360        3            24                  21                  120
    34         Interest Only, Then Amortizing       Actual/360        3            36                  33                  120
    35         Interest Only, Then Amortizing       Actual/360        1            36                  35                  84
------------------------------------------------------------------------------------------------------------------------------------
    36         Interest Only, Then Amortizing       Actual/360        0            60                  60                  120
    37         Interest Only, Then Amortizing       Actual/360        1            60                  59                  120
    38         Interest Only, Then Amortizing       Actual/360        3            12                   9                  120
    39         Interest Only, Then Amortizing       Actual/360        3            24                  21                  120
    40                 Interest Only                Actual/360        2            120                 118                 120
------------------------------------------------------------------------------------------------------------------------------------
    41         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    42         Interest Only, Then Amortizing       Actual/360        4            12                   8                  120
    43         Interest Only, Then Amortizing       Actual/360        4            36                  32                  120
    44         Interest Only, Then Amortizing       Actual/360        4            36                  32                  120
    45         Interest Only, Then Amortizing       Actual/360        5            36                  31                  120
------------------------------------------------------------------------------------------------------------------------------------
    46                 Interest Only                Actual/360        5            87                  82                  87
    47         Interest Only, Then Amortizing       Actual/360        2            12                  10                  60
   47-a
   47-b
   47-c
   47-d
   47-e
    48                 Interest Only                Actual/360        2            84                  82                  84
    49         Interest Only, Then Amortizing       Actual/360        3            18                  15                  120
    50         Interest Only, Then Amortizing       Actual/360        4            12                   8                  120
   50-a
   50-b
------------------------------------------------------------------------------------------------------------------------------------
    51                   Amortizing                 Actual/360        0             0                   0                  120
    52         Interest Only, Then Amortizing       Actual/360        3            35                  32                  60
    53         Interest Only, Then Amortizing       Actual/360        2            12                  10                  60
    54         Interest Only, Then Amortizing       Actual/360        1            36                  35                  120
    55                   Amortizing                 Actual/360        2             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    56         Interest Only, Then Amortizing       Actual/360        1            60                  59                  120
    57         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    58                   Amortizing                 Actual/360        0             0                   0                  120
    59         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    60         Interest Only, Then Amortizing       Actual/360        1            24                  23                  120
------------------------------------------------------------------------------------------------------------------------------------
    61                   Amortizing                 Actual/360        0             0                   0                  120
    62         Interest Only, Then Amortizing       Actual/360        1            24                  23                  132
    63         Interest Only, Then Amortizing       Actual/360        1            60                  59                  120
    64         Interest Only, Then Amortizing       Actual/360        4            47                  43                  120
    65         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
------------------------------------------------------------------------------------------------------------------------------------
    66         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    67                 Interest Only                Actual/360        0            60                  60                  60
    68         Interest Only, Then Amortizing       Actual/360        2            12                  10                  60
    69         Interest Only, Then Amortizing       Actual/360        1            60                  59                  120
    70         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
------------------------------------------------------------------------------------------------------------------------------------
    71         Interest Only, Then Amortizing       Actual/360        0            48                  48                  120
    72         Interest Only, Then Amortizing       Actual/360        0             4                   4                  101
    73         Interest Only, Then Amortizing       Actual/360        1            60                  59                  120
    74         Interest Only, Then Amortizing       Actual/360        0            24                  24                  120
    75                   Amortizing                 Actual/360        2             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    76                   Amortizing                 Actual/360        1             0                   0                  120
    77         Interest Only, Then Amortizing       Actual/360        3            12                   9                  108
    78         Interest Only, Then Amortizing       Actual/360        0            36                  36                  84
    79         Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    80                   Amortizing                 Actual/360        2             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    81         Interest Only, Then Amortizing       Actual/360        2            24                  22                  120
    82         Interest Only, Then Amortizing       Actual/360        5            24                  19                  60
    83                   Amortizing                 Actual/360        1             0                   0                  120
    84         Interest Only, Then Amortizing       Actual/360        1            24                  23                  120
    85                   Amortizing                 Actual/360        1             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    86                 Interest Only                Actual/360        3            120                 117                 120
    87         Interest Only, Then Amortizing       Actual/360        2            24                  22                  120
    88         Interest Only, Then Amortizing       Actual/360        5            60                  55                  120
    89         Interest Only, Then Amortizing       Actual/360        0            12                  12                  120
    90                   Amortizing                 Actual/360        1             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    91         Interest Only, Then Amortizing       Actual/360        2            24                  22                  120
    92         Interest Only, Then Amortizing       Actual/360        3            60                  57                  144
    93         Interest Only, Then Amortizing       Actual/360        1            24                  23                  120
    94         Interest Only, Then Amortizing       Actual/360        0            60                  60                  120
    95                   Amortizing                 Actual/360        0             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    96         Interest Only, Then Amortizing       Actual/360        2            60                  58                  120
    97                 Interest Only                Actual/360        3            84                  81                  84
    98         Interest Only, Then Amortizing       Actual/360        2            24                  22                  120
    99         Interest Only, Then Amortizing       Actual/360        3            60                  57                  120
    100        Interest Only, Then Amortizing       Actual/360        5            36                  31                  120
------------------------------------------------------------------------------------------------------------------------------------
    101                  Amortizing                 Actual/360        2             0                   0                  120
    102                  Amortizing                 Actual/360        5             0                   0                  108
    103        Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    104        Interest Only, Then Amortizing       Actual/360        5            24                  19                  84
    105        Interest Only, Then Amortizing       Actual/360        3            36                  33                  120
------------------------------------------------------------------------------------------------------------------------------------
    106        Interest Only, Then Amortizing       Actual/360        0            36                  36                  120
    107        Interest Only, Then Amortizing       Actual/360        3            60                  57                  120
    108                Interest Only                Actual/360        5            60                  55                  60
    109                  Amortizing                 Actual/360        0             0                   0                  120
   109-a
   109-b
   109-c
    110        Interest Only, Then Amortizing       Actual/360        0            35                  35                  120
------------------------------------------------------------------------------------------------------------------------------------
    111        Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    112                Interest Only                Actual/360        0            120                 120                 120
    113                  Amortizing                 Actual/360        1             0                   0                  120
    114                  Amortizing                 Actual/360        3             0                   0                  60
    115        Interest Only, Then Amortizing       Actual/360        1            24                  23                  120
------------------------------------------------------------------------------------------------------------------------------------
    116        Interest Only, Then Amortizing       Actual/360        3            36                  33                  84
    117                  Amortizing                 Actual/360        5             0                   0                  120
    118        Interest Only, Then Amortizing       Actual/360        4            36                  32                  120
    119                  Amortizing                 Actual/360        1             0                   0                  120
    120                  Amortizing                 Actual/360        4             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    121        Interest Only, Then Amortizing       Actual/360        4            36                  32                  120
    122                  Amortizing                 Actual/360        2             0                   0                  120
    123                  Amortizing                 Actual/360        2             0                   0                  120
   123-a
   123-b
   123-c
    124                Interest Only                Actual/360        1            60                  59                  60
    125                  Amortizing                 Actual/360        0             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    126        Interest Only, Then Amortizing       Actual/360        4            60                  56                  120
    127                  Amortizing                 Actual/360        3             0                   0                  60
    128        Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
    129                Interest Only                Actual/360        4            60                  56                  60
    130        Interest Only, Then Amortizing       Actual/360        1            24                  23                  120
------------------------------------------------------------------------------------------------------------------------------------
    131        Interest Only, Then Amortizing       Actual/360        1            12                  11                  120
    132                  Amortizing                 Actual/360        3             0                   0                  120
   132-a
   132-b
   132-c
   132-d
    133        Interest Only, Then Amortizing       Actual/360        5            36                  31                  120
    134                Interest Only                Actual/360        3            84                  81                  84
    135                  Amortizing                 Actual/360        0             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    136                  Amortizing                 Actual/360        5             0                   0                  120
    137                  Amortizing                 Actual/360        0             0                   0                  120
    138                  Amortizing                 Actual/360        5             0                   0                  120
    139                  Amortizing                 Actual/360        5             0                   0                  120
    140        Interest Only, Then Amortizing       Actual/360        2            24                  22                  120
------------------------------------------------------------------------------------------------------------------------------------
    141                Interest Only                Actual/360        1            60                  59                  60
    142        Interest Only, Then Amortizing       Actual/360        0            24                  24                  120
    143        Interest Only, Then Amortizing       Actual/360        5            24                  19                  120
    144        Interest Only, Then Amortizing       Actual/360        0            24                  24                  120
    145                  Amortizing                 Actual/360        5             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    146                  Amortizing                 Actual/360        3             0                   0                  120
    147                  Amortizing                 Actual/360        5             0                   0                  120
    148        Interest Only, Then Amortizing       Actual/360        0            12                  12                  120
    149                  Amortizing                 Actual/360        3             0                   0                  120
    150        Interest Only, Then Amortizing       Actual/360        6            12                   6                  120
------------------------------------------------------------------------------------------------------------------------------------
    151        Interest Only, Then Amortizing       Actual/360        0            12                  12                  120
    152        Interest Only, Then Amortizing       Actual/360        2            12                  10                  60
    153                Interest Only                Actual/360        2            60                  58                  60
   153-a
   153-b
   153-c
    154        Interest Only, Then Amortizing       Actual/360        5            60                  55                  120
    155        Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
------------------------------------------------------------------------------------------------------------------------------------
    156        Interest Only, Then Amortizing       Actual/360        1            36                  35                  120
    157                  Amortizing                 Actual/360        0             0                   0                  120
    158                  Amortizing                 Actual/360        2             0                   0                  120
    159                  Amortizing                 Actual/360        5             0                   0                  120
    160                  Amortizing                 Actual/360        4             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    161        Interest Only, Then Amortizing       Actual/360        4            60                  56                  120
    162                  Amortizing                 Actual/360        3             0                   0                  120
    163        Interest Only, Then Amortizing       Actual/360        3            24                  21                  120
    164                Interest Only                Actual/360        0            106                 106                 106
    165        Interest Only, Then Amortizing       Actual/360        1            35                  34                  120
------------------------------------------------------------------------------------------------------------------------------------
    166                  Amortizing                 Actual/360        3             0                   0                  120
    167                Interest Only                Actual/360        4            120                 116                 120
    168                  Amortizing                 Actual/360        5             0                   0                  120
    169        Interest Only, Then Amortizing       Actual/360        4            36                  32                  84
    170                  Amortizing                 Actual/360        0             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    171                  Amortizing                 Actual/360        1             0                   0                  120
    172                  Amortizing                 Actual/360        5             0                   0                  120
    173                  Amortizing                 Actual/360        1             0                   0                  120
    174                  Amortizing                 Actual/360        3             0                   0                  120
    175                  Amortizing                 Actual/360        5             0                   0                  120
------------------------------------------------------------------------------------------------------------------------------------
    176                  Amortizing                 Actual/360        3             0                   0                  120
    177                  Amortizing                 Actual/360        5             0                   0                  120
    178                Interest Only                Actual/360        2            84                  82                  84
    179                  Amortizing                 Actual/360        4             0                   0                  120
    180                  Amortizing                 Actual/360        2             0                   0                  132
------------------------------------------------------------------------------------------------------------------------------------
    181        Interest Only, Then Amortizing       Actual/360        2            60                  58                  120
    182                  Amortizing                 Actual/360        3             0                   0                  120
    183        Interest Only, Then Amortizing       Actual/360        1            24                  23                  120
    184                  Amortizing                 Actual/360        0             0                   0                  120
    185                  Amortizing                 Actual/360        2             0                   0                  120
    186                  Amortizing                 Actual/360        3             0                   0                  120




                                 ORIGINAL        REMAINING
              REMAINING        AMORTIZATION     AMORTIZATION                      FIRST       LAST IO      FIRST P&I
  CONTROL      TERM TO             TERM             TERM            NOTE         PAYMENT      PAYMENT       PAYMENT       MATURITY
  NUMBER   MATURITY (MOS.)        (MOS.)           (MOS.)           DATE          DATE          DATE          DATE          DATE
------------------------------------------------------------------------------------------------------------------------------------

     1           119                0                0            5/12/2005     7/6/2005      5/6/2015                    5/6/2015
     2           118                0                0            3/15/2005     5/6/2005      4/6/2015                    4/6/2015
     3           82                360              358           3/29/2005     5/6/2005                    5/6/2005      4/6/2012
     4           115               360              360          12/22/2004     2/1/2005      1/1/2007      2/1/2007      1/1/2015
     5           116               360              360           1/18/2005     3/6/2005      2/6/2007      3/6/2007      2/6/2015
------------------------------------------------------------------------------------------------------------------------------------
     6           55                 0                0           12/16/2004     2/6/2005      1/6/2010                    1/6/2010
     7           115                0                0           12/30/2004     2/1/2005      1/1/2015                    1/1/2015
     8           118               300              300           3/10/2005     5/6/2005      4/6/2006      5/6/2006      4/6/2015
     9           116               360              360           1/14/2005     3/6/2005      2/6/2010      3/6/2010      2/6/2015
    10           119                0                0            4/26/2005     6/6/2005      5/6/2015                    5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    11           56                 0                0            1/27/2005     3/6/2005      2/6/2010                    2/6/2010
    12           118                0                0            3/15/2005     5/6/2005      4/6/2015                    4/6/2015
    13           116               360              360           1/21/2005     3/1/2005      2/1/2008      3/1/2008      2/1/2015
    14           119               360              359           4/26/2005     6/6/2005                    6/6/2005      5/6/2015
    15           119               360              360           4/21/2005     6/1/2005      5/1/2008      6/1/2008      5/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    16           116               360              360           1/28/2005     3/1/2005      2/1/2007      3/1/2007      2/1/2015
    17           118                0                0            3/15/2005     5/1/2005      4/1/2015                    4/1/2015
    18           36                 0                0            5/19/2005     7/6/2005      6/6/2008                    6/6/2008
    19           116               360              360           1/26/2005     3/6/2005      2/6/2010      3/6/2010      2/6/2015
    20           118               360              360           3/23/2005     5/6/2005      4/6/2008      5/6/2008      4/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    21           118               360              360           3/15/2005     5/6/2005      3/6/2010      4/6/2010      4/6/2015
    22           120               360              360           5/31/2005     7/6/2005                    7/6/2005      6/6/2015
    23           118                0                0            3/30/2005     5/6/2005      4/6/2015                    4/6/2015
    24           57                 0                0            3/2/2005      4/6/2005      3/6/2010                    3/6/2010
    25           61                360              358           3/17/2005     5/1/2005                    5/1/2005      7/1/2010
------------------------------------------------------------------------------------------------------------------------------------
    26           116               300              296           2/3/2005      3/6/2005                    3/6/2005      2/6/2015
   26-a
   26-b
   26-c
    27           80                360              360           1/10/2005     3/6/2005      2/6/2006      3/6/2006      2/6/2012
    28           59                360              360           4/15/2005     6/6/2005      5/6/2007      6/6/2007      5/6/2010
    29           120               360              360           5/19/2005     7/6/2005                    7/6/2005      6/6/2015
    30           117               360              360           2/14/2005     4/6/2005      3/6/2008      4/6/2008      3/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    31           57                 0                0            3/2/2005      4/6/2005      3/6/2010                    3/6/2010
   31-a
   31-b
    32           55                 0                0           12/10/2004     2/1/2005      1/1/2010                    1/1/2010
    33           117               360              360           2/7/2005      4/6/2005      3/6/2007      4/6/2007      3/6/2015
    34           117               360              360           3/3/2005      4/6/2005      3/6/2008      4/6/2008      3/6/2015
    35           83                360              360           4/29/2005     6/1/2005      5/1/2008      6/1/2008      5/1/2012
------------------------------------------------------------------------------------------------------------------------------------
    36           120               360              360           5/9/2005      7/6/2005      6/6/2010      7/6/2010      6/6/2015
    37           119               360              360           4/21/2005     6/6/2005      5/6/2010      6/6/2010      5/6/2015
    38           117               360              360           2/10/2005     4/1/2005      3/1/2006      4/1/2006      3/1/2015
    39           117               360              360           2/23/2005     4/6/2005      3/6/2007      4/6/2007      3/6/2015
    40           118                0                0            3/15/2005     5/6/2005      4/6/2015                    4/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    41           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    42           116               360              360           2/1/2005      3/6/2005      2/6/2006      3/6/2006      2/6/2015
    43           116               360              360           2/1/2005      3/6/2005      2/6/2008      3/6/2008      2/6/2015
    44           116               360              360           2/1/2005      3/6/2005      2/6/2008      3/6/2008      2/6/2015
    45           115               360              360          12/22/2004     2/1/2005      1/1/2008      2/1/2008      1/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    46           82                 0                0           12/16/2004     2/6/2005      4/6/2012                    4/6/2012
    47           58                300              300           3/18/2005     5/6/2005      4/6/2006      5/6/2006      4/6/2010
   47-a
   47-b
   47-c
   47-d
   47-e
    48           82                 0                0            3/31/2005     5/6/2005      4/6/2012                    4/6/2012
    49           117               360              360           2/4/2005      4/1/2005      9/1/2006     10/1/2006      3/1/2015
    50           116               360              360           2/2/2005      3/6/2005      2/6/2006      3/6/2006      2/6/2015
   50-a
   50-b
------------------------------------------------------------------------------------------------------------------------------------
    51           120               300              300           5/24/2005     7/6/2005                    7/6/2005      6/6/2015
    52           57                360              360           2/4/2005      4/1/2005      2/1/2008      3/1/2008      3/1/2010
    53           58                300              300           3/17/2005     5/6/2005      4/6/2006      5/6/2006      4/6/2010
    54           119               360              360           5/2/2005      6/6/2005      5/6/2008      6/6/2008      5/6/2015
    55           118               360              358           4/6/2005      5/6/2005                    5/6/2005      4/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    56           119               360              360           5/5/2005      6/6/2005      5/6/2010      6/6/2010      5/6/2015
    57           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    58           120               300              300           5/13/2005     7/6/2005                    7/6/2005      6/6/2015
    59           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    60           119               360              360           4/7/2005      6/6/2005      5/6/2007      6/6/2007      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    61           120               360              360           6/3/2005      7/6/2005                    7/6/2005      6/6/2015
    62           131               360              360           4/19/2005     6/1/2005      5/1/2007      6/1/2007      5/1/2016
    63           119               360              360           4/21/2005     6/6/2005      5/6/2010      6/6/2010      5/6/2015
    64           116               360              360           1/31/2005     3/6/2005      1/6/2009      2/6/2009      2/6/2015
    65           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    66           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    67           60                 0                0            5/16/2005     7/6/2005      6/6/2010                    6/6/2010
    68           58                360              360           3/9/2005      5/6/2005      4/6/2006      5/6/2006      4/6/2010
    69           119               360              360           4/26/2005     6/6/2005      5/6/2010      6/6/2010      5/6/2015
    70           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    71           120               360              360           5/30/2005     7/6/2005      6/6/2009      7/6/2009      6/6/2015
    72           101               300              300           5/25/2005     7/6/2005     10/6/2005     11/6/2005      11/6/2013
    73           119               360              360           4/27/2005     6/6/2005      5/6/2010      6/6/2010      5/6/2015
    74           120               360              360           5/20/2005     7/6/2005      6/6/2007      7/6/2007      6/6/2015
    75           118               240              238           3/23/2005     5/6/2005                    5/6/2005      4/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    76           119               360              359           4/22/2005     6/6/2005                    6/6/2005      5/6/2015
    77           105               360              360           2/10/2005     4/1/2005      3/1/2006      4/1/2006      3/1/2014
    78           84                360              360           6/2/2005      7/6/2005      6/6/2008      7/6/2008      6/6/2012
    79           119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    80           118               360              358           4/1/2005      5/6/2005                    5/6/2005      4/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    81           118               360              360           3/31/2005     5/6/2005      4/6/2007      5/6/2007      4/6/2015
    82           55                360              360          12/21/2004     2/6/2005      1/6/2007      2/6/2007      1/6/2010
    83           119               360              359           4/22/2005     6/6/2005                    6/6/2005      5/6/2015
    84           119               360              360           4/21/2005     6/6/2005      5/6/2007      6/6/2007      5/6/2015
    85           119               360              359           4/12/2005     6/6/2005                    6/6/2005      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    86           117                0                0            3/10/2005     4/6/2005      3/6/2015                    3/6/2015
    87           118               360              360           3/4/2005      5/1/2005      4/1/2007      5/1/2007      4/1/2015
    88           115               360              360          12/29/2004     2/6/2005      1/6/2010      2/6/2010      1/6/2015
    89           120               360              360           5/31/2005     7/6/2005      6/6/2006      7/6/2006      6/6/2015
    90           119               360              359           4/22/2005     6/6/2005                    6/6/2005      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    91           118               360              360           3/3/2005      5/1/2005      4/1/2007      5/1/2007      4/1/2015
    92           141               360              360           2/7/2005      4/1/2005      3/1/2010      4/1/2010      3/1/2017
    93           119               360              360           4/22/2005     6/6/2005      5/6/2007      6/6/2007      5/6/2015
    94           120               300              300           5/6/2005      7/6/2005      6/6/2010      7/6/2010      6/6/2015
    95           120               330              330           5/13/2005     7/1/2005                    7/1/2005      6/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    96           118               360              360           3/30/2005     5/6/2005      4/6/2010      5/6/2010      4/6/2015
    97           81                 0                0            2/2/2005      4/1/2005      3/1/2012                    3/1/2012
    98           118               360              360           3/17/2005     5/6/2005      4/6/2007      5/6/2007      4/6/2015
    99           117               360              360           2/11/2005     4/6/2005      3/6/2010      4/6/2010      3/6/2015
    100          115               360              360          12/23/2004     2/6/2005      1/6/2008      2/6/2008      1/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    101          118               360              358           3/15/2005     5/6/2005                    5/6/2005      4/6/2015
    102          103               360              355           1/6/2005      2/6/2005                    2/6/2005      1/6/2014
    103          119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    104          79                360              360          12/20/2004     2/6/2005      1/6/2007      2/6/2007      1/6/2012
    105          117               360              360           2/16/2005     4/1/2005      3/1/2008      4/1/2008      3/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    106          120               360              360           5/30/2005     7/6/2005      6/6/2008      7/6/2008      6/6/2015
    107          117               360              360           2/18/2005     4/1/2005      3/1/2010      4/1/2010      3/1/2015
    108          55                 0                0           12/15/2004     2/1/2005      1/1/2010                    1/1/2010
    109          120               192              192           5/31/2005     7/6/2005                    7/6/2005      6/6/2015
   109-a
   109-b
   109-c
    110          120               360              360           5/18/2005     7/6/2005      5/6/2008      6/6/2008      6/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    111          119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    112          120                0                0            5/10/2005     7/6/2005      6/6/2015                    6/6/2015
    113          119               360              359           4/6/2005      6/1/2005                    6/1/2005      5/1/2015
    114          57                300              297           2/28/2005     4/6/2005                    4/6/2005      3/6/2010
    115          119               360              360           4/20/2005     6/6/2005      5/6/2007      6/6/2007      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    116          81                360              360           2/23/2005     4/6/2005      3/6/2008      4/6/2008      3/6/2012
    117          115               360              355          12/28/2004     2/6/2005                    2/6/2005      1/6/2015
    118          116               360              360           1/26/2005     3/6/2005      2/6/2008      3/6/2008      2/6/2015
    119          119               360              359           4/29/2005     6/6/2005                    6/6/2005      5/6/2015
    120          116               360              356           1/24/2005     3/1/2005                    3/1/2005      2/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    121          116               360              360           1/27/2005     3/1/2005      2/1/2008      3/1/2008      2/1/2015
    122          118               300              298           3/17/2005     5/6/2005                    5/6/2005      4/6/2015
    123          118               360              358           3/11/2005     5/6/2005                    5/6/2005      4/6/2015
   123-a
   123-b
   123-c
    124          59                 0                0            4/7/2005      6/6/2005      5/6/2010                    5/6/2010
    125          120               360              360           5/31/2005     7/1/2005                    7/1/2005      6/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    126          116               360              360           1/25/2005     3/1/2005      2/1/2010      3/1/2010      2/1/2015
    127          57                300              297           2/25/2005     4/6/2005                    4/6/2005      3/6/2010
    128          119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
    129          56                 0                0            1/31/2005     3/1/2005      2/1/2010                    2/1/2010
    130          119               360              360           4/28/2005     6/1/2005      5/1/2007      6/1/2007      5/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    131          119               360              360           4/19/2005     6/6/2005      5/6/2006      6/6/2006      5/6/2015
    132          117               360              357           2/4/2005      4/1/2005                    4/1/2005      3/1/2015
   132-a
   132-b
   132-c
   132-d
    133          115               360              360          12/29/2004     2/1/2005      1/1/2008      2/1/2008      1/1/2015
    134          81                 0                0            2/9/2005      4/1/2005      3/1/2012                    3/1/2012
    135          120               360              360           5/31/2005     7/6/2005                    7/6/2005      6/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    136          115               360              355          12/29/2004     2/1/2005                    2/1/2005      1/1/2015
    137          120               360              360           5/12/2005     7/6/2005                    7/6/2005      6/6/2015
    138          115               360              355          12/29/2004     2/6/2005                    2/6/2005      1/6/2015
    139          115               360              355          12/28/2004     2/6/2005                    2/6/2005      1/6/2015
    140          118               360              360           3/16/2005     5/1/2005      4/1/2007      5/1/2007      4/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    141          59                 0                0            4/19/2005     6/1/2005      5/1/2010                    5/1/2010
    142          120               360              360           5/10/2005     7/6/2005      6/6/2007      7/6/2007      6/6/2015
    143          115               360              360          12/23/2004     2/6/2005      1/6/2007      2/6/2007      1/6/2015
    144          120               360              360           5/5/2005      7/1/2005      6/1/2007      7/1/2007      6/1/2015
    145          115               360              355          12/29/2004     2/1/2005                    2/1/2005      1/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    146          117               360              357           2/15/2005     4/6/2005                    4/6/2005      3/6/2015
    147          115               360              355          12/28/2004     2/6/2005                    2/6/2005      1/6/2015
    148          120               348              348           5/19/2005     7/6/2005      6/6/2006      7/6/2006      6/6/2015
    149          117               360              357           2/11/2005     4/1/2005                    4/1/2005      3/1/2015
    150          114               360              360          11/19/2004     1/6/2005     12/6/2005      1/6/2006      12/6/2014
------------------------------------------------------------------------------------------------------------------------------------
    151          120               360              360           5/19/2005     7/6/2005      6/6/2006      7/6/2006      6/6/2015
    152          58                360              360           3/17/2005     5/6/2005      4/6/2006      5/6/2006      4/6/2010
    153          58                 0                0            3/14/2005     5/1/2005      4/1/2010                    4/1/2010
   153-a
   153-b
   153-c
    154          115               360              360           12/3/2004     2/6/2005      1/6/2010      2/6/2010      1/6/2015
    155          119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    156          119               360              360           4/18/2005     6/1/2005      5/1/2008      6/1/2008      5/1/2015
    157          120               360              360           5/12/2005     7/6/2005                    7/6/2005      6/6/2015
    158          118               360              358           3/10/2005     5/1/2005                    5/1/2005      4/1/2015
    159          115               360              355          12/28/2004     2/6/2005                    2/6/2005      1/6/2015
    160          116               240              236           2/2/2005      3/6/2005                    3/6/2005      2/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    161          116               360              360           1/19/2005     3/6/2005      2/6/2010      3/6/2010      2/6/2015
    162          117               360              357           2/15/2005     4/6/2005                    4/6/2005      3/6/2015
    163          117               360              360           2/11/2005     4/1/2005      3/1/2007      4/1/2007      3/1/2015
    164          106                0                0            5/4/2005      7/1/2005      4/1/2014                    4/1/2014
    165          119               360              360           4/12/2005     6/6/2005      4/6/2008      5/6/2008      5/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    166          117               300              297           2/15/2005     4/6/2005                    4/6/2005      3/6/2015
    167          116                0                0            1/12/2005     3/1/2005      2/1/2015                    2/1/2015
    168          115               360              355          12/27/2004     2/1/2005                    2/1/2005      1/1/2015
    169          80                360              360           1/31/2005     3/1/2005      2/1/2008      3/1/2008      2/1/2012
    170          120               360              360           5/31/2005     7/1/2005                    7/1/2005      6/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    171          119               360              359           5/4/2005      6/6/2005                    6/6/2005      5/6/2015
    172          115               300              295          12/23/2004     2/6/2005                    2/6/2005      1/6/2015
    173          119               360              359           4/28/2005     6/6/2005                    6/6/2005      5/6/2015
    174          117               360              357           2/2/2005      4/1/2005                    4/1/2005      3/1/2015
    175          115               300              295          12/22/2004     2/6/2005                    2/6/2005      1/6/2015
------------------------------------------------------------------------------------------------------------------------------------
    176          117               360              357           2/22/2005     4/6/2005                    4/6/2005      3/6/2015
    177          115               240              235          12/13/2004     2/6/2005                    2/6/2005      1/6/2015
    178          82                 0                0            3/24/2005     5/6/2005      4/6/2012                    4/6/2012
    179          116               360              356           1/14/2005     3/1/2005                    3/1/2005      2/1/2015
    180          130               360              358           3/17/2005     5/1/2005                    5/1/2005      4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
    181          118               360              360           3/15/2005     5/1/2005      4/1/2010      5/1/2010      4/1/2015
    182          117               360              357           2/25/2005     4/6/2005                    4/6/2005      3/6/2015
    183          119               360              360           4/11/2005     6/1/2005      5/1/2007      6/1/2007      5/1/2015
    184          120               360              360           5/12/2005     7/6/2005                    7/6/2005      6/6/2015
    185          118               300              298           3/30/2005     5/6/2005                    5/6/2005      4/6/2015
    186          117               360              357           3/4/2005      4/6/2005                    4/6/2005      3/6/2015




                                                                      GRACE                                          GRACE
  CONTROL       PAYMENT      ARD                                     PERIOD-                                        PERIOD-
  NUMBER         DATE     (YES / NO)                                LATE FEE                                        DEFAULT
------------------------------------------------------------------------------------------------------------------------------------

     1             6          No                                        0                                              0
     2             6          No                                        0                                              0
     3             6          No                                        0                                   3 days for first failure
                                                                                                                 every 12 months
     4             1          No                                        0                                              0
     5             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
     6             6          No                                        0                                              0
     7             1          No                                        1                                              1
     8             6          No                                        0                                              0
     9             6          No                                        0                                              0
    10             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    11             6          No                                        0                                              0
    12             6          No                                        0                                              0
    13             1          No                                        5                                              5
    14             6          No                                        0                                              0
    15             1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    16             1          No                                        5                                              5
    17             1          No                                        0                                              0
    18             6          No                                        0                                              0
    19             6          No                                        0                                              0
    20             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    21             6          No                                        5                                              0
    22             6          No                                        0                                              0
    23             6          No                                        0                                              0
    24             6          No                                        0                                              0
    25             1          No         0, no late fee shall be charged for the first two late payments               0
                                               made during the term of the loan provided that such
                                                  payment is made within 2 days of the due date.
------------------------------------------------------------------------------------------------------------------------------------
    26             6          No                                        0                                              0
   26-a
   26-b
   26-c
    27             6          No                                        0                                              0
    28             6          No                                        0                                              0
    29             6          No                                        0                                              0
    30             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    31             6          No                                        0                                              0
   31-a
   31-b
    32             1          No                                        5                                              5
    33             6          No                                        0                                              0
    34             6          No                                        0                                              0
    35             1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    36             6          No                                        0                                              0
    37             6          No                                        0                                              0
    38             1          No                                        5                                              5
    39             6          No                                        0                                              0
    40             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    41             6          No                                        0                                              0
    42             6          No                                        0                                              0
    43             6          No                                        0                                              0
    44             6          No                                        0                                              0
    45             1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    46             6          No                                        0                                              0
    47             6          No                                        0                                              0
   47-a
   47-b
   47-c
   47-d
   47-e
    48             6          No                                        0                                              0
    49             1          No                                        5                                              5
    50             6          No                                        0                                              0
   50-a
   50-b
------------------------------------------------------------------------------------------------------------------------------------
    51             6          No                                        0                                              0
    52             1          No                                        5                                              0
    53             6          No                                        0                                              0
    54             6          No                                        0                                              0
    55             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    56             6          No                                        0                                              0
    57             6          No                                        0                                              0
    58             6          No                                        0                                              0
    59             6          No                                        0                                              0
    60             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    61             6          No                                        0                                              0
    62             1          No                                        5                                              5
    63             6          No                                        0                                              0
    64             6          No                                        0                                              0
    65             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    66             6          No                                        0                                              0
    67             6          No                                        5                                              0
    68             6          No                                        0                                              0
    69             6          No                                        0                                              0
    70             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    71             6          No                                        0                                              0
    72             6          No                                        0                                              0
    73             6          No                                        0                                              0
    74             6          No                                        0                                              0
    75             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    76             6          No                                        0                                              0
    77             1          No                                        5                                              5
    78             6          No                                        0                                              0
    79             6          No                                        0                                              0
    80             6          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    81             6          No                                        0                                              0
    82             6          No                                        0                                              0
    83             6          No                                        0                                              0
    84             6          No                                        0                                              0
    85             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    86             6          No                                        0                                              0
    87             1          No                                        5                                              5
    88             6          No                                        5                                              0
    89             6          No                                        0                                              0
    90             6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    91             1          No                                        5                                              5
    92             1          No                 Earlier of 15 days or any lesser number of days                       5
                                                  permitted under state law, but no less than 5
    93             6          No                                        5                                              5
    94             6          No                                        0                                              0
    95             1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    96             6          No                                        0                                              0
    97             1          No                                        5                                              5
    98             6          No                                        0                                              0
    99             6          No                                        0                                              0
    100            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    101            6          No                                        0                                              0
    102            6          No                                        5                                              0
    103            6          No                                        0                                              0
    104            6          No                                        0                                              0
    105            1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    106            6          No                                        0                                              0
    107            1          No                                        5                                              5
    108            1          No                                        5                                              5
    109            6          No                                        0                                              0
   109-a
   109-b
   109-c
    110            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    111            6          No                                        0                                              0
    112            6          No                                       15                                              0
    113            1          No                                        5                                              5
    114            6          No                                        0                                              0
    115            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    116            6          No                                        0                                              0
    117            6          No                                        0                                              0
    118            6          No                                        0                                              0
    119            6          No                                        0                                              0
    120            1          No                                       15                                              5
------------------------------------------------------------------------------------------------------------------------------------
    121            1          No                                        5                                              5
    122            6          No                                        0                                              0
    123            6          No                                        0                                              0
   123-a
   123-b
   123-c
    124            6          No                                        0                                              0
    125            1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    126            1          No                                        5                                              5
    127            6          No                                        0                                              0
    128            6          No                                        0                                              0
    129            1          No                                       15                                              5
    130            1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    131            6          No                                        0                                              0
    132            1          No                                        5                                              5
   132-a
   132-b
   132-c
   132-d
    133            1          No                                        5                                              5
    134            1          No                                        5                                              5
    135            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    136            1          No                                        5                                              5
    137            6          No                                        0                                              0
    138            6          No                                        0                                              0
    139            6          No                                        0                                              0
    140            1          No                 Earlier of 15 days or any lesser number of days                       5
                                                  permitted under state law, but no less than 5
------------------------------------------------------------------------------------------------------------------------------------
    141            1          No                                        5                                              5
    142            6          No                                        5                                              5
    143            6          No                                        0                                              0
    144            1          No                                        5                                              5
    145            1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    146            6          No                                        0                                              0
    147            6          No                                        0                                              0
    148            6          No                                        0                                              0
    149            1          No                                        5                                              5
    150            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    151            6          No                                        0                                              0
    152            6          No                                        0                                              0
    153            1          No                                        5                                              5
   153-a
   153-b
   153-c
    154            6          No                                        0                                              0
    155            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    156            1          No                                        5                                              5
    157            6          No                                        0                                              0
    158            1          No                                       15                                              5
    159            6          No                                        0                                              0
    160            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    161            6          No                                        0                                              0
    162            6          No                                        0                                              0
    163            1          No                                       15                                              5
    164            1          No                                        5                                              5
    165            6          No                                        0                                              0
------------------------------------------------------------------------------------------------------------------------------------
    166            6          No                                        0                                              0
    167            1          No                                       15                                              5
    168            1          No                                        5                                              5
    169            1          No                                        5                                              5
    170            1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    171            6          No                                        0                                              0
    172            6          No                                        0                                              0
    173            6          No                                        0                                              0
    174            1          No                                        5                                              5
    175            6          No                                       15                                              0
------------------------------------------------------------------------------------------------------------------------------------
    176            6          No                                        0                                              0
    177            6          No                                        0                                              0
    178            6          No                                        0                                              0
    179            1          No                                        5                                              5
    180            1          No                                        5                                              5
------------------------------------------------------------------------------------------------------------------------------------
    181            1          No                                       15                                              5
    182            6          No                                        0                                              0
    183            1          No                                        5                                              5
    184            6          No                                        0                                              0
    185            6          No                                       15                                              0
    186            6          No                                        0                                              0




                                                                THIRD              THIRD              SECOND              SECOND
  CONTROL                                                    MOST RECENT        MOST RECENT         MOST RECENT        MOST RECENT
  NUMBER           PREPAYMENT PROVISION (1)                    NOI ($)            NOI DATE            NOI ($)            NOI DATE
------------------------------------------------------------------------------------------------------------------------------------

     1           Lockout/24_Defeasance/90_0%/5                12,177,722         12/31/2002         13,518,797          12/31/2003
     2           Lockout/26_Defeasance/90_0%/4                13,644,235         12/31/2002         13,595,243          12/31/2003
     3           Lockout/26_Defeasance/51_0%/7                16,118,145         12/31/2002         20,046,240          12/31/2003
     4           Lockout/29_Defeasance/87_0%/4                   N/A                N/A                 N/A                N/A
     5           Lockout/28_Defeasance/89_0%/3                   N/A                N/A              4,592,946          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
     6           Lockout/29_Defeasance/27_0%/4                7,591,178          12/31/2002          9,482,365          12/31/2003
     7       Lockout/29_Yield Maintenance/87_0%/4             19,668,000         12/31/2002         17,007,000          12/31/2003
     8           Lockout/26_Defeasance/89_0%/5                3,282,728          12/31/2002          8,110,307          12/31/2003
     9           Lockout/28_Defeasance/88_0%/4                8,154,213          12/31/2002          7,657,708          12/31/2003
    10           Lockout/25_Defeasance/91_0%/4                5,383,825          12/31/2002          5,256,401          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    11           Lockout/28_Defeasance/29_0%/3                4,760,521          12/31/2002          4,870,640          12/31/2003
    12           Lockout/26_Defeasance/90_0%/4                4,382,101          12/31/2002          3,601,900          12/31/2003
    13           Lockout/28_Defeasance/88_0%/4                   N/A                N/A                 N/A                N/A
    14           Lockout/25_Defeasance/91_0%/4                4,871,122          12/31/2002          5,155,524          12/31/2003
    15           Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    16           Lockout/28_Defeasance/88_0%/4                   N/A                N/A              4,754,668          12/31/2003
    17           Lockout/26_Defeasance/89_0%/5                11,841,477         12/31/2002         13,150,334          12/31/2003
    18          Lockout/17_Flat 1% Fee/16_0%/3                   N/A                N/A              4,248,005          12/31/2003
    19           Lockout/28_Defeasance/89_0%/3                3,789,531          12/31/2002          4,388,489          12/31/2003
    20           Lockout/26_Defeasance/90_0%/4                2,214,965          12/31/2002          1,836,182          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    21           Lockout/26_Defeasance/87_0%/7                5,877,767          12/31/2002          4,607,109          12/31/2003
    22           Lockout/24_Defeasance/92_0%/4                   N/A                N/A              4,684,976          12/31/2003
    23           Lockout/26_> YM or 1%/91_0%/3                1,675,892          12/31/2002          1,578,830          12/31/2003
    24           Lockout/27_Defeasance/30_0%/3                5,557,778          12/31/2002          5,350,508          12/31/2003
    25           Lockout/26_Defeasance/30_0%/7                4,717,049          12/31/2002          4,378,574          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    26           Lockout/28_Defeasance/89_0%/3                3,258,294          12/31/2002          3,163,917          12/31/2003
   26-a                                                       2,057,173          12/31/2002          2,070,729          12/31/2003
   26-b                                                          N/A                N/A                 N/A                N/A
   26-c                                                       1,201,121          12/31/2002          1,093,188          12/31/2003
    27           Lockout/28_Defeasance/52_0%/4                   N/A                N/A              4,420,630          12/31/2003
    28           Lockout/25_Defeasance/31_0%/4                2,716,323          12/31/2002          3,124,552          12/31/2003
    29           Lockout/24_Defeasance/92_0%/4                   N/A                N/A                 N/A                N/A
    30           Lockout/27_Defeasance/86_0%/7                4,569,357          12/31/2002          4,495,390          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    31           Lockout/27_Defeasance/30_0%/3                4,849,911          12/31/2002          4,133,470          12/31/2003
   31-a                                                       2,128,962          12/31/2002          1,869,173          12/31/2003
   31-b                                                       2,720,949          12/31/2002          2,264,297          12/31/2003
    32           Lockout/29_Defeasance/27_0%/4                1,782,654          12/31/2002          1,985,235          12/31/2003
    33           Lockout/27_Defeasance/89_0%/4                2,918,776          12/31/2002          3,071,256          12/31/2003
    34           Lockout/27_Defeasance/90_0%/3                   N/A                N/A              2,216,540          12/31/2003
    35           Lockout/25_Defeasance/54_0%/5                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    36           Lockout/24_Defeasance/92_0%/4                   N/A                N/A              2,418,988          12/31/2003
    37           Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
    38           Lockout/27_Defeasance/89_0%/4                   N/A                N/A                 N/A                N/A
    39           Lockout/27_Defeasance/89_0%/4                   N/A                N/A              2,478,957          12/31/2003
    40           Lockout/26_Defeasance/90_0%/4                   N/A                N/A              2,649,949          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    41           Lockout/25_Defeasance/92_0%/3                2,280,582          12/31/2002          2,531,624          12/31/2003
    42           Lockout/28_Defeasance/89_0%/3                   N/A                N/A                 N/A                N/A
    43           Lockout/28_Defeasance/89_0%/3                 673,038           12/31/2002           631,663           12/31/2003
    44           Lockout/28_Defeasance/89_0%/3                 183,707           12/31/2002           369,255           12/31/2003
    45           Lockout/29_Defeasance/87_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    46           Lockout/29_Defeasance/54_0%/4                   N/A                N/A                 N/A                N/A
    47           Lockout/26_Defeasance/31_0%/3                2,623,860          12/31/2002          3,113,736          12/31/2003
   47-a                                                        852,091           12/31/2002          1,004,157          12/31/2003
   47-b                                                        550,833           12/31/2002           530,019           12/31/2003
   47-c                                                        700,059           12/31/2002           782,248           12/31/2003
   47-d                                                        520,877           12/31/2002           573,917           12/31/2003
   47-e                                                          N/A                N/A               223,395           12/31/2003
    48           Lockout/26_Defeasance/54_0%/4                 -276,843          12/31/2002           748,953           12/31/2003
    49           Lockout/27_Defeasance/89_0%/4                   N/A                N/A                 N/A                N/A
    50           Lockout/28_Defeasance/88_0%/4                2,459,113          12/31/2002          2,367,387          12/31/2003
   50-a                                                       2,328,611          12/31/2002          2,234,896          12/31/2003
   50-b                                                        130,502           12/31/2002           132,491           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    51           Lockout/24_Defeasance/93_0%/3                1,653,058          12/31/2002          1,835,481          12/31/2003
    52           Lockout/35_Defeasance/22_0%/3                   N/A                N/A              1,928,043          12/31/2003
    53           Lockout/26_Defeasance/31_0%/3                2,148,656          12/31/2002          1,733,890          12/31/2003
    54           Lockout/25_Defeasance/91_0%/4                   N/A                N/A              1,467,928          12/31/2003
    55           Lockout/26_Defeasance/90_0%/4                1,931,623          12/31/2002          2,493,289          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    56           Lockout/25_Defeasance/91_0%/4                1,839,998          12/31/2002          1,720,113          12/31/2003
    57           Lockout/25_Defeasance/92_0%/3                2,152,216          12/31/2002          1,987,443          12/31/2003
    58           Lockout/24_Defeasance/92_0%/4                2,581,407          12/31/2002          2,458,299          12/31/2003
    59           Lockout/25_Defeasance/92_0%/3                1,634,193          12/31/2002          1,612,309          12/31/2003
    60           Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    61           Lockout/24_Defeasance/92_0%/4                2,387,239          12/31/2002          2,316,146          12/31/2003
    62           Lockout/25_>YM or 1%/103_0%/4                   N/A                N/A                 N/A                N/A
    63           Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
    64           Lockout/28_Defeasance/88_0%/4                2,820,454          12/31/2002          1,869,983          12/31/2003
    65           Lockout/25_Defeasance/92_0%/3                1,867,065          12/31/2002          1,867,065          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    66           Lockout/25_Defeasance/92_0%/3                1,810,177          12/31/2002          1,845,688          12/31/2003
    67           Lockout/35_Defeasance/22_0%/3                   N/A                N/A                 N/A                N/A
    68           Lockout/26_Defeasance/31_0%/3                   N/A                N/A                 N/A                N/A
    69           Lockout/25_Defeasance/92_0%/3                1,265,922          12/31/2002          1,344,303          12/31/2003
    70           Lockout/25_Defeasance/92_0%/3                1,557,452          12/31/2002          1,642,540          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    71           Lockout/24_Defeasance/93_0%/3                   N/A                N/A                 N/A                N/A
    72           Lockout/24_Defeasance/73_0%/4                   N/A                N/A                 N/A                N/A
    73           Lockout/25_Defeasance/91_0%/4                   N/A                N/A              2,056,340          12/31/2003
    74           Lockout/24_Defeasance/92_0%/4                   N/A                N/A              1,295,512          12/31/2003
    75           Lockout/26_> YM or 1%/90_0%/4                 439,269           12/31/2002           664,070           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    76           Lockout/25_Defeasance/91_0%/4                2,948,568          12/31/2002          2,617,650          12/31/2003
    77           Lockout/27_Defeasance/77_0%/4                   N/A                N/A                 N/A                N/A
    78           Lockout/24_Defeasance/57_0%/3                   N/A                N/A              1,762,147          12/31/2003
    79           Lockout/25_Defeasance/92_0%/3                1,598,067          12/31/2002          1,539,301          12/31/2003
    80           Lockout/26_Defeasance/90_0%/4                1,670,496          12/31/2002          1,677,209          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    81           Lockout/26_Defeasance/90_0%/4                1,486,506          12/31/2002          1,589,437          12/31/2003
    82           Lockout/29_Defeasance/28_0%/3                1,152,774          12/31/2002          1,141,429          12/31/2003
    83           Lockout/25_Defeasance/91_0%/4                1,927,099          12/31/2002          1,775,320          12/31/2003
    84           Lockout/25_Defeasance/91_0%/4                1,388,061          12/31/2002          1,186,518          12/31/2003
    85           Lockout/25_Defeasance/91_0%/4                1,173,102          12/31/2002          1,185,313          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    86           Lockout/27_Defeasance/90_0%/3                   N/A                N/A                 N/A                N/A
    87           Lockout/26_Defeasance/90_0%/4                1,338,743          12/31/2002          1,514,748          12/31/2003
    88           Lockout/29_Defeasance/87_0%/4                1,330,336          12/31/2002          1,310,742          12/31/2003
    89           Lockout/24_Defeasance/92_0%/4                1,134,447          12/31/2002          1,185,812          12/31/2003
    90           Lockout/25_Defeasance/91_0%/4                1,535,400          12/31/2002          1,617,636          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    91           Lockout/26_Defeasance/90_0%/4                   N/A                N/A                 N/A                N/A
    92          Lockout/27_Defeasance/113_0%/4                   N/A                N/A                 N/A                N/A
    93           Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
    94           Lockout/24_Defeasance/92_0%/4                   N/A                N/A              1,999,422          12/31/2003
    95           Lockout/24_>YM or 1%/92_0%/4                    N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    96           Lockout/26_Defeasance/91_0%/3                 849,926           12/31/2002           762,870           12/31/2003
    97           Lockout/27_Defeasance/53_0%/4                   N/A                N/A              1,073,252          12/31/2003
    98           Lockout/26_Defeasance/90_0%/4                 757,184           12/31/2002          1,069,062          12/31/2003
    99           Lockout/27_Defeasance/89_0%/4                   N/A                N/A              1,268,222          12/31/2003
    100          Lockout/29_Defeasance/87_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    101          Lockout/26_Defeasance/90_0%/4                   N/A                N/A                 N/A                N/A
    102          Lockout/29_Defeasance/75_0%/4                   N/A                N/A               164,116           12/31/2003
    103          Lockout/25_Defeasance/92_0%/3                 976,748           12/31/2002           970,465           12/31/2003
    104          Lockout/29_Defeasance/51_0%/4                 962,634           12/31/2002           993,061           12/31/2003
    105          Lockout/27_Defeasance/89_0%/4                 930,514           12/31/2002          1,053,036          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    106          Lockout/24_Defeasance/92_0%/4                   N/A                N/A                 N/A                N/A
    107          Lockout/27_Defeasance/89_0%/4                 900,322           12/31/2002          1,029,686          12/31/2003
    108          Lockout/29_Defeasance/27_0%/4                   N/A                N/A               442,609           12/31/2003
    109          Lockout/24_Defeasance/89_0%/7                   N/A                N/A                 N/A                N/A
   109-a                                                         N/A                N/A                 N/A                N/A
   109-b                                                         N/A                N/A                 N/A                N/A
   109-c                                                         N/A                N/A                 N/A                N/A
    110          Lockout/24_Defeasance/93_0%/3                   N/A                N/A              1,031,234          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    111          Lockout/25_Defeasance/92_0%/3                1,018,434          12/31/2002          1,005,909          12/31/2003
    112          Lockout/24_Defeasance/92_0%/4                1,238,937          12/31/2002          1,305,475          12/31/2003
    113          Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
    114          Lockout/27_Defeasance/29_0%/4                1,134,047          12/31/2002          1,144,337          12/31/2003
    115          Lockout/59_> YM or 1%/57_0%/4                   N/A                N/A               910,946           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    116          Lockout/27_Defeasance/54_0%/3                   N/A                N/A               589,077           12/31/2003
    117          Lockout/29_Defeasance/87_0%/4                 723,278           12/31/2002           776,765           12/31/2003
    118          Lockout/28_Defeasance/88_0%/4                 655,382           12/31/2002           550,528           12/31/2003
    119          Lockout/25_Defeasance/91_0%/4                1,142,455          12/31/2002          1,147,209          12/31/2003
    120          Lockout/28_Defeasance/88_0%/4                   N/A                N/A               544,478           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    121          Lockout/28_Defeasance/88_0%/4                 615,452           12/31/2002           662,361           12/31/2003
    122          Lockout/26_Defeasance/90_0%/4                1,042,807          12/31/2002           933,663           12/31/2003
    123          Lockout/26_Defeasance/90_0%/4                   N/A                N/A                 N/A                N/A
   123-a                                                         N/A                N/A                 N/A                N/A
   123-b                                                         N/A                N/A                 N/A                N/A
   123-c                                                         N/A                N/A                 N/A                N/A
    124          Lockout/25_Defeasance/28_0%/7                 695,557           12/31/2002           595,689           12/31/2003
    125          Lockout/24_Defeasance/93_0%/3                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    126          Lockout/28_Defeasance/88_0%/4                   N/A                N/A                 N/A                N/A
    127          Lockout/27_Defeasance/29_0%/4                 885,389           12/31/2002          1,041,142          12/31/2003
    128          Lockout/25_Defeasance/92_0%/3                 655,282           12/31/2002           693,859           12/31/2003
    129          Lockout/28_Defeasance/28_0%/4                   N/A                N/A               472,336           12/31/2003
    130          Lockout/25_Defeasance/91_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    131          Lockout/25_Defeasance/91_0%/4                 717,960           12/31/2002           560,553           12/31/2003
    132          Lockout/27_Defeasance/89_0%/4                 617,485           12/31/2002           614,419           12/31/2003
   132-a                                                       247,983           12/31/2002           246,752           12/31/2003
   132-b                                                       146,246           12/31/2002           145,520           12/31/2003
   132-c                                                       142,007           12/31/2002           141,302           12/31/2003
   132-d                                                        81,248           12/31/2002           80,845            12/31/2003
    133          Lockout/29_Defeasance/87_0%/4                   N/A                N/A               423,361           12/31/2003
    134          Lockout/27_Defeasance/53_0%/4                 577,343           12/31/2002           602,265           12/31/2003
    135          Lockout/24_Defeasance/92_0%/4                  73,836           12/31/2002           162,582           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    136          Lockout/29_Defeasance/87_0%/4                 711,629           12/31/2002           759,594           12/31/2003
    137          Lockout/24_Defeasance/92_0%/4                 506,759           12/31/2002           468,276           12/31/2003
    138          Lockout/29_Defeasance/87_0%/4                   N/A                N/A               511,869           12/31/2003
    139          Lockout/29_Defeasance/87_0%/4                 588,321           12/31/2002           634,517           12/31/2003
    140          Lockout/26_Defeasance/90_0%/4                 842,034           12/31/2002           855,325           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    141          Lockout/25_>YM or 1%/31_0%/4                    N/A                N/A                 N/A                N/A
    142          Lockout/24_Defeasance/92_0%/4                  17,303           12/31/2002           528,371           12/31/2003
    143          Lockout/29_Defeasance/88_0%/3                 406,505           12/31/2002           463,388           12/31/2003
    144          Lockout/24_Defeasance/92_0%/4                   N/A                N/A               562,123           12/31/2003
    145          Lockout/29_Defeasance/87_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    146          Lockout/27_Defeasance/89_0%/4                 427,915           12/31/2002           440,734           12/31/2003
    147          Lockout/29_Defeasance/87_0%/4                 519,475           12/31/2002           586,704           12/31/2003
    148          Lockout/24_Defeasance/92_0%/4                 399,502           12/31/2002           282,167           12/31/2003
    149          Lockout/27_Defeasance/89_0%/4                 531,102           12/31/2002           495,662           12/31/2003
    150          Lockout/30_Defeasance/86_0%/4                   N/A                N/A               517,237           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    151          Lockout/24_Defeasance/92_0%/4                   N/A                N/A                 N/A                N/A
    152          Lockout/26_Defeasance/30_0%/4                   N/A                N/A                 N/A                N/A
    153          Lockout/26_>YM or 1%/30_0%/4                  130,292           12/31/2002           391,285           12/31/2003
   153-a                                                        72,663           12/31/2002           218,217           12/31/2003
   153-b                                                        29,566           12/31/2002           88,792            12/31/2003
   153-c                                                        28,063           12/31/2002           84,277            12/31/2003
    154          Lockout/29_Defeasance/87_0%/4                 614,574           12/31/2002           648,490           12/31/2003
    155          Lockout/25_Defeasance/92_0%/3                 932,516           12/31/2002          1,366,543          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    156          Lockout/25_Defeasance/91_0%/4                   N/A                N/A               473,145           12/31/2003
    157          Lockout/24_Defeasance/92_0%/4                 401,497           12/31/2002           452,746           12/31/2003
    158          Lockout/26_Defeasance/90_0%/4                 220,842           12/31/2002           262,208           12/31/2003
    159          Lockout/29_Defeasance/87_0%/4                 410,811           12/31/2002           487,056           12/31/2003
    160          Lockout/28_Defeasance/87_0%/5                 494,017           12/31/2002           496,815           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    161          Lockout/28_Defeasance/88_0%/4                 629,867           12/31/2002           609,016           12/31/2003
    162          Lockout/27_Defeasance/89_0%/4                   N/A                N/A                 N/A                N/A
    163          Lockout/27_Defeasance/89_0%/4                 348,390           12/31/2002           369,434           12/31/2003
    164          Lockout/24_Defeasance/78_0%/4                   N/A                N/A                 N/A                N/A
    165          Lockout/25_Defeasance/92_0%/3                 437,549           12/31/2002           449,747           12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    166          Lockout/27_Defeasance/89_0%/4                   N/A                N/A                 N/A                N/A
    167          Lockout/28_Defeasance/88_0%/4                   N/A                N/A                 N/A                N/A
    168          Lockout/29_Defeasance/87_0%/4                 134,995           12/31/2002           359,890           12/31/2003
    169          Lockout/28_Defeasance/52_0%/4                   N/A                N/A               194,242           12/31/2003
    170          Lockout/24_Defeasance/93_0%/3                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    171          Lockout/25_Defeasance/91_0%/4                 183,290           12/31/2002           233,142           12/31/2003
    172          Lockout/29_Defeasance/87_0%/4                   N/A                N/A                 N/A                N/A
    173          Lockout/25_Defeasance/92_0%/3                   N/A                N/A                 N/A                N/A
    174          Lockout/27_Defeasance/89_0%/4                  26,378           12/31/2002           139,051           12/31/2003
    175          Lockout/29_Defeasance/87_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    176          Lockout/59_> YM or 1%/57_0%/4                 318,501           12/31/2002           344,273           12/31/2003
    177          Lockout/29_Defeasance/88_0%/3                   N/A                N/A               472,352           12/31/2003
    178          Lockout/26_>YM or 1%/54_0%/4                  211,000           12/31/2002           267,545           12/31/2003
    179          Lockout/28_Defeasance/88_0%/4                   N/A                N/A               335,203           12/31/2003
    180          Lockout/26_>YM or 1%/102_0%/4                   N/A                N/A                 N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------
    181          Lockout/26_Defeasance/90_0%/4                  54,237           12/31/2002           117,918           12/31/2003
    182          Lockout/27_Defeasance/89_0%/4                 137,995           12/31/2002           182,710           12/31/2003
    183          Lockout/25_Defeasance/91_0%/4                 260,587           12/31/2002           289,956           12/31/2003
    184          Lockout/24_Defeasance/92_0%/4                 211,728           12/31/2002           188,133           12/31/2003
    185          Lockout/26_Defeasance/90_0%/4                 167,284           12/31/2002           155,886           12/31/2003
    186          Lockout/59_> YM or 1%/57_0%/4                 186,676           12/31/2002           148,315           12/31/2003




                                                                                              UNDERWRITTEN NET        UNDERWRITTEN
  CONTROL       MOST RECENT         MOST RECENT    UNDERWRITTEN           UNDERWRITTEN            OPERATING           REPLACEMENT /
  NUMBER          NOI ($)            NOI DATE         EGI ($)             EXPENSES ($)           INCOME ($)          FFE RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

     1          14,789,710          12/31/2004       30,590,567           12,720,345              17,870,222              90,741
     2          16,181,662          12/31/2004       34,159,412           10,395,236              23,764,176             242,021
     3          20,917,418          12/31/2004       28,331,902            6,816,579              21,515,322             116,739
     4           1,920,296           3/31/2005       11,444,762            2,048,845               9,395,917              57,669
     5           4,377,576          12/31/2004       13,288,575            4,533,510               8,755,065              89,538
------------------------------------------------------------------------------------------------------------------------------------
     6              N/A                 N/A          14,360,461            4,454,009               9,906,452             152,686
     7          16,205,000           2/28/2005       60,648,092           43,701,366              16,946,726           3,032,405
     8           9,592,324          12/31/2004       28,596,930           17,359,804              11,237,126           1,094,106
     9           6,954,369           9/4/2004        19,861,948           12,015,334               7,846,614             170,383
    10           5,710,233          12/31/2004        7,885,242            1,498,651               6,386,591              43,723
------------------------------------------------------------------------------------------------------------------------------------
    11           5,404,534           9/30/2004        7,570,759            1,735,583               5,835,176              13,235
    12           3,463,217          12/31/2004        9,328,283            3,228,729               6,099,554              55,933
    13              N/A                 N/A           7,533,018            1,499,345               6,033,673              18,772
    14           5,390,126          12/31/2004        9,428,642            4,450,570               4,978,072              70,362
    15              N/A                 N/A           5,583,246            1,023,632               4,559,614              26,738
------------------------------------------------------------------------------------------------------------------------------------
    16           5,053,439          11/30/2004        8,547,891            3,000,128               5,547,763              60,509
    17          13,580,313          12/31/2004       24,513,374           11,193,755              13,319,619             199,857
    18           5,383,761          12/31/2004        6,765,286            2,137,879               4,627,407              15,590
    19           3,797,459          11/30/2004        6,655,308            2,175,755               4,479,553              27,863
    20           1,276,134          12/31/2004        5,502,193            1,690,671               3,811,522              42,358
------------------------------------------------------------------------------------------------------------------------------------
    21           4,188,991          12/31/2004       12,652,341            7,960,030               4,692,311             534,750
    22           4,583,094          12/31/2004       10,487,642            6,155,352               4,332,290              45,568
    23           2,355,619          12/31/2004        5,807,048            1,577,428               4,229,620              50,794
    24           4,415,943          12/31/2004        6,282,579            2,421,087               3,861,492              50,816
    25           4,621,744          12/31/2004        7,733,002            2,676,269               5,056,733              84,466
------------------------------------------------------------------------------------------------------------------------------------
    26           3,481,832          12/31/2004       15,220,371            9,631,314               5,589,057             608,814
   26-a          1,967,795          12/31/2004        7,659,832            5,165,891               2,493,941             306,393
   26-b           184,483           12/31/2004        3,178,811            1,853,464               1,325,347             127,152
   26-c          1,329,554          12/31/2004        4,381,728            2,611,959               1,769,769             175,269
    27           4,061,137          12/31/2004        6,098,646            2,317,615               3,781,031              59,927
    28           3,378,281          12/31/2004        7,077,530            3,552,836               3,524,694                   0
    29              N/A                 N/A           6,045,320            1,415,984               4,629,337              15,835
    30           4,544,429          12/31/2004        6,676,499            2,127,141               4,549,358              71,889
------------------------------------------------------------------------------------------------------------------------------------
    31           3,858,910          12/31/2004        6,096,259            2,636,048               3,460,211              62,986
   31-a          1,545,312          12/31/2004        2,492,462            1,218,261               1,274,201              30,114
   31-b          2,313,598          12/31/2004        3,603,797            1,417,787               2,186,010              32,872
    32           3,378,181           2/28/2005        5,770,262            2,382,491               3,387,771              33,018
    33           3,377,326          12/31/2004        5,925,940            2,500,850               3,425,090              71,495
    34           2,049,891          12/31/2004        3,512,458              813,690               2,698,768              27,298
    35           2,129,277          12/31/2004        4,662,472            2,192,827               2,469,645              30,692
------------------------------------------------------------------------------------------------------------------------------------
    36           2,461,923          12/31/2004        3,427,180            1,024,182               2,402,998              12,639
    37           3,633,535           2/28/2005       10,654,549            6,307,600               4,346,949             426,182
    38              N/A                 N/A           3,353,502              687,262               2,666,240              18,034
    39           2,753,001          12/31/2004        4,674,543            1,754,360               2,920,183              34,824
    40           2,156,262          12/31/2004        4,133,029            1,482,878               2,650,151              26,483
------------------------------------------------------------------------------------------------------------------------------------
    41           2,586,566          12/31/2004        3,265,637              764,252               2,501,385              42,615
    42            679,068           10/31/2004        1,911,007              554,757               1,356,250              11,528
    43            687,182           10/31/2004        1,156,188              421,441                 734,747              17,811
    44            444,628           10/31/2004          796,922              233,176                 563,746               7,162
    45              N/A                 N/A           3,073,830              932,873               2,140,957              19,335
------------------------------------------------------------------------------------------------------------------------------------
    46              N/A                 N/A           3,045,795              582,598               2,463,197               6,233
    47           3,506,239          12/31/2004       10,973,015            7,429,174               3,543,841             438,921
   47-a          1,137,913          12/31/2004        2,884,471            1,780,178               1,104,293             115,379
   47-b           672,071           12/31/2004        2,283,011            1,625,142                 657,869              91,320
   47-c           953,091           12/31/2004        2,635,990            1,692,358                 943,632             105,440
   47-d           630,962           12/31/2004        1,964,444            1,372,792                 591,652              78,578
   47-e           112,202           12/31/2004        1,205,099              958,704                 246,395              48,204
    48           1,692,896          12/31/2004        3,659,710            1,326,875               2,332,835              90,000
    49              N/A                 N/A           2,465,980              781,115               1,684,865              12,261
    50           2,489,974          11/30/2004        4,031,070            1,453,272               2,577,798              49,897
   50-a          2,297,180          11/30/2004        2,859,969            1,158,383               1,701,586              30,287
   50-b           192,794           10/31/2004        1,171,101              294,889                 876,212              19,610
------------------------------------------------------------------------------------------------------------------------------------
    51           2,549,637           4/1/2005        10,202,405            7,374,066               2,828,339             408,096
    52           1,554,313           9/30/2004        4,484,809            2,159,892               2,324,917              60,851
    53           2,295,695          12/31/2004        9,067,665            6,288,476               2,779,189             362,707
    54           1,806,926          12/31/2004        4,031,118            1,891,037               2,140,081              40,133
    55           2,987,602          12/31/2004        4,289,286            1,687,013               2,602,273              50,503
------------------------------------------------------------------------------------------------------------------------------------
    56           1,748,866           2/28/2005        3,778,350            1,777,474               2,000,876             111,000
    57           1,964,235          12/31/2004        2,680,518              642,544               2,037,974              27,578
    58           2,739,612           1/31/2005        5,920,779            3,248,371               2,672,408             236,831
    59           1,975,622          12/31/2004        2,669,889              669,300               2,000,589              29,654
    60              N/A                 N/A           3,502,735            1,466,377               2,036,358              31,189
------------------------------------------------------------------------------------------------------------------------------------
    61           1,866,225          12/31/2004        3,583,517            1,413,919               2,169,598              36,450
    62              N/A                 N/A           2,731,564              862,393               1,869,171              12,770
    63              N/A                 N/A           2,955,461            1,144,056               1,811,405              30,099
    64           2,212,645          10/31/2004        4,048,886            2,130,877               1,918,009              11,999
    65           1,855,694          12/31/2004        2,708,825              752,020               1,956,805              28,533
------------------------------------------------------------------------------------------------------------------------------------
    66           1,918,964          12/31/2004        2,269,856              448,872               1,820,984              15,751
    67           1,150,894          12/31/2004        4,337,071            2,105,688               2,231,383              38,519
    68           1,916,001          12/31/2004        2,344,727              582,363               1,762,364              20,282
    69           1,328,257           3/31/2005        1,806,911              198,115               1,608,796               2,528
    70           1,485,462          12/31/2004        2,110,774              425,490               1,685,284              13,435
------------------------------------------------------------------------------------------------------------------------------------
    71            201,818           12/31/2004        2,662,654              866,500               1,796,154              23,428
    72              N/A                 N/A           1,915,034                                    1,915,034              20,008
    73           2,246,578          12/31/2004        6,520,298            4,159,671               2,360,627             260,812
    74           1,572,297           2/28/2005        3,033,240            1,479,837               1,553,403              16,538
    75            366,444           12/31/2004        3,936,597            2,045,865               1,890,732              19,140
------------------------------------------------------------------------------------------------------------------------------------
    76           2,967,270          12/31/2004        5,523,918            2,542,398               2,981,520             220,957
    77              N/A                 N/A           2,089,370              578,826               1,510,544              13,566
    78           1,498,204          12/31/2004        2,954,714            1,140,081               1,814,633              32,406
    79           1,550,132          12/31/2004        1,991,955              515,339               1,476,616              18,993
    80           1,625,974          12/31/2004        2,123,347              478,998               1,644,349              10,137
------------------------------------------------------------------------------------------------------------------------------------
    81           1,574,398          12/31/2004        2,757,769            1,189,948               1,567,821              29,930
    82           1,518,592           8/31/2004        3,267,295            1,429,440               1,837,855              23,306
    83           1,979,744          12/31/2004        4,142,024            2,265,465               1,876,559             165,681
    84           1,557,602          12/31/2004        4,875,916            3,083,014               1,792,902             195,037
    85           1,247,843          12/31/2004        1,677,829              350,308               1,327,521               7,346
------------------------------------------------------------------------------------------------------------------------------------
    86              N/A                 N/A           2,267,225              736,537               1,530,688              28,650
    87           1,504,892          12/31/2004        2,364,055              735,736               1,628,319               6,766
    88           1,353,112           9/30/2004        2,184,378              771,515               1,412,863              20,588
    89           1,351,151           2/28/2005        2,192,580              827,115               1,365,465               9,868
    90           1,779,222          12/31/2004        4,869,286            3,144,338               1,724,948             194,771
------------------------------------------------------------------------------------------------------------------------------------
    91            266,834           12/31/2004        1,915,176              796,790               1,118,386              39,200
    92              N/A                 N/A           1,454,910               37,098               1,417,812              16,050
    93            641,614            2/28/2005        1,807,809              596,239               1,211,570              45,600
    94           2,145,031           2/28/2005        4,461,300            2,436,588               2,024,712             178,452
    95              N/A                 N/A           1,568,617              374,687               1,193,930              11,388
------------------------------------------------------------------------------------------------------------------------------------
    96            846,967           12/31/2004        1,300,822              214,190               1,086,632               3,704
    97           1,425,689          12/31/2004        2,109,937              665,822               1,444,115              26,302
    98           1,245,528          12/31/2004        1,659,807              445,512               1,214,295              34,506
    99           1,452,822          12/31/2004        2,511,598            1,027,323               1,484,275              20,223
    100             N/A                 N/A           1,271,688              240,409               1,031,279               4,744
------------------------------------------------------------------------------------------------------------------------------------
    101           841,826           12/31/2004        1,372,784              295,827               1,076,957              13,425
    102           592,190            9/30/2004        1,672,914              532,669               1,140,245              11,851
    103           995,114           12/31/2004        1,252,830              230,584               1,022,246               6,101
    104          1,102,739          12/31/2004        1,576,635              538,071               1,038,564              11,381
    105           986,637           12/31/2004        1,459,760              520,677                 939,083              11,994
------------------------------------------------------------------------------------------------------------------------------------
    106             N/A                 N/A           1,223,638              325,296                 898,342              16,750
    107          1,404,482          11/30/2004        1,932,690              611,026               1,321,664              35,514
    108           623,364           10/31/2004        1,797,050              952,100                 844,950              71,760
    109             N/A                 N/A           1,037,164                                    1,037,164               5,782
   109-a            N/A                 N/A             373,010                                      373,010               2,074
   109-b            N/A                 N/A             336,754                                      336,754               1,636
   109-c            N/A                 N/A             327,400                                      327,400               2,072
    110           790,694           12/31/2004        1,302,413              331,772                 970,641              10,081
------------------------------------------------------------------------------------------------------------------------------------
    111          1,052,509          12/31/2004        1,268,878              360,687                 908,191              15,567
    112          1,321,325          12/31/2004        2,098,748              843,034               1,255,714              19,998
    113             N/A                 N/A           1,545,580              616,579                 929,001               6,867
    114          1,196,954          12/31/2004        6,739,349            5,483,340               1,256,009             269,574
    115           917,033           12/31/2004        1,193,918              325,840                 868,078               8,538
------------------------------------------------------------------------------------------------------------------------------------
    116           877,233           12/31/2004        1,096,213              223,776                 872,437               8,782
    117           802,665            9/30/2004        1,014,274              212,534                 801,740               5,865
    118           647,156           12/31/2004          991,823              211,229                 780,594              11,255
    119          1,079,707          12/31/2004        1,470,494              359,056               1,111,438              45,431
    120           710,400           12/31/2004        1,065,632              203,587                 862,045               6,519
------------------------------------------------------------------------------------------------------------------------------------
    121           728,299           12/31/2004          979,226              236,232                 742,994              10,419
    122          1,053,705           1/31/2005        2,873,073            1,838,190               1,034,883             114,923
    123             N/A                 N/A           1,007,658              242,230                 765,428              17,672
   123-a            N/A                 N/A             377,204               76,948                 300,256               3,660
   123-b            N/A                 N/A             476,721              128,174                 348,547              12,000
   123-c            N/A                 N/A             153,733               37,108                 116,625               2,012
    124           620,092           12/31/2004        1,205,364              599,098                 606,266              33,500
    125             N/A                 N/A           1,008,412              327,681                 680,732               1,408
------------------------------------------------------------------------------------------------------------------------------------
    126             N/A                 N/A           1,679,276              750,906                 928,370              14,160
    127          1,067,170          10/31/2004        2,969,899            2,040,807                 929,092             118,796
    128           770,951           12/31/2004          954,248              260,280                 693,968               6,739
    129           569,001           12/31/2004        1,248,987              593,064                 655,923              27,189
    130             N/A                 N/A             900,201              336,897                 563,304               6,092
------------------------------------------------------------------------------------------------------------------------------------
    131           631,285           12/31/2004          992,483              272,304                 720,179              13,568
    132           697,337            2/28/2005        1,196,869              411,672                 785,197              30,414
   132-a          280,052            2/28/2005          480,665              165,328                 315,337              12,214
   132-b          165,159            2/28/2005          283,469               97,501                 185,968               7,203
   132-c          160,372            2/28/2005          275,252               94,675                 180,577               6,995
   132-d          91,755             2/28/2005          157,483               54,167                 103,315               4,002
    133           598,016           12/31/2004          874,287              244,732                 629,556               2,810
    134           589,310           10/31/2004        1,249,072              595,263                 653,809              50,830
    135           332,624            1/31/2005          776,519              273,059                 503,460               2,750
------------------------------------------------------------------------------------------------------------------------------------
    136           781,853           10/31/2004          979,056              190,226                 788,830              22,629
    137           593,437           12/31/2004          793,603              183,302                 610,301               3,126
    138           403,496           12/31/2004        1,501,179              628,938                 872,241              16,224
    139           637,638            9/30/2004          839,713              220,386                 619,327               7,350
    140           817,980            2/28/2005          989,366              164,059                 825,307               5,758
------------------------------------------------------------------------------------------------------------------------------------
    141           598,615           12/31/2004          903,375              258,686                 644,689               3,462
    142           771,918            1/31/2005        1,180,016              391,701                 788,315               7,594
    143           276,191           10/31/2004        1,075,890              386,591                 689,299              10,772
    144           588,716           12/31/2004          779,698              211,061                 568,637              15,518
    145             N/A                 N/A             922,215              240,368                 681,847               5,745
------------------------------------------------------------------------------------------------------------------------------------
    146           514,939           10/31/2004          985,772              408,182                 577,590               9,300
    147           569,601            9/30/2004          761,665              198,425                 563,240               4,588
    148           829,191           12/31/2004          856,663              293,906                 562,757               7,164
    149           532,584           12/31/2004          754,453              190,670                 563,783               7,388
    150           560,690            8/31/2004        1,385,655              688,961                 696,694              22,051
------------------------------------------------------------------------------------------------------------------------------------
    151             N/A                 N/A             780,615              307,207                 473,408               5,708
    152             N/A                 N/A             872,456              291,566                 580,890              69,721
    153           435,128           12/31/2004          759,240              221,318                 537,922               5,999
   153-a          242,668           12/31/2004          423,422              123,427                 299,995               3,346
   153-b          98,741            12/31/2004          172,289               50,222                 122,067               1,361
   153-c          93,720            12/31/2004          163,529               47,668                 115,860               1,292
    154           748,390           10/31/2004        1,044,057              318,716                 725,341              10,569
    155           476,797           12/31/2004          560,679              130,258                 430,421               3,745
------------------------------------------------------------------------------------------------------------------------------------
    156           405,297           12/31/2004          825,722              233,620                 592,102              11,595
    157           468,026           12/31/2004          650,825              199,818                 451,007               3,611
    158           320,160           12/31/2004          692,931              293,567                 399,364              16,984
    159           493,052            9/30/2004          647,233              197,821                 449,412               6,320
    160           505,560           10/31/2004          542,755               14,573                 528,182               5,576
------------------------------------------------------------------------------------------------------------------------------------
    161           625,820           11/30/2004          918,459              320,145                 598,314               8,134
    162             N/A                 N/A             525,996              114,346                 411,650               3,343
    163           438,380           12/31/2004          737,984              267,341                 470,643              13,400
    164             N/A                 N/A             430,102               62,003                 368,099                 980
    165           463,295           12/31/2004          622,293              206,518                 415,775               6,922
------------------------------------------------------------------------------------------------------------------------------------
    166             N/A                 N/A             376,087                3,761                 372,326               2,074
    167           436,877            3/31/2005          667,817              162,282                 505,535              15,329
    168           427,135           11/30/2004          502,584              126,399                 376,185               2,777
    169           291,365           12/31/2004          488,136              104,686                 383,450               2,386
    170           239,675           12/31/2004          311,994               20,513                 291,482                   0
------------------------------------------------------------------------------------------------------------------------------------
    171           302,395           12/31/2004          515,064              175,702                 339,362               4,596
    172           169,201           12/31/2004          365,947                3,659                 362,288               2,072
    173             N/A                 N/A             376,508                7,530                 368,978               2,074
    174           175,694           10/31/2004          406,662              109,461                 297,201               1,749
    175             N/A                 N/A             303,975                                      303,975               2,074
------------------------------------------------------------------------------------------------------------------------------------
    176           346,468           12/31/2004          448,104              111,227                 336,877               3,912
    177           394,820           12/31/2004          600,702              128,905                 471,797               1,781
    178           328,416           12/31/2004          457,829              146,937                 310,892              13,668
    179           338,785           12/31/2004          394,206               80,382                 313,824              10,311
    180             N/A                 N/A             230,745                2,307                 228,437                   0
------------------------------------------------------------------------------------------------------------------------------------
    181           183,631            1/31/2005          401,033              138,271                 262,762               5,088
    182           227,062           12/31/2004          303,404               79,590                 223,814               1,728
    183           314,699           12/31/2004          430,510              122,677                 307,833               5,920
    184           212,623           12/31/2004          317,145              108,983                 208,162               1,954
    185           207,486           12/31/2004          306,071               93,015                 213,056               3,263
    186           261,607           12/31/2004          326,710               74,237                 252,473               5,291




  CONTROL     UNDERWRITTEN     UNDERWRITTEN NET   UNDERWRITTEN NCF     APPRAISAL       APPRAISAL    CUT-OFF DATE       BALLOON
  NUMBER        TI / LC          CASH FLOW ($)        DSCR (X)         VALUE ($)         DATE          LTV (%)         LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

     1               564,977      17,214,503            1.56          280,000,000.00   4/4/2005         71.4             71.4
     2             1,174,195      22,717,960            1.54          345,000,000.00   2/10/2005        80.0             80.0
     3               540,021      20,858,563            1.88          340,000,000.00   3/1/2005         49.9             44.4
     4               287,609       9,050,638            1.44          121,000,000.00   9/29/2004        75.5             69.3
     5               470,011       8,195,516            1.15          136,000,000.00  12/16/2004        73.5             65.1
------------------------------------------------------------------------------------------------------------------------------------
     6               452,652       9,301,114            1.90          139,000,000.00   12/7/2004        70.5             70.5
     7                     0      13,914,321            2.73          170,000,000.00  11/22/2004        52.9             52.9
     8                     0      10,143,020            1.40          110,000,000.00   1/1/2005         77.3             64.0
     9               170,353       7,505,878            1.31          102,000,000.00   12/1/2004        76.5             71.7
    10               219,617       6,123,252            1.53           96,300,000.00   3/19/2005        78.9             78.9
------------------------------------------------------------------------------------------------------------------------------------
    11                77,512       5,744,429            1.49           90,000,000.00   12/2/2004        80.0             80.0
    12               419,155       5,847,466            1.43           99,500,000.00   2/23/2005        70.9             70.9
    13               193,202       5,821,700            1.24           88,500,000.00   3/1/2005         79.1             70.5
    14               287,440       4,620,270            1.25           70,000,000.00   3/14/2005        74.2             62.8
    15               135,294       4,397,582            1.31           68,000,000.00   4/15/2005        69.6             65.6
------------------------------------------------------------------------------------------------------------------------------------
    16               334,961       5,152,293            1.59           68,200,000.00   1/4/2005         71.8             62.5
    17             1,160,982      11,958,780            2.65          200,000,000.00   3/1/2005         45.0             45.0
    18               229,459       4,382,358            1.86           60,300,000.00   5/2/2005         74.6             74.6
    19               208,970       4,242,720            1.41           60,000,000.00  11/29/2004        75.0             69.5
    20                77,823       3,691,341            1.21           58,000,000.00   1/20/2005        75.9             68.1
------------------------------------------------------------------------------------------------------------------------------------
    21                     0       4,157,561            1.44           57,800,000.00   1/27/2005        75.3             69.6
    22               109,021       4,177,701            1.39           53,750,000.00   3/15/2005        80.0             67.3
    23               120,987       4,057,839            1.60           61,200,000.00   2/25/2005        69.8             69.8
    24               209,143       3,601,533            1.59           54,600,000.00   3/1/2005         77.3             77.3
    25               161,975       4,810,292            1.80           72,000,000.00   2/10/2005        56.8             52.3
------------------------------------------------------------------------------------------------------------------------------------
    26                     0       4,980,243            1.56           54,900,000.00                    69.8             55.7
   26-a                    0       2,187,548                           26,200,000.00  12/29/2004
   26-b                    0       1,198,195                           13,500,000.00  12/29/2004
   26-c                    0       1,594,500                           15,200,000.00  12/16/2004
    27               156,733       3,584,371            1.39           50,400,000.00  10/21/2004        74.0             67.7
    28                     0       3,524,694            1.31           39,000,000.00   3/1/2005         72.1             68.7
    29               103,608       4,509,894            1.83           67,000,000.00   4/27/2005        53.7             45.0
    30               288,337       4,289,132            1.80           48,750,000.00   12/9/2004        72.8             65.0
------------------------------------------------------------------------------------------------------------------------------------
    31               246,796       3,150,429            1.66           45,650,000.00                    77.3             77.3
   31-a              108,382       1,135,705                           19,650,000.00   3/1/2005
   31-b              138,414       2,014,724                           26,000,000.00   3/1/2005
    32               264,148       3,090,605            2.00           41,500,000.00   11/2/2004        74.7             74.7
    33               359,695       3,093,900            1.51           40,400,000.00   1/10/2005        76.7             66.8
    34                47,215       2,624,255            1.29           43,400,000.00   2/1/2005         69.1             61.8
    35               182,948       2,256,005            1.21           40,000,000.00   2/14/2005        71.3             67.1
------------------------------------------------------------------------------------------------------------------------------------
    36                99,824       2,290,535            1.23           35,200,000.00   4/14/2005        79.5             73.6
    37                     0       3,920,767            2.09           43,400,000.00   3/14/2005        64.5             59.8
    38                68,068       2,580,137            1.43           35,300,000.00   1/7/2005         78.9             66.7
    39               187,384       2,747,975            1.50           34,750,000.00   1/20/2005        79.1             69.0
    40               176,275       2,632,466            1.65           36,500,000.00   2/23/2005        75.2             75.2
------------------------------------------------------------------------------------------------------------------------------------
    41               134,927       2,323,843            1.34           35,900,000.00   3/8/2005         74.4             65.8
    42                35,404       1,309,318            1.40           17,000,000.00   12/3/2004        77.9             68.0
    43                61,753        655,183             1.40           10,200,000.00   12/3/2004        77.9             68.0
    44                15,510        541,074             1.40            6,800,000.00   12/3/2004        77.9             68.0
    45                44,125       2,077,498            2.06           36,800,000.00  11/15/2004        40.5             58.4
------------------------------------------------------------------------------------------------------------------------------------
    46                22,694       2,434,270            1.75           37,350,000.00   9/2/2004         67.5             67.5
    47                     0       3,104,920            1.65           36,100,000.00                    69.3             63.9
   47-a                    0        988,914                            10,000,000.00   3/1/2005
   47-b                    0        566,549                             6,800,000.00   3/1/2005
   47-c                    0        838,192                             8,800,000.00   3/1/2005
   47-d                    0        513,074                             5,700,000.00   3/1/2005
   47-e                    0        198,191                             4,800,000.00   3/1/2005
    48                     0       2,242,835            1.92           36,200,000.00   3/17/2005        68.9             68.9
    49                67,192       1,605,412            1.30           26,050,000.00  12/21/2004        71.0             68.1
    50               229,054       2,438,847            1.51           33,900,000.00                    69.3             59.5
   50-a              153,377       1,587,922                           23,800,000.00   12/5/2004
   50-b               75,677        850,925                            10,100,000.00   12/5/2004
------------------------------------------------------------------------------------------------------------------------------------
    51                     0       2,420,243            1.26           32,700,000.00   4/5/2005         71.9             56.8
    52               345,010       1,919,056            1.19           34,600,000.00   1/31/2005        66.5             64.7
    53                     0       2,416,482            1.34           33,300,000.00   2/28/2005        69.1             64.0
    54                50,004       2,049,944            1.31           30,000,000.00   4/9/2005         76.7             68.6
    55               288,920       2,262,850            1.33           30,000,000.00   1/8/2005         76.5             65.5
------------------------------------------------------------------------------------------------------------------------------------
    56                     0       1,889,876            1.20           28,000,000.00   3/17/2005        80.4             74.9
    57               122,057       1,888,339            1.30           28,000,000.00   3/8/2005         79.9             70.6
    58                     0       2,435,577            1.46           31,000,000.00   4/1/2005         70.6             54.4
    59                93,015       1,877,920            1.35           27,300,000.00   3/12/2005        78.6             69.5
    60               136,849       1,880,820            1.32           28,000,000.00   3/1/2005         75.0             65.6
------------------------------------------------------------------------------------------------------------------------------------
    61               175,759       1,957,389            1.36           29,200,000.00   4/12/2005        71.9             60.1
    62                72,332       1,784,069            1.29           26,000,000.00  12/28/2004        78.8             67.4
    63               149,223       1,742,083            1.27           27,500,000.00   2/25/2005        72.7             67.6
    64                65,633       1,840,377            1.34           25,000,000.00  12/15/2004        80.0             73.0
    65               101,650       1,826,622            1.41           25,300,000.00   3/11/2005        78.9             69.8
------------------------------------------------------------------------------------------------------------------------------------
    66                75,455       1,729,778            1.36           25,800,000.00   3/11/2005        76.2             67.4
    67               204,403       1,988,461            2.02           32,250,000.00   4/18/2005        60.5             60.5
    68                85,251       1,676,831            1.35           25,530,000.00   1/25/2005        76.2             71.5
    69                 6,594       1,599,674            1.18           22,600,000.00   4/7/2005         82.1             76.9
    70                65,709       1,606,140            1.37           23,500,000.00   3/11/2005        77.3             68.4
------------------------------------------------------------------------------------------------------------------------------------
    71               101,258       1,671,468            1.31           24,080,000.00   4/12/2005        74.8             68.6
    72               100,038       1,794,988            1.33           24,000,000.00   3/28/2005        75.0             61.6
    73                     0       2,099,815            1.65           22,550,000.00   4/1/2005         79.8             74.5
    74                28,599       1,508,266            1.22           24,500,000.00   4/7/2005         71.6             63.3
    75                15,877       1,855,715            1.35           29,200,000.00   2/20/2005        59.6             37.6
------------------------------------------------------------------------------------------------------------------------------------
    76                     0       2,760,563            2.07           25,400,000.00   2/2/2005         67.8             59.8
    77                97,672       1,399,306            1.28           22,500,000.00   1/10/2005        72.4             63.3
    78               152,284       1,629,943            1.54           22,400,000.00   3/29/2005        71.7             67.5
    79                43,033       1,414,590            1.37           20,700,000.00   3/11/2005        77.1             68.2
    80                84,193       1,550,019            1.47           22,250,000.00   2/3/2005         71.8             59.5
------------------------------------------------------------------------------------------------------------------------------------
    81                68,536       1,469,355            1.37           20,000,000.00   1/1/2005         77.5             68.2
    82                89,556       1,724,993            1.56           22,000,000.00   11/8/2004        70.0             67.5
    83                     0       1,710,878            1.47           19,500,000.00   2/2/2005         77.2             68.0
    84                     0       1,597,865            1.46           18,600,000.00   3/8/2005         80.9             71.8
    85                26,613       1,293,562            1.27           20,500,000.00   2/8/2005         72.9             60.9
------------------------------------------------------------------------------------------------------------------------------------
    86                     0       1,502,038            1.88           21,400,000.00   9/1/2005         69.6             69.6
    87                61,830       1,559,723            1.57           19,400,000.00   1/11/2005        75.8             66.3
    88                70,823       1,341,452            1.36           18,300,000.00   12/2/2004        79.9             74.1
    89                50,073       1,305,524            1.37           21,000,000.00   3/14/2005        67.9             57.8
    90                     0       1,530,177            1.47           17,700,000.00   2/2/2005         76.2             67.2
------------------------------------------------------------------------------------------------------------------------------------
    91                     0       1,079,186            1.20           16,825,000.00   1/31/2005        79.0             69.2
    92                     0       1,401,762            1.64           20,000,000.00  10/25/2004        65.0             57.8
    93                     0       1,165,970            1.32           16,800,000.00   3/23/2005        77.4             67.7
    94                     0       1,846,260            1.85           21,200,000.00   4/14/2005        61.3             55.4
    95                59,215       1,123,327            1.22           16,090,000.00   6/1/2005         79.9             67.8
------------------------------------------------------------------------------------------------------------------------------------
    96                13,644       1,069,284            1.18           19,200,000.00   2/1/2005         66.4             62.0
    97                78,000       1,339,813            2.00           17,000,000.00   12/8/2004        73.2             73.2
    98                75,883       1,103,906            1.22           15,500,000.00   1/28/2005        80.0             71.1
    99               129,957       1,344,095            1.70           18,000,000.00   1/21/2005        67.2             62.1
    100                5,737       1,020,798            1.27           14,825,000.00   12/6/2004        79.6             71.2
------------------------------------------------------------------------------------------------------------------------------------
    101               20,422       1,043,110            1.30           15,015,000.00   2/12/2005        76.8             64.7
    102               24,750       1,103,644            1.39           14,300,000.00   10/6/2004        79.3             68.6
    103               25,458        990,687             1.34           14,700,000.00   3/7/2005         77.1             68.3
    104               38,478       1,013,705            1.30           14,100,000.00  12/10/2004        78.7             73.4
    105               36,990        890,100             1.23           13,700,000.00   2/2/2005         79.7             70.9
------------------------------------------------------------------------------------------------------------------------------------
    106                    0        881,592             1.18           12,900,000.00   4/11/2005        82.2             73.9
    107               72,931       1,213,220            1.78           18,500,000.00   1/11/2005        56.8             52.4
    108                    0        773,190             1.58           12,150,000.00  11/30/2004        79.8             75.9
    109                    0       1,031,382            1.11           14,000,000.00                    68.6             34.1
   109-a                   0        370,936                             5,100,000.00   3/9/2005
   109-b                   0        335,118                             4,500,000.00   2/22/2005
   109-c                   0        325,328                             4,400,000.00   3/9/2005
    110               42,347        918,213             1.40           13,000,000.00   4/10/2005        73.1             65.5
------------------------------------------------------------------------------------------------------------------------------------
    111               56,480        836,144             1.36           12,800,000.00   3/11/2005        73.1             64.8
    112               77,428       1,158,288            2.38           14,900,000.00   3/29/2005        60.4             60.4
    113               30,645        891,489             1.44           11,557,000.00   11/5/2004        77.8             65.2
    114                    0        986,435             1.46           13,500,000.00   1/1/2005         62.7             57.2
    115               32,868        826,672             1.45           11,300,000.00   3/20/2005        74.3             65.0
------------------------------------------------------------------------------------------------------------------------------------
    116               24,886        838,769             1.46           11,200,000.00   2/1/2005         75.0             70.9
    117               23,078        772,797             1.38           10,500,000.00   12/1/2004        79.8             66.6
    118               30,193        739,146             1.34           11,550,000.00   1/7/2005         71.0             63.4
    119               83,119        982,888             1.75           13,500,000.00   1/24/2005        59.2             50.0
    120               19,497        836,030             1.59           11,000,000.00   11/9/2004        72.4             60.1
------------------------------------------------------------------------------------------------------------------------------------
    121               29,445        703,130             1.33           10,500,000.00  12/28/2004        75.2             67.1
    122                    0        919,960             1.51           10,700,000.00   2/1/2005         73.2             56.9
    123               26,161        721,595             1.29            9,255,000.00                    82.4             70.4
   123-a               6,719        289,877                             4,000,000.00   1/10/2005
   123-b              16,256        320,291                             3,830,000.00   1/10/2005
   123-c               3,186        111,427                             1,425,000.00   1/10/2005
    124                    0        572,766             1.34            9,350,000.00   3/1/2005         80.2             80.2
    125               14,577        664,747             1.37            9,770,000.00   3/29/2005        75.2             62.2
------------------------------------------------------------------------------------------------------------------------------------
    126               90,541        823,669             1.67           10,300,000.00  12/10/2004        70.0             65.1
    127                    0        810,296             1.46           11,100,000.00   1/1/2005         64.6             58.6
    128               30,935        656,294             1.40            9,000,000.00   3/6/2005         79.3             70.3
    129                    0        628,734             1.80            8,800,000.00   1/6/2005         79.5             79.5
    130               27,810        529,401             1.24            9,000,000.00   3/1/2005         69.4             65.7
------------------------------------------------------------------------------------------------------------------------------------
    131               32,297        674,314             1.32            8,850,000.00   3/25/2005        78.0             68.1
    132                    0        754,783             1.55            8,740,000.00                    78.7             66.6
   132-a                   0        303,122                             3,510,000.00  11/17/2004
   132-b                   0        178,764                             2,070,000.00  11/17/2004
   132-c                   0        173,583                             2,010,000.00  11/17/2004
   132-d                   0        99,314                              1,150,000.00  11/18/2004
    133                    0        626,745             1.40            9,440,000.00  11/26/2004        70.4             62.9
    134                    0        602,979             1.74            8,250,000.00  11/23/2004        79.8             79.8
    135                    0        500,710             1.15            8,800,000.00   4/9/2005         73.9             61.5
------------------------------------------------------------------------------------------------------------------------------------
    136               50,308        715,894             1.66            8,725,000.00   12/2/2004        74.4             61.9
    137               20,843        586,332             1.33            8,000,000.00   2/24/2005        80.0             67.0
    138               76,053        779,964             1.77            8,900,000.00   12/7/2004        71.5             60.2
    139               14,172        597,805             1.43            7,850,000.00   12/1/2004        79.8             66.6
    140               64,485        755,064             1.89            8,500,000.00   2/4/2005         71.8             62.3
------------------------------------------------------------------------------------------------------------------------------------
    141               23,827        617,400             1.82            9,700,000.00   2/28/2005        62.9             62.9
    142               73,411        707,310             1.76           10,900,000.00   2/5/2005         55.0             48.0
    143               56,050        622,477             1.51            8,000,000.00  11/18/2004        75.0             65.9
    144               40,837        512,282             1.27            7,950,000.00   3/17/2005        75.4             65.8
    145               35,082        641,020             1.56            8,840,000.00   12/2/2004        67.5             56.7
------------------------------------------------------------------------------------------------------------------------------------
    146                    0        568,290             1.38            7,300,000.00  12/30/2004        79.9             67.5
    147               14,844        543,808             1.42            7,200,000.00   12/1/2004        79.8             66.5
    148               57,788        497,805             1.33            6,900,000.00   3/30/2005        79.7             67.1
    149               30,046        526,349             1.46            6,950,000.00  11/22/2004        77.5             64.5
    150               89,442        609,701             1.65            7,200,000.00   11/1/2004        74.3             63.8
------------------------------------------------------------------------------------------------------------------------------------
    151               11,842        455,858             1.26            7,200,000.00   4/5/2005         72.2             62.2
    152               23,538        487,631             1.40            8,325,000.00   2/15/2005        60.7             57.4
    153               27,131        504,791             1.74            6,500,000.00                    76.9             76.9
   153-a              15,131        281,518                             3,625,000.00   2/3/2005
   153-b               6,157        114,549                             1,475,000.00   1/21/2005
   153-c               5,844        108,724                             1,400,000.00   1/21/2005
    154               54,120        660,652             2.02            8,700,000.00   11/4/2004        57.5             53.1
    155               16,893        409,783             1.30            6,100,000.00   3/11/2005        78.9             69.9
------------------------------------------------------------------------------------------------------------------------------------
    156               40,661        539,846             1.70            6,700,000.00   3/10/2005        69.4             62.1
    157               18,056        429,340             1.39            5,800,000.00   2/24/2005        77.6             65.0
    158                    0        382,380             1.25            5,625,000.00   1/5/2005         79.8             66.8
    159               18,199        424,893             1.42            5,600,000.00   12/1/2004        79.9             66.6
    160                    0        522,606             1.37            5,750,000.00   10/8/2004        75.9             50.4
------------------------------------------------------------------------------------------------------------------------------------
    161               45,757        544,423             1.95            7,100,000.00   12/9/2004        59.2             54.8
    162               10,504        397,803             1.41            5,500,000.00   1/11/2005        75.4             63.0
    163                    0        457,243             1.67            6,205,000.00   12/8/2004        66.6             58.0
    164                7,279        359,840             1.69            5,075,000.00   3/23/2005        78.8             78.8
    165               29,733        379,120             1.46            5,100,000.00   3/13/2005        77.6             68.8
------------------------------------------------------------------------------------------------------------------------------------
    166                    0        370,252             1.29            5,150,000.00  12/22/2004        73.5             56.7
    167               45,067        445,139             2.32            6,170,000.00   12/2/2004        60.3             60.3
    168               25,736        347,672             1.47            5,000,000.00  11/22/2004        68.6             57.7
    169               21,846        359,218             1.60            4,250,000.00   1/12/2005        80.0             75.4
    170                4,116        287,365             1.58            4,825,000.00   3/21/2005        57.0             56.4
------------------------------------------------------------------------------------------------------------------------------------
    171               24,703        310,063             1.34            4,825,000.00   3/22/2005        68.3             57.5
    172                    0        360,216             1.46            4,575,000.00   7/14/2004        67.8             53.2
    173                    0        366,904             1.76            5,100,000.00   3/26/2005        56.8             48.2
    174               13,400        282,052             1.44            3,650,000.00  12/17/2004        79.2             66.2
    175                    0        301,901             1.38            4,050,000.00   12/2/2004        70.3             54.6
------------------------------------------------------------------------------------------------------------------------------------
    176               20,430        317,900             1.66            4,000,000.00  12/20/2004        69.8             58.6
    177               10,975        459,041             2.10            6,550,000.00  10/20/2004        41.5             26.5
    178               30,879        266,345             1.79            3,700,000.00   3/22/2005        73.0             73.0
    179               26,377        277,136             1.58            3,600,000.00   12/9/2004        72.6             60.5
    180                    0        228,437             1.31            3,140,000.00  12/28/2004        79.5             65.2
------------------------------------------------------------------------------------------------------------------------------------
    181                    0        257,674             1.56            3,420,000.00  11/18/2004        70.2             65.3
    182                5,336        216,750             1.33            3,670,000.00  12/29/2004        65.2             54.6
    183               20,860        281,054             1.86            3,600,000.00   3/2/2005         61.1             53.6
    184               12,215        193,993             1.41            2,500,000.00   2/24/2005        80.0             67.0
    185               10,656        199,137             1.28            2,600,000.00   2/17/2005        76.7             59.7
    186               13,319        235,573             1.68            2,970,000.00   1/20/2005        67.1             56.7




                                                                                                    LARGEST
  CONTROL                       OCCUPANCY                                                           TENANT       LARGEST TENANT
  NUMBER       OCCUPANCY (%)      DATE                          LARGEST TENANT                       SQ FT      LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

     1             92.3         4/21/2005     City Furniture/Ashley Furniture Home Stores             139,505       1/31/2015
     2             87.5         2/1/2005      Wells Fargo Bank                                        350,779       7/31/2013
     3             99.9         3/24/2005     Southpoint Cinemas                                       51,808       2/28/2017
     4             91.1         5/10/2005     JC Penney                                               169,524       4/1/2018
     5             94.5         3/1/2005      Ameriquest                                              131,554       9/30/2010
------------------------------------------------------------------------------------------------------------------------------------
     6             91.9         3/31/2005     Maguire Properties                                       90,812      12/15/2009
     7             61.1         2/28/2005     NAP                                                           0
     8             68.8         4/30/2005     NAP                                                           0
     9             97.8         11/1/2004     HSBC Bank USA, NA                                       653,848      10/31/2013
    10             98.4         1/31/2005      Kohl's                                                  85,060       4/1/2020
------------------------------------------------------------------------------------------------------------------------------------
    11             100.0        9/14/2004     DFS Galleria                                             10,008      12/31/2008
    12             84.9         3/1/2005      Zurich American  Insurance Co                            48,107       2/28/2013
    13             97.4         2/18/2005     REI                                                      22,570       5/1/2014
    14             96.3         4/25/2005     Marshall,Dennehey,Warner,Coleman&Goggin                  93,495       8/31/2013
    15             90.5         3/25/2005     Ross                                                     30,187       4/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    16             82.9         1/11/2005     Xerox Corporation                                        69,243       8/1/2010
    17             98.2         3/1/2005      Phillips-Van Heusen Corp.                               137,497       5/31/2014
    18             100.0        4/30/2005     Mass Comm College                                        63,607      12/31/2010
    19             98.2         12/1/2004     Gerard Guez                                               9,990       4/30/2006
    20             90.7         1/14/2005     Shaw's Supermarket                                       62,500       2/28/2025
------------------------------------------------------------------------------------------------------------------------------------
    21             84.1         1/13/2005     NAP                                                           0
    22             98.3         1/20/2005     Guam Shopping Center Theatre Venue                       36,154       1/8/2018
    23             96.8         6/1/2005      American Signature Home                                  50,000       1/31/2019
    24             79.8         2/5/2005      Cozen and O'Connor                                       24,572       4/30/2009
    25             85.6         2/1/2005      Sears                                                    73,945       3/31/2010
------------------------------------------------------------------------------------------------------------------------------------
    26
   26-a            76.2        12/31/2004     NAP                                                           0
   26-b            58.3        12/31/2004     NAP                                                           0
   26-c            66.3        12/31/2004     NAP                                                           0
    27             98.8        11/15/2004     LA County - DA Child Support Serv                       133,271       4/30/2014
    28             90.0         4/13/2005     JC Penney                                                97,158       7/30/2008
    29             88.0         4/30/2005     AMC                                                      86,551       5/1/2023
    30             84.2        11/22/2004     US Forest Service                                        92,187       4/30/2015
------------------------------------------------------------------------------------------------------------------------------------
    31
   31-a            72.6         2/14/2005     Hartford Fire Insurace                                   43,290      11/30/2008
   31-b            75.9         2/14/2005     Cingular Wireless                                       112,431       3/31/2007
    32             92.4        12/31/2004     Bank United FSB                                          53,529       2/1/2014
    33             85.4        12/31/2004     GSA - US Attorney                                        61,579       2/16/2013
    34             87.9         1/21/2005     Best Buy                                                 48,615       1/31/2020
    35             75.2         2/1/2005      State Farm Insurance                                     43,301       5/1/2008
------------------------------------------------------------------------------------------------------------------------------------
    36             100.0        3/31/2005     U.C.L.A.                                                 42,753       3/31/2009
    37             73.2         2/28/2005     NAP                                                           0
    38             100.0        3/31/2005     Circuit City Stores, Inc.                                35,127       1/31/2020
    39             92.2         1/31/2005     LAUSD (Pending)                                          37,277       6/30/2010
    40             79.9         3/1/2005      Imperial Capital Bank                                    29,840      12/31/2006
------------------------------------------------------------------------------------------------------------------------------------
    41             90.6         4/12/2005     Marshalls                                                33,500       1/31/2010
    42             100.0        12/6/2004     Corinthian Colleges                                      53,140       8/31/2013
    43             84.6         12/6/2004     Flagship Financial Services                               5,145       3/31/2007
    44             100.0        11/6/2004     Quality Vitamins, Inc                                    29,018       4/14/2011
    45             83.3         3/1/2005      Safeway                                                  55,650       2/1/2025
------------------------------------------------------------------------------------------------------------------------------------
    46             100.0        3/1/2005      Ross Stores                                              32,000       1/31/2015
    47
   47-a            71.6        12/31/2004     NAP                                                           0
   47-b            73.3        12/31/2004     NAP                                                           0
   47-c            74.2        12/31/2004     NAP                                                           0
   47-d            79.7        12/31/2004     NAP                                                           0
   47-e            59.1        12/31/2004     NAP                                                           0
    48             95.6         2/23/2005     NAP                                                           0
    49             75.6         1/31/2005     Heinen's                                                 20,000       4/1/2015
    50
   50-a            86.3        12/15/2004     Fairfield Industries, Inc.                               62,661      11/21/2008
   50-b            89.7         1/1/2005      State Farm Mutual Automobile Insurance                   44,280       3/11/2010
------------------------------------------------------------------------------------------------------------------------------------
    51             66.0         3/31/2005     NAP                                                           0
    52             79.4         3/31/2005      Reed Elsevier                                           47,369       5/20/2015
    53             68.7         1/1/2005      NAP                                                           0
    54             88.8         4/20/2005     AMC Theatre                                              11,150      10/31/2021
    55             81.7         2/1/2005      Commscope Solutions, Inc.                                91,418      12/31/2011
------------------------------------------------------------------------------------------------------------------------------------
    56             95.9         3/28/2005     NAP                                                           0
    57             92.7         4/12/2005     Von's Grocery                                            29,920      12/31/2005
    58             82.5         1/31/2005     NAP                                                           0
    59             96.5         4/12/2005     Babies 'R Us                                             38,817      12/31/2009
    60             88.6         2/15/2005     Legacy Bank of Texas                                     39,771       3/31/2015
------------------------------------------------------------------------------------------------------------------------------------
    61             97.1         3/31/2005     Wells Fargo Bank                                         75,940      12/31/2008
    62             93.4         3/17/2005     Linens 'N Things                                         28,000       2/1/2015
    63             78.2         3/18/2005     Unisys Item Processing Services                          64,541       3/31/2010
    64             59.0         4/1/2005      Chanel Guam (Chanel)                                      5,211      12/31/2009
    65             84.5         4/12/2005     Shoppers Food Warehouse                                  46,469      11/30/2006
------------------------------------------------------------------------------------------------------------------------------------
    66             100.0        4/12/2005     Staples                                                  22,410       4/30/2006
    67             100.0        3/31/2005     Samsung Electronics                                     112,550       6/30/2010
    68             100.0        1/20/2005     Sportmart                                                41,200       1/31/2011
    69             100.0        4/1/2005      QS Retail, Inc. dba Quicksilver                           2,445      12/31/2009
    70             100.0        4/12/2005     Total Wine & More                                        12,814       4/30/2015
------------------------------------------------------------------------------------------------------------------------------------
    71             100.0        2/9/2005      University of Phoenix                                    59,132       7/20/2011
    72             100.0        3/31/2005     Ingram Micro, Inc.                                      200,075      10/31/2013
    73             85.5        12/31/2004     NAP                                                           0
    74             81.6         3/22/2005     R/C Theatres                                             54,430      11/30/2022
    75             97.0         2/1/2005      Lowe's Home Center                                      157,900       7/15/2025
------------------------------------------------------------------------------------------------------------------------------------
    76             61.0        12/31/2004     NAP                                                           0
    77             100.0        5/1/2005      Federal Express Corp.                                    90,437       9/1/2014
    78             98.1         1/1/2005      Baxter Healthcare Corporation                            30,749      12/31/2011
    79             98.5         4/12/2005     Shoppers Food Warehouse                                  51,828       3/31/2011
    80             100.0        1/6/2005      Mann Theaters                                            53,908       7/1/2011
------------------------------------------------------------------------------------------------------------------------------------
    81             100.0        3/28/2005     XL America                                               73,586       2/28/2010
    82             93.8         3/1/2005      Edward D. Sultan Co., Ltd.                               22,507       1/31/2011
    83             78.3        12/31/2004     NAP                                                           0
    84             77.5        12/31/2004     NAP                                                           0
    85             96.6         2/2/2005      Aria Home Collection                                      3,199      11/30/2007
------------------------------------------------------------------------------------------------------------------------------------
    86             100.0        1/28/2005     BASF Corp. and BASF Americas Corp.                       95,500       9/30/2014
    87             100.0        2/28/2005     Stop & Shop                                              65,572       4/30/2025
    88             97.4         1/1/2005      Winn Dixie                                               44,000       8/5/2007
    89             90.9         1/1/2005      The Feast at Lele                                        11,163       1/31/2013
    90             82.9        12/31/2004     NAP                                                           0
------------------------------------------------------------------------------------------------------------------------------------
    91             92.3         3/25/2005     NAP                                                           0
    92             100.0        5/1/2005      Verizon Wireless                                        160,500       1/1/2017
    93             86.4         5/16/2005     NAP                                                           0
    94             70.6         2/28/2005     NAP                                                           0
    95             100.0        5/1/2005      PN II, Inc.                                              75,917       5/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    96             100.0        1/19/2005     Tiffany & Co.                                             7,190       7/31/2010
    97             97.9         2/28/2005     Gartner Group                                             8,774       6/1/2008
    98             88.2         1/11/2005     Kroger #HP-252                                           30,979      11/30/2008
    99             96.6         1/11/2005     American Airlines                                        19,553      12/31/2009
    100            96.1        12/31/2004     Acme Markets Inc.                                        57,855       9/27/2029
------------------------------------------------------------------------------------------------------------------------------------
    101            90.8         12/3/2004     Lowe's Foods Stores, Inc.                                51,613       12/9/2023
    102            100.0       10/29/2004     LA Fitness                                               45,525      12/31/2018
    103            100.0        4/12/2005     Total Beverage                                           21,528      10/31/2015
    104            97.2        11/30/2004     Saddleback Memorial Medical                              31,462      11/30/2010
    105            100.0        1/10/2005     Gordon Biersch Brewery                                    9,265       5/31/2018
------------------------------------------------------------------------------------------------------------------------------------
    106            99.0         4/28/2004     NAP                                                           0
    107            95.2         2/1/2005      King Soopers                                             46,966       3/31/2026
    108            88.1         2/28/2005     NAP                                                           0
    109
   109-a           100.0        3/18/2005     Eckerd Corp                                              13,824       4/12/2025
   109-b           100.0        3/18/2005     Eckerd Corp                                              10,908       5/26/2024
   109-c           100.0        3/18/2005     Eckerd Corp.                                             13,813       8/10/2024
    110            100.0        4/6/2005      The Good Guys Inc                                        16,332       4/30/2008
------------------------------------------------------------------------------------------------------------------------------------
    111            100.0        4/12/2005     Food Lion                                                38,952       1/31/2019
    112            99.0         4/14/2005     UNC                                                      54,734       7/1/2008
    113            96.5         3/21/2005     Paradise Datacom, LLC                                    21,500       10/1/2015
    114            53.4        12/31/2004     NAP                                                           0
    115            100.0        3/1/2005      Hardcarbon/Marriott                                      39,415       5/31/2012
------------------------------------------------------------------------------------------------------------------------------------
    116            98.3         2/8/2005      LA Fitness Intl.                                         41,000       7/31/2017
    117            100.0        12/5/2004     Bridgeport Hospital                                      18,988       6/30/2006
    118            89.9         1/13/2005     TJ Maxx                                                  24,305       1/31/2011
    119            99.2         1/17/2005     Kmart                                                    88,488       1/31/2007
    120            95.9         2/28/2005     Food Lion                                                37,985       6/1/2022
------------------------------------------------------------------------------------------------------------------------------------
    121            100.0        1/26/2005     Tyee                                                     35,865       5/31/2010
    122            74.4         1/31/2005     NAP                                                           0
    123
   123-a           100.0        4/1/2005      H&E Equipment Services, LLC                              36,600       11/1/2019
   123-b           100.0        4/1/2005      Siemens Westinghouse Power Corp.                         20,000       3/31/2010
   123-c           100.0        4/1/2005      Universal Plant Services                                 20,120      10/31/2013
    124            92.5         2/28/2005     NAP                                                           0
    125            92.0         4/30/2005     Cheeburger Cheeburger                                     3,138       7/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    126            92.1         2/28/2005     US Physical Therapy                                      37,537       7/1/2010
    127            65.9        10/31/2004     NAP                                                           0
    128            100.0        4/12/2005     Lotte Oriental Supermarket                               24,692       3/31/2009
    129            86.6         4/5/2005      NAP                                                           0
    130            82.4         4/25/2005     Shoe Show                                                 5,928       3/1/2010
------------------------------------------------------------------------------------------------------------------------------------
    131            96.6         1/1/2005      Tuscon Accelerated High School                           24,300       3/31/2009
    132            85.5         3/2/2005
   132-a           83.0         3/2/2005      NAP                                                           0
   132-b           93.5         3/2/2005      NAP                                                           0
   132-c           77.2         3/2/2005      NAP                                                           0
   132-d           89.8         3/2/2005      NAP                                                           0
    133            87.2         12/9/2004     Teck Team Liquors                                         4,200       9/1/2012
    134            91.8         3/5/2005      NAP                                                           0
    135            100.0        3/17/2005     NAP                                                           0
------------------------------------------------------------------------------------------------------------------------------------
    136            98.0         2/20/2005     Festival Foods Supermarket                               47,301       8/31/2019
    137            48.2         4/1/2005      Washington Mutual                                         8,243      10/31/2009
    138            92.9         3/22/2005     Lennar/US Home                                           12,715      11/30/2009
    139            100.0        12/4/2004     Marc Glassman, Inc (Xpect Drugs)                         47,000      10/31/2012
    140            100.0        3/9/2005      Rivers Edge                                              20,424       6/30/2006
------------------------------------------------------------------------------------------------------------------------------------
    141            95.7         3/21/2005     Schools Credit Union                                      4,060       7/1/2013
    142            98.2         3/1/2005      Point Center Financial                                   15,181       2/28/2009
    143            100.0        12/1/2004     Premier Business Center                                  13,877       3/31/2011
    144            100.0        2/1/2005      Wilshire Insurance                                       12,001       1/1/2008
    145            92.3         2/28/2005     Contra Costa Health Department                           10,052       1/1/2015
------------------------------------------------------------------------------------------------------------------------------------
    146            98.0         1/31/2005     NAP                                                           0
    147            94.3         12/4/2004     David's Bridal                                            8,558       5/31/2007
    148            100.0        3/1/2005      SAIC                                                     32,781       9/30/2008
    149            94.0        12/30/2004      First Horizon                                            6,475       3/31/2007
    150            94.3         10/1/2004     Vinmar International, Ltd.                               22,779      11/30/2010
------------------------------------------------------------------------------------------------------------------------------------
    151            78.4         4/5/2005      Fox & Hound                                               9,513       3/24/2014
    152            100.0        2/11/2005     Display International Corp                               77,000       8/31/2008
    153            100.0        2/16/2005
   153-a           100.0        2/16/2005     Blockbuster                                               6,400       5/1/2009
   153-b           100.0        2/16/2005     Scotty's Brewhouse                                        5,718       10/1/2013
   153-c           100.0        2/16/2005     Nebraska Book Company                                     5,821       12/1/2011
    154            91.2         10/4/2004     Child and Family Guidance Center                         11,915       6/30/2006
    155            100.0        4/12/2005     CVS/Pharmacy                                              7,942       1/31/2007
------------------------------------------------------------------------------------------------------------------------------------
    156            100.0        4/1/2005      Joffrey's Coffee                                         16,801      12/31/2009
    157            100.0        4/1/2005      The Men's Warehouse                                       7,180       2/28/2009
    158            100.0       12/31/2004     NAP                                                           0
    159            100.0        12/4/2004     Center for Orthopedics                                    7,029       1/31/2008
    160            100.0        1/6/2005      Regal Cinema                                             37,175      11/30/2018
------------------------------------------------------------------------------------------------------------------------------------
    161            93.3         12/4/2004     Jack Cherbo                                               5,033      12/31/2006
    162            100.0        2/1/2005      American Furnishings Co                                  12,269       2/15/2013
    163            78.9         1/3/2005      NAP                                                           0
    164            86.0         4/1/2005      Moe's Southwest Grill                                     2,800       2/1/2015
    165            92.4         4/12/2005     Save A Lot Grocery                                       18,815       9/30/2007
------------------------------------------------------------------------------------------------------------------------------------
    166            100.0       12/28/2004     Eckerd Corporation                                       13,824      11/30/2024
    167            100.0        3/31/2005     Volvo Trucks                                             28,596       5/1/2011
    168            100.0        2/28/2005     Keller Williams Real Estate                               6,685       5/31/2007
    169            100.0        1/24/2005     Century 21 Judge Fite                                     4,228       2/1/2008
    170            100.0        3/31/2005     Papa Vinos                                                7,100       1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
    171            100.0        2/1/2005      Wallace Kuhl Assoc                                        7,509      12/31/2007
    172            100.0        11/9/2004     Eckerd Corporation                                       13,813       7/14/2024
    173            100.0        3/21/2005     Eckerd Corporation                                       13,824       4/15/2029
    174            96.4         3/23/2005     Total Renal/Davita Clinical                               5,921       6/1/2012
    175            100.0        12/3/2004     Eckerd Corporation                                       13,824      11/22/2024
------------------------------------------------------------------------------------------------------------------------------------
    176            100.0        2/1/2005      Arlington Clinical                                        7,901       1/31/2008
    177            100.0        3/29/2005     Children's Place                                          4,000       2/24/2012
    178            81.3         3/1/2005      DynaDirect.com                                            9,320       2/1/2008
    179            100.0        2/28/2005     Marsh Supermarket                                        34,600       3/31/2016
    180            100.0        5/1/2005      Belk                                                     65,927       11/1/2023
------------------------------------------------------------------------------------------------------------------------------------
    181            86.2         3/2/2005      NAP                                                           0
    182            100.0        1/25/2005     Union Bank                                                3,415       1/31/2011
    183            96.0         4/1/2005      Dollar Tree, Inc.                                        11,500       1/31/2008
    184            100.0        4/1/2005      Docuserve                                                 6,125      10/31/2007
    185            91.1         2/1/2005      John Bishop DDS                                           4,228       4/30/2007
    186            100.0        1/1/2005      Digital Pro Graphics                                      4,850       2/28/2006




                                                                   SECOND
                                                                  LARGEST               SECOND
  CONTROL                         SECOND                           TENANT           LARGEST TENANT
  NUMBER                      LARGEST TENANT                       SQ FT           LEASE EXPIRATION
---------------------------------------------------------------------------------------------------------

     1      XXI Forever                                                21,295         1/31/2012
     2      Holme Roberts & Owens LLP                                 123,116         12/31/2010
     3      Barnes & Noble                                             29,350         3/31/2012
     4      Movies at North Hills 14                                   50,010         12/1/2019
     5      Federal Express                                            43,358         7/31/2010
---------------------------------------------------------------------------------------------------------
     6      IMAX, Ltd.                                                 65,998         2/18/2013
     7      NAP                                                             0
     8      NAP                                                             0
     9      Phillips Lytle Hitchcock Blaine Huber                      86,288         12/31/2013
    10       Klein's Super Thrift                                      52,800          2/1/2010
---------------------------------------------------------------------------------------------------------
    11      Roy's Waikoloa Bar and Grill                                7,500         4/30/2015
    12      Countrywide Financial                                      27,612         2/28/2010
    13      Pottery Barn                                               12,453          2/1/2017
    14      Willig, Williams & Davidson                                43,014         11/30/2015
    15      Linens n Things                                            28,000          4/1/2015
---------------------------------------------------------------------------------------------------------
    16      Hollins, Schechter, and Condas                             22,104          9/1/2010
    17      Lally McFarland Pantello                                  102,383         5/31/2013
    18      Dana Farber Cancer Institute                               58,728         8/30/2011
    19      Mojo, LLC                                                   9,988         9/30/2005
    20      Bob's                                                      40,200         1/31/2015
---------------------------------------------------------------------------------------------------------
    21      NAP                                                             0
    22      Ross Stores Inc                                            32,839         1/31/2010
    23      Ashleys Furniture                                          43,434         4/14/2015
    24      Northrup Grumman                                           24,287         5/31/2006
    25      Macy's                                                     60,000         1/31/2010
---------------------------------------------------------------------------------------------------------
    26
   26-a     NAP                                                             0
   26-b     NAP                                                             0
   26-c     NAP                                                             0
    27      State of CA - Dept of Justice                              68,465         2/28/2012
    28      Dillard's                                                  94,500         10/6/2007
    29      Dai Bai Dang                                                7,260          7/1/2015
    30      Coverdell & Associates                                     13,717         9/30/2005
---------------------------------------------------------------------------------------------------------
    31
   31-a     Principal Financial Group                                   7,770         8/31/2009
   31-b     Gentle Laser Solutions                                      5,353         3/31/2011
    32      Stiefel Laboratories                                       17,415          3/1/2008
    33      Rodey, Dickason, Sloan, Akin & Robb                        46,029         6/30/2010
    34      Ross Dress For Less                                        27,619         1/31/2007
    35      University of Phoenix                                      24,407          6/1/2012
---------------------------------------------------------------------------------------------------------
    36      Dr. Hamrell                                                 6,515         8/31/2012
    37      NAP                                                             0
    38      Michael's Stores, Inc.                                     24,540         11/30/2016
    39      Weller Grossman                                            24,193         10/21/2008
    40      Traveler Indemnity Company                                 24,432         1/31/2006
---------------------------------------------------------------------------------------------------------
    41      Ross Dress for Less                                        32,476         1/31/2011
    42      SouthTrust Bank                                             4,500          1/6/2019
    43      Brenner Equities Group, Inc                                 4,630         4/30/2008
    44      US Healthworks Medcal Group                                 6,794         11/30/2012
    45      Rite Aid                                                   16,668         11/1/2024
---------------------------------------------------------------------------------------------------------
    46      Denny's                                                     4,765         3/28/2020
    47
   47-a     NAP                                                             0
   47-b     NAP                                                             0
   47-c     NAP                                                             0
   47-d     NAP                                                             0
   47-e     NAP                                                             0
    48      NAP                                                             0
    49      Salon Solaire                                               9,066          5/1/2015
    50
   50-a     Neon Systems, Inc.                                         19,363         3/31/2010
   50-b     Triconex Corporation                                       29,680         2/28/2009
---------------------------------------------------------------------------------------------------------
    51      NAP                                                             0
    52       Hartford Fire Insur Co.                                   42,789         9/20/2006
    53      NAP                                                             0
    54      Bank of America                                             7,597         10/31/2013
    55      Covaro Network                                             25,304         2/28/2010
---------------------------------------------------------------------------------------------------------
    56      NAP                                                             0
    57      Sav-On Drugs                                               26,945          2/7/2011
    58      NAP                                                             0
    59      The RoomStore                                              38,296         9/30/2013
    60      Legacy Insurance Services                                   9,635         3/31/2013
---------------------------------------------------------------------------------------------------------
    61      Hawley Troxell Ennis & Hawley                              32,265         12/31/2015
    62      World Market                                               18,100          1/1/2015
    63      Northrop Grumman Space & Missions Corp                     53,073         7/31/2009
    64      Caronel (Rolex and Watch Center)                            4,874         11/30/2005
    65      USA Discounters                                            26,428         11/30/2009
---------------------------------------------------------------------------------------------------------
    66      Hudson Trail Outfitters                                    21,476         2/29/2008
    67      Mellon Investor Services                                   35,600         2/28/2006
    68      Ross                                                       24,000         1/31/2009
    69      Maui Art, LLC dba Thomas Kinkade Gallery                    1,960         11/13/2007
    70      Chuck E. Cheese's                                          12,250         10/31/2007
---------------------------------------------------------------------------------------------------------
    71      Rental Guarantee                                           58,007         5/31/2010
    72      NAP                                                             0
    73      NAP                                                             0
    74      Bubba Gump Shrimp                                           9,745         11/30/2017
    75      Kohl's Department Store                                   106,745         1/31/2024
---------------------------------------------------------------------------------------------------------
    76      NAP                                                             0
    77      NAP                                                             0
    78      Bottling Group, LLC                                        20,786         5/31/2010
    79      CVS/Pharmacy                                               24,000         12/31/2009
    80      Renegade Animation                                          9,005          3/1/2007
---------------------------------------------------------------------------------------------------------
    81      Fraser Papers, Inc.                                        13,775         2/28/2007
    82      Science Applications International Corp.                   14,897         4/30/2008
    83      NAP                                                             0
    84      NAP                                                             0
    85      O C Flooring                                                3,038         11/14/2006
---------------------------------------------------------------------------------------------------------
    86      NAP                                                             0
    87      Eckerds                                                     8,286         5/31/2012
    88      Associated Builders                                        10,080         11/30/2007
    89      Pacific'O                                                   8,991         1/31/2011
    90      NAP                                                             0
---------------------------------------------------------------------------------------------------------
    91      NAP                                                             0
    92      NAP                                                             0
    93      NAP                                                             0
    94      NAP                                                             0
    95      NAP                                                             0
---------------------------------------------------------------------------------------------------------
    96      Gabelli Asset Management                                    5,288         7/31/2007
    97      Digital Communications                                      8,664          8/1/2007
    98      Goodwill                                                   24,260         12/31/2005
    99      Corzo, Carballo, Castella                                  16,538         11/30/2006
    100     East Bradford Plaza CVS                                    12,150         9/11/2026
---------------------------------------------------------------------------------------------------------
    101     Dollar Tree Stores, Inc.                                    7,200         11/30/2013
    102     Platinum Television                                        13,371         2/28/2007
    103     Books-A-Million                                             8,976         12/31/2005
    104     Harvard Eye Associates                                      5,981         10/31/2010
    105     Hooters                                                     8,508         10/31/2014
---------------------------------------------------------------------------------------------------------
    106     NAP                                                             0
    107     Big Lots                                                   34,440          2/1/2010
    108     NAP                                                             0
    109
   109-a    NAP                                                             0
   109-b    NAP                                                             0
   109-c    NAP                                                             0
    110     Blockbuster Inc                                             4,157         12/31/2006
---------------------------------------------------------------------------------------------------------
    111     Staples                                                    25,401         4/30/2007
    112     Bank of America                                            19,002         10/31/2007
    113     LR Kimball & Expansion Space                               15,487          3/1/2012
    114     NAP                                                             0
    115     Interval International                                      3,273         5/21/2007
---------------------------------------------------------------------------------------------------------
    116     Massage Envy                                                3,660         1/31/2012
    117     Nutmeg Brewing & Restaurant                                 6,663         1/31/2009
    118     Big A Drugstores, Inc.                                     10,125         12/31/2016
    119     Lazarus                                                    55,000         3/31/2007
    120     Walgreen's                                                 14,560          4/1/2029
---------------------------------------------------------------------------------------------------------
    121     French Quarter                                              5,189         6/30/2012
    122     NAP                                                             0
    123
   123-a    NAP                                                             0
   123-b    Rockwell Automation, Inc.                                  20,000         9/30/2009
   123-c    NAP                                                             0
    124     NAP                                                             0
    125     Potbelly Sandwich                                           2,400         11/1/2014
---------------------------------------------------------------------------------------------------------
    126     First Franklin Financial                                   12,296          3/1/2009
    127     NAP                                                             0
    128     Advance Auto Parts                                          7,564         1/31/2007
    129     NAP                                                             0
    130     DOTS                                                        4,200          9/1/2010
---------------------------------------------------------------------------------------------------------
    131     Pima Community College                                     17,382         2/28/2010
    132
   132-a    NAP                                                             0
   132-b    NAP                                                             0
   132-c    NAP                                                             0
   132-d    NAP                                                             0
    133     Washington Mutual                                           3,600          5/1/2013
    134     NAP                                                             0
    135     NAP                                                             0
---------------------------------------------------------------------------------------------------------
    136     Eckerd Pharmacy                                             8,468         5/31/2010
    137     Sprint                                                      1,800         10/31/2009
    138     Diversified Executive Systems, Inc.                         7,690         8/31/2005
    139     Casual Male Retail Group, Inc                               2,000         12/31/2008
    140     Orleans                                                    20,242         6/30/2008
---------------------------------------------------------------------------------------------------------
    141     Pizza Pucks                                                 3,000          3/1/2009
    142     Picerne Investment Mgmt.                                   11,197         11/30/2005
    143     Elephant Bar                                                8,723         3/31/2010
    144     University of Phoenix                                       8,000          4/1/2006
    145     World Savings Bank                                          4,061         12/1/2008
---------------------------------------------------------------------------------------------------------
    146     NAP                                                             0
    147     Cellco dba Verizon Wireless                                 6,500         5/31/2009
    148     FMS Secure Solutions                                        2,878         7/31/2006
    149     Prudential Carruthers                                       5,900         3/31/2008
    150     Hissey, Kientz & Herron, PLLC                              17,261         1/31/2008
---------------------------------------------------------------------------------------------------------
    151     Hesselgesser's Salon                                        6,010          9/1/2011
    152     Arch Aluminum & Glass Co.                                  69,983         9/13/2008
    153
   153-a    Hallmark                                                    5,685          3/1/2009
   153-b    Subway                                                      1,464          7/1/2010
   153-c    Art Mart                                                    1,100          9/1/2008
    154     AAI, Inc.                                                   6,809         7/31/2007
    155     Blockbuster Video                                           6,080         1/31/2006
---------------------------------------------------------------------------------------------------------
    156     Capital Collateral                                         13,488         10/31/2008
    157     Rockaway Bedding                                            3,678         5/31/2008
    158     NAP                                                             0
    159     Bailey, Schaefer, & Errato                                  5,511         4/30/2009
    160     NAP                                                             0
---------------------------------------------------------------------------------------------------------
    161     Hobby Shack                                                 3,173         11/30/2005
    162     Levi's 4 Floors (Levi Acquisition 4, LLC                    4,781         11/30/2009
    163     NAP                                                             0
    164     Bruegger's Enterprises, Inc.                                2,100          2/1/2015
    165     Advance Auto Parts                                          8,760         1/31/2007
---------------------------------------------------------------------------------------------------------
    166     NAP                                                             0
    167     Systems Engineering                                        10,800          2/1/2008
    168     Millennium Bank                                             3,570         5/31/2007
    169     Integrity Physical Therapy                                  3,865          4/1/2010
    170     Applebees                                                   5,558          8/1/2018
---------------------------------------------------------------------------------------------------------
    171     Guide One Services                                          7,215         1/31/2007
    172     NAP                                                             0
    173     NAP                                                             0
    174     Chrysalis Plastic Surg                                      2,887          2/1/2010
    175     NAP                                                             0
---------------------------------------------------------------------------------------------------------
    176     Radiation Oncology Associates                               7,271         9/30/2008
    177     Ritz Camera                                                 3,100         2/14/2010
    178     Clancy & Thays Construction Co.                             9,267          4/1/2010
    179     Long's Landing                                              9,000         10/31/2006
    180     NAP                                                             0
---------------------------------------------------------------------------------------------------------
    181     NAP                                                             0
    182     UPS Store/Mail Boxes Etc.                                   1,742            TBD
    183     CVS                                                        10,912         1/31/2021
    184     Nova Lighting                                               3,063         3/31/2007
    185     William Pearce dba NeoGenesis                               4,175         4/30/2006
    186     American Gaming & Electronics, Inc.                         4,809         1/31/2006




                                                               THIRD
                                                              LARGEST          THIRD               ENVIRONMENTAL
  CONTROL                            THIRD                     TENANT      LARGEST TENANT             PHASE I
  NUMBER                         LARGEST TENANT                SQ FT      LEASE EXPIRATION          REPORT DATE        PHASE II
----------------------------------------------------------------------------------------------------------------------------------

     1      Z Gallerie                                         10,223        1/31/2015               4/29/2005            No
     2      Newmont Mining Corporation                         87,544        3/31/2012               3/14/2005            No
     3      Organized Living                                   21,750        3/31/2017               3/15/2005            No
     4      Gold's Gym Athletic Club                           25,578        12/1/2014               10/12/2004           No
     5      Palmieri Tyler Wiener Wilhelm Waldron              34,408        8/31/2007               12/30/2004           No
----------------------------------------------------------------------------------------------------------------------------------
     6      JR Motion Pictures                                 61,187        10/31/2007              6/21/2004            No
     7      NAP                                                     0                                12/3/2004            No
     8      NAP                                                     0                                1/11/2005            No
     9      Her Majesty the Queen in Right of Canada           25,756        5/31/2010               12/14/2004           No
    10       Marshalls                                         27,098         2/1/2006               3/23/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    11      Big Island Steakhouse                               5,968        12/31/2010              12/20/2004           No
    12      Royal Indemnity Company                            27,284        3/31/2008               3/11/2005            No
    13      Anthropologie                                      10,240        10/1/2014               12/29/2004           No
    14      Jewish Employment and Vocational Service           25,455        11/30/2006              3/23/2005            No
    15      Michaels                                           23,800         4/1/2015                4/5/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    16      GSA - SS                                           21,441         6/1/2012                1/6/2005            No
    17      Greater NY Mutual                                  89,386        1/31/2018                3/3/2005            No
    18      Brigham & Womens                                   31,869        1/31/2006                5/4/2005            No
    19      New Line Productions                                9,748        3/14/2010               12/6/2004            No
    20      Extra Space dba Excess Storage                     38,500        1/31/2018                2/4/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    21      NAP                                                     0                                2/18/2005            No
    22      SH Enterprises dba California Mart                 20,835        1/31/2017               3/17/2005            No
    23      DSW Shoes                                          37,024        1/31/2014                3/1/2005            No
    24      GCA Services Solutions                             18,682        10/30/2006              12/1/2004            No
    25      Macy's - Home and Mens                             50,625        10/31/2009              2/25/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    26
   26-a     NAP                                                     0                                12/28/2004           No
   26-b     NAP                                                     0                                12/28/2004           No
   26-c     NAP                                                     0                                12/28/2004           No
    27      LA County - Sheriff                                37,433        6/26/2007               10/19/2004           No
    28      Premiere Cinema 12                                 37,745        11/30/2022               3/8/2005            No
    29      Macaroni Grill                                      7,100         1/1/2014               3/31/2005            No
    30      S of GA - Dept. of Community Health                11,247        6/30/2008               12/13/2004           No
----------------------------------------------------------------------------------------------------------------------------------
    31
   31-a     Zurich American Insurance                           7,483        1/31/2006               12/1/2004            No
   31-b     Lereta                                              3,636        1/31/2010               12/1/2004            No
    32      Weber RBB                                          12,304        10/1/2005               11/10/2004           No
    33      GSA - BIA                                          43,505        7/22/2014               1/27/2005            No
    34      Babies R Us                                        25,416        1/31/2015               2/11/2005            No
    35      Paychex                                            22,377         2/1/2008                3/9/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    36      Dr. Frieder                                         1,892        1/31/2014                5/6/2005            No
    37      NAP                                                     0                                4/11/2005            No
    38      OfficeMax North America                            20,000        1/31/2016               2/16/2005            No
    39      Starcom/Leo Burnett                                20,106        6/30/2013                2/9/2005            No
    40      Robert Half International, Inc                     10,133        12/31/2005              3/14/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    41      Von's Grocery                                      31,152        3/31/2022               3/11/2005            No
    42      NAP                                                     0                                11/29/2004           No
    43      Promark Engineered Products                         3,856        5/31/2006               11/29/2004           No
    44      NAP                                                     0                                11/29/2004           No
    45      Bank of America                                     4,500        11/1/2024               12/3/2004            No
----------------------------------------------------------------------------------------------------------------------------------
    46      YBM Unlimited, Inc.                                 2,387        1/31/2015                9/9/2004            No
    47
   47-a     NAP                                                     0                                2/10/2005            No
   47-b     NAP                                                     0                                2/10/2005            No
   47-c     NAP                                                     0                                2/10/2005            No
   47-d     NAP                                                     0                                2/10/2005            No
   47-e     NAP                                                     0                                 3/7/2005            No
    48      NAP                                                     0                                11/16/2004           No
    49      Office - McDonald                                   8,044         4/1/2015               1/10/2005            No
    50
   50-a     Skunkware, Inc.                                    13,198        3/31/2010               12/30/2004           No
   50-b     Memorial Hermann Hospital System                    8,015        1/31/2011               12/13/2004           No
----------------------------------------------------------------------------------------------------------------------------------
    51      NAP                                                     0                                4/13/2005            No
    52      Warner Chilcott                                    42,737        3/30/2009               12/8/2004            No
    53      NAP                                                     0                                 3/1/2005            No
    54      Columbia Restaurant                                 7,500        10/31/2007              4/18/2005            No
    55      tekVizion                                          13,529        9/30/2010                1/7/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    56      NAP                                                     0                                3/22/2005            No
    57      Loehmann's                                         25,000        11/30/2008              3/11/2005            No
    58      NAP                                                     0                                3/24/2005            No
    59      Petsmart                                           30,000        1/31/2013               3/14/2005            No
    60      Symbol Technologies                                 9,302        12/31/2006               3/3/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    61      Oppenheimer Companies, LLP                         13,084        11/30/2008              4/19/2005            No
    62      Old Navy                                           14,800        12/1/2014                1/5/2005            No
    63      NAP                                                     0                                 3/7/2005            No
    64      Tiffany & Co.                                       4,402        9/30/2008               1/20/2005            No
    65      Dollar Tree                                        15,235        6/30/2011               3/11/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    66      Peter Pan's Buffet                                  6,873        2/28/2010               3/14/2005            No
    67      NAP                                                     0                                3/14/2005            No
    68      Office Depot                                       22,500        12/31/2007              1/19/2005            No
    69      Only the Best, Inc. dba Sgt. Leisure                1,931        3/31/2008               3/24/2005            No
    70      CVS/Pharmacy                                       10,410        3/31/2010               3/15/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    71      NAP                                                     0                                4/18/2005            No
    72      NAP                                                     0                                3/28/2005            No
    73      NAP                                                     0                                3/22/2005            No
    74      Fairfield Communities                               7,796        3/31/2011               3/28/2005            No
    75      Starck Realty                                       6,012        8/31/2007               2/28/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    76      NAP                                                     0                                1/28/2005            No
    77      NAP                                                     0                                1/25/2005            No
    78      Premier Insurance Company of Mass.                 14,297        7/31/2009                5/2/2005            No
    79      Advance Auto Parts                                 19,008        1/31/2007               3/14/2005            No
    80      Tony Roma's                                         6,072        10/1/2009                2/8/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    81      Groton Pacific Carriers, Inc.                       4,200        6/14/2006               1/19/2005            No
    82      Akinaka & Associates, Ltd.                          5,480        10/31/2011              9/13/2004            No
    83      NAP                                                     0                                1/28/2005            No
    84      NAP                                                     0                                3/18/2005            No
    85      Celebrity Cleaners                                  2,400        4/30/2007               2/15/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    86      NAP                                                     0                                2/15/2005            No
    87      Jewish Congregation                                 5,998        7/30/2017                2/9/2005            No
    88      Kid's Manor                                        10,000        7/31/2011               12/2/2004            No
    89      Bamboo Bar & Grill                                  3,657        2/28/2010               3/15/2005            No
    90      NAP                                                     0                                1/28/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    91      NAP                                                     0                                2/10/2005            No
    92      NAP                                                     0                                 1/7/2005            No
    93      NAP                                                     0                                4/19/2005            No
    94      NAP                                                     0                                4/19/2005            No
    95      NAP                                                     0                                4/20/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    96      Dover Management                                    4,272        5/31/2009                2/9/2005            No
    97      OSI Consulting                                      8,462         6/1/2006                1/5/2005            No
    98      Fallas Paredes                                     22,000        6/30/2007               12/3/2004            No
    99      Ladstock Holdings Corp                             10,840        2/28/2007               1/28/2005            No
    100     McDonald Corporation                                3,825        9/11/2024               12/27/2004           No
----------------------------------------------------------------------------------------------------------------------------------
    101     Red Bowl Asian Bistro, Inc.                         3,600        2/28/2014               1/15/2005            No
    102     South Florida Business Journal                      8,897        8/31/2008               10/11/2004           No
    103     NAP                                                     0                                3/11/2005            No
    104     Wachovia Securities Inc.                            2,471        7/31/2005               11/8/2004            No
    105     The Big Bang                                        5,803        8/31/2008               2/10/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    106     NAP                                                     0                                4/27/2005            No
    107     Cond Spa                                           26,042        11/1/2015               2/10/2005            No
    108     NAP                                                     0                                 1/7/2005            No
    109
   109-a    NAP                                                     0                                3/11/2005            No
   109-b    NAP                                                     0                                 4/8/2005            No
   109-c    NAP                                                     0                                3/11/2005            No
    110     T-Mobile USA, Inc                                   3,000         8/9/2009                4/5/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    111     Total Crafts                                       14,510        7/31/2008               3/14/2005            No
    112     Heavy Hitters, LLC                                  9,714        3/15/2008                3/3/2005            No
    113     National Weather Service                           12,851         6/1/2025               11/9/2004            No
    114     NAP                                                     0                                1/11/2005            No
    115     NAP                                                     0                                3/29/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    116     Citihomes Realty                                    2,000        1/31/2010               12/27/2004           No
    117     Southport Medical Management                        3,200        9/30/2011               11/29/2004           No
    118     Huff's Restaurant                                   5,040         1/1/2010               1/13/2005            No
    119     Kroger                                             39,482        10/31/2014              2/11/2005            No
    120     Dollar General                                      8,000         7/1/2012               12/2/2004            No
----------------------------------------------------------------------------------------------------------------------------------
    121     J.D. Madison                                        4,246        12/31/2007              11/24/2004           No
    122     NAP                                                     0                                2/14/2005            No
    123
   123-a    NAP                                                     0                                1/21/2005            No
   123-b    Action Stainless & Alloys, Inc.                    20,000        2/28/2008               1/20/2005            No
   123-c    NAP                                                     0                                1/20/2005            No
    124     NAP                                                     0                                 3/8/2005            No
    125     Panchero's Mexican                                  2,275         3/1/2012               4/19/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    126     Perry Homes                                         7,629        11/1/2009               12/20/2004           No
    127     NAP                                                     0                                12/28/2004           No
    128     Georgia Market                                      2,880        7/31/2010               3/10/2005            No
    129     NAP                                                     0                                1/19/2005            No
    130     Gamestop                                            3,500        10/1/2011                3/8/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    131     Petco                                              15,600        12/31/2005              12/31/2004           No
    132
   132-a    NAP                                                     0                                12/17/2004           No
   132-b    NAP                                                     0                                12/29/2004           Yes
   132-c    NAP                                                     0                                11/29/2004           No
   132-d    NAP                                                     0                                12/10/2004           No
    133     Pilaties in the Pines                               2,245         3/1/2007               12/14/2004           No
    134     NAP                                                     0                                1/18/2005            No
    135     NAP                                                     0                                 4/4/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    136     AMPCO (Papermart)                                   6,000        8/31/2009               12/3/2004            No
    137     NAP                                                     0                                3/23/2005            No
    138     USA.Net Inc.                                        6,068        4/30/2006               12/30/2004           No
    139     Bertucci's Restaurant Corp.                             0        8/31/2015               11/29/2004           No
    140     Huntington Furniture                               16,910         3/1/2008                2/7/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    141     Togos/Baskin Robbins                                2,412         7/1/2013               3/28/2005            No
    142     BH Miller Contractors                               4,063        11/30/2007              2/15/2005            No
    143     University of Phoenix                               6,672        4/30/2010               11/18/2004           No
    144     Chicago Title                                       5,043        11/1/2007               3/28/2005            No
    145     OHD/Keller Williams                                 3,967         5/1/2006               1/19/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    146     NAP                                                     0                                10/11/2004           No
    147     Record Town, Inc.                                   6,500        1/31/2008               11/23/2004           No
    148     Entek-C, Inc.                                       2,629        8/31/2006               4/26/2005            No
    149      Meadow Farms                                       5,600        3/31/2007               12/3/2004            No
    150     Option One Mortgage Corp.                           7,950        8/31/2005               10/21/2004           No
----------------------------------------------------------------------------------------------------------------------------------
    151     Ted's Montana Grill                                 4,500         8/1/2009                4/8/2005            No
    152     International Data Depository, Inc                 27,320        9/15/2008               3/17/2005            No
    153
   153-a    Radio Shack                                         2,100         7/1/2007               2/14/2005            Yes
   153-b    NAP                                                     0                                2/14/2005            No
   153-c    NAP                                                     0                                2/14/2005            No
    154     Howard A. Emmer, A Professional Corp.               6,426        11/30/2007              11/16/2004           No
    155     Advance Auto Parts                                  4,707        1/31/2007               3/11/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    156     Non Stop Digital                                   11,538        12/31/2009              3/24/2005            No
    157     Casual Male                                         2,700        10/31/2008              3/23/2005            No
    158     NAP                                                     0                                1/25/2005            No
    159     Eye Physicians & Surgeons, PC                       3,715        6/30/2005               11/24/2004           No
    160     NAP                                                     0                                1/24/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    161     Humane Society of the United States                 3,035        8/31/2008               12/22/2004           No
    162     Executive Tans (JS Infinity, LLC)                   1,323        1/21/2010               1/11/2005            No
    163     NAP                                                     0                                12/20/2004           No
    164     Kolache Factory                                     2,100        11/1/2014                5/2/2005            No
    165     Murry's Steaks                                      7,500        4/30/2006                4/8/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    166     NAP                                                     0                                 1/7/2005            No
    167     Simco Electronics                                   5,400         5/1/2007               12/28/2004           No
    168     Fornance Physician Services, Inc.                   2,860        5/31/2008               12/10/2004           No
    169     Stewart Title of North Texas                        3,488        10/1/2006               1/24/2005            No
    170     Wendy's                                             5,244         3/1/2006                4/5/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    171     Mutual of Omaha                                     2,404        10/31/2007              3/28/2005            No
    172     NAP                                                     0                                7/23/2004            No
    173     NAP                                                     0                                3/25/2005            No
    174     Dr. Kiampour                                        1,802         5/1/2013                1/4/2005            No
    175     NAP                                                     0                                12/13/2004           No
----------------------------------------------------------------------------------------------------------------------------------
    176     Dr. Louis Bonaldi, A M.D. FACS                      4,388        10/31/2007              2/20/2005            No
    177     AT&T Wireless                                       2,620        6/30/2007               11/9/2004            No
    178     College of William & Mary                           8,880         1/1/2007                2/8/2005            No
    179     Expressions Hallmark                                2,000        6/30/2005                1/4/2005            No
    180     NAP                                                     0                                 1/5/2005            No
----------------------------------------------------------------------------------------------------------------------------------
    181     NAP                                                     0                                12/6/2004            No
    182     Morelia on B Street                                 1,570        9/30/2005                1/5/2005            No
    183     Bio-Medical Applications of PA (Dialysis Center)    5,000        2/28/2009               3/31/2005            No
    184     Alemap / Four Star Salon                            2,100        4/14/2007               3/23/2005            No
    185     Cornerstone Ear, Nose, & Throat                     3,942        11/30/2006              2/25/2005            No
    186     Sho-Link, Inc.                                      4,231        1/31/2008                3/4/2005            No




                 ENVIRONMENTAL                                                               EARTHQUAKE       UPFRONT ACTUAL
  CONTROL          PHASE II        ENGINEERING             SEISMIC                           INSURANCE            REPAIR
  NUMBER          REPORT DATE      REPORT DATE           REPORT DATE          PML (%)         REQUIRED          RESERVE ($)
---------------------------------------------------------------------------------------------------------------------------------

     1                              4/25/2005                                                    No                            0
     2                              3/25/2005                                                    No                      282,187
     3                              3/15/2005                                                    No                            0
     4                              12/28/2004                                                   No                            0
     5                               1/6/2005              1/3/2005             13               No                            0
---------------------------------------------------------------------------------------------------------------------------------
     6                              12/7/2004             12/7/2004             26              Yes                      305,875
     7                              12/17/2004                                                   No                            0
     8                              12/29/2004                                                   No                            0
     9                              12/14/2004                                                   No                      175,000
    10                              3/31/2005                                                    No                      668,750
---------------------------------------------------------------------------------------------------------------------------------
    11                              12/20/2004            12/20/2004            12               No                            0
    12                               3/4/2005              4/6/2005             19               No                            0
    13                              12/31/2004                                                   No                            0
    14                              3/24/2005                                                    No                            0
    15                              3/18/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    16                               1/6/2005              1/6/2005             19               No                            0
    17                               3/3/2005                                                    No                            0
    18                               5/5/2005                                                    No                            0
    19                              12/16/2004            12/2/2004             18               No                        3,563
    20                              3/10/2005                                                    No                      242,000
---------------------------------------------------------------------------------------------------------------------------------
    21                              2/18/2005                                                    No                    1,012,240
    22                              3/17/2005             3/17/2005             17               No                       50,000
    23                              2/25/2005                                                    No                            0
    24                              12/10/2004                                                   No                    1,200,000
    25                              2/23/2005              3/1/2005              9               No                            0
---------------------------------------------------------------------------------------------------------------------------------
    26                                                                                           No                       44,031
   26-a                             12/27/2004                                                   No
   26-b                             12/28/2004                                                   No
   26-c                             12/28/2004                                                   No
    27                              11/10/2004            10/19/2004            12               No                          550
    28                               3/4/2005                                                    No                    2,698,000
    29                               5/9/2005              5/9/2005             17               No                            0
    30                              12/14/2004                                                   No                            0
---------------------------------------------------------------------------------------------------------------------------------
    31                                                                                           No                    1,600,000
   31-a                             12/10/2004                                                   No
   31-b                             12/10/2004                                                   No
    32                               2/7/2005                                                    No                            0
    33                              1/31/2005                                                    No                            0
    34                              2/14/2005             2/11/2005             14               No                       63,125
    35                              3/14/2005             3/18/2005           17, 21            Yes                            0
---------------------------------------------------------------------------------------------------------------------------------
    36                              4/20/2005             4/21/2005             15               No                            0
    37                               4/6/2005             4/11/2005             25              Yes                            0
    38                              1/20/2005                                                    No                            0
    39                               2/1/2005             2/10/2005             14               No                            0
    40                              3/25/2005              4/6/2005             18               No                            0
---------------------------------------------------------------------------------------------------------------------------------
    41                              3/11/2005             3/11/2005             21              Yes                       76,416
    42                              11/10/2004                                                   No                            0
    43                              11/24/2004                                                   No                            0
    44                              11/26/2004                                                   No                            0
    45                              11/29/2004            12/3/2004             10               No                            0
---------------------------------------------------------------------------------------------------------------------------------
    46                              11/15/2004                                                   No                       22,725
    47                                                                                           No                            0
   47-a                             2/10/2005                                                    No
   47-b                             2/10/2005                                                    No
   47-c                             2/10/2005                                                    No
   47-d                             2/10/2005                                                    No
   47-e                              3/7/2005                                                    No
    48                              11/17/2004                                                   No                       43,750
    49                              1/17/2005                                                    No                            0
    50                                                                                           No                       23,500
   50-a                             12/31/2004                                                   No
   50-b                             12/13/2004                                                   No
---------------------------------------------------------------------------------------------------------------------------------
    51                              4/26/2005                                                    No                            0
    52                              1/28/2005                                                    No                       75,000
    53                               3/1/2005              3/1/2005             14               No                       67,063
    54                              4/12/2005                                                    No                            0
    55                               1/7/2005                                                    No                       14,063
---------------------------------------------------------------------------------------------------------------------------------
    56                              3/23/2005                                                    No                      122,000
    57                              3/10/2005             3/11/2005             19               No                      140,742
    58                              3/24/2005             3/24/2005             14               No                        4,375
    59                              3/10/2005                                                    No                       39,063
    60                               3/4/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    61                              4/18/2005                                                    No                       46,994
    62                               1/7/2005                                                    No                            0
    63                               3/7/2005              3/7/2005             18               No                            0
    64                              2/28/2005             11/22/2004             3               No                      473,350
    65                              3/11/2005                                                    No                       37,439
---------------------------------------------------------------------------------------------------------------------------------
    66                              3/15/2005                                                    No                       56,250
    67                              3/17/2005                                                    No                            0
    68                               2/2/2005              2/2/2005             17               No                            0
    69                              3/24/2005                                                    No                       17,626
    70                              3/15/2005                                                    No                      231,250
---------------------------------------------------------------------------------------------------------------------------------
    71                              4/12/2005              4/4/2005             10               No                            0
    72                              3/28/2005                                                    No                            0
    73                              3/22/2005             3/22/2005             12               No                            0
    74                              3/31/2005                                                    No                            0
    75                               3/1/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    76                              1/20/2005                                                    No                            0
    77                              1/17/2005             1/17/2005             10               No                            0
    78                               5/2/2005                                                    No                        3,550
    79                              3/11/2005                                                    No                       19,875
    80                               2/4/2005              2/7/2005             16               No                            0
---------------------------------------------------------------------------------------------------------------------------------
    81                              1/20/2005                                                    No                       97,151
    82                              9/16/2004                                                    No                      781,431
    83                              3/23/2005                                                    No                       94,310
    84                              3/21/2005             3/21/2005             14               No                    1,500,000
    85                              2/15/2005             2/15/2005             12               No                        9,114
---------------------------------------------------------------------------------------------------------------------------------
    86                              2/15/2005                                                    No                            0
    87                              1/24/2005                                                    No                      408,125
    88                              11/23/2004                                                   No                      132,013
    89                               3/2/2005              3/2/2005             10               No                            0
    90                              3/23/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    91                               2/1/2005                                                    No                            0
    92                              12/28/2004                                                   No                            0
    93                              3/25/2005                                                    No                            0
    94                              4/19/2005             4/19/2005             17               No                        2,288
    95                              4/19/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    96                               2/4/2005                                                    No                            0
    97                               1/4/2005              1/4/2005             17               No                       86,875
    98                              1/19/2005                                                    No                       55,250
    99                              1/28/2005                                                    No                            0
    100                             12/29/2004                                                   No                            0
---------------------------------------------------------------------------------------------------------------------------------
    101                             1/15/2005                                                    No                            0
    102                             10/7/2004                                                    No                        3,750
    103                             3/14/2005                                                    No                      414,113
    104                             11/23/2004            11/23/2004            15               No                       65,000
    105                              2/7/2005                                                    No                       98,875
---------------------------------------------------------------------------------------------------------------------------------
    106                             4/27/2005                                                    No                            0
    107                             1/26/2005                                                    No                        6,250
    108                             12/28/2004                                                   No                      366,563
    109                                                                                          No                       10,000
   109-a                            3/11/2005                                                    No
   109-b                            3/11/2005                                                    No
   109-c                            3/11/2005                                                    No
    110                             4/15/2005             4/15/2005             12               No                        1,250
---------------------------------------------------------------------------------------------------------------------------------
    111                             3/11/2005                                                    No                      218,750
    112                              8/2/2004                                                    No                            0
    113                             1/28/2005                                                    No                            0
    114                             1/11/2005                                                    No                      193,671
    115                             3/29/2005                                                    No                        3,125
---------------------------------------------------------------------------------------------------------------------------------
    116                             12/29/2004                                                   No                            0
    117                             11/29/2004                                                   No                            0
    118                             1/14/2005             1/14/2005             18               No                            0
    119                             2/11/2005                                                    No                      241,344
    120                             11/22/2004                                                   No                            0
---------------------------------------------------------------------------------------------------------------------------------
    121                             11/24/2004            11/24/2004            18               No                            0
    122                             2/14/2005                                                    No                            0
    123                                                                                          No                      322,200
   123-a                            1/21/2005                                                    No
   123-b                            1/21/2005                                                    No
   123-c                            1/21/2005                                                    No
    124                             3/10/2005                                                    No                            0
    125                             3/31/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    126                             12/10/2004                                                   No                       16,875
    127                             12/28/2004            12/28/2004            18               No                            0
    128                              3/9/2005                                                    No                        8,563
    129                              1/3/2005                                                    No                            0
    130                              3/3/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    131                             12/31/2004                                                   No                            0
    132                                                                                          No                       18,750
   132-a                            11/29/2004                                                   No
   132-b           2/1/2005         11/29/2004                                                   No
   132-c                            11/29/2004                                                   No
   132-d                            11/29/2004                                                   No
    133                             11/19/2004                                                   No                        3,750
    134                             12/15/2004                                                   No                       75,300
    135                              4/7/2005              4/7/2005             12               No                        5,081
---------------------------------------------------------------------------------------------------------------------------------
    136                             12/1/2004                                                    No                       28,500
    137                             3/22/2005                                                    No                            0
    138                             12/30/2004                                                   No                        4,500
    139                             11/29/2004                                                   No                            0
    140                              2/7/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    141                              3/1/2005              3/1/2005             10               No                            0
    142                             2/16/2005             2/16/2005             11               No                            0
    143                             11/18/2004            11/18/2004            15               No                       60,881
    144                             3/30/2005              4/7/2005           10, 12             No                            0
    145                             12/16/2004            12/16/2004            13               No                            0
---------------------------------------------------------------------------------------------------------------------------------
    146                             10/11/2004                                                   No                        2,500
    147                             11/29/2004                                                   No                            0
    148                             3/28/2005                                                    No                            0
    149                             11/17/2004                                                   No                        7,625
    150                             10/21/2004                                                   No                        9,525
---------------------------------------------------------------------------------------------------------------------------------
    151                              4/8/2005                                                    No                            0
    152                             2/11/2005                                                    No                            0
    153                                                                                          No                        9,000
   153-a           3/1/2005         2/16/2005                                                    No
   153-b                            2/16/2005                                                    No
   153-c                            2/16/2005                                                    No
    154                             11/15/2004            11/22/2004            11               No                        7,500
    155                             3/14/2005                                                    No                       12,500
---------------------------------------------------------------------------------------------------------------------------------
    156                              4/8/2005                                                    No                            0
    157                             3/22/2005                                                    No                            0
    158                             1/11/2005                                                    No                       10,125
    159                             11/29/2004                                                   No                            0
    160                             1/24/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    161                             12/16/2004            12/22/2004             8               No                            0
    162                             1/11/2005                                                    No                            0
    163                             12/20/2004                                                   No                            0
    164                             3/14/2005                                                    No                            0
    165                             3/10/2005                                                    No                       62,606
---------------------------------------------------------------------------------------------------------------------------------
    166                              1/7/2005                                                    No                            0
    167                             12/21/2004                                                   No                            0
    168                             12/3/2004                                                    No                            0
    169                              1/7/2005                                                    No                            0
    170                             3/31/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    171                             3/28/2005             3/30/2005              8               No                            0
    172                             7/15/2004                                                    No                            0
    173                             3/25/2005                                                    No                            0
    174                             12/7/2004                                                    No                            0
    175                             12/13/2004                                                   No                            0
---------------------------------------------------------------------------------------------------------------------------------
    176                             1/11/2005             1/11/2005              5               No                            0
    177                             11/9/2004             11/9/2004             16               No                            0
    178                             3/14/2005                                                    No                            0
    179                             12/9/2004                                                    No                       24,938
    180                             3/14/2005                                                    No                            0
---------------------------------------------------------------------------------------------------------------------------------
    181                             11/26/2004                                                   No                            0
    182                             1/10/2005             1/10/2005             15               No                            0
    183                              3/8/2005                                                    No                            0
    184                             3/22/2005                                                    No                            0
    185                             2/25/2005                                                    No                            0
    186                             1/13/2005                                                    No                            0




              UPFRONT ACTUAL           MONTHLY ACTUAL                                               MONTHLY             MONTHLY
  CONTROL      REPLACEMENT              REPLACEMENT             UPFRONT            MONTHLY            TAX              INSURANCE
  NUMBER       RESERVES ($)             RESERVES ($)          TI / LC ($)        TI / LC ($)       ESCROW ($)         ESCROW ($)
-----------------------------------------------------------------------------------------------------------------------------------

     1                 0                        0                 0                   0                    0                 0
     2                 0                        0         3,700,000                   0              193,126            26,934
     3                 0                        0                 0                   0                    0                 0
     4             4,759                    4,759         5,000,000                   0               27,587             8,618
     5            14,923                    7,462           862,179              37,308               65,690             7,912
-----------------------------------------------------------------------------------------------------------------------------------
     6                 0                        0                 0                   0              124,055            22,878
     7                 0                        0                 0                   0                    0                 0
     8           332,750                   86,511                 0                   0               14,817            37,910
     9            14,199                   14,199           600,879              14,816              233,270            31,245
    10                 0                        0                 0                   0               46,607                 0
-----------------------------------------------------------------------------------------------------------------------------------
    11                 0                    1,225                 0               3,063               13,593            12,552
    12                 0                        0         2,160,000                   0               53,243            18,745
    13                 0                        0                 0                   0                    0                 0
    14             7,300                    7,300            29,300              29,300               80,400                 0
    15                 0                        0                 0                   0                    0                 0
-----------------------------------------------------------------------------------------------------------------------------------
    16             6,369                    6,369           763,250              13,250               56,541             9,433
    17                 0                        0                 0                   0                    0                 0
    18                 0                        0                 0                   0                    0                 0
    19                 0                    1,740                 0              20,833               24,188             3,242
    20                 0                    2,698         2,229,670                   0                    0                 0
-----------------------------------------------------------------------------------------------------------------------------------
    21                 0                   45,454                 0                   0              109,331            31,581
    22                 0                   10,000           250,000                   0                5,000            20,000
    23             4,233                    4,233           283,413                   0               27,926             9,770
    24           400,000                    5,293         1,211,987                   0               34,000             6,800
    25                 0                        0                 0                   0                    0                 0
-----------------------------------------------------------------------------------------------------------------------------------
    26                 0                   43,177                 0                   0               34,499            13,408
   26-a
   26-b
   26-c
    27             5,470                    5,470         1,459,127              16,646               48,807             3,044
    28           752,000                   18,608         5,500,000                   0               42,301            10,146
    29                 0                        0                 0                   0                    0                 0
    30                 0                    5,991         1,000,000                   0               27,986             3,730
-----------------------------------------------------------------------------------------------------------------------------------
    31           600,000                    6,561           590,547                   0               55,000             5,200
   31-a
   31-b
    32             8,839                    8,839                 0                   0               53,916             5,659
    33           305,958                    5,958         1,161,640                   0               42,983             7,730
    34                 0                    2,276           309,793               8,333               33,242             4,845
    35           243,488                    2,558                 0                   0               31,759            11,713
-----------------------------------------------------------------------------------------------------------------------------------
    36             1,053                    1,053                 0                   0               17,564             7,492
    37                 0                        0                 0                   0               28,887             7,787
    38             1,500                    1,500                 0                   0               26,832                 0
    39                 0                    2,902           500,000              18,863               23,166             4,294
    40                 0                        0         2,230,000                   0                    0             8,840
-----------------------------------------------------------------------------------------------------------------------------------
    41                 0                    3,673                 0                   0               27,695             4,973
    42                 0                      961           202,708               5,764                8,583                 0
    43                 0                    1,484                 0               8,905               13,547                 0
    44                 0                    3,042                 0              18,251                4,764                 0
    45            39,449                        0                 0                   0               12,545                 0
-----------------------------------------------------------------------------------------------------------------------------------
    46            25,000                        0           200,000                   0                8,352             2,200
    47            36,444                   36,444                 0                   0               33,130            20,100
   47-a
   47-b
   47-c
   47-d
   47-e
    48           270,000                        0                 0                   0               24,522             6,720
    49             1,019                    1,019             4,167               4,167                    0                 0
    50             6,250                    4,158         1,500,000                   0               44,588             7,668
   50-a
   50-b
-----------------------------------------------------------------------------------------------------------------------------------
    51                 0                   23,075                 0                   0               33,185            11,968
    52             2,142                    2,142         1,505,354               5,354               28,269             7,415
    53                 0                   29,092                 0                   0               19,977            10,767
    54                 0                    3,344                 0               4,167               35,400                 0
    55                 0                    4,209                 0              21,044               48,300             5,400
-----------------------------------------------------------------------------------------------------------------------------------
    56                 0                    9,250                 0                   0               45,311             4,700
    57                 0                    2,298                 0               3,830               21,891             4,265
    58                 0                   14,821                 0                   0               15,981             3,797
    59                 0                    2,471                 0               4,119               24,115             1,938
    60                 0                    2,599           125,000                   0               54,064             3,996
-----------------------------------------------------------------------------------------------------------------------------------
    61                 0                        0                 0                   0               33,652             5,877
    62                 0                        0             2,175               2,175                7,468             3,525
    63                 0                    2,508         1,100,000               9,406               12,887             1,506
    64                 0                    1,000           588,773                   0                2,593            55,474
    65                 0                    2,378                 0               3,963               23,560             1,990
-----------------------------------------------------------------------------------------------------------------------------------
    66                 0                    1,313                 0               1,750               15,887             1,125
    67             3,208                    3,208                 0                   0               63,752             3,711
    68                 0                    1,130           150,000              12,500               10,555             2,504
    69               439                      439                 0                   0                    0                 0
    70                 0                    1,120                 0               1,866               13,537               965
-----------------------------------------------------------------------------------------------------------------------------------
    71             1,464                    1,464         2,146,259              12,202               23,024             1,624
    72                 0                    1,667                 0               4,168                    0                 0
    73            41,931                   20,965                 0                   0               12,705             3,889
    74                 0                    1,378                 0               4,594               33,534                 1
    75                 0                        0           576,850                   0                    0                 0
-----------------------------------------------------------------------------------------------------------------------------------
    76                 0                   18,500                 0                   0               15,611             6,996
    77                 0                        0                 0                   0                    0                 0
    78           401,461                    5,522                 0              12,275               18,313             2,763
    79                 0                    1,583                 0               2,110               16,375             1,269
    80               845                      845                 0                   0               17,363             2,446
-----------------------------------------------------------------------------------------------------------------------------------
    81             2,011                    2,011             6,437               6,437               17,000             5,590
    82                 0                    1,942                 0               9,249                8,909             4,684
    83                 0                        0                 0                   0                9,000             5,065
    84                 0                        0                 0                   0               12,606             4,167
    85                 0                        0                 0                   0               11,798             2,008
-----------------------------------------------------------------------------------------------------------------------------------
    86             3,104                    3,104                 0                   0               18,649             2,119
    87               565                      565                 0                   0                    0             5,920
    88                 0                    1,716           200,000                   0               33,704                 0
    89            45,437                      822                 0               4,112                4,036             5,806
    90                 0                   16,250                 0                   0               15,168             9,504
-----------------------------------------------------------------------------------------------------------------------------------
    91             3,267                    3,267                 0                   0               11,971             8,319
    92                 0                        0                 0                   0                    0                 0
    93             3,800                    3,800                 0                   0                8,839             2,372
    94            14,805                        4                 0                   0                    0                 0
    95               949                      949                 0                   0                1,062             1,720
-----------------------------------------------------------------------------------------------------------------------------------
    96                 0                      340             1,100               1,100                4,700               830
    97             1,965                    1,965                 0                   0               14,393             2,109
    98                 0                        0                 0               8,457               16,416            11,983
    99                 0                    1,685           100,000              33,333               32,535             6,688
    100            1,118                    1,118             1,000               1,000               11,300               700
-----------------------------------------------------------------------------------------------------------------------------------
    101                0                    1,119           200,000               2,083                7,166               940
    102                0                      945                 0               5,125               14,468             7,833
    103                0                      608                 0                   0               10,045               363
    104          300,000                    1,947           100,000               6,467                6,632             1,647
    105              999                      999                 0                   0               14,097             2,709
-----------------------------------------------------------------------------------------------------------------------------------
    106                0                    1,396                 0                   0                    0                 0
    107                0                        0                 0                   0               21,632             3,864
    108            6,442                    6,442                 0                   0               16,939             3,864
    109                0                    5,782                 0               9,636                    0                 0
   109-a
   109-b
   109-c
    110           70,000                    1,175               898                 898                8,358             1,175
-----------------------------------------------------------------------------------------------------------------------------------
    111                0                    1,297           500,000               2,162               11,894             1,021
    112                0                        0                 0                   0                    0                 0
    113              572                      572             2,500               2,500               10,114             1,386
    114                0                        0                 0                   0                    0                 0
    115              711                      711           250,000                   0                4,435             1,568
-----------------------------------------------------------------------------------------------------------------------------------
    116                0                      732                 0               3,660                5,944             1,144
    117              489                      489           250,000              14,000                7,700                 0
    118                0                      938                 0               1,876                5,866             1,250
    119                0                        0                 0                   0                7,530             2,983
    120              665                      665                 0                   0                3,665             2,436
-----------------------------------------------------------------------------------------------------------------------------------
    121              755                      755             2,917               2,917                1,096               918
    122                0                    9,578                 0                   0                7,300             4,031
    123                0                    1,473           235,000                   0               12,869             2,484
   123-a
   123-b
   123-c
    124           52,202                    2,792                 0                   0               16,373             1,711
    125              117                      117            22,000                   0                3,520               352
-----------------------------------------------------------------------------------------------------------------------------------
    126            1,180                    1,180           317,365               7,365               14,114             2,002
    127           12,375                   12,408                 0                   0                6,260             6,260
    128                0                      774                 0                 749                8,603               473
    129            2,266                    2,266                 0                   0                7,406             2,524
    130              508                      508             2,500               2,500                  754             1,316
-----------------------------------------------------------------------------------------------------------------------------------
    131                0                    1,131                 0               4,899               12,714             1,710
    132            2,535                    2,535                 0                   0                6,456             1,279
   132-a
   132-b
   132-c
   132-d
    133              234                      234             2,400               2,400               17,963             1,314
    134            4,236                    4,236                 0                   0               10,384             5,893
    135                0                       15                 0                   0                3,600                 1
-----------------------------------------------------------------------------------------------------------------------------------
    136            1,886                    1,886             3,333               3,333                9,722             1,493
    137                0                      347                 0               1,737                9,261                 0
    138            2,704                    1,352            15,998               7,999               21,418             1,480
    139              612                      612             4,167               4,167                8,840                 0
    140              480                      480           175,000                   0                4,665             1,280
-----------------------------------------------------------------------------------------------------------------------------------
    141              289                      289             1,986               1,986               10,183               726
    142              633                      633             5,833               5,833                9,692             1,314
    143              673                      678           200,160               6,300                7,573               799
    144            1,267                    1,267             2,889               2,889                7,850               933
    145                0                        0             3,025               3,025               10,375               888
-----------------------------------------------------------------------------------------------------------------------------------
    146                0                      775                 0                   0                4,048             1,065
    147           40,510                      510             8,333               8,333                9,640                 0
    148              577                      577           212,500              12,500                3,457             1,060
    149                0                        0                 0                   0                3,570               711
    150                0                    1,838           245,000                   0                9,845             1,942
-----------------------------------------------------------------------------------------------------------------------------------
    151                0                      473                 0               1,576               12,622             2,917
    152                0                        0                 0                   0                    0                 0
    153              518                      518             1,000               1,000                8,454             1,074
   153-a
   153-b
   153-c
    154           10,569                    1,458                 0               5,505                5,311             1,265
    155                0                    2,471           100,000               1,171                4,181               215
-----------------------------------------------------------------------------------------------------------------------------------
    156              966                      966                 0                   0                8,250             1,578
    157                0                      321                 0               1,521               11,143                 0
    158            1,415                    1,415                 0                   0                6,703             1,719
    159              436                      436             2,500               2,500                4,910                 0
    160                0                      465                 0                 500                    0                 0
-----------------------------------------------------------------------------------------------------------------------------------
    161            8,621                      718                 0                   1                2,965             1,833
    162                0                      279                 0                 650                  786               500
    163            1,117                    1,117                 0                   0                5,092               415
    164               82                       82               600                 600                2,276                 0
    165                0                      577            50,000                 769                7,091               462
-----------------------------------------------------------------------------------------------------------------------------------
    166                0                      173                 0                   0                  889               172
    167            1,277                    1,277                 0                   0                3,267               505
    168              231                      231            82,250               2,250                3,361               532
    169              199                      199                 0                   0                4,164               392
    170                0                        0                 0                   0                    0                 0
-----------------------------------------------------------------------------------------------------------------------------------
    171              766                      383             4,234               2,117                4,594             4,102
    172              518                      173            24,200                   0                    0                 0
    173              115                      115               576                 576                    0                 0
    174              146                      146             1,250               1,250                2,895               288
    175                0                      173                 0                   0                  116               357
-----------------------------------------------------------------------------------------------------------------------------------
    176            4,890                        0            53,648                   0                2,966                 0
    177                0                      148            31,000                   0                    0                 0
    178            1,139                    1,139                 0                   0                3,895               467
    179              859                      859             1,023               1,023                3,720               468
    180                0                        0                 0                   0                4,273                 0
-----------------------------------------------------------------------------------------------------------------------------------
    181              667                      667                 0                   0                  896               251
    182              288                      144             1,737                 869                  913               900
    183              493                      493                 0                   0                3,582             1,101
    184                0                      204                 0               1,018                6,081                 0
    185                0                      272            50,000               2,750                1,908               184
    186            6,172                        0            17,097                   0                1,594                 0




  CONTROL
  NUMBER                                                        BORROWER NAME
-----------------------------------------------------------------------------------------------------------------------------------

     1                                          TJ Palm Beach Associates Limited Partnership
     2                                             Maguire Properties - Denver Center, LLC
     3                                                      Southpoint Mall, LLC
     4                                                        NHM Owner-1, LLC
     5                                                       Century Centre, LLC
-----------------------------------------------------------------------------------------------------------------------------------
     6                         Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC
     7                                                       Reunion Hotel, L.P.
     8                                             Bourbon Hotel, LLC; Royal Boutique, LLC
     9                                                      Seneca One Realty LLC
    10                                                            FABA, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    11                                                          KS Owner, LLC
    12                                             Maguire Properties - 801 N. Brand, LLC
    13                                                    The District at GVR, LLC
    14                                      1845 Walnut Associates, Ltd.; Mutual Associates, Ltd.
    15                                                       Power & Ray, L.L.C.
-----------------------------------------------------------------------------------------------------------------------------------
    16          NNN 1851 E. First Street, LLC, NNN 1851 E. First Street 1, LLC, NNN 1851 E. First Street 2, LLC, NNN 1851 E.
                     First Street 3, LLC, NNN 1851 E. First Street 4, LLC, NNN 1851 E. First Street 5, LLC, NNN 1851 E.
                     First Street 6, LLC, NNN 1851 E. First Street 7, LLC, NNN 1851 E. First Street 10, LLC, NNN 1851 E.
                    First Street 11, LLC, NNN 1851 E. First Street 13, LLC, NNN 1851 E. First Street 14, LLC, NNN 1851 E.
                          First Street 15, LLC, NNN 1851 E. First Street 16, LLC, NNN 1851 E. First Street 17, LLC,
                   NNN 1851 E. First Street 18, LLC, NNN 1851 E. First Street 19, LLC and NNN 1851 E. First Street 20, LLC
    17                                                      200 Madison Owner LLC
    18                                                    Ten Brookline Place, LLC
    19                                              MB Sunset, LLC; MB Nine Thousand, LLC
    20                                                     Charter Twin City, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    21                                                 Somerset Village Partners, L.P.
    22                                                      Servco Pacific, Inc.
    23                             SCI Cobb Place Fund, LLC; SCI Cobb Place Fund 1; SCI Cobb Place Fund 2
    24                                                       TPG Four Falls, LLC
    25                                                         PPR Cascade LLC
-----------------------------------------------------------------------------------------------------------------------------------
    26                       BPG Hotel Partners IV, LLC; BPG Hotel Partners III, LLC; BPG Hotel Partners X, LLC
   26-a
   26-b
   26-c
    27           ARI - Commerce Office Park, LLC; ARI - COP 1, LLC; ARI - COP 2 & 3, LLC; ARI - COP 4 & 5, LLC; ARI - COP 6,
                      LLC; ARI - COP 7, LLC; ARI - COP 8, LLC; ARI - COP 9, LLC; ARI - COP 10, LLC; ARI - COP 11, LLC;
                     ARI - COP 12 & 13, LLC; ARI - COP 14, LLC; ARI - COP 15, LLC; ARI - COP 16, LLC; ARI - COP 17, LLC;
                  ARI - COP 18, LLC; ARI - COP 19, LLC; ARI - COP 20, LLC; ARI - COP 21 & 22, LLC; ARI - COP 23 & 24, LLC;
                     ARI - COP 25, LLC; ARI - COP 26, LLC; ARI - COP 27 & 28; ARI - COP 29, LLC; ARI - COP 30 & 31, LLC;
                   ARI - COP 32, LLC; ARI - COP 33, LLC; ARI - COP 36, LLC; ARI - COP 34 & 35, LLC; ARI - COP 37 & 38, LLC
    28                                                    Coyote Temple Mall, L.P.
    29                                                      Burbank Village, L.P.
    30                          APG Brookwood, LLC; CEG2 Peachtree Holdings LLC; TEI Peachtree Holdings LLC;
                                           Hort Peachtree Holdings LLC; LIC Peachtree Holdings LLC
-----------------------------------------------------------------------------------------------------------------------------------
    31                                  TPG Oak Hill/Walnut Hill, LLC; TPG Oak Hill/Walnut Hill, LLC
   31-a
   31-b
    32                                          Blumberg Invest/Alhambra Limited Partnership
    33                                            Albuquerque Plaza Office Investment, LLC
    34                                                BASGF - MCCLC Marin Gateway, LLC
    35                   SKB-Corporate Pointe, LLC, 243 Athol CP, LLC, Weiss CP, LLC, Zagari CP, LLC, TLLC-CP, LLC,
                                  MVP-Corp Pointe, LLC, Metrocenter CP, LLC, Dodic CP, LLC, Poach CC, LLC,
                                               Heil Corporate Pointe, LLC and Brauner CP, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    36                                               Santa Monica Arizona at 16th, L.P.
    37                                                     Sherman Oaks Hotel, LLC
    38                                                Boulevard North Associates, L.P.
    39                                         Academy Office Investors, LP; RSZ Academy, LLC
    40                                            Maguire Properties - 700 N. Central, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    41                                                         Montebello, LLC
    42                                                  225 North Federal Highway LLC
    43                                                      Cypress Commons, LLC
    44                                                     Commerical Station, LLC
    45                                                 North Natomas Town Center, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    46                 TIC Silver City 1, LLC; TIC Silver City 2, LLC; TIC Silver City 3, LLC; TIC Silver City 4, LLC;
                      TIC Silver City 6, LLC; TIC Silver City 8, LLC; TIC Silver City 9, LLC; TIC Silver City 10, LLC;
                     TIC Silver City 11, LLC; TIC Silver City 13, LLC; TIC Silver City 14, LLC; TIC Silver City 15, LLC;
                     TIC Silver City 16, LLC; TIC Silver City 17, LLC; TIC Silver City 18, LLC; TIC Silver City 20, LLC;
                                TIC Silver City 21, LLC; Passco Silver City H, LLC; Passco Silver City S, LLC
    47                               Northumberland Hotel Partners LLC; CH Southaven Hotel Partners, LLC
   47-a
   47-b
   47-c
   47-d
   47-e
    48                 Alanza TIC 1, LLC; Alanza TIC 2, LLC; Alanza TIC 3, LLC; Alanza TIC 4, LLC; Alanza TIC 5, LLC;
                      Alanza TIC 7, LLC; Alanza TIC 8, LLC; Alanza TIC 9, LLC; Alanza TIC 10, LLC; Alanza TIC 11, LLC;
                      Alanza TIC 12, LLC; Alanza TIC 13, LLC; ALANZA TIC 14, LLC; Alanza TIC 6, LLC; Passco Alanza H.;
                      Passco Alanza S.; Alanza TIC 15, LLC; Alanza TIC 26, LLC; Alanza TIC 30, LLC; Alanza TIC 19, LLC;
                     Alanza TIC 16, LLC; Alanza TIC 22, LLC; Alanza TIC 20, LLC; Alanza TIC 29, LLC; Alanza TIC 18, LLC;
                     Alanza TIC 17, LLC; Alanza TIC 24, LLC; Alanza TIC 21, LLC; Alanza TIC 27, LLC; Alanza TIC 28, LLC;
                                                   Alanza TIC 23, LLC; Alanza TIC 25, LLC
    49                                               Hudson Village Finance Company, LLC
    50                      RMC Sugarcraft, LP; RMC Sugarcraft Investors 2, LLC; RMC Sugarcraft Investors 3, LLC;
                     RMC Sugarcraft Investors 4, LLC; RMC Sugarcraft Investors 5, LLC; RMC Sugarcraft Investors 6, LLC;
                                    RMC Sugarcraft Investors 8, LLC; RMC Sugarcraft Investors 9, LLC; RMC
   50-a
   50-b
-----------------------------------------------------------------------------------------------------------------------------------
    51                                                      Park Cities Hotel, LP
    52                                                     Rockaway Office, L.L.C.
    53                                                      Collingwood HISD, LLC
    54                                                Lexin Celebration Commercial LLC
    55                                                Creekview Corporate Center, Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
    56                                               N/A Courts at Preston Oaks-64, L.P.
    57                                                  Reseda Shopping Center II LLC
    58                                                 Los Altos Hotel Associates, LLC
    59                                                         Forty West LLC
    60                                                         RMC Legacy, LP
-----------------------------------------------------------------------------------------------------------------------------------
    61                                                           ODC-FIC LP
    62                                                  Parkday Eldorado Plaza , L.P.
    63                                                Behringer Harvard Utah Avenue LP
    64                                                    Tumon Sands Delaware, LLC
    65                                                 Enterprise Shopping Center LLC
-----------------------------------------------------------------------------------------------------------------------------------
    66                                                       Fairfax Circle LLC
    67                                                    105 Challenger Owner LLC
    68                    1101 Montclair, LLC; Louie Montclair, LLC; Pozzato Montclair, LLC; JMW Montclair I, LLC;
                                   Vatter Montclair, LLC; JMW Montclair II, LLC; Investec Commercial, Inc.
    69                                                     Lahaina Waterfront, LLC
    70                                                           Pickett LLC
-----------------------------------------------------------------------------------------------------------------------------------
    71                                                   Crown Corporate Center, LLC
    72                                                     FT-Amherst Property LLC
    73                                                     Gateway Hotel Group LLC
    74                                       Ocean Walk Shoppes II, LLC; Ocean Walk Shoppes, LLC
    75                                                        Prairie Towne LLC
-----------------------------------------------------------------------------------------------------------------------------------
    76            Moody National Philly Lansdale S, LLC; Moody National Philly Plymouth M, LLC; TIC Philly Lansdale 1, LLC;
               TIC Philly Lansdale 2 LLC; TIC Philly Lansdale 3, LLC; TIC Philly Lansdale 4, LLC; TIC Philly Lansdale 5, LLC;
               TIC Philly Lansdale 6, LLC; TIC Philly Lansdale 7, LLC; TIC Philly Lansdale 8, LLC; TIC Philly Lansdale 9, LLC;
             TIC Philly Lansdale 10, LLC; TIC Philly Lansdale 11, LLC; TIC Philly Lansdale 13, LLC; TIC Philly Lansdale 14, LLC;
             TIC Philly Lansdale 15, LLC; TIC Philly Lansdale 16, LLC; TIC Philly Lansdale 18, LLC; TIC Philly Lansdale 19, LLC;
                                          TIC Philly Lansdale 20, LLC; TIC Philly Lansdale 21, LLC
    77                                                      Norman FX World, LLC
    78                                               Brookwood Park South Investors, LLC
    79                                                       Silver Hill II LLC
    80                                                   Glendale Exchange MW, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
    81                                                       Seaview House, LLC
    82                                             Ualena Street Properties; MCK Holdings
    83                          Moody National Philly Plymouth S, LLC; Moody National Philly Plymouth H, LLC;
                                           TIC Philly Plymouth 1, LLC; TIC Philly Plymouth 2, LLC
    84                                                   Ocean Park Hotels-MMHI, LLC
    85                                                   Back Bay Court Property Co.
-----------------------------------------------------------------------------------------------------------------------------------
    86                                                   Mt. Rockaway Property, LLC
    87                                                    Concordia Holding, L.L.C.
    88                                                       PMAT Flamingo, LLC
    89                                                      505 Front Street, LLC
    90                  Moody National Philly Plymouth H, LLC; TIC Philly Airport 1, LLC; TIC Philly Airport 2, LLC;
                 TIC Philly Airport 3, LLC; TIC Philly Airport 4, LLC; TIC Philly Airport 5, LLC; TIC Philly Airport 6, LLC;
                TIC Philly Airport 7, LLC; TIC Philly Airport 8, LLC; TIC Philly Airport 9, LLC; TIC Philly Airport 10, LLC;
               TIC Philly Airport 11, LLC; TIC Philly Airport 12, LLC; TIC Philly Airport 13, LLC; TIC Philly Airport 15, LLC;
               TIC Philly Airport 16, LLC; TIC Philly Airport 17, LLC; TIC Philly Airport 18, LLC; TIC Philly Airport 19, LLC;
               TIC Philly Airport 20, LLC; TIC Philly Airport 21, LLC; TIC Philly Airport 22, LLC; TIC Philly Airport 23, LLC;
                                                         TIC Philly Airport 24, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    91                                                  Millerville First Phase, Ltd.
    92                                                    Acquiport Wilmington L.P.
    93                                                    Northwind Apartments, LLC
    94                                                     Carriage Inn Investors
    95                                                      Centra Point 8345 LLC
-----------------------------------------------------------------------------------------------------------------------------------
    96                                                     Willgreen Holdings LLC
    97                                                     Schaub Properties, LLC
    98                                      JLCM Partners, LP; Woodforest Mini-City Partners, LP
    99                                                       Coral Partners, LP
    100                                                   Brookworth Partners, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
    101                                       Stockbridge Commons Combined Retail Partners LLC
    102                                                    Hillsboro Partners LLC
    103                                                         McLean II LLC
    104                                                   LH Square Investors, LLC
    105                 Mill Avenue Properties, LLC, Mill Avenue Properties II, LLC, Mill Avenue Properties III, LLC,
                                                     and Mill Avenue Properties IV, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    106                                                          ERL-4, LLC
    107                                                      720 University, LLC
    108                                             Boardwalk Apartments Gainesville, LLC
    109                                3-D Associates, LLC; 3-D Pantops, LLC; 3-D Madison Heights, LLC
   109-a
   109-b
   109-c
    110                                                     Galleria Orange, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    111                                                      Chantilly Plaza LLC
    112                                                  Franklin Street Plaza, LLC
    113                                           Innovation Park Phase III Partners, L.P.
    114                                                Portland Hotel Associates, LLC
    115                                                       FHS Skyview, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    116        Gemini Indian Creek H, LLC; Gemini Indian Creek 1, LLC; Gemini Indian Creek 2, LLC; Gemini Indian Creek 3, LLC;
               Gemini Indian Creek 4, LLC; Gemini Indian Creek 5, LLC; Gemini Indian Creek 6, LLC; Gemini Indian Creek 7, LLC;
                             Gemini Indian Creek 8, LLC; Gemini Indian Creek 9, LLC; Gemini Indian Creek 10, LLC
    117                                            Southport Post Road Limited Partnership
    118                                                 Wardlow Center Partners, LLC
    119                                                   Hocker Developments, Inc
    120                                                   Snow's Cut Crossing, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    121                                                Lakha Properties-Portland, LLC
    122                                                    Hotel Investors, L.L.C.
    123                                                 GSL Partners SUB TWELVE, L.P.
   123-a
   123-b
   123-c
    124                                                  Windsor at Barton Creek, LP
    125              Schoolcraft Commons Retail, LLC, Schoolcraft Commons Unit 2, LLC, Schoolcraft Commons Unit 3, LLC,
                                    Schoolcraft Commons Unit 4, LLC, and Schoolcraft Commons Unit 5, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    126               USA Briar Forest Crossing, LP, USA Briar Forest Crossing 1, LP, USA Briar Forest Crossing 2, LP,
                     USA Briar Forest Crossing 3, LP, USA Briar Forest Crossing 4, LP, USA Briar Forest Crossing 5, LP,
                     USA Briar Forest Crossing 6, LP, USA Briar Forest Crossing 7, LP, USA Briar Forest Crossing 8, LP,
                    USA Briar Forest Crossing 9, LP, USA Briar Forest Crossing 10, LP, USA Briar Forest Crossing 11, LP,
                    USA Briar Forest Crossing 12, LP, USA Briar Forest Crossing 13, LP, USA Briar Forest Crossing 14, LP,
                    USA Briar Forest Crossing 15, LP, USA Briar Forest Crossing 16, LP, USA Briar Forest Crossing 17, LP,
                    USA Briar Forest Crossing 18, LP, USA Briar Forest Crossing 19, LP, USA Briar Forest Crossing 20, LP,
                    USA Briar Forest Crossing 21, LP, USA Briar Forest Crossing 22, LP, USA Briar Forest Crossing 23, LP,
                                                    and USA Briar Forest Crossing 24, LP
    127                                                        J.J. & W., Inc.
    128                                        Aspen Manor Plaza LLC; Aspen IDOT Borrower LLC
    129                                                      Signature Place LLC
    130                           Pinnacle Park Partners, LP, Rivera Family Partners, LP, Fremdling Family
                                                 Partners, LP and Kashou Family Partners, LP
-----------------------------------------------------------------------------------------------------------------------------------
    131                              248 Occidental Bouldevard-DE, LLC; Kaufman Catalina Village-DE, LLC
    132                                                     SAMM Properties, LTD.
   132-a
   132-b
   132-c
   132-d
    133                                               The Shoppes at Castle Pines, LLC
    134                                                        Arboretum, LLC
    135                                                     Cannery Village, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    136                        Gallery Shoppes I, Ltd., Gallery Shoppes II, Ltd. and Gallery Shoppes III, Ltd.
    137                                                Manhattan Brook Associates, LLC
    138                                                        Presidio DD LLC
    139                                                     Danbury - Newtown LLC
    140                                                   Market on Main Street LLC
-----------------------------------------------------------------------------------------------------------------------------------
    141                                  Natomas Equity Fund LP and Sterling Property Investments 2
    142                                                 Marbella Commerce Center, LLC
    143                                                    La Mirada Gateway, LLC
    144                                                     LRE Centerpoint, LLC
    145                                              Sand Creek Business Center II, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
    146                                            Sunrise Associates Limited Partnership
    147                                                 Post Hill Limited Partnership
    148                                                    Airport North SPE, LLC
    149                                           478 Jumpers Hole LLC and Chart Towne, LLC
    150                 RMC Imperial Investors 1, LLC; RMC Imperial Investors 2, LLC; RMC Imperial Investors 3, LLC;
                        RMC Imperial Investors 4, LLC; RMC Imperial Investors 5, LLC; RMC Imperial Investors 6, LLC;
             RMC Imperial Investors 7, LLC; RMC Imperial Investors 8, LLC; RMC Imperial Investors 9, LLC; Crowe Imperial 20, LP
-----------------------------------------------------------------------------------------------------------------------------------
    151                                                       Legacy Court, LLC
    152                                                 3000 Gratigny Associates LLC
    153                                                  River Campus Portfolio, LLC
   153-a
   153-b
   153-c
    154                                                   Warner Center North, LLC.
    155                                                     Lee & Harrison II LLC
-----------------------------------------------------------------------------------------------------------------------------------
    156            Bourak Brandywine, LLC, JDL Brandywine, LLC, Joel-Min LLC, MGSP Brandywine, LLC, Minor Brandywine, LLC,
                     Musa At Brandywine, LLC, Ramaekers Brandywine, LLC, Sosin Brandywine, LLC, and TSL Brandywine, LLC
    157                                             Roger Bradley Realty Associates, LLC
    158                                                      Colony Park II, LLC
    159                                             Lockworks Square Limited Parternship
    160                                                      GDC Regal III, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    161                                                      Balboa Burbank, LLC
    162                                                Polaris Neighborhood Center II
    163                                                    Dilweg SIC Wilburn, LLC
    164                                                     Arbor Square III, LLC
    165                                                         Bladen II LLC
-----------------------------------------------------------------------------------------------------------------------------------
    166                                               High Street Retail Investors LLC
    167                         Deep River Del-Taft, LLC, Deep River Del-Haigler, LLC, and DF Deep River, LLC
    168                                              Village Crossing In Blue Bell, LLC
    169                                                  M & L Sagebrush West, Ltd.
    170                                                  Centerpoint Associates, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    171                                         Rocklin Business Park, LLC; STSW Capital, LLC
    172                                                    Bertel Development, LLC
    173                                              MARYLAND SQUARE-FAIRLESS HILLS, LLC
    174                                               North Gate Office Building 1, LLC
    175                                                      Olde Waterford, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    176                                                     Quail Medical II, LLC
    177                                                      MB&S Silverman LLC
    178                                                     DF Fishing Point, LLC
    179                                                  Franklin Shopping Plaza, LP
    180                                            PK Eldorado II, L.P. and E Plaza IV, LP
-----------------------------------------------------------------------------------------------------------------------------------
    181                                                     NSS Indian Trail, LLC
    182                                     B Street Marketplace II LLC; B Street Marketplace LLC
    183                                                       Kutztown 2001 LLC
    184                                                    Granite Properties, LLC
    185                                                  Madison at Belle Grove, LLC
    186                                                   6255 McLeod Phase II, LLC




                                                                           GROUND LEASE
  CONTROL                                CASH              GROUND           EXPIRATION              ANNUAL GROUND
  NUMBER          LOCKBOX             MANAGEMENT         LEASE Y/N             DATE               LEASE PAYMENT ($)
-------------------------------------------------------------------------------------------------------------------------

     1              Hard               In Place              No
     2              Hard              Springing              No
     3              Hard               In Place              No
     4              Hard               In Place              No
     5              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
     6              Hard              Springing              No
     7              Hard              Springing              No
     8              Hard              Springing             Yes                    3/31/2062                     746,640
     9              Hard               In Place              No
    10              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    11              Hard               In Place              No
    12              Hard              Springing              No
    13              NAP                  NAP                 No
    14              Hard              Springing              No
    15              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    16              NAP                  NAP                 No
    17              Hard               In Place              No
    18              Hard               In Place              No
    19              Soft              Springing              No
    20              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    21              Soft              Springing              No
    22              Hard              Springing              No
    23              Hard               In Place              No
    24              Hard               In Place              No
    25              Hard               In Place              No
-------------------------------------------------------------------------------------------------------------------------
    26              Hard               In Place
   26-a                                                      No
   26-b                                                      No
   26-c                                                      No
    27              Soft              Springing              No
    28              Hard               In Place              No
    29              NAP                  NAP                 No
    30              Soft              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    31              Hard               In Place
   31-a                                                      No
   31-b                                                      No
    32              NAP                  NAP                 No
    33              Hard              Springing             Yes                   11/30/2051                     127,500
    34              Soft              Springing              No
    35              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    36              Hard              Springing              No
    37              Hard              Springing              No
    38              NAP                  NAP                 No
    39              NAP                  NAP                 No
    40              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    41              Hard              Springing              No
    42              Hard              Springing              No
    43              Hard              Springing              No
    44              Hard              Springing              No
    45              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    46              Hard               In Place              No
    47              Hard              Springing
   47-a                                                      No
   47-b                                                      No
   47-c                                                      No
   47-d                                                      No
   47-e                                                      No
    48              Hard               In Place              No
    49              NAP                  NAP                 No
    50              Hard              Springing
   50-a                                                      No
   50-b                                                      No
-------------------------------------------------------------------------------------------------------------------------
    51              Hard              Springing              No
    52              Hard               In Place              No
    53              Soft              Springing              No
    54              Hard              Springing              No
    55              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    56              Soft              Springing              No
    57              Hard              Springing              No
    58              Soft              Springing             Yes                    11/1/2011                      38,880
    59              Hard              Springing              No
    60              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    61              NAP                  NAP                 No
    62              NAP                  NAP                 No
    63              Hard               In Place              No
    64              Hard              Springing              No
    65              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    66              Hard              Springing              No
    67              Hard               In Place             Yes                    1/31/2084                     138,474
    68              Soft              Springing              No
    69              Hard               In Place              No
    70              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    71              Soft              Springing              No
    72              Hard              Springing             Yes                   12/31/2013                           1
    73              NAP                  NAP                 No
    74           Springing            Springing              No
    75              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    76              Hard              Springing              No
    77              NAP                  NAP                Yes                   12/31/2012                         100
    78              NAP                  NAP                 No
    79              Hard              Springing              No
    80              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    81              Hard              Springing              No
    82              Hard               In Place             Yes                   12/31/2078                     190,800
    83              Hard              Springing              No
    84              NAP                  NAP                 No
    85              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    86              Hard               In Place              No
    87              NAP                  NAP                 No
    88              NAP                  NAP                 No
    89              NAP                  NAP                 No
    90              Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    91              NAP                  NAP                 No
    92              NAP                  NAP                 No
    93              NAP                  NAP                 No
    94              NAP                  NAP                 No
    95              NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    96              Hard              Springing              No
    97              NAP                  NAP                 No
    98              NAP                  NAP                 No
    99              Hard              Springing              No
    100             Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    101             NAP                  NAP                 No
    102          Springing            Springing              No
    103             Hard              Springing              No
    104             Soft              Springing              No
    105             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    106             NAP                  NAP                 No
    107             NAP                  NAP                 No
    108             NAP                  NAP                 No
    109             Hard              Springing
   109-a                                                     No
   109-b                                                     No
   109-c                                                     No
    110             NAP                  NAP                Yes                     2/1/2040                      57,680
-------------------------------------------------------------------------------------------------------------------------
    111             Hard              Springing              No
    112             NAP                  NAP                 No
    113             NAP                  NAP                Yes                   12/31/2064                      93,867
    114             Soft              Springing              No
    115             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    116             NAP                  NAP                 No
    117             Soft              Springing              No
    118             Hard              Springing              No
    119             NAP                  NAP                 No
    120             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    121             NAP                  NAP                 No
    122             NAP                  NAP                 No
    123             Hard              Springing
   123-a                                                     No
   123-b                                                     No
   123-c                                                     No
    124             Hard              Springing              No
    125             NAP                  NAP                Yes                     1/1/2078                     188,975
-------------------------------------------------------------------------------------------------------------------------
    126             NAP                  NAP                 No
    127             Hard              Springing             Yes                    6/30/2065                     106,222
    128             Hard              Springing              No
    129             NAP                  NAP                 No
    130             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    131             Hard              Springing              No
    132             NAP                  NAP                 No
   132-a                                                     No
   132-b                                                     No
   132-c                                                     No
   132-d                                                     No
    133             NAP                  NAP                 No
    134             NAP                  NAP                 No
    135          Springing            Springing             Yes                    5/14/2045                      89,832
-------------------------------------------------------------------------------------------------------------------------
    136             NAP                  NAP                 No
    137             Soft              Springing              No
    138             NAP                  NAP                 No
    139             Soft              Springing              No
    140             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    141             NAP                  NAP                 No
    142             NAP                  NAP                 No
    143             NAP                  NAP                 No
    144             NAP                  NAP                 No
    145             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    146             NAP                  NAP                 No
    147             Soft              Springing              No
    148             NAP                  NAP                 No
    149             NAP                  NAP                 No
    150             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    151             NAP                  NAP                 No
    152          Springing            Springing              No
    153             NAP                  NAP                 No
   153-a                                                     No
   153-b                                                     No
   153-c                                                     No
    154             NAP                  NAP                 No
    155             Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    156             NAP                  NAP                 No
    157             Soft              Springing              No
    158             NAP                  NAP                 No
    159             Soft              Springing              No
    160             Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    161             NAP                  NAP                 No
    162             NAP                  NAP                 No
    163             NAP                  NAP                 No
    164             NAP                  NAP                 No
    165             Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    166             NAP                  NAP                 No
    167             NAP                  NAP                 No
    168             NAP                  NAP                 No
    169             NAP                  NAP                 No
    170             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    171             NAP                  NAP                 No
    172             NAP                  NAP                 No
    173             NAP                  NAP                 No
    174             NAP                  NAP                 No
    175             Hard              Springing              No
-------------------------------------------------------------------------------------------------------------------------
    176             NAP                  NAP                 No
    177             NAP                  NAP                 No
    178             NAP                  NAP                 No
    179             NAP                  NAP                 No
    180             NAP                  NAP                 No
-------------------------------------------------------------------------------------------------------------------------
    181             NAP                  NAP                 No
    182             NAP                  NAP                 No
    183             NAP                  NAP                 No
    184             Soft              Springing              No
    185             NAP                  NAP                 No
    186             NAP                  NAP                 No




                                                            TERRORISM
  CONTROL         B NOTE              MEZZANINE             INSURANCE        EARNOUT         EARNOUT           P&I AFTER
  NUMBER       BALANCE ($)         DEBT BALANCE($)          REQUIRED          (Y/N)         AMOUNT ($)          EARNOUT
-----------------------------------------------------------------------------------------------------------------------------

     1                                                         Yes             No
     2                                                         Yes             No
     3              85,000,000                                 Yes             No
     4                                                         Yes             Yes              13,636,364        525,075.69
     5                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
     6                                                         Yes             No
     7              20,000,000                                 Yes             No
     8                                                         Yes             No
     9               5,000,000                                 Yes             No
    10                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    11                                                         Yes             No
    12               5,000,000                                 Yes             No
    13                                                         Yes             No
    14                                                         Yes             No
    15                                                         Yes             Yes               2,875,000        280,399.10
-----------------------------------------------------------------------------------------------------------------------------
    16                                                         Yes             No
    17                                                         Yes             No
    18                                                         Yes             No
    19                                                         Yes             No
    20                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    21                                                         Yes             No
    22                                                         Yes             No
    23                                                         Yes             No
    24              10,500,000                                 Yes             No
    25                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    26                                                                         No
   26-a                                                        Yes
   26-b                                                        Yes
   26-c                                                        Yes
    27                                                         Yes             No
    28                                                         Yes             No
    29                                                         Yes             No
    30                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    31              13,400,000                                                 No
   31-a                                                        Yes
   31-b                                                        Yes
    32                                                         Yes             No
    33                                                         Yes             No
    34                                                         Yes             No
    35                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    36                                                         Yes             No
    37                                                         Yes             No
    38                                                         Yes             No
    39                                                         Yes             No
    40                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    41                                                         Yes             No
    42                                                         Yes             No
    43                                                         Yes             No
    44                                                         Yes             No
    45                                                         Yes             Yes              11,100,000         84,227.00
-----------------------------------------------------------------------------------------------------------------------------
    46                                                         Yes             No
    47                                                                         No
   47-a                                                        Yes
   47-b                                                        Yes
   47-c                                                        Yes
   47-d                                                        Yes
   47-e                                                        Yes
    48                                                         Yes             No
    49                                                         Yes             Yes               5,600,000        103,076.29
    50                                                                         No
   50-a                                                        Yes
   50-b                                                        Yes
-----------------------------------------------------------------------------------------------------------------------------
    51                                                         Yes             No
    52               3,500,000        2,750,000                Yes             No
    53                                                         Yes             No
    54                                                         Yes             No
    55                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    56                                                         Yes             No
    57                                                         Yes             No
    58                                                         Yes             No
    59                                                         Yes             No
    60                                4,436,800                Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    61                                                         Yes             No
    62                                                         Yes             No
    63                                                         Yes             No
    64                                                         Yes             No
    65                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    66                                                         Yes             No
    67                                6,500,000                Yes             No
    68                                                         Yes             No
    69                                                         Yes             No
    70                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    71                                3,500,000                Yes             No
    72                                                         Yes             No
    73                                                         Yes             No
    74                                                         Yes             No
    75                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    76                                                         Yes             No
    77                                                         Yes             No
    78                                                         Yes             No
    79                                                         Yes             No
    80                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    81                                                         Yes             No
    82               3,850,000                                 Yes             No
    83                                                         Yes             No
    84                                                         Yes             No
    85                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    86                                                         Yes             No
    87                                                         Yes             No
    88                                                         Yes             No
    89                                                         Yes             No
    90                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    91                                                         Yes             No
    92                                                         Yes             No
    93                                                         Yes             No
    94                                                         Yes             No
    95                                                         Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    96                                                         Yes             No
    97                                                         Yes             No
    98                                                         Yes             No
    99                                                         Yes             No
    100                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    101                                                        Yes             No
    102                                                        Yes             No
    103                                                        Yes             No
    104                                                        Yes             No
    105                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    106                                                        Yes             No
    107                                                        Yes             No
    108                                                        Yes             Yes                 700,000         40,896.05
    109                                                                        No
   109-a                                                       Yes
   109-b                                                       Yes
   109-c                                                       Yes
    110                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    111                                                        Yes             No
    112                                                        Yes             No
    113                562,500                                 Yes             No
    114                                                        Yes             No
    115                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    116                                                        Yes             No
    117                                                        Yes             No
    118                                                        Yes             No
    119                                                        Yes             No
    120                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    121                                                        Yes             No
    122                                                        Yes             No
    123                                                                        No
   123-a                                                       Yes
   123-b                                                       Yes
   123-c                                                       Yes
    124                                                        Yes             No
    125                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    126                                                        Yes             No
    127                                                        Yes             No
    128                                                        Yes             No
    129                                                        Yes             No
    130                                                        Yes             Yes                 650,000         35,486.81
-----------------------------------------------------------------------------------------------------------------------------
    131                                                        Yes             No
    132                                                        Yes             No
   132-a                                                       Yes
   132-b                                                       Yes
   132-c                                                       Yes
   132-d                                                       Yes
    133                                                        Yes             No
    134                                                        Yes             No
    135                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    136                                                        Yes             No
    137                                                        Yes             No
    138                                                        Yes             No
    139                                                        Yes             No
    140                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    141                                                        Yes             No
    142                                                        Yes             No
    143                                                        Yes             No
    144                                                        Yes             No
    145                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    146                                                        Yes             No
    147                                                        Yes             No
    148                                                        Yes             No
    149                                                        Yes             No
    150                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    151                                                        Yes             No
    152                                                        Yes             No
    153                                                        Yes             No
   153-a                                                       Yes
   153-b                                                       Yes
   153-c                                                       Yes
    154                                                        Yes             No
    155                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    156                                                        Yes             No
    157                                                        Yes             No
    158                                                        Yes             No
    159                                                        Yes             No
    160                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    161                                                        Yes             No
    162                                                        Yes             No
    163                                                        Yes             No
    164                                                        Yes             No
    165                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    166                                                        Yes             No
    167                                                        Yes             No
    168                                                        Yes             No
    169                                                        Yes             No
    170                                                        Yes             Yes                 550,000         15,151.55
-----------------------------------------------------------------------------------------------------------------------------
    171                                                        Yes             No
    172                                                        Yes             No
    173                                                        Yes             No
    174                                                        Yes             No
    175                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    176                                                        Yes             No
    177                                                        Yes             No
    178                                                        Yes             No
    179                                                        Yes             No
    180                                                        Yes             No
-----------------------------------------------------------------------------------------------------------------------------
    181                                                        Yes             No
    182                                                        Yes             No
    183                                                        Yes             No
    184                                                        Yes             No
    185                                                        Yes             No
    186                                                        Yes             No


1    The Open Period is inclusive of the Maturity Date

2    City Furniture/Ashley Furniture Home Stores & Z Gallerie have executed leases but are not yet in occupancy

3    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

4    The Cut-Off Date LTV and DSCR figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

5    The loan allows for the free release of two parcels which have been appraised for $10.6 million. After the release of the parcels, the resulting loan LTV will be 76.3%.

6    Includes five separate ground leases, one of which has an annual payment of
     90,000, with an initial expiration date of 12/31/2009 and seven extension options, giving it a final expiration of 9/30/2045; one of which has an annual payment of 180,000, with an initial expiration date of 4/30/2040 and ten extension options, giving it a final expiration of 4/30/2069; the remaining three have a total annual payment of 476,640, with an initial expiration date of 3/31/2062 and six extension options, giving them a final expiration of 1/31/2092.

7    Borrowing entity utilizes a tenant-in-common structure.

8    All reserves are estimated and final reserve amounts will be determined at loan closing

9    The Cut-off Date LTV and Maturity Date LTV are calculated net of $8,950,000 in reserves.

10   The loan has secured subordinate debt in the amount of $200,000

11   Includes four ground leases all having the same expiration date.

12   Interest rate equals 4.622% from March 31, 2005 to April 6, 2006; 4.747% to
     April 6, 2007; 4.872% to April 6, 2008; 4.997% to April 6, 2009; 5.252% to
     April 6, 2010; and 5.372% to April 6, 2012. Monthly Debt Service, Annual
     Debt Service, and DSCR calculated using current interest rate of 4.622%.

13   Borrowing entity is permitted to convert to a tenant-in-common structure.

14   Winn Dixie, the largest tenant, filed for Chapter 11 bankruptcy protection on February 21, 2005. Winn Dixie has not yet emerged from bankruptcy and has not yet affirmed nor rejected any of its leases.

                                    ANNEX C-2

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE


      DATE            BALANCE                    DATE            BALANCE                      DATE            BALANCE
   -----------      --------------           -----------      ---------------             ----------      ---------------

     6/10/2005      247,434,000.00             9/10/2008      247,434,000.00              12/10/2011      168,513,370.75
     7/10/2005      247,434,000.00            10/10/2008      247,434,000.00               1/10/2012      165,118,934.63
     8/10/2005      247,434,000.00            11/10/2008      247,434,000.00               2/10/2012      161,721,603.48
     9/10/2005      247,434,000.00            12/10/2008      247,434,000.00               3/10/2012      157,630,342.29
    10/10/2005      247,434,000.00             1/10/2009      247,434,000.00               4/10/2012      154,260,920.17
    11/10/2005      247,434,000.00             2/10/2009      247,434,000.00               5/10/2012      150,793,694.71
    12/10/2005      247,434,000.00             3/10/2009      247,434,000.00               6/10/2012      147,687,494.95
     1/10/2006      247,434,000.00             4/10/2009      247,434,000.00               7/10/2012      144,252,468.52
     2/10/2006      247,434,000.00             5/10/2009      247,434,000.00               8/10/2012      141,135,650.51
     3/10/2006      247,434,000.00             6/10/2009      247,434,000.00               9/10/2012      138,003,619.48
     4/10/2006      247,434,000.00             7/10/2009      247,434,000.00              10/10/2012      134,522,840.71
     5/10/2006      247,434,000.00             8/10/2009      247,434,000.00              11/10/2012      131,358,519.90
     6/10/2006      247,434,000.00             9/10/2009      247,434,000.00              12/10/2012      127,846,339.00
     7/10/2006      247,434,000.00            10/10/2009      247,434,000.00               1/10/2013      124,649,414.61
     8/10/2006      247,434,000.00            11/10/2009      247,434,000.00               2/10/2013      121,436,882.53
     9/10/2006      247,434,000.00            12/10/2009      247,434,000.00               3/10/2013      117,216,115.29
    10/10/2006      247,434,000.00             1/10/2010      247,434,000.00               4/10/2013      113,967,259.57
    11/10/2006      247,434,000.00             2/10/2010      244,503,816.20               5/10/2013      110,372,867.47
    12/10/2006      247,434,000.00             3/10/2010      240,312,297.76               6/10/2013      107,090,586.29
     1/10/2007      247,434,000.00             4/10/2010      237,201,897.31               7/10/2013      103,463,687.55
     2/10/2007      247,434,000.00             5/10/2010      233,803,108.31               8/10/2013      100,147,655.95
     3/10/2007      247,434,000.00             6/10/2010      230,701,702.49               9/10/2013       96,815,429.56
     4/10/2007      247,434,000.00             7/10/2010      227,150,164.66              10/10/2013       93,139,958.52
     5/10/2007      247,434,000.00             8/10/2010      224,028,964.04              11/10/2013       74,991,697.02
     6/10/2007      247,434,000.00             9/10/2010      220,892,686.67              12/10/2013       71,325,487.35
     7/10/2007      247,434,000.00            10/10/2010      217,358,809.55               1/10/2014       58,153,615.00
     8/10/2007      247,434,000.00            11/10/2010      214,190,293.63               2/10/2014       54,794,623.56
     9/10/2007      247,434,000.00            12/10/2010      210,625,065.79               3/10/2014       36,222,476.17
    10/10/2007      247,434,000.00             1/10/2011      207,424,001.26               4/10/2014       28,851,258.37
    11/10/2007      247,434,000.00             2/10/2011      204,207,470.60               5/10/2014       25,146,551.06
    12/10/2007      247,434,000.00             3/10/2011      199,835,854.16               6/10/2014       21,740,737.95
     1/10/2008      247,434,000.00             4/10/2011      196,582,609.94               7/10/2014       18,002,386.11
     2/10/2008      247,434,000.00             5/10/2011      192,934,986.99               8/10/2014       14,561,640.96
     3/10/2008      247,434,000.00             6/10/2011      189,648,378.90               9/10/2014       11,104,074.87
     4/10/2008      247,434,000.00             7/10/2011      185,978,567.89              10/10/2014        7,315,392.34
     5/10/2008      247,434,000.00             8/10/2011      182,668,581.86              11/10/2014        3,822,390.42
     6/10/2008      247,434,000.00             9/10/2011      179,342,598.19              12/10/2014                -
     7/10/2008      247,434,000.00            10/10/2011      175,624,569.65
     8/10/2008      247,434,000.00            11/10/2011      172,264,523.66


                                     C-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-3

                 HOMEWOOD SUITES-LANSDALE AMORTIZATION SCHEDULE


       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

         0                 5/06/2005                                                                      17,225,000.00
         1                 6/06/2005              9,500.89          101,603.58           111,104.47       17,215,499.11
         2                 7/06/2005             13,100.18           98,271.81           111,371.99       17,202,398.93
         3                 8/06/2005              9,644.91          101,470.26           111,115.17       17,192,754.02
         4                 9/06/2005              9,706.37          101,413.37           111,119.74       17,183,047.65
         5                10/06/2005             13,300.29           98,086.56           111,386.85       17,169,747.36
         6                11/06/2005              9,852.97          101,277.66           111,130.63       17,159,894.39
         7                12/06/2005             13,443.07           97,954.40           111,397.47       17,146,451.32
         8                 1/06/2006             10,001.42          101,140.25           111,141.67       17,136,449.90
         9                 2/06/2006             10,065.15          101,081.25           111,146.40       17,126,384.75
        10                 3/06/2006             20,690.56           91,245.57           111,936.13       17,105,694.19
        11                 4/06/2006             10,261.14          100,899.84           111,160.98       17,095,433.05
        12                 5/06/2006             13,840.58           97,586.43           111,427.01       17,081,592.47
        13                 6/06/2006             10,414.72          100,757.67           111,172.39       17,071,177.75
        14                 7/06/2006             13,990.16           97,447.97           111,438.13       17,057,187.59
        15                 8/06/2006             10,570.23          100,613.72           111,183.95       17,046,617.36
        16                 9/06/2006             10,637.59          100,551.37           111,188.96       17,035,979.77
        17                10/06/2006             14,207.21           97,247.05           111,454.26       17,021,772.56
        18                11/06/2006             10,795.90          100,404.82           111,200.72       17,010,976.66
        19                12/06/2006             14,361.40           97,104.33           111,465.73       16,996,615.26
        20                 1/06/2007             10,956.21          100,256.42           111,212.63       16,985,659.05
        21                 2/06/2007             11,026.03          100,191.80           111,217.83       16,974,633.02
        22                 3/06/2007             21,563.98           90,437.07           112,001.05       16,953,069.04
        23                 4/06/2007             11,233.70           99,999.56           111,233.26       16,941,835.34
        24                 5/06/2007             14,787.77           96,709.64           111,497.41       16,927,047.57
        25                 6/06/2007             11,399.51           99,846.07           111,245.58       16,915,648.06
        26                 7/06/2007             14,949.26           96,560.16           111,509.42       16,900,698.80
        27                 8/06/2007             11,567.41           99,690.65           111,258.06       16,889,131.39
        28                 9/06/2007             11,641.12           99,622.42           111,263.54       16,877,490.27
        29                10/06/2007             15,184.56           96,342.34           111,526.90       16,862,305.71
        30                11/06/2007             11,812.06           99,464.18           111,276.24       16,850,493.65
        31                12/06/2007             15,351.04           96,188.23           111,539.27       16,835,142.61
        32                 1/06/2008             11,985.15           99,303.96           111,289.11       16,823,157.46
        33                 2/06/2008             12,061.52           99,233.26           111,294.78       16,811,095.94
        34                 3/06/2008             19,049.61           92,764.56           111,814.17       16,792,046.33
        35                 4/06/2008             12,259.77           99,049.75           111,309.52       16,779,786.56
        36                 5/06/2008             15,787.07           95,784.61           111,571.68       16,763,999.49
        37                 6/06/2008             12,438.49           98,884.31           111,322.80       16,751,561.00
        38                 7/06/2008             15,961.13           95,623.49           111,584.62       16,735,599.87
        39                 8/06/2008             12,619.46           98,716.80           111,336.26       16,722,980.41
        40                 9/06/2008             12,699.87           98,642.36           111,342.23       16,710,280.54
        41                10/06/2008             16,215.69           95,387.85           111,603.54       16,694,064.85
        42                11/06/2008             12,884.13           98,471.80           111,355.93       16,681,180.72
        43                12/06/2008             16,395.14           95,221.74           111,616.88       16,664,785.58
        44                 1/06/2009             13,070.70           98,299.09           111,369.79       16,651,714.88
        45                 2/06/2009             13,153.99           98,221.99           111,375.98       16,638,560.89
        46                 3/06/2009             23,498.26           88,646.55           112,144.81       16,615,062.63
        47                 4/06/2009             13,387.55           98,005.79           111,393.34       16,601,675.08
        48                 5/06/2009             16,885.42           94,767.90           111,653.32       16,584,789.66
        49                 6/06/2009             13,580.46           97,827.22           111,407.68       16,571,209.20
        50                 7/06/2009             17,073.30           94,593.99           111,667.29       16,554,135.90
        51                 8/06/2009             13,775.79           97,646.41           111,422.20       16,540,360.11
        52                 9/06/2009             13,863.57           97,565.15           111,428.72       16,526,496.54
        53                10/06/2009             17,349.03           94,338.75           111,687.78       16,509,147.51


                                     C-3-1



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

        54                11/06/2009             14,062.46           97,381.04           111,443.50       16,495,085.05
        55                12/06/2009             17,542.73           94,159.44           111,702.17       16,477,542.32
        56                 1/06/2010             14,263.86           97,194.61           111,458.47       16,463,278.46
        57                 2/06/2010             14,354.75           97,110.48           111,465.23       16,448,923.71
        58                 3/06/2010             24,589.73           87,636.21           112,225.94       16,424,333.98
        59                 4/06/2010             14,602.91           96,880.76           111,483.67       16,409,731.07
        60                 5/06/2010             18,069.08           93,672.21           111,741.29       16,391,661.99
        61                 6/06/2010             14,811.11           96,688.04           111,499.15       16,376,850.88
        62                 7/06/2010             18,271.84           93,484.52           111,756.36       16,358,579.04
        63                 8/06/2010             15,021.92           96,492.90           111,514.82       16,343,557.12
        64                 9/06/2010             15,117.64           96,404.29           111,521.93       16,328,439.48
        65                10/06/2010             18,570.38           93,208.18           111,778.56       16,309,869.10
        66                11/06/2010             15,332.31           96,205.58           111,537.89       16,294,536.79
        67                12/06/2010             18,779.44           93,014.65           111,794.09       16,275,757.35
        68                 1/06/2011             15,549.68           96,004.36           111,554.04       16,260,207.67
        69                 2/06/2011             15,648.76           95,912.64           111,561.40       16,244,558.91
        70                 3/06/2011             25,765.96           86,547.40           112,313.36       16,218,792.95
        71                 4/06/2011             15,912.67           95,668.35           111,581.02       16,202,880.28
        72                 5/06/2011             19,344.66           92,491.44           111,836.10       16,183,535.62
        73                 6/06/2011             16,137.34           95,460.38           111,597.72       16,167,398.28
        74                 7/06/2011             19,563.46           92,288.90           111,852.36       16,147,834.82
        75                 8/06/2011             16,364.83           95,249.80           111,614.63       16,131,469.99
        76                 9/06/2011             16,469.11           95,153.27           111,622.38       16,115,000.88
        77                10/06/2011             19,886.58           91,989.80           111,876.38       16,095,114.30
        78                11/06/2011             16,700.78           94,938.82           111,639.60       16,078,413.52
        79                12/06/2011             20,112.20           91,780.94           111,893.14       16,058,301.32
        80                 1/06/2011             16,935.36           94,721.67           111,657.03       16,041,365.96
        81                 2/06/2012             17,043.27           94,621.78           111,665.05       16,024,322.69
        82                 3/06/2012             23,739.65           88,423.10           112,162.75       16,000,583.04
        83                 4/06/2012             17,303.15           94,381.22           111,684.37       15,983,279.89
        84                 5/06/2012             20,698.86           91,237.89           111,936.75       15,962,581.03
        85                 6/06/2012             17,545.31           94,157.06           111,702.37       15,945,035.72
        86                 7/06/2012             20,934.70           91,019.58           111,954.28       15,924,101.02
        87                 8/06/2012             17,790.51           93,930.08           111,720.59       15,906,310.51
        88                 9/06/2012             17,903.88           93,825.14           111,729.02       15,888,406.63
        89                10/06/2012             21,283.91           90,696.32           111,980.23       15,867,122.72
        90                11/06/2012             18,153.59           93,593.99           111,747.58       15,848,969.13
        91                12/06/2012             21,527.11           90,471.20           111,998.31       15,827,442.02
        92                 1/06/2013             18,406.44           93,359.93           111,766.37       15,809,035.58
        93                 2/06/2013             18,523.73           93,251.35           111,775.08       15,790,511.85
        94                 3/06/2013             28,379.25           84,128.34           112,507.59       15,762,132.60
        95                 4/06/2013             18,822.61           92,974.69           111,797.30       15,743,309.99
        96                 5/06/2013             22,178.68           89,868.06           112,046.74       15,721,131.31
        97                 6/06/2013             19,083.88           92,732.84           111,816.72       15,702,047.43
        98                 7/06/2013             22,433.13           89,632.52           112,065.65       15,679,614.30
        99                 8/06/2013             19,348.43           92,487.95           111,836.38       15,660,265.87
       100                 9/06/2013             19,471.73           92,373.82           111,845.55       15,640,794.14
       101                10/06/2013             22,810.86           89,282.87           112,093.73       15,617,983.28
       102                11/06/2013             19,741.16           92,124.41           111,865.57       15,598,242.12
       103                12/06/2013             23,073.26           89,039.97           112,113.23       15,575,168.86
       104                 1/06/2014             20,013.98           91,871.86           111,885.84       15,555,154.88
       105                 2/06/2014             20,141.52           91,753.81           111,895.33       15,535,013.36
       106                 3/06/2014             29,849.79           82,767.10           112,616.89       15,505,163.57
       107                 4/06/2014             20,460.07           91,458.93           111,919.00       15,484,703.50
       108                 5/06/2014             23,773.42           88,391.85           112,165.27       15,460,930.08
       109                 6/06/2014             20,741.94           91,198.01           111,939.95       15,440,188.14
       110                 7/06/2014             24,047.93           88,137.74           112,185.67       15,416,140.21
       111                 8/06/2014             21,027.35           90,933.82           111,961.17       15,395,112.86
       112                 9/06/2014             21,161.34           90,809.78           111,971.12       15,373,951.52
       113                10/06/2014             24,456.39           87,759.64           112,216.03       15,349,495.13

                                     C-3-2



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

       114                11/06/2014             21,452.03           90,540.70           111,992.73       15,328,043.10
       115                12/06/2014             24,739.49           87,497.58           112,237.07       15,303,303.61
       116                 1/06/2015             21,746.37           90,268.24           112,014.61       15,281,557.24
       117                 2/06/2015             21,884.94           90,139.96           112,024.90       15,259,672.30
       118                 3/06/2015             31,434.53           81,300.14           112,734.67       15,228,237.77
       119                 4/06/2015             22,224.71           89,825.45           112,050.16       15,206,013.06
       120                 5/06/2015         15,206,013.06           86,800.99        15,292,814.05                0.00


                                     C-3-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-4

               HAMPTON INN-PLYMOUTH MEETING AMORTIZATION SCHEDULE



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

         0                 5/06/2005                   0                  0                     0         15,053,202.00
         1                 6/06/2005               8,302.98          88,792.98             97,095.97      15,044,899.02
         2                 7/06/2005              11,448.45          85,881.30             97,329.75      15,033,450.57
         3                 8/06/2005               8,428.84          88,676.48             97,105.32      15,025,021.73
         4                 9/06/2005               8,482.55          88,626.76             97,109.31      15,016,539.18
         5                10/06/2005              11,623.34          85,719.41             97,342.75      15,004,915.84
         6                11/06/2005               8,610.67          88,508.16             97,118.83      14,996,305.17
         7                12/06/2005              11,748.11          85,603.91             97,352.02      14,984,557.06
         8                 1/06/2006               8,740.40          88,388.07             97,128.47      14,975,816.66
         9                 2/06/2006               8,796.10          88,336.52             97,132.62      14,967,020.56
        10                 3/06/2006              18,081.81          79,740.96             97,822.77      14,948,938.75
        11                 4/06/2006               8,967.37          88,177.98             97,145.35      14,939,971.38
        12                 5/06/2006              12,095.51          85,282.34             97,377.85      14,927,875.87
        13                 6/06/2006               9,101.59          88,053.73             97,155.32      14,918,774.28
        14                 7/06/2006              12,226.22          85,161.34             97,387.56      14,906,548.06
        15                 8/06/2006               9,237.49          87,927.93             97,165.42      14,897,310.57
        16                 9/06/2006               9,296.36          87,873.44             97,169.80      14,888,014.21
        17                10/06/2006              12,415.91          84,985.75             97,401.66      14,875,598.30
        18                11/06/2006               9,434.71          87,745.37             97,180.08      14,866,163.59
        19                12/06/2006              12,550.65          84,861.02             97,411.67      14,853,612.94
        20                 1/06/2007               9,574.81          87,615.69             97,190.50      14,844,038.13
        21                 2/06/2007               9,635.82          87,559.21             97,195.03      14,834,402.31
        22                 3/06/2007              18,845.10          79,034.40             97,879.50      14,815,557.21
        23                 4/06/2007               9,817.31          87,391.21             97,208.52      14,805,739.90
        24                 5/06/2007              12,923.27          84,516.10             97,439.37      14,792,816.63
        25                 6/06/2007               9,962.22          87,257.07             97,219.29      14,782,854.41
        26                 7/06/2007              13,064.39          84,385.46             97,449.85      14,769,790.02
        27                 8/06/2007              10,108.95          87,121.25             97,230.20      14,759,681.07
        28                 9/06/2007              10,173.36          87,061.62             97,234.98      14,749,507.71
        29                10/06/2007              13,270.03          84,195.11             97,465.14      14,736,237.68
        30                11/06/2007              10,322.75          86,923.34             97,246.09      14,725,914.93
        31                12/06/2007              13,415.52          84,060.43             97,475.95      14,712,499.41
        32                 1/06/2008              10,474.01          86,783.31             97,257.32      14,702,025.40
        33                 2/06/2008              10,540.76          86,721.53             97,262.29      14,691,484.64
        34                 3/06/2008              16,647.76          81,068.43             97,716.19      14,674,836.88
        35                 4/06/2008              10,714.01          86,561.16             97,275.17      14,664,122.87
        36                 5/06/2008              13,796.57          83,707.70             97,504.27      14,650,326.30
        37                 6/06/2008              10,870.20          86,416.58             97,286.78      14,639,456.10
        38                 7/06/2008              13,948.68          83,566.90             97,515.58      14,625,507.42
        39                 8/06/2008              11,028.35          86,270.18             97,298.53      14,614,479.07
        40                 9/06/2008              11,098.62          86,205.13             97,303.75      14,603,380.45
        41                10/06/2008              14,171.15          83,360.96             97,532.11      14,589,209.30
        42                11/06/2008              11,259.65          86,056.07             97,315.72      14,577,949.65
        43                12/06/2008              14,327.97          83,215.80             97,543.77      14,563,621.68
        44                 1/06/2009              11,422.70          85,905.14             97,327.84      14,552,198.98
        45                 2/06/2009              11,495.48          85,837.76             97,333.24      14,540,703.50
        46                 3/06/2009              20,535.50          77,469.64             98,005.14      14,520,168.00
        47                 4/06/2009              11,699.59          85,648.82             97,348.41      14,508,468.41
        48                 5/06/2009              14,756.44          82,819.17             97,575.61      14,493,711.97
        49                 6/06/2009              11,868.18          85,492.77             97,360.95      14,481,843.79
        50                 7/06/2009              14,920.63          82,667.19             97,587.82      14,466,923.16
        51                 8/06/2009              12,038.88          85,334.75             97,373.63      14,454,884.28
        52                 9/06/2009              12,115.60          85,263.74             97,379.34      14,442,768.68
        53                10/06/2009              15,161.59          82,444.14             97,605.73      14,427,607.09

                                     C-4-1



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

        54                11/06/2009              12,289.41          85,102.84             97,392.25      14,415,317.68
        55                12/06/2009              15,330.87          82,287.44             97,618.31      14,399,986.81
        56                 1/06/2010              12,465.41          84,939.92             97,405.33      14,387,521.40
        57                 2/06/2010              12,544.85          84,866.39             97,411.24      14,374,976.55
        58                 3/06/2010              21,489.35          76,586.68             98,076.03      14,353,487.20
        59                 4/06/2010              12,761.72          84,665.64             97,427.36      14,340,725.48
        60                 5/06/2010              15,790.86          81,861.64             97,652.50      14,324,934.62
        61                 6/06/2010              12,943.66          84,497.22             97,440.88      14,311,990.96
        62                 7/06/2010              15,968.05          81,697.62             97,665.67      14,296,022.91
        63                 8/06/2010              13,127.90          84,326.68             97,454.58      14,282,895.01
        64                 9/06/2010              13,211.55          84,249.24             97,460.79      14,269,683.46
        65                10/06/2010              16,228.95          81,456.11             97,685.06      14,253,454.51
        66                11/06/2010              13,399.15          84,075.59             97,474.74      14,240,055.36
        67                12/06/2010              16,411.66          81,286.98             97,698.64      14,223,643.70
        68                 1/06/2011              13,589.11          83,899.74             97,488.85      14,210,054.59
        69                 2/06/2011              13,675.70          83,819.59             97,495.29      14,196,378.89
        70                 3/06/2011              22,517.28          75,635.15             98,152.43      14,173,861.61
        71                 4/06/2011              13,906.33          83,606.10             97,512.43      14,159,955.28
        72                 5/06/2011              16,905.61          80,829.74             97,735.35      14,143,049.67
        73                 6/06/2011              14,102.67          83,424.35             97,527.02      14,128,947.00
        74                 7/06/2011              17,096.82          80,652.74             97,749.56      14,111,850.18
        75                 8/06/2011              14,301.48          83,240.32             97,541.80      14,097,548.70
        76                 9/06/2011              14,392.62          83,155.96             97,548.58      14,083,156.08
        77                10/06/2011              17,379.20          80,391.35             97,770.55      14,065,776.88
        78                11/06/2011              14,595.07          82,968.55             97,563.62      14,051,181.81
        79                12/06/2011              17,576.38          80,208.83             97,785.21      14,033,605.43
        80                 1/06/2012              14,800.08          82,778.78             97,578.86      14,018,805.35
        81                 2/06/2012              14,894.39          82,691.48             97,585.87      14,003,910.96
        82                 3/06/2012              20,746.46          77,274.36             98,020.82      13,983,164.50
        83                 4/06/2012              15,121.50          82,481.25             97,602.75      13,968,043.00
        84                 5/06/2012              18,089.06          79,734.25             97,823.31      13,949,953.94
        85                 6/06/2012              15,333.12          82,285.35             97,618.47      13,934,620.82
        86                 7/06/2012              18,295.17          79,543.46             97,838.63      13,916,325.65
        87                 8/06/2012              15,547.41          82,086.99             97,634.40      13,900,778.24
        88                 9/06/2012              15,646.48          81,995.28             97,641.76      13,885,131.76
        89                10/06/2012              18,600.35          79,260.96             97,861.31      13,866,531.41
        90                11/06/2012              15,864.71          81,793.28             97,657.99      13,850,666.70
        91                12/06/2012              18,812.89          79,064.22             97,877.11      13,831,853.81
        92                 1/06/2013              16,085.68          81,588.73             97,674.41      13,815,768.13
        93                 2/06/2013              16,188.19          81,493.84             97,682.03      13,799,579.94
        94                 3/06/2013              24,801.08          73,521.10             98,322.18      13,774,778.86
        95                 4/06/2013              16,449.38          81,252.06             97,701.44      13,758,329.48
        96                 5/06/2013              19,382.30          78,537.13             97,919.43      13,738,947.18
        97                 6/06/2013              16,677.71          81,040.71             97,718.42      13,722,269.47
        98                 7/06/2013              19,604.67          78,331.29             97,935.96      13,702,664.80
        99                 8/06/2013              16,908.90          80,826.69             97,735.59      13,685,755.90
       100                 9/06/2013              17,016.65          80,726.95             97,743.60      13,668,739.25
       101                10/06/2013              19,934.77          78,025.72             97,960.49      13,648,804.48
       102                11/06/2013              17,252.11          80,508.99             97,761.10      13,631,552.37
       103                12/06/2013              20,164.09          77,813.44             97,977.53      13,611,388.28
       104                 1/06/2014              17,490.54          80,288.29             97,778.83      13,593,897.74
       105                 2/06/2014              17,601.99          80,185.12             97,787.11      13,576,295.75
       106                 3/06/2014              26,086.21          72,331.49             98,417.70      13,550,209.54
       107                 4/06/2014              17,880.38          79,927.42             97,807.80      13,532,329.16
       108                 5/06/2014              20,775.97          77,247.05             98,023.02      13,511,553.19
       109                 6/06/2014              18,126.71          79,699.40             97,826.11      13,493,426.48
       110                 7/06/2014              21,015.87          77,024.98             98,040.85      13,472,410.61
       111                 8/06/2014              18,376.14          79,468.51             97,844.65      13,454,034.47
       112                 9/06/2014              18,493.23          79,360.12             97,853.35      13,435,541.24
       113                10/06/2014              21,372.83          76,694.55             98,067.38      13,414,168.41

                                     C-4-2



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

       114                11/06/2014              18,747.27          79,124.96             97,872.23      13,395,421.14
       115                12/06/2014              21,620.23          76,465.53             98,085.76      13,373,800.91
       116                 1/06/2015              19,004.50          78,886.85             97,891.35      13,354,796.41
       117                 2/06/2015              19,125.60          78,774.75             97,900.35      13,335,670.81
       118                 3/06/2015              27,471.14          71,049.49             98,520.63      13,308,199.67
       119                 4/06/2015              19,422.52          78,499.89             97,922.41      13,288,777.15
       120                 5/06/2015          13,288,777.15          75,856.77         13,364,633.92               0.00


                                     C-4-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-5

             HAMPTON INN-PHILADELPHIA AIRPORT AMORTIZATION SCHEDULE


       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

         0                 5/06/2005                   0                  0                    0          13,489,501.00
         1                 6/06/2005               7,440.48          79,569.32            87,009.80       13,482,060.52
         2                 7/06/2005              10,259.21          76,960.10            87,219.31       13,471,801.31
         3                 8/06/2005               7,553.27          79,464.92            87,018.19       13,464,248.04
         4                 9/06/2005               7,601.40          79,420.36            87,021.76       13,456,646.64
         5                10/06/2005              10,415.93          76,815.02            87,230.95       13,446,230.71
         6                11/06/2005               7,716.21          79,314.09            87,030.30       13,438,514.50
         7                12/06/2005              10,527.74          76,711.52            87,239.26       13,427,986.76
         8                 1/06/2006               7,832.46          79,206.47            87,038.93       13,420,154.30
         9                 2/06/2006               7,882.37          79,160.27            87,042.64       13,412,271.93
        10                 3/06/2006              16,203.50          71,457.60            87,661.10       13,396,068.43
        11                 4/06/2006               8,035.86          79,018.20            87,054.06       13,388,032.57
        12                 5/06/2006              10,839.05          76,423.35            87,262.40       13,377,193.52
        13                 6/06/2006               8,156.13          78,906.86            87,062.99       13,369,037.39
        14                 7/06/2006              10,956.18          76,314.92            87,271.10       13,358,081.21
        15                 8/06/2006               8,277.92          78,794.13            87,072.05       13,349,803.29
        16                 9/06/2006               8,330.67          78,745.30            87,075.97       13,341,472.62
        17                10/06/2006              11,126.17          76,157.57            87,283.74       13,330,346.45
        18                11/06/2006               8,454.65          78,630.53            87,085.18       13,321,891.80
        19                12/06/2006              11,246.91          76,045.80            87,292.71       13,310,644.89
        20                 1/06/2007               8,580.19          78,514.32            87,094.51       13,302,064.70
        21                 2/06/2007               8,634.87          78,463.71            87,098.58       13,293,429.83
        22                 3/06/2007              16,887.51          70,824.44            87,711.95       13,276,542.32
        23                 4/06/2007               8,797.50          78,313.16            87,110.66       13,267,744.82
        24                 5/06/2007              11,580.82          75,736.71            87,317.53       13,256,164.00
        25                 6/06/2007               8,927.36          78,192.96            87,120.32       13,247,236.64
        26                 7/06/2007              11,707.29          75,619.64            87,326.93       13,235,529.35
        27                 8/06/2007               9,058.85          78,071.24            87,130.09       13,226,470.50
        28                 9/06/2007               9,116.57          78,017.81            87,134.38       13,217,353.93
        29                10/06/2007              11,891.56          75,449.06            87,340.62       13,205,462.37
        30                11/06/2007               9,250.44          77,893.89            87,144.33       13,196,211.93
        31                12/06/2007              12,021.94          75,328.38            87,350.32       13,184,189.99
        32                 1/06/2008               9,385.99          77,768.41            87,154.40       13,174,804.00
        33                 2/06/2008               9,445.80          77,713.05            87,158.85       13,165,358.20
        34                 3/06/2008              14,918.42          72,647.18            87,565.60       13,150,439.78
        35                 4/06/2008               9,601.06          77,569.33            87,170.39       13,140,838.72
        36                 5/06/2008              12,363.41          75,012.29            87,375.70       13,128,475.31
        37                 6/06/2008               9,741.02          77,439.77            87,180.79       13,118,734.29
        38                 7/06/2008              12,499.72          74,886.11            87,385.83       13,106,234.57
        39                 8/06/2008               9,882.74          77,308.58            87,191.32       13,096,351.83
        40                 9/06/2008               9,945.72          77,250.29            87,196.01       13,086,406.11
        41                10/06/2008              12,699.08          74,701.57            87,400.65       13,073,707.03
        42                11/06/2008              10,090.01          77,116.71            87,206.72       13,063,617.02
        43                12/06/2008              12,839.61          74,571.48            87,411.09       13,050,777.41
        44                 1/06/2009              10,236.13          76,981.46            87,217.59       13,040,541.28
        45                 2/06/2009              10,301.35          76,921.08            87,222.43       13,030,239.93
        46                 3/06/2009              18,402.31          69,422.22            87,824.53       13,011,837.62
        47                 4/06/2009              10,484.26          76,751.77            87,236.03       13,001,353.36
        48                 5/06/2009              13,223.57          74,216.06            87,439.63       12,988,129.79
        49                 6/06/2009              10,635.33          76,611.93            87,247.26       12,977,494.46
        50                 7/06/2009              13,370.70          74,079.86            87,450.56       12,964,123.76
        51                 8/06/2009              10,788.30          76,470.32            87,258.62       12,953,335.46
        52                 9/06/2009              10,857.05          76,406.69            87,263.74       12,942,478.41
        53                10/06/2009              13,586.63          73,879.98            87,466.61       12,928,891.78
        54                11/06/2009              11,012.81          76,262.50            87,275.31       12,917,878.97
        55                12/06/2009              13,738.33          73,739.56            87,477.89       12,904,140.64


                                      C-5-1



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

        56                 1/06/2010              11,170.53          76,116.51            87,287.04       12,892,970.11
        57                 2/06/2010              11,241.71          76,050.62            87,292.33       12,881,728.40
        58                 3/06/2010              19,257.08          68,630.99            87,888.07       12,862,471.32
        59                 4/06/2010              11,436.05          75,870.72            87,306.77       12,851,035.27
        60                 5/06/2010              14,150.53          73,357.99            87,508.52       12,836,884.74
        61                 6/06/2010              11,599.10          75,719.79            87,318.89       12,825,285.64
        62                 7/06/2010              14,309.32          73,211.01            87,520.33       12,810,976.32
        63                 8/06/2010              11,764.19          75,566.97            87,331.16       12,799,212.13
        64                 9/06/2010              11,839.16          75,497.57            87,336.73       12,787,372.97
        65                10/06/2010              14,543.11          72,994.59            87,537.70       12,772,829.86
        66                11/06/2010              12,007.27          75,341.96            87,349.23       12,760,822.59
        67                12/06/2010              14,706.84          72,843.03            87,549.87       12,746,115.75
        68                 1/06/2011              12,177.50          75,184.38            87,361.88       12,733,938.25
        69                 2/06/2011              12,255.10          75,112.55            87,367.65       12,721,683.15
        70                 3/06/2011              20,178.23          67,778.30            87,956.53       12,701,504.92
        71                 4/06/2011              12,461.77          74,921.24            87,383.01       12,689,043.15
        72                 5/06/2011              15,149.48          72,433.29            87,582.77       12,673,893.67
        73                 6/06/2011              12,637.71          74,758.37            87,396.08       12,661,255.96
        74                 7/06/2011              15,320.83          72,274.67            87,595.50       12,645,935.13
        75                 8/06/2011              12,815.87          74,593.45            87,409.32       12,633,119.26
        76                 9/06/2011              12,897.54          74,517.86            87,415.40       12,620,221.72
        77                10/06/2011              15,573.88          72,040.43            87,614.31       12,604,647.84
        78                11/06/2011              13,078.96          74,349.92            87,428.88       12,591,568.88
        79                12/06/2011              15,750.57          71,876.87            87,627.44       12,575,818.31
        80                 1/06/2012              13,262.67          74,179.86            87,442.53       12,562,555.64
        81                 2/06/2012              13,347.18          74,101.63            87,448.81       12,549,208.46
        82                 3/06/2012              18,591.35          69,247.23            87,838.58       12,530,617.11
        83                 4/06/2012              13,550.70          73,913.24            87,463.94       12,517,066.41
        84                 5/06/2012              16,210.00          71,451.59            87,661.59       12,500,856.41
        85                 6/06/2012              13,740.34          73,737.69            87,478.03       12,487,116.07
        86                 7/06/2012              16,394.70          71,280.62            87,675.32       12,470,721.37
        87                 8/06/2012              13,932.37          73,559.94            87,492.31       12,456,789.00
        88                 9/06/2012              14,021.15          73,477.75            87,498.90       12,442,767.85
        89                10/06/2012              16,668.18          71,027.47            87,695.65       12,426,099.67
        90                11/06/2012              14,216.71          73,296.73            87,513.44       12,411,882.96
        91                12/06/2012              16,858.63          70,851.17            87,709.80       12,395,024.33
        92                 1/06/2013              14,414.73          73,113.43            87,528.16       12,380,609.60
        93                 2/06/2013              14,506.58          73,028.40            87,534.98       12,366,103.02
        94                 3/06/2013              22,224.79          65,883.85            88,108.64       12,343,878.23
        95                 4/06/2013              14,740.64          72,811.74            87,552.38       12,329,137.59
        96                 5/06/2013              17,368.90          70,378.83            87,747.73       12,311,768.69
        97                 6/06/2013              14,945.25          72,622.34            87,567.59       12,296,823.44
        98                 7/06/2013              17,568.17          70,194.37            87,762.54       12,279,255.27
        99                 8/06/2013              15,152.44          72,430.55            87,582.99       12,264,102.83
       100                 9/06/2013              15,248.99          72,341.17            87,590.16       12,248,853.84
       101                10/06/2013              17,863.98          69,920.54            87,784.52       12,230,989.86
       102                11/06/2013              15,459.99          72,145.85            87,605.84       12,215,529.87
       103                12/06/2013              18,069.48          69,730.32            87,799.80       12,197,460.39
       104                 1/06/2014              15,673.65          71,948.08            87,621.73       12,181,786.74
       105                 2/06/2014              15,773.53          71,855.62            87,629.15       12,166,013.21
       106                 3/06/2014              23,376.42          64,817.81            88,194.23       12,142,636.79
       107                 4/06/2014              16,023.00          71,624.69            87,647.69       12,126,613.79
       108                 5/06/2014              18,617.79          69,222.75            87,840.54       12,107,996.00
       109                 6/06/2014              16,243.74          71,420.36            87,664.10       12,091,752.26
       110                 7/06/2014              18,832.77          69,023.75            87,856.52       12,072,919.49
       111                 8/06/2014              16,467.25          71,213.46            87,680.71       12,056,452.24
       112                 9/06/2014              16,572.19          71,116.32            87,688.51       12,039,880.05
       113                10/06/2014              19,152.65          68,727.65            87,880.30       12,020,727.40
       114                11/06/2014              16,799.83          70,905.60            87,705.43       12,003,927.57
       115                12/06/2014              19,374.36          68,522.42            87,896.78       11,984,553.21


                                      C-5-2



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------    --------------

       116                 1/06/2015              17,030.34          70,692.22            87,722.56       11,967,522.87
       117                 2/06/2015              17,138.86          70,591.76            87,730.62       11,950,384.01
       118                 3/06/2015              24,617.48          63,668.99            88,286.47       11,925,766.53
       119                 4/06/2015              17,404.95          70,345.46            87,750.41       11,908,361.58
       120                 5/06/2015          11,908,361.58          67,976.90        11,976,338.48                0.00



                                      C-5-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-6

                      PULTE BUILDING AMORTIZATION SCHEDULE



       PERIOD                 DATE              PRINCIPAL         GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------          -------------       --------------      ----------------    ----------------      --------------

         0                  6/1/2005                                                                        12,850,000.00
         1                  7/1/2005           16,299.23             60,502.08          76,801.31           12,833,700.77
         2                  8/1/2005           14,361.79             62,439.52          76,801.31           12,819,338.98
         3                  9/1/2005           14,431.66             62,369.65          76,801.31           12,804,907.32
         4                 10/1/2005           16,511.54             60,289.77          76,801.31           12,788,395.78
         5                 11/1/2005           14,582.21             62,219.10          76,801.31           12,773,813.57
         6                 12/1/2005           16,657.94             60,143.37          76,801.31           12,757,155.63
         7                  1/1/2006           14,734.20             62,067.11          76,801.31           12,742,421.43
         8                  2/1/2006           14,805.89             61,995.42          76,801.31           12,727,615.54
         9                  3/1/2006           20,870.51             55,930.80          76,801.31           12,706,745.02
        10                  4/1/2006           14,979.47             61,821.84          76,801.31           12,691,765.56
        11                  5/1/2006           17,044.25             59,757.06          76,801.31           12,674,721.31
        12                  6/1/2006           15,135.27             61,666.04          76,801.31           12,659,586.04
        13                  7/1/2006           17,195.76             59,605.55          76,801.31           12,642,390.28
        14                  8/1/2006           15,292.57             61,508.74          76,801.31           12,627,097.71
        15                  9/1/2006           15,366.97             61,434.34          76,801.31           12,611,730.74
        16                 10/1/2006           17,421.08             59,380.23          76,801.31           12,594,309.66
        17                 11/1/2006           15,526.50             61,274.81          76,801.31           12,578,783.17
        18                 12/1/2006           17,576.21             59,225.10          76,801.31           12,561,206.96
        19                  1/1/2007           15,687.55             61,113.76          76,801.31           12,545,519.41
        20                  2/1/2007           15,763.87             61,037.44          76,801.31           12,529,755.54
        21                  3/1/2007           21,740.00             55,061.31          76,801.31           12,508,015.54
        22                  4/1/2007           15,946.34             60,854.97          76,801.31           12,492,069.20
        23                  5/1/2007           17,984.48             58,816.83          76,801.31           12,474,084.72
        24                  6/1/2007           16,111.42             60,689.89          76,801.31           12,457,973.30
        25                  7/1/2007           18,145.02             58,656.29          76,801.31           12,439,828.28
        26                  8/1/2007           16,278.09             60,523.22          76,801.31           12,423,550.19
        27                  9/1/2007           16,357.29             60,444.02          76,801.31           12,407,192.90
        28                 10/1/2007           18,384.11             58,417.20          76,801.31           12,388,808.79
        29                 11/1/2007           16,526.31             60,275.00          76,801.31           12,372,282.48
        30                 12/1/2007           18,548.48             58,252.83          76,801.31           12,353,734.00
        31                  1/1/2008           16,696.96             60,104.35          76,801.31           12,337,037.03
        32                  2/1/2008           16,778.20             60,023.11          76,801.31           12,320,258.84
        33                  3/1/2008           20,727.02             56,074.29          76,801.31           12,299,531.82
        34                  4/1/2008           16,960.67             59,840.64          76,801.31           12,282,571.15
        35                  5/1/2008           18,970.87             57,830.44          76,801.31           12,263,600.27
        36                  6/1/2008           17,135.49             59,665.82          76,801.31           12,246,464.79
        37                  7/1/2008           19,140.87             57,660.44          76,801.31           12,227,323.91
        38                  8/1/2008           17,311.98             59,489.33          76,801.31           12,210,011.93
        39                  9/1/2008           17,396.21             59,405.10          76,801.31           12,192,615.72
        40                 10/1/2008           19,394.41             57,406.90          76,801.31           12,173,221.31
        41                 11/1/2008           17,575.21             59,226.10          76,801.31           12,155,646.10
        42                 12/1/2008           19,568.48             57,232.83          76,801.31           12,136,077.63
        43                  1/1/2009           17,755.92             59,045.39          76,801.31           12,118,321.71
        44                  2/1/2009           17,842.31             58,959.00          76,801.31           12,100,479.40
        45                  3/1/2009           23,626.43             53,174.88          76,801.31           12,076,852.97
        46                  4/1/2009           18,044.07             58,757.24          76,801.31           12,058,808.91
        47                  5/1/2009           20,024.42             56,776.89          76,801.31           12,038,784.49
        48                  6/1/2009           18,229.28             58,572.03          76,801.31           12,020,555.21
        49                  7/1/2009           20,204.53             56,596.78          76,801.31           12,000,350.68
        50                  8/1/2009           18,416.27             58,385.04          76,801.31           11,981,934.41
        51                  9/1/2009           18,505.87             58,295.44          76,801.31           11,963,428.54
        52                 10/1/2009           20,473.50             56,327.81          76,801.31           11,942,955.04
        53                 11/1/2009           18,695.52             58,105.79          76,801.31           11,924,259.52
        54                 12/1/2009           20,657.92             56,143.39          76,801.31           11,903,601.60
        55                  1/1/2010           18,886.98             57,914.33          76,801.31           11,884,714.62


                                                        C-6-1



       PERIOD             DATE                 PRINCIPAL           GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------       -------------        --------------        ----------------     ----------------     --------------

        56              2/1/2010               18,978.87             57,822.44             76,801.31        11,865,735.75
        57              3/1/2010               24,657.99             52,143.32             76,801.31        11,841,077.75
        58              4/1/2010               19,191.18             57,610.13             76,801.31        11,821,886.58
        59              5/1/2010               21,139.93             55,661.38             76,801.31        11,800,746.65
        60              6/1/2010               19,387.40             57,413.91             76,801.31        11,781,359.25
        61              7/1/2010               21,330.74             55,470.57             76,801.31        11,760,028.50
        62              8/1/2010               19,585.50             57,215.81             76,801.31        11,740,443.00
        63              9/1/2010               19,680.79             57,120.52             76,801.31        11,720,762.21
        64             10/1/2010               21,616.05             55,185.26             76,801.31        11,699,146.15
        65             11/1/2010               19,881.71             56,919.60             76,801.31        11,679,264.44
        66             12/1/2010               21,811.44             54,989.87             76,801.31        11,657,453.00
        67              1/1/2011               20,084.56             56,716.75             76,801.31        11,637,368.43
        68              2/1/2011               20,182.28             56,619.03             76,801.31        11,617,186.15
        69              3/1/2011               25,750.23             51,051.08             76,801.31        11,591,435.92
        70              4/1/2011               20,405.75             56,395.56             76,801.31        11,571,030.17
        71              5/1/2011               22,321.04             54,480.27             76,801.31        11,548,709.13
        72              6/1/2011               20,613.63             56,187.68             76,801.31        11,528,095.49
        73              7/1/2011               12,266.17             54,278.12             66,544.29        11,515,829.32
        74              8/1/2011               10,516.58             56,027.71             66,544.29        11,505,312.73
        75              9/1/2011               10,567.75             55,976.54             66,544.29        11,494,744.99
        76             10/1/2011               12,423.20             54,121.09             66,544.29        11,482,321.79
        77             11/1/2011               10,679.60             55,864.69             66,544.29        11,471,642.18
        78             12/1/2011               12,531.97             54,012.32             66,544.29        11,459,110.21
        79              1/1/2012               10,792.54             55,751.75             66,544.29        11,448,317.67
        80              2/1/2012               10,845.04             55,699.25             66,544.29        11,437,472.63
        81              3/1/2012               14,487.90             52,056.39             66,544.29        11,422,984.72
        82              4/1/2012               10,968.30             55,575.99             66,544.29        11,412,016.43
        83              5/1/2012               12,812.71             53,731.58             66,544.29        11,399,203.72
        84              6/1/2012               11,084.00             55,460.29             66,544.29        11,388,119.72
        85              7/1/2012               12,925.23             53,619.06             66,544.29        11,375,194.49
        86              8/1/2012               11,200.81             55,343.48             66,544.29        11,363,993.68
        87              9/1/2012               11,255.30             55,288.99             66,544.29        11,352,738.38
        88             10/1/2012               13,091.81             53,452.48             66,544.29        11,339,646.56
        89             11/1/2012               11,373.76             55,170.53             66,544.29        11,328,272.81
        90             12/1/2012               13,207.01             53,337.28             66,544.29        11,315,065.80
        91              1/1/2013               11,493.35             55,050.94             66,544.29        11,303,572.45
        92              2/1/2013               11,549.27             54,995.02             66,544.29        11,292,023.18
        93              3/1/2013               16,922.12             49,622.17             66,544.29        11,275,101.06
        94              4/1/2013               11,687.79             54,856.50             66,544.29        11,263,413.26
        95              5/1/2013               13,512.39             53,031.90             66,544.29        11,249,900.88
        96              6/1/2013               11,810.40             54,733.89             66,544.29        11,238,090.48
        97              7/1/2013               13,631.61             52,912.68             66,544.29        11,224,458.87
        98              8/1/2013               11,934.18             54,610.11             66,544.29        11,212,524.69
        99              9/1/2013               11,992.24             54,552.05             66,544.29        11,200,532.45
       100             10/1/2013               13,808.45             52,735.84             66,544.29        11,186,724.00
       101             11/1/2013               12,117.77             54,426.52             66,544.29        11,174,606.23
       102             12/1/2013               13,930.52             52,613.77             66,544.29        11,160,675.71
       103              1/1/2014               12,244.50             54,299.79             66,544.29        11,148,431.20
       104              2/1/2014               12,304.08             54,240.21             66,544.29        11,136,127.13
       105              3/1/2014               17,607.20             48,937.09             66,544.29        11,118,519.93
       106              4/1/2014               12,449.60             54,094.69             66,544.29        11,106,070.33
       107              5/1/2014               14,253.21             52,291.08             66,544.29        11,091,817.12
       108              6/1/2014               12,579.52             53,964.77             66,544.29        11,079,237.60
       109              7/1/2014               14,379.55             52,164.74             66,544.29        11,064,858.05
       110              8/1/2014               12,710.68             53,833.61             66,544.29        11,052,147.37
       111              9/1/2014               12,772.52             53,771.77             66,544.29        11,039,374.85
       112             10/1/2014               14,567.23             51,977.06             66,544.29        11,024,807.62
       113             11/1/2014               12,905.54             53,638.75             66,544.29        11,011,902.08
       114             12/1/2014               14,696.58             51,847.71             66,544.29        10,997,205.49
       115              1/1/2015               13,039.83             53,504.46             66,544.29        10,984,165.66


                                                        C-6-2



       PERIOD             DATE                 PRINCIPAL           GROSS INTEREST      GROSS DEBT SRVC         BALANCE
     ----------       -------------        --------------        ----------------     ----------------     --------------

       116              2/1/2015               13,103.27             53,441.02             66,544.29        10,971,062.39
       117              3/1/2015               18,332.57             48,211.72             66,544.29        10,952,729.82
       118              4/1/2015               13,256.22             53,288.07             66,544.29        10,939,473.61
       119              5/1/2015               15,037.60             51,506.69             66,544.29        10,924,436.01
       120              6/1/2015           10,924,436.01             53,150.42         10,977,586.43                 0.00


                                                        C-6-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                                       GG4

                      Structural and Collateral Term Sheet
                          $3,733,015,000 (Approximate)

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-GG4

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                         Commerzbank AG, New York Branch
                              Mortgage Loan Sellers

                      GMAC Commercial Mortgage Corporation
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                  May 31, 2005

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

RBS GREENWICH CAPITAL                                       GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

BEAR, STEARNS & CO. INC.                              CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                               WACHOVIA SECURITIES

                                      D-1

GSMS 2005-GG4
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
================================================================================

OFFERED CERTIFICATES



                                                                   APPROX.
                                                                    % OF                                  ASSUMED
                                           APPROX.        APPROX.  CUT-OFF    WEIGHTED                     FINAL
                                         CERTIFICATE      CREDIT    DATE       AVERAGE     PRINCIPAL    DISTRIBUTION
   CLASS      S&P     MOODY'S  FITCH       BALANCE        SUPPORT  BALANCE    LIFE (1)    WINDOW (1)     DATE (1)     RATE TYPE
================================================================================================================================

A-1           AAA      Aaa      AAA      $200,000,000     20.000%   4.976%      3.186     07/05-01/10      01/10         (4)
--------------------------------------------------------------------------------------------------------------------------------
A-2           AAA      Aaa      AAA      $485,183,000     20.000%  12.071%      4.727     01/10-07/10      07/10         (4)
--------------------------------------------------------------------------------------------------------------------------------
A-3           AAA      Aaa      AAA      $320,238,000     20.000%   7.967%      6.778     01/12-06/12      06/12         (4)
--------------------------------------------------------------------------------------------------------------------------------
A-AB          AAA      Aaa      AAA      $247,434,000     20.000%   6.156%      7.333     02/10-12/14      12/14         (4)
--------------------------------------------------------------------------------------------------------------------------------
A-4           AAA      Aaa      AAA    $1,962,662,000     20.000%  48.830%      9.724     12/14-05/15      05/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
A-J           AAA      Aaa      AAA      $301,455,000     12.500%   7.500%      9.881     05/15-05/15      05/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
B              AA      Aa2      AA        $65,316,000     10.875%   1.625%      9.881     05/15-05/15      05/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
C             AA-      Aa3      AA-       $35,169,000     10.000%   0.875%      9.881     05/15-05/15      05/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
D              A       A2        A        $75,364,000     8.125%    1.875%      9.881     05/15-05/15      05/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
E              A-      A3       A-        $40,194,000     7.125%    1.000%      9.952     05/15-06/15      06/15         (4)
================================================================================================================================


NON - OFFERED CERTIFICATES


                                                                   APPROX.
                                           APPROX.                  % OF                                 ASSUMED
                                         CERTIFICATE      APPROX.  CUT-OFF    WEIGHTED                    FINAL
                                          BALANCE /       CREDIT    DATE       AVERAGE     PRINCIPAL   DISTRIBUTION
   CLASS      S&P     MOODY'S  FITCH   NOTIONAL AMOUNT    SUPPORT  BALANCE    LIFE (1)    WINDOW (1)     DATE (1)     RATE TYPE
================================================================================================================================

F (2)         BBB+    Baa1      BBB+      $55,267,000      5.750%  1.375%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
G (2)         BBB     Baa2      BBB       $45,218,000      4.625%  1.125%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
H (2)         BBB-    Baa3      BBB-      $40,194,000      3.625%  1.000%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
J (2)         BB+      Ba1      BB+       $20,097,000      3.125%  0.500%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
K (2)          BB      Ba2      BB        $20,097,000      2.625%  0.500%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
L (2)         BB-      Ba3      BB-       $20,097,000      2.125%  0.500%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
M (2)          B+      B1       B+        $10,048,000      1.875%  0.250%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
N (2)          B       B2       B         $10,049,000      1.625%  0.250%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
O (2)          B-      B3       B-        $10,048,000      1.375%  0.250%       9.964     06/15-06/15     06/15         (4)
--------------------------------------------------------------------------------------------------------------------------------
P (2)          NR      NR       NR        $55,267,486      0.000%  1.375%      10.662     06/15-03/17     03/17         (4)
--------------------------------------------------------------------------------------------------------------------------------
X-P (2, 3)    AAA      Aaa      AAA               TBD       N/A      N/A          N/A             N/A       N/A         (3)
--------------------------------------------------------------------------------------------------------------------------------
X-C (2, 3)    AAA      Aaa      AAA    $4,019,397,486       N/A      N/A          N/A             N/A       N/A         (3)
-------------------------------------------------------------------------------------------------------------------------------


(1)  As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
     CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(2)  Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(3)  The class X-P and class X-C certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X-P and class X-C certificates as described in the prospectus supplement. The interest rate applicable to each component of the class X-P and class X-C certificates for each payment date will equal the rate specified in the prospectus supplement.

(4)  For any distribution date, the pass-through rates on the class A-1, class
     A-2, class A-3, class A-AB, class A-4, class A-J, class B, class C, class
     D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, and class P certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a
     360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                       D-2

GSMS 2005-GG4
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
================================================================================

GENERAL CHARACTERISTICS (1)
Initial mortgage pool balance ................................... $4,019,397,487
Number of mortgage loans ........................................            186
Number of mortgaged properties ..................................            203
Percentage of investment grade shadow rated loans (2) ...........           6.4%
Weighted average underwritten debt service coverage ratio (3) ...          1.54x
Weighted average cut-off date loan-to-value ratio (3) ...........          71.9%
Average cut-off date principal balance ..........................    $21,609,664
Weighted average mortgage interest rate .........................         5.519%
Loans with Single Tenant Percentage .............................           2.8%

(1)  Unless otherwise noted, references in this term sheet include the senior pari passu companion loan in the trust secured by the Wells Fargo Center
     Property and the 200 Madison Avenue Property, do not include the related senior pari passu companion loan that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, the related subordinate companion loan.

(2)  The Streets at Southpoint, 200 Madison Avenue and Cascade Mall are
     investment grade loans. S&P, Moody's and Fitch have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

(3)  For the purpose of calculating underwritten debt service coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu companion loan that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.



------------------------------------------------------------------------------------------------------------------------------------
TEN LARGEST LOANS
                                                    % OF
                                                   INITIAL                                                                SHADOW
                                 CUT-OFF DATE      MORTGAGE                PROPERTY      LOAN               CUT-OFF   RATINGS (S&P /
                              PRINCIPAL BALANCE     POOL        PROPERTY     SIZE       BALANCE             DATE LTV      MOODY'S /
      LOAN NAME                      ($)           BALANCE        TYPE     SF / ROOM  PER SF/ROOM   DSCR    RATIO (%)    FITCH) (1)
------------------------------------------------------------------------------------------------------------------------------------

Mall at Wellington Green         $200,000,000          5.0%     Retail       604,942       $331      1.56x   71.4%
Wells Fargo Center                200,000,000          5.0      Office     1,210,102       $228      1.54x   80.0%
The Streets at Southpoint         169,622,411          4.2      Retail       583,696       $291      1.88x   49.9%    A / Baa2 / A+
North Hills                       105,000,000          2.6      Retail       576,691       $182      1.44x   75.5%
Century Centre Office             100,000,000          2.5      Office       447,692       $223      1.15x   73.5%
Lantana Campus                     98,000,000          2.4      Office       331,974       $295      1.90x   70.5%
Hyatt Regency Dallas               90,000,000          2.2    Hospitality      1,122    $80,214      2.73x   52.9%
Astor Crowne Plaza                 85,000,000          2.1    Hospitality        707   $120,226      1.40x   77.3%
One HSBC Center                    78,000,000          1.9      Office       851,915        $92      1.31x   76.5%
Festival at Bel Air                76,000,000          1.9      Retail       437,227       $174      1.53x   78.9%
                              ----------------       -----
TOTAL/WTD. AVG.                $1,201,622,411         29.9%                                          1.64X   70.1%
------------------------------------------------------------------------------------------------------------------------------------

(1)  S&P, Moody's and Fitch have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES


                                                  AGGREGATE CUT-OFF      % OF INITIAL
                          NUMBER OF MORTGAGED       DATE PRINCIPAL       MORTGAGE POOL                         WTD. AVG. CUT-OFF
    PROPERTY TYPE              PROPERTIES            BALANCE ($)            BALANCE        WTD. AVG. DSCR      DATE LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Retail                             85              $1,760,749,444              43.8%            1.49x                70.8%
Office                             70               1,599,820,859              39.8             1.54x                73.4%
Hospitality                        23                 449,951,238              11.2             1.79x                68.3%
Multifamily                        11                 163,800,754               4.1             1.46x                76.9%
Industrial                          6                  19,325,874               0.5             1.46x                72.0%
Self Storage                        6                  13,415,720               0.3             1.59x                73.4%
Manufactured Housing                2                  12,333,598               0.3             1.26x                76.7%
                                -----              --------------           -------
TOTAL/WTD. AVG.                   203              $4,019,397,487             100.0%            1.54X                71.9%
----------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS


                                                 AGGREGATE CUT-OFF      % OF INITIAL
                          NUMBER OF MORTGAGED      DATE PRINCIPAL       MORTGAGE POOL                        WTD. AVG. CUT-OFF
   PROPERTY LOCATION           PROPERTIES           BALANCE ($)            BALANCE         WTD. AVG. DSCR    DATE LTV RATIO (%)
-------------------------------------------------------------------------------------------------------------------------------

California                      42                 $962,269,077              23.9%              1.51x               70.9%
Florida                         15                  367,416,098               9.1               1.55x               72.9%
Texas                           20                  357,392,023               8.9               1.70x               69.5%
North Carolina                  12                  332,783,742               8.3               1.73x               61.2%
Pennsylvania                    14                  238,866,666               5.9               1.51x               75.6%
Colorado                         4                  223,516,230               5.6               1.55x               78.4%
Maryland                         9                  163,043,439               4.1               1.46x               78.2%
Other (1)                       87                1,374,110,213              34.2               1.49x               73.0%
                                --               --------------            ------
TOTAL/WTD. AVG.                203               $4,019,397,487             100.0%              1.54X               71.9%
-------------------------------------------------------------------------------------------------------------------------------

(1)  Includes 26 states and the Territory of Guam.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                       D-3

GSMS 2005-GG4
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
================================================================================

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
RANGE OF CUT-OFF                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
DATE BALANCES ($)                  LOANS           BALANCE          BALANCE
================================================================================
1,994,327 - 4,999,999               32         $106,702,470           2.7%
5,000,000 - 6,999,999               26          155,536,895           3.9
7,000,000 - 9,999,999               22          178,504,098           4.4
10,000,000 - 14,999,999             25          314,871,395           7.8
15,000,000 - 19,999,999             20          346,741,816           8.6
20,000,000 - 24,999,999             17          378,705,374           9.4
25,000,000 - 29,999,999             10          270,245,000           6.7
30,000,000 - 39,999,999              9          311,463,796           7.7
40,000,000 - 49,999,999             10          440,308,877          11.0
50,000,000 - 59,999,999              2          102,155,354           2.5
60,000,000 - 79,999,999              5          366,540,000           9.1
80,000,000 - 99,999,999              3          273,000,000           6.8
100,000,000 - 149,999,999            2          205,000,000           5.1
150,000,000 - 200,000,000            3          569,622,411          14.2
                                   ---       --------------         -----
  TOTAL                            186       $4,019,397,487         100.0%
================================================================================

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
RANGE OF DSCR (X)                  LOANS           BALANCE          BALANCE
================================================================================
1.11 - 1.19                          7          $181,000,000           4.5%
1.20 - 1.29                         25           485,017,081          12.1
1.30 - 1.39                         47           798,495,255          19.9
1.40 - 1.49                         35           687,976,440          17.1
1.50 - 1.59                         21           787,004,239          19.6
1.60 - 1.69                         14           196,829,005           4.9
1.70 - 1.79                         11            90,016,839           2.2
1.80 - 1.89                         11           376,331,288           9.4
1.90 - 1.99                          3           127,125,000           3.2
2.00 - 2.29                          8           141,882,340           3.5
2.30 - 2.73                          4           147,720,000           3.7
                                   ---          --------------       -----
  TOTAL                            186          $4,019,397,487       100.0%
================================================================================

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TYPE                  LOANS           BALANCE          BALANCE
================================================================================
Interest Only, Then Amortizing      97         $1,976,527,500         49.2%
Interest Only                       29          1,234,205,000         30.7
Amortizing                          60            808,664,987         20.1
                                   ---         --------------        -----
  TOTAL                            186         $4,019,397,487        100.0%
================================================================================

DISTRIBUTION OF LOCKBOXES
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
LOCKBOX TYPE                       LOANS           BALANCE          BALANCE
================================================================================
Hard                                 72     $2,545,979,547           63.3%
Soft                                 19       $353,490,159            8.8%
Springing                             4        $40,446,098            1.0%
================================================================================

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
RANGE OF LTV (%)                   LOANS           BALANCE          BALANCE
================================================================================
40.50 - 50.00                         4         $243,339,252           6.1%
50.01 - 60.00                        11          224,215,651           5.6
55.01 - 65.00                        11          115,213,777           2.9
65.01 - 70.00                        28          447,940,634          11.1
70.01 - 75.00                        48        1,238,975,548          30.8
75.01 - 80.00                        78        1,667,896,077          41.5
80.01 - 82.40                         6           81,816,547           2.0
                                    ---       --------------         -----
  TOTAL                             186       $4,019,397,487         100.0%
================================================================================

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
RANGE OF MORTGAGE                MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
RATES (%)                          LOANS           BALANCE          BALANCE
================================================================================
4.622% - 5.000%                       9         $272,691,165          6.8%
5.001% - 5.250%                      39          816,063,977         20.3
5.251% - 5.500%                      53        1,254,618,831         31.2
5.501% - 5.750%                      43          764,315,709         19.0
5.751% - 6.000%                      20          453,582,705         11.3
6.001% - 6.500%                      16          265,581,345          6.6
6.501% - 7.055%                       6          192,543,755          4.8
                                    ---       --------------        -----
  TOTAL                             186       $4,019,397,487        100.0%
================================================================================

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
RANGE OF ORIGINAL                MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
TERMS TO MATURITY (MOS)            LOANS           BALANCE          BALANCE
================================================================================
36 - 60                               21        $542,593,777          13.5%
61 - 96                               13         387,178,788           9.6
97 - 119                               5         249,641,098           6.2
120 - 120                            144       2,803,988,721          69.8
121 - 144                              3          35,995,102           0.9%
                                     ---      --------------         -----
  TOTAL                              186      $4,019,397,487         100.0%
================================================================================

DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
RANGE OF REMAINING               MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
TERMS TO MATURITY (MOS)            LOANS           BALANCE          BALANCE
================================================================================
36 - 60                             21          $542,593,777           13.5%
61 - 110                            17           436,819,886           10.9
111 - 115                           20           326,202,884            8.1
116 - 116                           19           496,469,116           12.4
117 - 117                           20           264,613,885            6.6
118 - 118                           23           725,159,885           18.0
119 - 141                           66         1,227,538,052           30.5
                                   ---        --------------          -----
  TOTAL                            186        $4,019,397,487          100.0%
================================================================================

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
RANGE OF REMAINING               MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TERMS (MOS)           LOANS           BALANCE          BALANCE
================================================================================
Interest Only                       29         $1,234,205,00          30.7%
192 - 299                           12           107,595,193           2.7
300 - 359                           45           740,519,793          18.4
360 - 360                          100         1,937,077,500          48.2
                                   ---        --------------         -----
  TOTAL                            186        $4,019,397,487         100.0%
================================================================================

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
PREPAYMENT                       MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
PROVISIONS                         LOANS           BALANCE          BALANCE
================================================================================
 Defeasance                          173      $3,761,450,194          93.6%
 Greater of YM or 1%                  11         122,947,292           3.1
 Yield Maintenance                     1          90,000,000           2.2
 Flat 1% Fee                           1          45,000,000           1.1
                                     ---      --------------         -----
  TOTAL                              186      $4,019,397,487         100.0%
================================================================================

DISTRIBUTION OF ESCROW TYPES
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
                                 NUMBER OF                       OF AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
ESCROW TYPE (1)                    LOANS           BALANCE          BALANCE
================================================================================
 Real Estate Tax                     161       $3,090,690,537       76.9%
 Insurance                           149       $2,937,689,410       73.1%
 Replacement Reserve                 153       $2,568,852,331       63.9%
 TI/LC (2)                           109       $2,109,696,826       62.4%
================================================================================

(1)  Includes initial and ongoing reserves and escrows.

(2)  The TI/LC percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, manufactured housing community or self storage properties.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                      D-4

GSMS 2005-GG4
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
================================================================================

     The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.



                                                   % OF
                                    ORIGINAL      INITIAL     SUBORDINATE      PARI PASSU                      ORIGINAL
                                    PRINCIPAL      POOL      COMPANION LOAN     COMPANION       ORIGINAL      WHOLE LOAN
         MORTGAGE LOAN            LOAN BALANCE    BALANCE       BALANCE       LOAN BALANCE   WHOLE LOAN LTV      DSCR
------------------------------    ------------    -------    --------------   ------------   --------------   ----------

Wells Fargo Center ...........    $200,000,000     5.0%            NA          $76,000,000        80.0%         1.54x
The Streets at Southpoint ....    $170,000,000     4.2%      $85,000,000(1)         NA            75.0%         1.22x
Hyatt Regency Dallas .........     $90,000,000     2.2%      $20,000,000(2)         NA            64.7%         2.23x
One HSBC Center ..............     $78,000,000     1.9%       $5,000,000(3)         NA            81.4%         1.23x
Glendale Portfolio - 801 North
  Brand ......................     $70,540,000     1.8%       $5,000,000(4)         NA            75.9%         1.33x
200 Madison
  Avenue .....................     $45,000,000     1.1%            NA          $45,000,000        45.0%         2.65x
Four Falls ...................     $42,200,000     1.0%       $1,600,000(5)         NA            80.2%         1.52x(10)
Oak Hill / Walnut Hill .......     $35,300,000     0.9%       $2,200,000(6)         NA            82.1%         1.54x(10)
Rockaway 80 Corporate
  Center .....................     $23,000,000     0.6%       $3,500,000(7)         NA            76.6%         1.00x
Homewood Suites - Lansdale ...     $17,225,000     0.4%            (8)              NA            67.8%         1.93x
Airport Center ...............     $15,400,000     0.4%       $3,850,000            NA            87.5%         1.24x
Hampton Inn - Plymouth
  Meeting ....................     $15,053,202     0.4%            (8)              NA            77.2%         1.37x
Hampton Inn - Philadelphia
  Airport ....................     $13,489,501     0.3%            (8)              NA            76.2%         1.37x
Innovation Park at Penn
  State ......................      $9,000,000     0.2%         $562,500(9)         NA            82.7%         1.29x


(1)  The Streets at Southpoint Subordinate Companion Loan has an interest rate of 5.865%. Under the terms of the loan agreement, the balance of the
     Subordinate Companion Loan may be increased provided that (a) the aggregate loan-to-value ratio of the Whole Loan after the additional advance would not exceed 75%, (b) the aggregate debt-service coverage ratio of the Whole
     Loan after the additional advance would not be less than 1.20x (based on the actual loan constant) or 0.90x (based on an assumed loan constant of
     9.0%) and (c) each rating agency has confirmed that the advance would not result in the downgrade, withdrawal or qualification of any rating then assigned to any class of certificates.

(2)  The Hyatt Regency Dallas Subordinate Companion Loan has an interest rate of
     5.590%. All scheduled amortization under the Hyatt Regency Dallas Whole
     Loan will be paid to the Hyatt Regency Dallas Subordinate Companion Loan unless a monetary default or non-monetary default that causes a special servicing transfer occurs.

(3)  The One HSBC Center Subordinate Companion Loan has an interest rate of
     6.200%.

(4)  The 801 North Brand Subordinate Companion Loan has an interest rate of
     5.727%.

(5)  The related Mortgage Loan Seller has provided the borrower with a floating rate Subordinate Companion Loan in an amount up to $10,500,000, to be funded by the related Mortgage Loan Seller within three years of the origination date of the Whole Loan. The Subordinate Companion Loan bears interest at a floating rate equal to 1-month LIBOR plus 3.25% and is subject to a LIBOR floor of 2.25%. As of the Cut-off Date, the borrower has received $1,600,000 under the Subordinate Companion Loan. See "Description of the Mortgage Pool -Additional Indebtedness" in the prospectus supplement.

(6)  The related Mortgage Loan Seller has provided the borrower with a floating rate Subordinate Companion Loan in an amount up to $13,400,000, to be funded by the related Mortgage Loan Seller within three years of the origination date of the Whole Loan. The Subordinate Companion Loan bears interest at a floating rate equal to 1-month LIBOR plus 3.25% and is subject to a LIBOR floor of 2.25%. As of the Cut-off Date, the borrower has received $2,200,000 under the Subordinate Companion Loan. See "Description of the Mortgage Pool -Additional Indebtedness" in the prospectus supplement.

(7)  The Rockaway 80 Corporate Center Subordinate Companion Loan has an interest rate of 7.663%.

(8)  The Subordinate Companion Loan is an interest-only note that provides for the payment of interest (0.55% Homewood Suites - Lansdale, 0.55% Hampton
     Inn - Plymouth Meeting, 0.55% Hampton Inn - Philadelphia Airport) based on a notional amount equal to the principal balance of the related mortgage loan that is in the trust.

(9)  The Innovation Park at Penn State Subordinate Companion Loan has an
     interest rate of 12.750%.

(10) Based on a LIBOR assumption of 3.00%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                      D-5

GSMS 2005-GG4
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
================================================================================

MORTGAGE POOL PREPAYMENT PROFILE


-------------------------------------------------------------------------------------------------------------------------------
                                                           TOTAL POOL
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                             JULY         JULY         JULY         JULY         JULY          JULY         JULY
RESTRICTIONS                           2005         2006         2007         2008         2009          2010         2011
-------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance               100.00%      100.00%       93.90%       94.97%        94.95%       93.03%       94.06%
> of YM or 1%                           0.00%        0.00%        4.97%        5.03%         5.05%        5.85%        5.94%
Percentage Penalty                      0.00%        0.00%        1.13%        0.00%         0.00%        0.00%        0.00%
-------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%        0.00%        0.00%        0.00%         0.00%        1.13%        0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00%      100.00%      100.00%      100.00%       100.00%      100.00%      100.00%
  Balance of Mortgage Loans ($mm)   4,019.40     4,006.96     3,988.18     3,916.64      3,881.68     3,355.17     3,276.43
% OF CUT-OFF BALANCE                  100.00%       99.69%       99.22%       97.44%        96.57%       83.47%       81.52%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                             JULY         JULY         JULY         JULY         JULY          JULY
RESTRICTIONS                           2012         2013         2014         2015         2016          2017
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                93.46%       93.42%       93.28%       37.45%       100.00%        0.00%
> of YM or 1%                           6.54%        6.58%        6.72%       62.55%         0.00%        0.00%
Percentage Penalty                      0.00%        0.00%        0.00%        0.00%         0.00%        0.00%
-------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%        0.00%        0.00%        0.00%         0.00%        0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00%      100.00%      100.00%      100.00%       100.00%        0.00%
  Balance of Mortgage Loans ($mm)   2,914.23     2,873.63     2,788.28        31.96         11.74         0.00
% OF CUT-OFF BALANCE                   72.50%       71.49%       69.37%        0.80%         0.29%        0.00%
-------------------------------------------------------------------------------------------------------------------------------


1.   Table calculated using modeling assumptions as described in the prospectus supplement.

2.   Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                      D-6

GSMS 2005-GG4
--------------------------------------------------------------------------------

TRANSACTION TERMS
================================================================================

ISSUE TYPE                    Sequential Pay REMIC

CUT-OFF DATE                  With respect to each mortgage loan, the later
                              of the due date in June 2005 for that mortgage
                              loan or the date of origination of that mortgage
                              loan. All mortgage loan characteristics are based
                              on balances as of the cut-off date after
                              application of all payments due on or before such
                              date (whether or not received). All percentages
                              presented in this term sheet are approximate.

MORTGAGE POOL                 The mortgage pool consists of 186 mortgage loans
                              with an aggregate cut-off date balance of
                              $4,019,397,487, subject to a variance of +/- 5%.
                              The mortgage loans are secured by 203 mortgaged
                              real properties located throughout 33 states and
                              the Territory of Guam.

DEPOSITOR                     GS Mortgage Securities Corporation II

MORTGAGE LOAN SELLERS         Greenwich Capital Financial Products, Inc.,
                              Goldman Sachs Mortgage Company and Commerzbank AG,
                              New York Branch

UNDERWRITERS                  Greenwich Capital Markets, Inc. and Goldman, Sachs
                              & Co. as Co-Lead Bookrunning Managers Bear,
                              Stearns & Co. Inc., Credit Suisse First Boston
                              LLC, Morgan Stanley & Co. Incorporated and
                              Wachovia Capital Markets LLC as Co-Managers

TRUSTEE                       Wells Fargo Bank, N. A.

MASTER SERVICER               GMAC Commercial Mortgage Corporation

SPECIAL SERVICER              LNR Partners, Inc.

RATING AGENCIES               Fitch, Inc., Moody's Investors Service, Inc. and
                              Standard and Poor's Ratings Services, a division
                              of The McGraw-Hill Companies, Inc.

DENOMINATIONS                 $10,000 minimum for the offered certificates.

CLOSING DATE                  On or about June 23, 2005

SETTLEMENT TERMS              Book-entry through DTC for all offered
                              certificates.

DETERMINATION DATE            The sixth day of each month, or if such sixth day
                              is not a business day, the next succeeding
                              business day.

DISTRIBUTION DATE             The tenth day of each month, or if such tenth day
                              is not a business day, the next succeeding
                              business day, provided that the distribution date
                              will be at least four business days following the
                              determination date.

DISTRIBUTIONS                 Each class of offered certificates will be
                              entitled on each distribution date to interest
                              accrued at its pass-through rate for that
                              distribution date on the outstanding certificate
                              balance of the class during the prior calendar
                              month. Interest on the offered certificates will
                              be calculated on the basis of twelve 30-day months
                              and a 360-day year. Available Distribution Amounts
                              will be used to pay interest on class A-1, class
                              A-2, class A-3, class A-AB, class A-4, class X-P
                              and X-C certificates pro rata.

                              Generally, the Available Distribution Amount will
                              be used to pay principal to the class A-1, class
                              A-2, class A-3, class A-AB, and class A-4
                              certificates in that order, until paid in full
                              (except that the class A-AB certificates are
                              entitled to certain priority with respect to being
                              paid down to their scheduled principal balance as
                              described in the prospectus supplement). After the
                              class A-1, class A-2, class A-3, class A-AB and
                              class A-4 certificates are paid all amounts to
                              which they are entitled, the remaining Available
                              Distribution Amount will be used to pay interest
                              and principal sequentially to the class A-J, B, C,
                              D, E, F, G, H, J, K, L, M, N, O and P
                              certificates.

LOSSES                        Realized Losses and Additional Trust Fund
                              Expenses, if any, will be allocated to the class
                              P, class O, class N, class M, class L, class K,
                              class J, class H, class G, class F, class E, class
                              D, class C class B and class A-J certificates, in
                              that order, and then, pro rata, to the class A-1,
                              class A-2, class A-3, class A-AB and class A-4
                              certificates (without regard to the class A-AB
                              scheduled principal balance).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                      D-7

GSMS 2005-GG4
--------------------------------------------------------------------------------

TRANSACTION TERMS
================================================================================

PREPAYMENT PREMIUMS AND       Any prepayment premiums or yield maintenance
YIELD MAINTENANCE CHARGES     charges collected will be distributed to
                              certificateholders on the distribution date
                              following the prepayment. On each distribution
                              date, the holders of any class of offered
                              certificates and class F, class G and class H
                              certificates that are then entitled to principal
                              distributions will be entitled to a portion of
                              prepayment premiums or yield maintenance charges
                              equal to the product of (a) the amount of the
                              prepayment premiums or yield maintenance charges
                              net of workout fees and liquidation fees ,
                              multiplied by (b) a fraction, the numerator of
                              which is equal to the excess, if any, of the
                              pass-through rate for that class of certificates
                              over the relevant discount rate, and the
                              denominator of which is equal to the excess, if
                              any, of the mortgage interest rate of the prepaid
                              mortgage loan over the relevant discount rate,
                              multiplied by (c) a fraction, the numerator of
                              which is equal to the amount of principal payable
                              to that class of certificates on that payment
                              date, and the denominator of which is the Total
                              Principal Payment Amount for that payment date.

                              The portion, if any, of the prepayment premiums or
                              yield maintenance charges remaining after any
                              payments described above will be distributed 100%
                              to the holders of the class X-C certificates.

ADVANCES                      The master servicer and, if it fails to do so, the
                              trustee will be obligated to make P&I advances and
                              servicing advances, including paying delinquent
                              property taxes and insurance premiums, but only to
                              the extent that those advances are not deemed
                              non-recoverable and in the case of P&I advances
                              subject to any appraisal reductions that may
                              occur.

APPRAISAL REDUCTIONS          An appraisal reduction generally will be created
                              in the amount, if any, by which the principal
                              balance of a required appraisal loan (plus other
                              amounts overdue or advanced in connection with
                              such loan) exceeds 90% of the appraised value of
                              the related mortgaged property plus certain
                              escrows and reserves (including letters of credit)
                              held with respect to the mortgage loan. As a
                              result of calculating an appraisal reduction
                              amount for a given mortgage loan, the interest
                              portion of any P&I advance for such loan will be
                              reduced, which will have the effect of reducing
                              the amount of interest available for distribution
                              to the certificates in reverse alphabetical order
                              of the classes. A required appraisal loan will
                              cease to be a required appraisal loan when the
                              related mortgage loan has been brought current for
                              at least three consecutive months and no other
                              circumstances exist, which would cause such
                              mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION          The master servicer, the special servicer and
                              certain certificateholders will have the option to
                              terminate the trust, in whole but not in part, and
                              purchase the remaining assets of the trust on or
                              after the payment date on which the stated
                              principal balance of the mortgage loans then
                              outstanding is less than 1.0% of the initial
                              mortgage pool balance. The purchase price will
                              generally be at a price equal to the unpaid
                              aggregate principal balance of the mortgage loans
                              (or fair market value in the case of REO
                              Properties), plus accrued and unpaid interest and
                              certain other additional trust fund expenses, as
                              described in the prospectus supplement. In
                              addition, after the certificate balance of the
                              class A-1 through class E certificates has been
                              reduced to zero, the trust may also be terminated,
                              subject to the consent of the master servicer (in
                              its sole discretion), if all of the remaining
                              series 2005-GG4 certificates (excluding class R
                              and class LR) are held by a single
                              certificateholder, and that certificateholder
                              exchanges all of the then outstanding series
                              2005-GG4 certificates (excluding class R and class
                              LR) for the mortgage loans remaining in the trust.

CONTROLLING CLASS             The class of sequential pay certificates (a) which
                              bears the latest alphabetical class designation
                              (other than the class X-P, class X-C, class R and
                              class LR certificates) and (b) which has a
                              certificate balance greater than 25% of its
                              original certificate balance; provided, however,
                              that if no class of sequential pay certificates
                              satisfies clause (b) above, the controlling class
                              will be the outstanding class of sequential pay
                              certificates bearing the latest alphabetical class
                              designation (other than the class X-P, class X-C,
                              class R and class LR certificates); provided,
                              further, with respect to certain issues related to
                              the mortgage loans that are part of a split
                              structure, the holder of the majority interest of
                              the related subordinated or pari passu companion
                              loan may have certain consultation or approval
                              rights with respect to servicing matters, as
                              described in the prospectus supplement.

TENANTS                       References in this term sheet to the rating of a
                              tenant may refer to the rating of a parent of the
                              actual tenant and the rated entity may not be an
                              actual party to that lease. The rated parent may
                              not guarantee the lease.

ERISA                         The offered certificates are expected to be ERISA
                              eligible.

SMMEA                         The class A-1, class A-2, class A-3, class A-AB,
                              class A-4, class A-J, class B and class C
                              certificates are expected to be "mortgage-related
                              securities" for the purposes of SMMEA so long as
                              they remain rated in one of the two highest rating
                              categories by a nationally recognized statistical
                              rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs &
Co. are acting as the co-lead managers ("Co-Lead Managers") and Bear, Stearns &
Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and
Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS Greenwich Capital Logo]                                [Goldman Sachs Logo]

                                      D-8

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------
                      GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES (ISSUABLE IN SERIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial
Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities
Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                               -----------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               -----------------
No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.
                               -----------------
INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN
THE RELATED PROSPECTUS SUPPLEMENT.
                               -----------------
The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF
DISTRIBUTION" on page 78 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to this prospectus or the related registration statement.
                               -----------------
This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.
                               -----------------
May 31, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF
THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.
The capitalized terms used in this prospectus are defined on the pages indicated
under the caption "INDEX OF DEFINED TERMS" beginning on page 81 in this prospectus.

     In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS
Mortgage Securities Corporation II.
                               -----------------
                             IRS CIRCULAR 230 NOTICE

     The discussion contained in this prospectus as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

     If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad Street, New
York, NY 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see
"INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 79 of this prospectus.
                               -----------------

                                        2

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF
THE MORTGAGE LOANS" "--Certain Laws and Regulations," "--Type of Mortgaged
Property" and "--Americans With Disabilities Act" in this prospectus.

     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

LIMITED LIQUIDITY.

     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

                                        3

    o the prepayment provisions of the related mortgage notes;

    o a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

    o In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period.
See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. Such prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of
Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of such prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

     The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates.
If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of such mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of such mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in such shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     The laws of the jurisdictions in which the mortgaged properties are located
(which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

     o  what proceedings are required for foreclosure;

     o  whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

     o  whether and to what extent recourse to the borrower is permitted; and

     o  what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans.

                                        4

Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may create delays and shortfalls in payments to certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials
(ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law.
However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances such costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Environmental Risks."

RISK OF EARLY TERMINATION.

     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of such termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                            THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

     o  any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

     o  whether the trust will be treated for federal income tax purposes as one or more grantor trusts or REMICs;

     o  the identity of each class within such series;

     o  the initial aggregate principal amount, the interest rate (or the method for determining such rate) and the authorized denominations of each class of offered certificates;

     o  certain information concerning the mortgage loans relating to such series, including the principal amount, type and characteristics of such mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

     o  the identity of the master servicer;

     o  the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

     o  the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

     o  the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

                                        5

     o  the final scheduled distribution date of each class of offered certificates;

     o  the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

     o  the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

     o  the extent of subordination of any subordinate certificates;

     o  for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to such series were prepaid at various assumed rates;

     o  the distribution dates for each class of offered certificates;

     o  the representations and warranties to be made by us or another entity relating to the mortgage loans;

     o  information with respect to the terms of the subordinate certificates or residual certificates, if any;

     o  additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding such provider or counterparty;

     o  additional information with respect to the plan of distribution;

     o  whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company (the
        "Depository") or another depository;

     o  if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in such trust fund, financial statements for such mortgaged properties as well as specific information with respect to such mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

     o  if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including its affiliates, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in such trust fund, selected financial information with respect to such mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default,
        cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

     o  if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

     o  if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on such mortgaged properties;

     o  if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in such jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

                                        6

     o  the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

     o  whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                                   THE SELLER

     GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004.
Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for such series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in such Agreement.

     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the
Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 USE OF PROCEEDS

     The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the related prospectus supplement to acquire the mortgage loans relating to such series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                                        7

                        DESCRIPTION OF THE CERTIFICATES*

     The certificates of each series will be issued pursuant to a separate
Pooling and Servicing Agreement (the "Agreement")** to be entered into among the
Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for
that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration
Statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered thereby and any additional provisions of the related
Agreement.

     At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the
Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for such series. The assets in the trust
(collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

     (i)        the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

     (ii)       all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement;

     (iii)      all property acquired by foreclosure or deed in lieu of
                foreclosure with respect to the mortgage loans; and

     (iv)       such other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

     In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT
ENHANCEMENT" in this prospectus. Such other assets, if any, will be described more fully in the related prospectus supplement.

----------
*     Whenever in this Prospectus the term "certificates," "trust fund" and
      "mortgage pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

**    In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term
      "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a series in which a
      Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this
      Prospectus are to be found and any modifications to such provisions.

                                        8

     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a
"Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

     If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence.
The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of such series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

     The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

     (i)        mortgage principal prepayment effects on the weighted average lives of such classes;

     (ii)       the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

     (iii)      the degree to which an investor's yield is sensitive to
                principal prepayments.

     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the
Depository or another depository identified in such prospectus supplement.

     If the certificates of a class are transferable only on the books of the
Depository, no person acquiring such a certificate that is in book-entry form
(each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate except in the limited circumstances described in the related prospectus supplement. Instead, such certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the
Depository, as described in this prospectus. The Seller has been informed by the
Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such certificates that are in book-entry form.

     If the certificates of a class are transferable only on the books of the
Depository, each beneficial owner's ownership of such a certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial

                                        9

owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificate will be recorded on the records of the Depository
(or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant).
Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate for such book-entry certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the offered certificates are transferable on the books of the
Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of such certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The
Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the
Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates
("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related prospectus supplement) on the day (the
"Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such series maintained by the Trustee, by wire transfer or by such other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of such final distribution, or in such other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off
Date and determination date in respect of each series of certificates.

                                       10

     With respect to each series of certificates on each Distribution Date, the
Trustee (or such other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which such losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

ACCOUNTS

     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given
Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

     It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account
(the "Collection Account") in the name of the Trustee for the benefit of
Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

   (1)   all payments on account of principal, including principal prepayments, on the mortgage loans;

   (2)   all payments on account of interest on the mortgage loans and all
         Prepayment Premiums;

   (3)   all proceeds from any insurance policy relating to a mortgage loan
         ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

   (4)   all proceeds from the liquidation of a mortgage loan ("Liquidation
         Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

   (5)   all proceeds received in connection with the taking of a Mortgaged
         Property by eminent domain;

   (6)   any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

   (7)   any amounts required to be deposited from income with respect to any
         REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO
         Properties and reserves established for those expenses); and

   (8)   any amounts received from borrowers which represent recoveries of
         Property Protection Expenses to the extent not retained by the Master
         Servicer to reimburse it for such expenses.

                                       11

     The Special Servicer, if any, will be required to remit immediately to the
Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment
Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO
Properties, as more fully described in the related Agreement.

     As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection
Account to, among other things:

   (i)        remit certain amounts for the related Distribution Date into the
              Distribution Account;

   (ii)       to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

   (iii)      pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

   (iv)       reimburse the Master Servicer, the Special Servicer, if any, the
              Trustee and the Seller for certain expenses and provide
              indemnification to the Seller, the Master Servicer, the Trustee
              and, if applicable, the Special Servicer, as described in the
              Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the
Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer
Remittance Date"). The income from the investment of funds in the Collection
Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the
Collection Account resulting from such investments will be borne by the Master
Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged
Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

   (i)        make remittances to the Collection Account as required by the
              Agreement;

   (ii)       pay taxes, assessments, insurance premiums, other amounts
              necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

   (iii)      provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master
Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the
REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the
Trust Fund or by the person described in the prospectus supplement.

                                       12

     "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

     As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding
Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

AMENDMENT

     The Agreement for each series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders:

     (i)        to cure any ambiguity;

     (ii)       to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

     (iii)      to make other provisions with respect to matters or questions arising under the Agreement which are not materially
                inconsistent with the provisions of the Agreement; or

     (iv)       for such other reasons specified in the related prospectus supplement.

     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or such other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may, among other things:

   (b)        reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

   (c)        reduce the aforesaid percentage of certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all certificates then outstanding;

   (d)        alter the servicing standard set forth in the related Agreement.

     Further, the Agreement for each series may provide that the parties thereto, at any time and from time to time, without the consent of the
Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit"
(a "REMIC") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any
Certificateholder.

     The Agreement relating to each series may provide that no amendment to such
Agreement will be made unless there has been delivered in accordance with such
Agreement an opinion of counsel to the effect that such amendment will not cause such series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust
Fund under the provisions of the Code.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

     As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

                                       13

   (i)        the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

   (ii)       the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the
              Certificateholders of all funds due under the Agreement;

   (iii)      the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

   (iv)       mutual consent of the parties and all Certificateholders.

     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each series, the Trustee (or such other paying agent as may be identified in the related prospectus supplement)
will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

     (i)        information as to principal and interest distributions,
                principal amounts, Advances and scheduled principal balances of the mortgage loans;

     (ii)       updated information regarding the mortgage loans and a
                loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

     (iii)      financial information relating to the underlying Mortgaged
                Properties;

     (iv)       information with respect to delinquent mortgage loans;

     (v)        information on mortgage loans which have been modified; and

     (vi)       information with respect to REO Properties.

     The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, such reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. Such reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the
Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the
Commission thereunder. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

     The Seller will select a bank or trust company to act as trustee (the
"Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the
Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                                       14

                               THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts")
for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or
Installment Contract is referred to as a mortgage loan in this prospectus.

     Mortgage loans will be of one or more of the following types:

      1. mortgage loans with fixed interest rates;

      2. mortgage loans with adjustable interest rates;

      3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

      4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

      5. mortgage loans that provide for recourse against only the Mortgaged
      Properties;

      6. mortgage loans that provide for recourse against the other assets of the related borrowers; and

      7. any other types of mortgage loans described in the related prospectus supplement.

     Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default.
If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN
LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

     Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

     The mortgage loans generally will not be insured or guaranteed by the
United States, any governmental agency or any private mortgage insurer. Any such insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

                                       15

     The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

      (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

      (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

      (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

      (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

      (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

      (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

      (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

      (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

      (ix) the debt service coverage ratios relating to the mortgage loans;

      (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

      (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

      (xii) payment delinquencies, if any, relating to the mortgage loans. If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups
      (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In such case, the Seller may disclose the above-specified information by mortgage loan group.

     In the event that the mortgage loans consist of financial leases or
Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

     In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K")
with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which such mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

                                       16

     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of such mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to such mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the
Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage
Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

     In addition, the Seller will, as to each mortgage loan, deliver to the
Trustee, to the extent required by the Agreement:

      (i) the mortgage note, endorsed to the order of the Trustee without recourse;

      (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

      (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

      (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

      (v) if the assignment of leases, rents and profits is separate from the
      Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

      (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the
      Mortgage; and

      (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File").

     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents;
provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the
Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the
Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the
Trustee is obligated to review the Mortgage Loan File

                                       17

for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the
Seller, the originator of the related mortgage loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master
Servicer. To the extent described in the related prospectus supplement, if the
Responsible Party cannot cure such defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or
Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in such prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Code Section 860F(a), in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or such other party as specified in the related Agreement) in respect of such mortgage loan (the "Repurchase Price").
This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

     The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related prospectus supplement, the
Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of such mortgage loan and such representations and warranties will have been assigned to the Trustee and/or the
Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any such representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the
Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase such mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master
Servicer, the Special Servicer or the Trustee will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, such repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of such series for a breach of a representation or warranty by the Responsible Party or the
Seller.

     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the
Collection Account.

     If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage
Loans") in substitution for any one or more of the mortgage loans ("Defective
Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the
Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any
Substitute Mortgage Loan will generally include, among other things, that such
Substitute Mortgage Loan on the date of substitution, will:

                                       18

      (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

      (ii) have a Mortgage Interest Rate not less than (and not more than 1%
      greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;

      (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

      (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. Such other entity will generally have the same obligations with respect to such representations and warranties as the
Responsible Party or the Seller as more fully described in the prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master
Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

     If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the
Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in such prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer
(and not the Master Servicer) will then be responsible for:

        negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "-- Modifications, Waivers and
   Amendments" below;

        foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

        supervising the management and operation of the related Mortgaged
   Property if acquired through foreclosure or a deed in lieu of foreclosure.

     The Special Servicer may have other business relationships with the Seller and its affiliates.

     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

     The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. Such sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any
Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for

                                       19

the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding
Note.

OPERATING ADVISOR

     If so specified in the related prospectus supplement, an advisor (the
"Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii)
the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced
Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and
(iv) the information, recommendations and reports to be provided to the
Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage
Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related
Agreement, follow such collection procedures as it deems necessary or desirable.
Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

     It is expected that the Agreement for each series will provide that the
Master Servicer establish and maintain an escrow account in which the Master
Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of such mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master
Servicer, or such other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a

                                       20

standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such mortgage loan or the outstanding principal balance owing on such mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the
Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

     The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an
REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The related Agreement may also require the Master
Servicer or, if so specified in the related prospectus supplement, the Special
Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

     The related Agreement may provide that the Master Servicer or the Special
Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the
Trust Fund. Alternatively, if permitted in the related Agreement, the Master
Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special
Servicer, if any, as the case may be, will be obligated to deposit in the
Collection Account all sums which would have been deposited in the Collection
Account but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the
Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies typically will contain a
"coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the
Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion

                                       21

of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master
Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit;
provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders.
Such costs may be recovered by the Master Servicer and the Special Servicer, if
any, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     The Agreement for each series may require that the Master Servicer and the
Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special
Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or
Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the
Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing
Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating such Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the
Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master
Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF
THE CERTIFICATES-- Accounts" in this prospectus) and, except to the extent such income is required to be paid to the related borrowers, the escrow account.

     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special
Servicer, if any, and the source from which such fee will be paid will be described in the prospectus supplement for the related series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of

                                       22

taxes, insurance and property protection expenses or otherwise. Any such
Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master
Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without such consent will be specified in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special
Servicer, if any, may modify, waive or amend the terms of any Specially Serviced
Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The
Special Servicer, if any, may extend the maturity date of such mortgage loan to a date not later than the date described in the related prospectus supplement.
The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to such additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special
Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made such other determination described in the related prospectus supplement.
Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

     The Agreement for each series will provide that the Master Servicer and the
Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the
Agreement by the Master Servicer or Special Servicer, as the case may be.

     In addition, the Agreement will provide that the Master Servicer and the
Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or
Special Servicer, as the case may be, has fulfilled its obligations under the
Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of the default,

                                       23

and, in the case of a series of certificates as to which a REMIC election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE

     The Agreement for each series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master
Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The
Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne by
Certificateholders in the manner described in the related prospectus supplement.

     Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special
Servicer has assumed the Special Servicer's obligations and duties under the
Agreement.

     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

     Events of default (each, an "Event of Default") with respect to the Master
Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

      (i) with respect to the Master Servicer, any failure by the Master
      Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to
      Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

      (ii) with respect to the Special Servicer, if any, any failure by the
      Special Servicer to remit to the Master Servicer for deposit in the
      Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

      (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special
      Servicer, as the case may be, duly to observe or perform

                                       24

      in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of such failure has been given to the applicable party;

      (iv) with respect to the Master Servicer or the Special Servicer, if any,
      the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

      (v) with respect to the Master Servicer or the Special Servicer, if any,
      the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

      (vi) with respect to the Master Servicer or the Special Servicer, if any,
      the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the
      case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as
the case may be, whereupon the Trustee or another successor Master Servicer or
Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                               CREDIT ENHANCEMENT

GENERAL

     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of such series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest thereon only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement,
Certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under such credit enhancement may be

                                       25

reduced and under which such credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such prospectus supplement. In addition, if the Certificateholders of such series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates
(the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the
Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of
Subordinate Certificates.

     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior
Certificates of such series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate
Certificates of such series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to
Holders of Senior Certificates and/or to Holders of Subordinate Certificates or
be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the
Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in such prospectus supplement (the "Letter of Credit
Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates

                                       26

(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of
Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement.
If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the
Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.

RESERVE FUNDS

     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of such series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in such amounts as will be specified in the related prospectus supplement.
Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the
Trustee.

     Moneys deposited in any reserve fund will be invested in Permitted
Investments at the direction of the Seller or such other person specified in the related prospectus supplement. Any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, such income or other gain may be payable to the Master
Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

                                       27

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                 SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to such series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the
Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                              YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which such certificates are purchased, the amount and timing of any delinquencies and losses incurred by such class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly
Balloon Payments) on the related mortgage loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, whereas delays in liquidations

                                       28

of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability
of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged
Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing
Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon
Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS-- Enforceability of Certain Provisions" in this prospectus.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease
(or increase) in the rate of principal payments.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments.

                                       29

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

     There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust
Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

     The mortgage loans (other than financial leases and Installment Contracts)
for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.
Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

     The mortgage loans for a series may also consist of Installment Contracts.
Under an Installment Contract the seller (referred to in this Section as the
"lender") retains legal title to the property and enters

                                       30

into an agreement with the purchaser (referred to in this Section as the
"borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the
Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

     The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this
Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be

                                       31

applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the

                                       32

mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

     Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist
(see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of
Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's

                                       33

debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related
Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the
Master Servicer or Special Servicer, if any. Under Code Section 856(e)(3),
property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs.
With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Code Section 856(e)(3) if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable
REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure

                                       34

sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation;
Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii)
may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

     It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an
"owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator,"
however, is a

                                       35

person "who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender
Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability
Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout"
steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender
Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise.
Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the
Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special
Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special
Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing
and Materials Guidelines) and/or historic recognized environmental conditions
(as defined in Guideline E1527-00 of the American Society for Testing and
Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental
Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special
Servicer, if any, will in fact insulate a given Trust Fund from liability for
Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states

                                       36

anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see
"--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust.
Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.
Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment
Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors.
The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged
Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such

                                       37

recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions
(including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the
Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

                                       38

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a
Trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" below.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition
(or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension of the lease, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the
Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.
Payments on long-term debt may be protected from recovery as preferences if they are payments in the

                                       39

ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective
Mortgaged

                                       40

Property, for example, would become property of the estate of such bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury
Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some mortgage loans do require such fees, such fees may not necessarily deter borrowers from prepaying their mortgage loans.

     Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the
"Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i)
originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such mortgage loan shall (or may at the mortgagee's option)
become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such mortgage loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such mortgage loan is included in the Trust
Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

                                       41

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default

     Some of the mortgage loans for a series will include a "debt acceleration"
clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an
Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon norification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the

                                       42

military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the
California Military Code. Application of the Relief Act or the California
Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

     Forfeitures in Drug and RICO Proceedings

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as
"interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the
Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial)
first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion as part of the Trust Fund unless (i) such mortgage loan provides for

                                       43

such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII").
Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15,
1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans for a series may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the

                                       44

mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a
"due-on-encumbrance" clause, which by its terms: (i) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or
(ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such mortgage loan is included in a given Trust Fund, the Master Servicer or, if such mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer
(or such other party as indicated in the Agreement), on behalf of such Trust
Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property
(e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i)
hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition,
Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must

                                       45

remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable."
In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), as well as regulations (the "REMIC Regulations") promulgated by the
U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder"
or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

     This discussion addresses certain material federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus and as a grantor trust under "--Federal Income Tax Consequences for Certificates as to which No REMIC
Election is Made" in this prospectus.

     The following discussion is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

                                       46

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the
Trust Fund as one or more REMICs within the meaning of Code Section 860D. A
Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i)
the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be
"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the REMIC
Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a
REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the
Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of
Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section
860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of
Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close

                                       47

of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the
REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if such mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

                                       48

     In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.
Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General

     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the
"Regular Certificateholder") as they accrue, and principal payments on a Regular
Certificate will be treated as a return of capital to the extent of the Regular
Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as income). Regular
Certificateholders must use the accrual method of accounting with regard to
Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     Original Issue Discount

     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of
Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final
Treasury regulations (the "OID Regulations") under Code Sections 1271 through

                                       49

1273 and 1275 and in part on the provisions of the 1986 Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the
Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price". The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution
Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular
Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such
Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated
interest. Where the interval between the issue date and the first Distribution
Date on a Regular Certificate is shorter than the interval between subsequent
Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The

                                       50

Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The
Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the
Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the
Trustee will treat the monthly period ending on the day before each Distribution
Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular
Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the
Prepayment Assumption. Other than as discussed below with respect to a Random
Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to such classes and either an increase or decrease in the daily portions of original issue discount with respect to such classes.

     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of such certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Random Lot
Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot
Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of such class
(or the remaining unpaid principal

                                       51

balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such class and by reducing the adjusted issue price of such class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of such class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method " below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that such a class may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as existing contingent rules, such

                                       52

regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest
Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the
OID Regulations (or the highest, lowest or average of two or more such variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, it is anticipated that the
Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such
Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or (iii) in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of

                                       53

disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated
redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated
redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986
Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate rather than as a separate deduction item. See "--Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant

                                       54

yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular
Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section
166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular
Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the
Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during

                                       55

the taxable year on account of a portion of any class or subclass of such
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all mortgage loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular
Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual
Certificateholders in proportion to their respective holdings of Residual
Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans
(reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC
Pool and realized losses on the mortgage loans. The requirement that Residual
Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular
Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions

                                       56

on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular
Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return. In addition, a Residual
Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the
Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual
Certificateholders described above under "--Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income
or

                                       57

(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Holders of Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See
"--Treatment of Certain Items of REMIC Income and Expense--Market Discount"
below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or
Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under
"--Taxation of Regular Certificates --Original Issue Discount" and "--Variable
Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates --Premium" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices
(or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool.
In a manner analogous to the discussion above under "--Taxation of Regular
Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to
September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of such premium pro rata among principal payments should

                                       58

be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a
Residual Certificate over the daily accruals for such quarterly period of (i)
120% of the long-term applicable Federal rate that would have applied to the
Residual Certificate (if it were a debt instrument) on the Startup Day under
Code Section 1274(d), multiplied by (ii) the adjusted issue price of such
Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual
Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual
Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to

                                       59

a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified
Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code
Section 860E(c). An exception to this tax, otherwise available to a Pass-Through
Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United
States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521)
that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii)
"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a
Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related
Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

                                       60

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under
"--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person and
(iv) the transfer satisfies one of the following two tests:

          (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

          (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under
"--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess

                                       61

inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United
States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under
"--Taxation of residual Certificates--Basis and Losses") of such Residual
Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that
Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Certificateholder's
Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual
Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any
REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the

                                       62

extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on
Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day

                                       63

period beginning on the date of the adoption of the plan of liquidation, the
REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual
Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that such itemized deductions, in the aggregate, do not exceed
2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC.
Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary
Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of
Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a
REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding
REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All such expenses will be allocable to the
Residual Certificates or as otherwise indicated in the prospectus supplement.

                                       64

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under
Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30%
withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

     Treasury regulations that were effective January 1, 2001 provide revised methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.
Treasury regulations provide that amounts distributed to Residual
Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust
Fund or segregated pool of assets in that Trust Fund (as to which a separate
REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income." If the
amounts paid to Residual Certificateholders who are Non-U.S. Persons are
effectively connected with the conduct of a trade or business within the United
States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code

                                       65

Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the
Trustee, its agent or the broker who effected the sale of the Regular
Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.
Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service
Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General

     In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund)
with respect to a series of Certificates that are not designated as "Stripped
Certificates", as described below, as a REMIC (Certificates of such a series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader,
Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i).

     Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its
Standard Certificate and will

                                       66

be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard
Certificateholder generally will be able to deduct its share of the Servicing
Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section
67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described below under "--Recharacterization of Servicing Fees" and "--Stripped Certificates,"
respectively.

     Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property"
       within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
       Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
       Code Section 856(c)(5)(B) to the extent that the assets of the related
       Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
       856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
       860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section
       860G(a)(3).

     Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Premium."

                                       67

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.
Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds".
Subject to the de minimis rule discussed below under "--Stripped Certificates,"
each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master
Servicer, or as including such portion as a

                                       68

second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates".

     The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
Certificates--Recharacterization of Servicing Fees" above) and (iii)
certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated

                                       69

to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.
Any such market discount would be reportable as described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates
--Market Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in such computation.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment. The application of such Code provisions to buy-down mortgage loans is uncertain. See
"--Standard Certificates--Tax Status" above.

                                       70

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates -- Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped
Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in such
Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     In light of the application of Code Section 1286, a beneficial owner of a
Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the Closing Date, will largely fail to reflect the accurate accruals of original issue discount for these securities.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the Internal Revenue Service. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the
Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of
Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is

                                       71

exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above.
It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original
Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such
Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such
Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or
(iii) a separate installment obligation for each mortgage loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such
Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or
Stripped Certificateholder at any time during such year, such information
(prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the
Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates such reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the
Trustee will also file such original issue discount information with the
Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a
Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income
Tax Consequences for REMIC Certificates--Reporting Requirements and Backup
Withholding" above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the

                                       72

responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on original issue discount recognized by the Standard
Certificateholder or Stripped Certificateholders on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                             REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "CERTAIN
MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state, local or foreign income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local or foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, local or foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local or foreign tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA
Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code
Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity

                                       73

needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Code Section 4975 prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction. Code Section 4975 and
Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Seller, the Master Servicer, the Special Servicer,
if any, the Trustee or certain affiliates of the Seller, Master Servicer,
Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan.
If so, the acquisition or holding of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to such assets, the Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or an affiliate of the
Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b)
has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute
"plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust
Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the
"Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest"
(such as a certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing
Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund.
However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA
(for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment therein, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, such plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund.
Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code

                                       74

to several underwriters of mortgage-backed securities (each, an "Underwriter's
Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility.

OTHER PLANS

     Certain plans, including "governmental plans" (as defined in Section 3(32)
of ERISA) and "church plans" (as defined in Section 3(33) of ERISA and provided that no election has been made under Code Section 410(d)), are not subject to the provisions of ERISA or Code Section 4975. However, such plans may be subject to materially similar provisions of applicable federal, state or local law. A fiduciary of any such plan should consult its advisors regarding the applicability of any such law and whether the fiduciary's ability to invest in a certificate on behalf of such plan would be limited.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under
Code Section 501(a), including most varieties of ERISA Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511-515 and
860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN MATERIAL FEDERAL INCOME
TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS
INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND
CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA
AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE
SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT
LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in
SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business

                                       75

entities including depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United
States or of any state including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and
"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities,"
for investment by national banks. The National Credit Union Administration (the
"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

                                       76

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the
Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS
effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998
Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational
(transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     ACCORDINGLY, ALL INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL
INVESTMENT LAWS AND REGULATIONS, REGULATORY CAPITAL REQUIREMENTS OR REVIEW BY
REGULATORY AUTHORITIES SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN
DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL
INVESTMENTS FOR THEM OR ARE SUBJECT TO INVESTMENT, CAPITAL, OR OTHER
RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY
JURISDICTION RELEVANT TO THAT INVESTOR.

THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC
and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Section Section
225.61-225.67), national banks (12 C.F.R. Section Section 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12
C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively.
The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered hereby, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA
Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA
Appraisal was not required, an appraisal that

                                       77

conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, such information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular series of certificates.

                              PLAN OF DISTRIBUTION

     The certificates offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below.
The prospectus supplement with respect to each such series of certificates will describe the method of offering of such series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

     The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

          2. By placements by the Seller with investors through dealers; and

          3. By direct placements by the Seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all such certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests in those mortgage loans, including the certificates.

     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, such classes directly, through one or more underwriters to be designated at the time of the offering of such certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to such certificates and the members of

                                       78

the underwriting syndicate, if any, will be named in such prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.
The underwriters and dealers participating in such selling Certificateholder's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to such series.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, the Seller, any affiliate of the Seller or any other person or persons specified in the prospectus supplement may purchase some or all of such certificates from the underwriter or underwriters or such other person or persons specified in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of such certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such certificates, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a

                                       79

part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this prospectus
(not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New
York, New York 10004 (phone: 212/902-1000).

     This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our
Registration Statement. For further information, please see our Registration
Statement and the accompanying exhibits which we have filed with the Commission.
This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the
Commission can be read and copied at the Public Reference Room maintained by the
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling
1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC Level, New York, New York 10004
(phone: 212/902-1171), Attention: Prospectus Department.

                                  LEGAL MATTERS

     The validity of the certificates offered hereby and certain federal income tax matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft
LLP or by other counsel identified in the related prospectus supplement.

                                       80

                             INDEX OF DEFINED TERMS

                                                  PAGE
                                               -------
1986 Act ...................................       49
1998 Policy Statement ......................       77
ADA ........................................       45
Advances ...................................       22
Agreement ..................................        8
Appraisal Regulations ......................       77
Balloon Payments ...........................       29
Bankruptcy Code ............................       33
beneficial owner ...........................        9
CERCLA .....................................       35
Certificateholders .........................       10
Closing Date ...............................       16
Code .......................................       46
Code Plans .................................       73
Collection Account .........................       11
Commission .................................       14
Cut-Off Date ...............................       11
Defective Mortgage Loans ...................       18
Department .................................       74
Depository .................................        6
Disqualified Organization ..................       60
Distribution Account .......................       11
Distribution Date ..........................       10
EDGAR ......................................       14
Environmental Condition ....................       35
ERISA ......................................       73
ERISA Plans ................................       73
Event of Default ...........................       24
Exchange Act ...............................       14
FDIC .......................................       77
Federal Reserve Board ......................       77
Financial Intermediary .....................        9
FIRREA .....................................       77
FIRREA Appraisal ...........................       77
Form 8-K ...................................       16
Funding Note ...............................        9
Garn-St Germain Act ........................       41
Holders ....................................       10
Installment Contracts ......................       15
Insurance Proceeds .........................       11
Lender Liability Act .......................       36
Letter of Credit Bank ......................       26
Letter of Credit Percentage ................       27
Liquidation Proceeds .......................       11
Master Servicer ............................       19
Master Servicer Remittance Date ............       12
Mortgage Loan File .........................       17
Mortgage Loan Schedule .....................       17
Mortgaged Property .........................       15
Mortgages ..................................       15

                                                 PAGE
                                               -------
NCUA .......................................   44, 76
Non-SMMEA Certificates .....................       75
OCC ........................................       76
OID Regulations ............................       49
Operating Advisor ..........................       20
OTS ........................................       76
Pass-Through Entity ........................       60
Permitted Investments ......................       13
Plans ......................................       73
Prepayment Assumption ......................       51
Prepayment Premium .........................       12
Property Protection Expenses ...............       12
Random Lot Certificates ....................       50
Rating Agency ..............................        8
Regular Certificateholder ..................       49
Regular Certificates .......................       47
Regulations ................................       74
REMIC Certificates .........................       47
REMIC Pool .................................       47
REMIC Regulations ..........................       46
REO Account ................................       12
REO Property ...............................       11
Repurchase Price ...........................       18
Residual Certificateholders ................       56
Residual Certificates ......................       47
Responsible Party ..........................       18
Securities Act .............................        7
Seller .....................................        7
Senior Certificates ........................       26
Service ....................................       48
Servicing Fee ..............................       22
Simple Interest Loans ......................       15
SMMEA ......................................       75
Special Servicer ...........................       19
Specially Serviced Mortgage Loans ..........       19
Standard Certificateholder .................       66
Standard Certificates ......................       66
Startup Day ................................       48
Stripped Certificateholder .................       71
Stripped Certificates ......................   66, 69
Subordinate Certificates ...................       26
Substitute Mortgage Loans ..................       18
Title V ....................................       43
Title VIII .................................       44
Treasury ...................................       46
Trust Fund .................................        8
Trustee ....................................       14
Underwriter's Exemption ....................       75
U.S. Person ................................       62

                                       81

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     GS MORTGAGE SECURITIES CORPORATION II
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-GG4

                   SUBJECT TO COMPLETION, DATED MAY 31, 2005
                     GS MORTGAGE SECURITIES CORPORATION II

                               Commercial Mortgage
                            Pass-Through Certificates
                                 Series 2005-GG4

                                  GSMS05GG4.xls
                         (Microsoft Excel, Version 5.0)

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS05GG4.xls". It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B and Annex C to the prospectus supplement.
Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B and Annex C to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.
----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------

       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                          --------------------------

                             PROSPECTUS SUPPLEMENT

                                                      PAGE
                                                     ------

Yield, Prepayment and Maturity

Annex C-1--Certain Characteristics of the
   Mortgage Loans ................................    C-1-1
Annex C-2--Class A-AB Planned Principal
   Balance Schedule ..............................    C-2-1
Annex C-3-- Homewood Suites-Lansdale
   Amortization Schedule .........................    C-3-1
Annex C-4-- Hampton Inn-Plymouth Meeting
   Amortization Schedule .........................    C-4-1
Annex C-5-- Hampton Inn-Philadelphia
   Airport Amortization Schedule .................    C-5-1
Annex C-6--Pulte Building Amortization
   Schedule ......................................    C-6-1
Annex D--Structural and Collateral Term
   Sheet .........................................      D-1

                             PROSPECTUS

Certain Legal Aspects of the Mortgage
   Loans .........................................       30
Certain Material Federal Income Tax

Incorporation of Certain Information by

       UNTIL SEPTEMBER   , 2005, ALL DEALERS EFFECTING TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER
AND WITH RESPECT TO AN UNSOLD ALLOTMENT OR SUBSCRIPTION.

                                 $3,733,015,000
                                 (APPROXIMATE)

                                  GS MORTGAGE
                           SECURITIES CORPORATION II
                                 (AS DEPOSITOR)

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                SERIES 2005-GG4

Class A-1 Certificates ...........   $  200,000,000
Class A-2 Certificates ...........   $  485,183,000
Class A-3 Certificates ...........   $  320,238,000
Class A-AB Certificates ..........   $  247,434,000
Class A-4 Certificates ...........   $1,962,662,000
Class A-J Certificates ...........   $  301,455,000
Class B Certificates .............   $   65,316,000
Class C Certificates .............   $   35,169,000
Class D Certificates .............   $   75,364,000
Class E Certificates .............   $   40,194,000

        --------------------------------------------------------------

                            PROSPECTUS SUPPLEMENT

        --------------------------------------------------------------

                              RBS GREENWICH CAPITAL
                      [RBS GREENWICH CAPITAL LOGO OMITTED]

                              GOLDMAN, SACHS & CO.

                           BEAR, STEARNS & CO. INC.
                           CREDIT SUISSE FIRST BOSTON
                                 MORGAN STANLEY
                              WACHOVIA SECURITIES

                                 JUNE   , 2005

--------------------------------------------------------------------------------